PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 28, 2006)

                                  $869,850,100
                                  (Approximate)

                                   CWABS, INC.
                                    DEPOSITOR

                     [COUNTRYWIDE HOME LOANS LOGO OMITTED]
                               SPONSOR AND SELLER

                      COUNTRYWIDE HOME LOANS SERVICING LP
                                MASTER SERVICER

                 CWABS ASSET-BACKED CERTIFICATES TRUST 2006-19
                                 ISSUING ENTITY

                   ASSET-BACKED CERTIFICATES, SERIES 2006-19
       Distributions are payable on the 25th day of each month, beginning in October 2006

                                  ------------

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this prospectus supplement and the accompanying prospectus:

-------------------------------------------------------------------------------
              ORIGINAL
            CERTIFICATE
             PRINCIPAL        PRICE TO     UNDERWRITING   PROCEEDS TO
CLASS        BALANCE(1)        PUBLIC        DISCOUNT     DEPOSITOR(2)
-------------------------------------------------------------------------------

  1-A      $259,807,000       100.00000%      0.05208%      99.94792%
-------------------------------------------------------------------------------
  2-A-1    $186,459,000       100.00000%      0.05208%      99.94792%
-------------------------------------------------------------------------------
  2-A-2    $182,247,000       100.00000%      0.10417%      99.89583%
-------------------------------------------------------------------------------
  2-A-3    $ 42,437,000       100.00000%      0.15625%      99.84375%
-------------------------------------------------------------------------------
  M-1      $ 53,550,000       100.00000%      0.20833%      99.79167%
-------------------------------------------------------------------------------
  M-2      $ 44,550,000       100.00000%      0.41667%      99.58333%
-------------------------------------------------------------------------------
  M-3      $ 17,100,000       100.00000%      0.58333%      99.41667%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
           ORIGINAL
          CERTIFICATE
           PRINCIPAL        PRICE TO      UNDERWRITING     PROCEEDS TO
CLASS     BALANCE(1)         PUBLIC         DISCOUNT      DEPOSITOR(2)
-------------------------------------------------------------------------------
  M-4    $19,800,000       100.00000%       0.75000%        99.25000%
-------------------------------------------------------------------------------
  M-5    $17,550,000       100.00000%       1.04167%        98.95833%
-------------------------------------------------------------------------------
  M-6    $12,600,000       100.00000%       1.25000%        98.75000%
-------------------------------------------------------------------------------
  M-7    $13,500,000       100.00000%       1.46667%        98.53333%
-------------------------------------------------------------------------------
  M-8    $ 8,550,000        98.75121%       1.66667%        97.08454%
-------------------------------------------------------------------------------
  M-9    $11,700,000       100.00000%       1.88333%        98.11667%
-------------------------------------------------------------------------------
  A-R    $       100              (3)            (3)              (3)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-16 IN THIS PROSPECTUS
SUPPLEMENT AND ON PAGE 2 IN THE PROSPECTUS.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans,
Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
-------------------------------------------------------------------------------

(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)  Before deducting expenses payable by the Depositor estimated to be approximately $779,431 in the aggregate.

(3)  The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans. See " Method of
     Distribution this prospectus supplement.

The classes of certificates offered by this prospectus supplement are listed, together with their interest rates and the methods of calculating them, in the tables under "Summary -- Description of the on pages S-4 and S-5 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed above and not to the other classes of certificates that will be issued by the issuing entity.

The certificates represent interests in a pool of adjustable rate and fixed rate, credit-blemished mortgage loans that are secured by first liens on one- to four-family residential properties, as described in this prospectus supplement.

Credit enhancement for the certificates consists of:

o    Overcollateralization,

o    Excess Interest and

o    Subordination.

The credit enhancement for each class of certificates varies. Not all credit enhancement is available for every class. The credit enhancement for the certificates is described in more detail in this prospectus supplement.

The senior and subordinate certificates (other than the Class A-R Certificates)
also will have the benefit of an interest rate swap contract.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

COUNTRYWIDE SECURITIES CORPORATION

                                                        BEAR, STEARNS & CO. INC.
September 28, 2006

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                                                      PAGE
----------------------------------------------------------------------     ----

   Adjustment to Master Servicing Fee in Connection With Certain

   Certain Matters Regarding the Master Servicer, the Depositor, the

   Rights of the NIM Insurer Under the Pooling and

   Taxation of the REMIC Regular Interest Components of the Regular
      Certificates ...................................................    S-111
   Taxation of the Net Rate Carryover Components of the Regular

Annex I--Global Clearance, Settlement and Tax Documentation
   Procedures ........................................................      I-1

                                        i

PROSPECTUS SUPPLEMENT                                                      PAGE
----------------------------------------------------------------------     ----
Important Notice About Information in This Prospectus and Each

                                       ii

--------------------------------------------------------------------------------

                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT
CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER WHEN MAKING YOUR
INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE
CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS
CAREFULLY.

WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW
PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ
CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND
OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
BEFORE MAKING ANY INVESTMENT DECISION.

ISSUING ENTITY

CWABS Asset-Backed Certificates Trust 2006-19, a common law trust formed under the laws of the State of New York.

See "The Issuing Entity" in this prospectus supplement.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

See "The Depositor" in the prospectus.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

See "Servicing of the Mortgage Loans -- Countrywide Home Loans" in this prospectus supplement.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

See "Servicing of the Mortgage Loans -- Countrywide Home Loans Servicing LP" in
this prospectus supplement.

TRUSTEE

The Bank of New York, a New York banking corporation.

See "Description of the Certificates -- The Trustee" in this prospectus supplement.

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this prospectus supplement as the "NIM Insurer". The references to the NIM Insurer in this prospectus supplement apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

See "Risk Factors--Rights of the NIM Insurer Limit Your Control and NIM Insurer
Actions May Negatively Affect You" in this prospectus supplement.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

Initial Mortgage Loans:

For any initial mortgage loan, the later of September 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that

--------------------------------------------------------------------------------

                                       S-1

--------------------------------------------------------------------------------

subsequent mortgage loan (referred to as the subsequent cut-off date).

CLOSING DATE

On or about September 29, 2006.

PRE-FUNDING

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x)
the date the amount in the pre-funding account is less than $175,000 and (y)
November 9, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this prospectus supplement.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the December 2006 distribution date, Countrywide
Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

See "The Mortgage Pool -- Pre-Funding" in this prospectus supplement.

THE MORTGAGE LOANS

The mortgage pool will consist of fixed and adjustable rate, credit-blemished mortgage loans that are secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a "loan group". Loan group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed and adjustable rate mortgage loans.

See "The Mortgage Pool" in this prospectus supplement.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this prospectus supplement relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of September
1, 2006, which is the statistical calculation date. The aggregate stated
principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $649,517,900.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance                                 $253,204,049
Weighted Average Mortgage Rate                                            8.781%

--------------------------------------------------------------------------------

                                       S-2

--------------------------------------------------------------------------------

Range of Mortgage Rates                                        5.500% to 14.400%
Average Current Principal Balance                                       $152,533
Range of Current Principal Balances                           $7,200 to $500,000
Weighted Average Original Loan-to-Value Ratio                             79.31%
Weighted Average Original Term to Maturity                            384 months
Weighted Average Credit Bureau Risk Score                             582 points
Weighted Average Remaining Term to Stated Maturity                    383 months
Weighted Average Gross Margin*                                            6.811%
Weighted Average Maximum Mortgage Rate*                                  15.195%
Weighted Average Minimum Mortgage Rate*                                   8.332%
Percentage Originated under Full Doc Program                              60.37%
Geographic Concentrations in excess of 10%:
   California                                                             15.96%
   Florida                                                                14.63%

----------
*    Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance                                 $396,313,851
Weighted Average Mortgage Rate                                            8.785%
Range of Mortgage Rates                                        5.125% to 13.250%
Average Current Principal Balance                                       $199,554
Range of Current Principal Balances                           $7,421 to $920,000
Weighted Average Original Loan-to-Value Ratio                             81.05%
Weighted Average Original Term to Maturity                            382 months
Weighted Average Credit Bureau Risk Score                             608 points
Weighted Average Remaining Term to Stated Maturity                    380 months
Weighted Average Gross Margin*                                            7.004%
Weighted Average Maximum Mortgage Rate*                                  15.600%
Weighted Average Minimum Mortgage Rate*                                   8.701%
Percentage Originated under Full Doc Program                              46.11%
Geographic Concentrations in excess of 10%:
   California                                                             26.31%
   Florida                                                                14.63%

----------
*Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this prospectus supplement.

The following characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than the permitted variance shown in the following table:

                                                   PERMITTED
               CHARACTERISTIC                  VARIANCE/MAXIMUM
--------------------------------------------   ----------------
Weighted Average Mortgage Rate                     +/-0.10%
Weighted Average Original
   Loan-to-Value Ratio                             +/-3.00%
Weighted Average Credit Bureau Risk Score         +/-5 points
Percentage Originated under Full Doc Program       +/-3.00%
Weighted Average Gross Margin of Adjustable
   Rate Mortgage Loans                             +/-0.10%
Maximum California Concentration                    50.00%

--------------------------------------------------------------------------------

                                       S-3

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DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                                       ORIGINAL                                        LAST SCHEDULED      INITIAL       INITIAL
                                 CERTIFICATE PRINCIPAL                                  DISTRIBUTION        RATING       RATING
             CLASS                    BALANCE (1)                    TYPE                  DATE (2)     (MOODY'S) (3)   (S&P) (3)
------------------------------   ---------------------   ---------------------------   --------------   -------------   ---------

OFFERED CERTIFICATES
1-A...........................       $ 259,807,000         Senior/Adjustable Rate         June 2034         Aaa            AAA
2-A-1.........................       $ 186,459,000         Senior/Adjustable Rate       February 2028       Aaa            AAA
2-A-2.........................       $ 182,247,000         Senior/Adjustable Rate        March 2033         Aaa            AAA
2-A-3.........................       $  42,437,000         Senior/Adjustable Rate         June 2034         Aaa            AAA
M-1...........................       $  53,550,000       Subordinate/Adjustable Rate     April 2035         Aa1            AA+
M-2...........................       $  44,550,000       Subordinate/Adjustable Rate    January 2036        Aa2             AA
M-3...........................       $  17,100,000       Subordinate/Adjustable Rate     March 2036         Aa3            AA-
M-4...........................       $  19,800,000       Subordinate/Adjustable Rate      June 2036          A1             A+
M-5...........................       $  17,550,000       Subordinate/Adjustable Rate     August 2036         A2             A
M-6...........................       $  12,600,000       Subordinate/Adjustable Rate    November 2036        A3             A-
M-7...........................       $  13,500,000       Subordinate/Adjustable Rate    December 2036       Baa1           BBB+
M-8...........................       $   8,550,000       Subordinate/Adjustable Rate     March 2037         Baa2           BBB
M-9...........................       $  11,700,000       Subordinate/Adjustable Rate     March 2037         Baa3           BBB-
A-R...........................       $         100          Senior/REMIC Residual       October 2006         Aaa           AAA
NON-OFFERED CERTIFICATES (4)
B.............................          13,050,000       Subordinate/Adjustable Rate     March 2037          Ba1           BB+
P.............................       $         100           Prepayment Charges              N/A             N/R           N/R
C.............................                 N/A                Residual                   N/A             N/R           N/R

----------
(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)  Each date was determined as described under "Yield, Prepayment and Maturity
     Considerations" in this prospectus supplement.

(3)  The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and
     Standard & Poor's Ratings Services, a division of The McGraw-Hill
     Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See "Ratings" in this prospectus supplement.

(4)  The Class B, Class P and Class C Certificates are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

--------------------------------------------------------------------------------

                                       S-4

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The certificates will also have the following characteristics:

                                                 PASS-THROUGH RATE   PASS-THROUGH RATE
                                                   ON OR BEFORE             AFTER
                                 RELATED LOAN        OPTIONAL              OPTIONAL                              INTEREST ACCRUAL
             CLASS                  GROUP        TERMINATION DATE     TERMINATION DATE    DELAY/ACCRUAL PERIOD      CONVENTION
------------------------------   ------------   ------------------   ------------------   --------------------   ----------------

OFFERED CERTIFICATES
1-A...........................         1        LIBOR + 0.140% (1)   LIBOR + 0.280% (1)            (2)            Actual/360 (3)
2-A-1.........................         2        LIBOR + 0.060% (1)   LIBOR + 0.120% (1)            (2)            Actual/360 (3)
2-A-2.........................         2        LIBOR + 0.160% (1)   LIBOR + 0.320% (1)            (2)            Actual/360 (3)
2-A-3.........................         2        LIBOR + 0.250% (1)   LIBOR + 0.500% (1)            (2)            Actual/360 (3)
M-1...........................      1 and 2     LIBOR + 0.330% (1)   LIBOR + 0.495% (1)            (2)            Actual/360 (3)
M-2...........................      1 and 2     LIBOR + 0.340% (1)   LIBOR + 0.510% (1)            (2)            Actual/360 (3)
M-3...........................      1 and 2     LIBOR + 0.350% (1)   LIBOR + 0.525% (1)            (2)            Actual/360 (3)
M-4...........................      1 and 2     LIBOR + 0.400% (1)   LIBOR + 0.600% (1)            (2)            Actual/360 (3)
M-5...........................      1 and 2     LIBOR + 0.420% (1)   LIBOR + 0.630% (1)            (2)            Actual/360 (3)
M-6...........................      1 and 2     LIBOR + 0.500% (1)   LIBOR + 0.750% (1)            (2)            Actual/360 (3)
M-7...........................      1 and 2     LIBOR + 0.900% (1)   LIBOR + 1.350% (1)            (2)            Actual/360 (3)
M-8...........................      1 and 2     LIBOR + 1.200% (1)   LIBOR + 1.800% (1)            (2)            Actual/360 (3)
M-9...........................      1 and 2     LIBOR + 2.500% (1)   LIBOR + 3.750% (1)            (2)            Actual/360 (3)
A-R...........................      1 and 2            (4)                  (4)                    N/A                  N/A
NON-OFFERED CERTIFICATES
B.............................      1 and 2     LIBOR + 2.700% (1)   LIBOR + 4.050% (1)            (2)            Actual/360 (3)
P.............................      1 and 2            N/A                  N/A                    N/A                  N/A
C.............................      1 and 2            N/A                  N/A                    N/A                  N/A

----------
(1)  The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this prospectus supplement under "Description of the
     Certificates -- Distributions -- Distributions of Interest". LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this prospectus supplement under "Description of the Certificates --
     Calculation of One-Month LIBOR".

(2)  The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)  Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)  The Class A-R Certificates will not accrue any interest.

See "Description of the Certificates" in this prospectus supplement.

--------------------------------------------------------------------------------

                                       S-5

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DESIGNATIONS

        DESIGNATION                            CLASS OF CERTIFICATES
------------------------------   -----------------------------------------------
Class A                          Class 1-A and Class 2-A Certificates.
   Certificates:

Class 2-A                        Class 2-A-1, Class 2-A-2 and
   Certificates:                 Class 2-A-3 Certificates.

Senior                           Class A and Class A-R Certificates.
   Certificates:

Class M                          Class M-1, Class M-2, Class M-3, Class M-4,
   Certificates:                 Class M-5, Class M-6, Class M-7, Class M-8 and
                                 Class M-9 Certificates.

Subordinate                      Class M and Class B Certificates.
   Certificates:

Adjustable Rate                  Class A Certificates and Subordinate
   Certificates or               Certificates.
   Swap Certificates:

Offered                          Class 1-A, Class 2-A-1, Class 2-A-2, Class
   Certificates:                 2-A-3, Class M-1, Class M-2, Class M-3, Class
                                 M-4, Class M-5, Class M-6, Class M-7, Class
                                 M-8, Class M-9 and Class A-R Certificates.

RECORD DATE

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$20,000 and multiples of $1 in excess thereof, except that the Class A-R
Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

REGISTRATION OF CERTIFICATES

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or
Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See "Description of the Certificates -- Book-Entry Certificates" and "--
Restrictions on Transfer of the Class A-R Certificates" in this prospectus supplement.

DISTRIBUTION DATES

Beginning on October 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o    the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o    any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount
(which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this prospectus supplement.

There are certain circumstances that could reduce the amount of interest paid to you.

See "Description of the Certificates -- Distributions -- Distributions of
Interest" in this prospectus supplement.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates

--------------------------------------------------------------------------------

                                       S-6

--------------------------------------------------------------------------------

only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

See "Description of the Certificates -- Distributions -- Distributions of
Principal" in this prospectus supplement.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

o    scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

o    interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

o    interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

o    liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

o    the amount, if any, of the seller interest shortfall payment paid by
     Countrywide Home Loans, Inc. on any distribution date on or prior to the
     December 2006 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o    scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

o    prepayments collected in the applicable period;

o    the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

o    the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

o    liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

o    excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under "Description of the
     Certificates -- Overcollateralization Provisions" in this prospectus supplement; and

o    the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o    the master servicing fee and additional servicing compensation (as described in this prospectus supplement under "Description of the
     Certificates -- Withdrawals from the Collection Account" and "--Withdrawals from the Distribution Account") due to the master servicer;

o    the pro rata portion of the trustee fee due to the trustee;

o    amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

o    all prepayment charges (which are distributable only to the Class P
     Certificates);

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                                       S-7

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o    all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed; and

o    the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount that could have been distributed to the certificateholders.

FINAL MATURITY RESERVE FUND

On each distribution date beginning on the distribution date in October 2016 and ending on the final maturity reserve funding date, if the aggregate stated
principal balance of the mortgage loans having an original term to maturity of
40 years as of the first day of the related due period is greater than the
40-year target for such distribution date, an amount equal to the lesser of (a)
the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in September 2036, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as described in this prospectus supplement. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

See "Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution
Date" and "Description of the Certificates--Final Maturity Reserve Fund" in this prospectus supplement.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum
(referred to as the servicing fee rate).

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges
(excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

See "Servicing of the Mortgage Loans -- Servicing Compensation and Payment of
Expenses," "Description of the Certificates -- Withdrawals from the Certificate
Account" and "-- Withdrawals from the Distribution Account" in this prospectus supplement.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF INTEREST

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

o    from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the required final maturity deposit,

o    from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

o    from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

o    from loan group 2 interest funds, concurrently, to each class of Class 2-A
     Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

o    from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

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                                       S-8

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o    from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
     Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in
     that order, current interest for each class; and

o    from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL

General

The manner of distributing principal among the classes of certificates will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinate certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the Certificates --
Distributions -- Distributions of Principal" in this prospectus supplement.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

o    the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

o    the later of:

     o    the October 2009 distribution date; and

     o    the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 49.10% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

o    concurrently,

     (1)  from the loan group 1 principal distribution amount, in the following order of priority:

          (i)  to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

          (ii) to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as
               described in clause (2)(i) of this bullet point), to be allocated among such classes of certificates in the amounts and order of priority described below, until their certificate principal balances are reduced to zero; and

     (2)  from the loan group 2 principal distribution amount, in the following order of priority:

          (i)  to the classes of Class 2-A Certificates in the amounts and order of priority described below, until their certificate principal balances are reduced to zero; and

          (ii) to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

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                                       S-9

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o    from the remaining principal distribution amount from both loan groups, sequentially,

     (1)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class
          M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
          Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

     (2)  as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

o    in an amount up to the Class A principal distribution target amount, pro rata based on the related Class A principal distribution allocation amount for the Class 1-A and Class 2-A Certificates, concurrently:

     (1)  to the Class 1-A Certificates, up to the Class 1-A principal distribution amount, until their certificate principal balance is reduced to zero; and

     (2)  to the classes of Class 2-A Certificates, up to the Class 2-A principal distribution amount, to be allocated among the classes of certificates in the amounts and order of priority described below, until their certificate principal balances are reduced to zero;

     provided, however, that if (a) the certificate principal balance of the
     Class 1-A Certificates and/or (b) the aggregate certificate principal balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A principal distribution target amount will be distributed to the remaining class(es) of senior certificates after distributions pursuant to clauses (1) and (2) above (and, in the case of the Class 2-A Certificates, in the amounts and order of priority described below), until the certificate principal balance(s) thereof is/are reduced to zero;

o    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
     Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in
     that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

o    as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A
Certificates in respect of principal will be distributed, sequentially, to the
Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until their certificate principal balances are reduced to zero.

EXCESS CASHFLOW

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

o    to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

o    concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

o    sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

o    to each class of Class A and subordinate certificates, pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

o    to the carryover reserve fund, the required carryover reserve fund deposit;

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                                      S-10

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o    if the final maturity OC trigger is in effect, sequentially, in the following order of priority: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, in each case until their certificate principal balance is reduced to zero;
     provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding Class 1-A
     Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and
     (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class
     M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates,
     in that order, in each case until their certificate principal balance is reduced to zero;

o    to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

o    to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

See "Description of the Certificates -- Overcollateralization Provisions" in
this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

"Overcollateralization" refers to the amount by which the aggregate stated
principal balance of the mortgage loans and any remaining related pre-funded amount, exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated
principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $17,100,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans.
The required level of overcollateralization may change over time.

See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as "excess interest" and will be distributed as part of the excess cashflow as described under "--Excess Cashflow" above.

See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

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                                      S-11

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The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M
Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B
Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this prospectus supplement under "Description of the
Certificates--Applied Realized Loss Amounts".

THE SWAP CONTRACT

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.25% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the number of days in the related calculation period (calculated on the basis of a
360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

See "Description of the Certificates -- The Swap Contract" in this prospectus supplement.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

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                                      S-12

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See "Servicing of the Mortgage Loans -- Advances" in this prospectus supplement.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower. See "Servicing of the Mortgage Loans - Certain Modifications and
Refinancings" in this prospectus supplement.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

See "The Mortgage Pool -- Assignment of the Mortgage Loans" and "Description of
the Certificates -- Optional Purchase of Defaulted Loans" in this prospectus supplement and "Loan Program -- Representations by Sellers; Repurchases" in the
prospectus.

OPTIONAL TERMINATION

The largest percentage holder of the Class C Certificates will have the right to direct the master servicer to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process will be repeated every other month until a successful auction is conducted, unless the largest percentage holder of the Class C Certificates directs the trustee to conduct such auction less frequently. In addition, if the first auction is unsuccessful, or if the largest percentage holder of the Class C Certificates does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM
Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

See "Description of the Certificates -- Optional Termination" in this prospectus supplement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying
REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates
(other than the Class A-R Certificates) will represent beneficial ownership of
"regular interests" in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984.

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                                      S-13

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See "Legal Investment" in the prospectus.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

--------------------------------------------------------------------------------

                                      S-14

                         SUMMARY OF TRANSACTION PARTIES

                          ----------------------------

                               SPONSOR AND SELLER
                          Countrywide Home Loans, Inc.

                          ----------------------------
                         /             |            /|\      -----------------------
                        /              |              \
                       /               |               \       SWAP COUNTERPARTY
                      /                |                \       Lehman Brothers
                     /                 |                 \  Special Financing Inc.
           Mortgage /                  |                  \
             Loans /                   |                   \-----------------------
                  /                    |                    \         /|\
                 /            Mortgage |          Swap       \         | Swap
                /              Loans   |          Payments    \        | Payments
               /                       |                       \      \|/
             \|/                      \|/                   --------------------
------------------------ Mortgage -----------
                         Loans                                  SWAP CONTRACT
      OTHER SELLERS      -------> DEPOSITOR                    ADMINISTRATOR
Special Purpose Entities          CWABS, Inc.               The Bank of New York

------------------------          -----------               --------------------
                                        |                            /|\
                                        |                             |
                                        |                             |
                                        |                             |
                                Mortgage|                             |   Swap
                                Loans   |                             | Payments
                                        |                             |
                                        |                             |
                                        |                             |
                                       \|/                           \|/
--------------------             --------------------           -----------------

                                   ISSUING ENTITY
MASTER SERVICER AND   Mortgage   CWABS Asset-Backed
     SERVICER         Loan       Certificates Trust   Swap
 Countrywide Home     Servicing       2006-19         Payments   SWAP TRUST
Loans Servicing LP   ----------->                     --------->
                                       TRUSTEE
                                The Bank of New York

-------------------             --------------------            ----------------
                                   \                \                 |
                                    \                \                |
                                     \                \               | Swap
                                      \                \              | Payments
                                       \                \             |
                                        \                \            |
                                         \                \           |
                                          \              \|/         \|/
                                           \                  ------------------
                                            \
                                             \ Distributions  CERTIFICATEHOLDERS
                                              \
                                               \              ------------------
                                                \            /|\
                             Deposits to Final   \           /
                             Maturity Reserve     \         /  Payments from
                             Fund                  \       /   Final Maturity
                                                  \|/     /    Reserve Fund
                                            --------------

                                            FINAL MATURITY
                                             RESERVE FUND

                                            --------------

                                      S-15

                                  RISK FACTORS

THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES
CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE
CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER
"RISK FACTORS" IN THE PROSPECTUS.

THE CERTIFICATES ARE BACKED BY
MORTGAGE LOANS THAT WILL
EXPERIENCE HIGHER RATES OF
DELINQUENCY AND LOSS THAN
MORTGAGE LOANS UNDERWRITTEN TO
MORE TRADITIONAL STANDARDS....   Countrywide Home Loans, Inc.'s credit-blemished
                                 mortgage loan underwriting standards are more
                                 flexible than the standards generally used by
                                 banks for borrowers with non-blemished credit
                                 histories with regard to the borrower's credit
                                 standing and repayment ability. Borrowers who
                                 qualify generally have impaired credit
                                 histories, which may include a record of major
                                 derogatory credit items such as outstanding
                                 judgments or prior bankruptcies. On a case by
                                 case basis, Countrywide Home Loans, Inc. may
                                 determine that, based upon compensating
                                 factors, a prospective borrower not strictly
                                 qualifying under its applicable underwriting
                                 risk category guidelines warrants an
                                 underwriting exception. It is expected that a
                                 significant number of the mortgage loans will
                                 have been originated based on underwriting
                                 exceptions of these types. As a result of
                                 Countrywide Home Loans, Inc.'s underwriting
                                 standards, including the origination of
                                 mortgage loans based on underwriting
                                 exceptions, the mortgage loans in the mortgage
                                 pool are likely to experience rates of
                                 delinquency, foreclosure and bankruptcy that
                                 are higher, and that may be substantially
                                 higher, than those experienced by mortgage
                                 loans underwritten in a more traditional
                                 manner.

HIGH OR INCREASING
LOAN-TO-VALUE RATIO MAY IMPACT
MORTGAGE LOAN LOSS AND
DELINQUENCY RATES MORE THAN
LOANS ORIGINATED UNDER MORE
TRADITIONAL STANDARDS.........   Countrywide Home Loans, Inc.'s underwriting
                                 standards for first lien mortgage loans do not
                                 prohibit a borrower from obtaining, at the time
                                 of origination of the first lien mortgage loan,
                                 additional financing which is subordinate to
                                 that first lien mortgage loan. This subordinate
                                 financing is not reflected in the loan-to-value
                                 ratio set forth in this prospectus supplement.
                                 High-loan-to-value ratios may make it more
                                 difficult for a borrower to make payments under
                                 the related mortgage loans. Additionally,
                                 values of mortgaged properties may decrease
                                 from the time that the mortgage loan is
                                 originated, resulting in a higher loan to value
                                 ratio. A decrease in value of the mortgaged
                                 property may limit the borrower's ability to
                                 refinance the mortgage loan which in turn, may
                                 lead to a default on the mortgage loan.
                                 Additionally, in either case, the high
                                 loan-to-value ratio may have a greater effect
                                 on the delinquency, foreclosure, bankruptcy and
                                 loss experience of the mortgage loans in the
                                 mortgage pool than on mortgage loans originated
                                 in a more traditional manner. We cannot assure
                                 you that the values of the related mortgaged
                                 properties have remained or will remain at the
                                 levels in effect on the dates of origination of
                                 the related mortgage loans.

                                      S-16

SUBORDINATE CERTIFICATES HAVE
A GREATER RISK OF LOSS BECAUSE
OF THE SUBORDINATION FEATURES;
CREDIT ENHANCEMENT MAY NOT BE
SUFFICIENT TO PROTECT SENIOR
CERTIFICATES FROM LOSSES......   When certain classes of certificates provide
                                 credit enhancement for other classes of
                                 certificates this is sometimes referred to as
                                 "subordination". The subordination feature is
                                 intended to enhance the likelihood that senior
                                 certificateholders will receive regular
                                 payments of interest and principal. For
                                 purposes of this prospectus supplement,
                                 "related subordinate classes" means:

                                 o    with respect to the Class A Certificates,
                                      the subordinate certificates, and

                                 o    with respect to each class of certificates
                                      having an "M" designation, (i) each other
                                      class of certificates having an "M"
                                      designation and a higher numerical
                                      designation than the class, if any, and
                                      (ii) the Class B Certificates.

                                 Credit enhancement in the form of subordination
                                 will be provided for the certificates, by:

                                 o    the right of the holders of the senior
                                      certificates to receive certain
                                      distributions prior to the subordinate
                                      classes; and

                                 o    the allocation of realized losses on the
                                      mortgage loans to the subordinate classes,
                                      beginning with the Class B Certificates.

                                 This type of credit enhancement is provided by:

                                 o    using collections on the mortgage loans
                                      otherwise payable to the holders of the
                                      subordinate classes to pay amounts due on
                                      the more senior classes; and

                                 o    allocating realized losses to the
                                      subordinate certificates, beginning with
                                      the subordinate certificates with the
                                      lowest distribution priority, until the
                                      certificate principal balance of that
                                      subordinate class has been reduced to
                                      zero.

                                 This means that after the credit enhancement
                                 provided by excess cashflow and
                                 overcollateralization (if any) have been
                                 exhausted,

                                 o    collections on the mortgage loans in a
                                      loan group otherwise payable to the
                                      subordinate classes will comprise the sole
                                      source of funds from which credit
                                      enhancement is provided to the senior
                                      certificates related to that loan group;
                                      and

                                 o    realized losses on the mortgage loans of a
                                      particular loan group will be allocated to
                                      the most junior class of subordinate
                                      certificates outstanding, until the
                                      respective certificate principal balance
                                      of that class of subordinate certificates
                                      has been reduced to zero.

                                      S-17

                                 If the aggregate certificate principal balance
                                 of the subordinate certificates were to be
                                 reduced to zero, additional realized losses of
                                 a particular loan group will be allocated to
                                 the related senior certificates as described in
                                 this prospectus supplement under "Description
                                 of the Certificates--Applied Realized Loss
                                 Amounts".

                                 You should fully consider the risks of
                                 investing in a subordinate certificate,
                                 including the risk that you may not fully
                                 recover your initial investment as a result of
                                 realized losses. In addition, investors in a
                                 class of senior certificates should consider
                                 the risk that, after the credit enhancement
                                 provided by excess cashflow and
                                 overcollateralization (if any) has been
                                 exhausted, the subordination of the subordinate
                                 certificates may not be sufficient to protect
                                 that class of senior certificates from losses.

                                 See "Description of the Certificates" in this
                                 prospectus supplement.

OVERCOLLATERALIZATION AND
EXCESS INTEREST MAY NOT BE
SUFFICIENT TO PROTECT
CERTIFICATES FROM LOSSES ON
THE MORTGAGE LOANS............   The amount by which the sum of the aggregate
                                 stated principal balance of the mortgage loans
                                 and the amount on deposit in the pre-funding
                                 account exceeds the aggregate certificate
                                 principal balance of the certificates is called
                                 "overcollateralization". The mortgage loans are
                                 expected to generate more interest than is
                                 needed to pay interest on the certificates and
                                 to make any net swap payment payable to the
                                 swap counterparty because the weighted average
                                 interest rate on those mortgage loans is
                                 expected to be higher than the weighted average
                                 pass-through rate on these certificates plus
                                 the expense fee rate and the effective rate at
                                 which any net swap payments may be payable to
                                 the swap counterparty. This "excess interest"
                                 will be used to make additional principal
                                 payments on the certificates to the extent
                                 described in this prospectus supplement.
                                 Overcollateralization is intended to provide
                                 limited protection to certificateholders by
                                 absorbing losses from liquidated mortgage
                                 loans. However, we cannot assure you that
                                 enough excess interest will be generated on the
                                 mortgage loans to maintain or restore the
                                 required level of overcollateralization.

                                 The excess interest available on any
                                 distribution date will be affected by the
                                 actual amount of interest received, collected
                                 or advanced in respect of the mortgage loans
                                 during the preceding month. The amount of
                                 interest received, collected or advanced will
                                 be influenced by changes in the weighted
                                 average of the mortgage rates resulting from
                                 prepayments and liquidations of the mortgage
                                 loans as well as from adjustments of the
                                 mortgage rates on adjustable rate mortgage
                                 loans. Because the amount of excess interest
                                 available may vary and because the pass-through
                                 rates on the adjustable rate certificates may
                                 increase, it may be necessary to apply all or a
                                 portion of the available interest to cover the
                                 interest requirements. As a result, available
                                 excess interest may be reduced. Furthermore, a
                                 disproportionately high rate of prepayments of
                                 high interest rate mortgage loans would have a
                                 negative effect on future excess interest.

                                      S-18

DIFFERENCE BETWEEN MORTGAGE
RATES AND ADJUSTABLE
CERTIFICATE PASS-THROUGH RATES
MAY REDUCE EXCESS INTEREST....   The pass-through rates on the adjustable rate
                                 certificates may adjust monthly and are
                                 generally based on one-month LIBOR. The
                                 mortgage rates on the mortgage loans either are
                                 fixed or adjust semi-annually based on
                                 six-month LIBOR, which is referred to as the
                                 mortgage index, but in most cases only after a
                                 period of two, three or five years after
                                 origination. Because the mortgage index may
                                 respond to various economic and market factors
                                 different than those affecting one-month LIBOR,
                                 there is not necessarily a correlation in
                                 movement between the interest rates on those
                                 mortgage loans and the pass-through rates of
                                 the adjustable rate certificates. For example,
                                 it is possible that the interest rates on
                                 certain of the adjustable rate mortgage loans
                                 may decline while the pass-through rates on the
                                 adjustable rate certificates are stable or
                                 rising. In addition, although it is possible
                                 that both the mortgage rates and certificate
                                 pass-through rates may decline or increase
                                 during the same period, mortgage rates may
                                 decline or increase more slowly than the
                                 certificate pass-through rates because of the
                                 difference between interest rate adjustment
                                 periods and pass-through rate adjustment
                                 periods. An increase in the interest rates on
                                 certain of the adjustable rate mortgage loans
                                 while the pass-through rates on the adjustable
                                 rate certificates are stable or rising, could
                                 result in less amounts being available as
                                 excess interest.

NET RATE CAP PUTS A LIMIT ON
THE PASS-THROUGH RATES OF THE
CERTIFICATES..................   The absence of a correlation between movement
                                 in the mortgage rates and the certificate
                                 pass-through rates may reduce the interest
                                 payable on the related interest-bearing
                                 certificates because of the imposition of a
                                 pass-through rate cap called the "net rate
                                 cap". In addition, prepayments of mortgage
                                 loans in a loan group with relatively higher
                                 mortgage rates may reduce the applicable net
                                 rate cap and consequently limit the
                                 pass-through rate for one or more related
                                 classes of interest-bearing certificates. We
                                 intend that the amount by which a
                                 certificateholder's interest payment has been
                                 reduced by operation of the applicable net rate
                                 cap be paid from remaining excess cashflow (if
                                 any) as described in this prospectus
                                 supplement. In addition, prior to the swap
                                 contract termination date, the swap
                                 certificates will also be entitled to receive
                                 the amount of the reduction in interest
                                 resulting from the operation of the applicable
                                 net rate cap from any net swap payment
                                 allocated to the swap trust to the extent that
                                 net payment is available for this purpose in
                                 the order described in this prospectus
                                 supplement. However, we cannot assure you that
                                 these funds will be available, or sufficient,
                                 to make any payments with respect to these
                                 reductions.

                                 Payments from the swap contract are dependent
                                 solely upon the performance of the swap
                                 counterparty and the swap guarantor. Thus,
                                 payments of these amounts involve counterparty
                                 risk. The ratings assigned to the swap
                                 certificates do not cover the likelihood of the
                                 payment of net rate carryover. Investors in
                                 these certificates should note that the
                                 long-term ratings of the swap guarantor are
                                 lower than "AAA".

                                 Each required deposit into the final maturity
                                 reserve fund also may reduce

                                      S-19

                                 the related net rate cap.

CONSIDERATIONS REGARDING THE
SWAP CONTRACT.................   Any amounts received by the swap contract
                                 administrator from the swap counterparty under
                                 the swap contract and allocated to the swap
                                 trust will be applied as described in this
                                 prospectus supplement to pay unpaid interest
                                 and net rate carryover, maintain or restore
                                 overcollateralization and pay unpaid realized
                                 loss amounts, in each case with respect to the
                                 swap certificates. However, no amounts will be
                                 payable by the swap counterparty unless the
                                 floating payment owed by the swap counterparty
                                 on a distribution date exceeds the fixed
                                 payment owed to the swap counterparty with
                                 respect to that distribution date. This will
                                 not occur except in periods when one-month
                                 LIBOR (as determined pursuant to the swap
                                 contract) exceeds 5.25%. We cannot assure you
                                 that any amounts will be received under the
                                 swap contract, or that any amounts that are
                                 received will be sufficient to maintain or
                                 restore required overcollateralization or to
                                 cover unpaid interest, net rate carryover and
                                 losses on the mortgage loans. Any net payment
                                 payable to the swap counterparty under the
                                 terms of the swap contract will reduce amounts
                                 available for distribution to
                                 certificateholders, and may limit the
                                 pass-through rates of the swap certificates. In
                                 addition, payments due under the swap contract
                                 will be based on the lesser of a scheduled
                                 notional amount that will decline over time and
                                 the aggregate certificate principal balance of
                                 the swap certificates. If the rate of
                                 prepayments on the mortgage loans is slower
                                 than anticipated, the schedule on which
                                 payments due under the swap contract are
                                 calculated may be less than the aggregate
                                 certificate principal balance of the swap
                                 certificates, thereby decreasing the relative
                                 amount of any net swap payment payable by the
                                 swap counterparty and allocated to the swap
                                 trust to cover the amounts described above.
                                 Furthermore, for so long as one-month LIBOR is
                                 less than 5.25% (which will be adjusted in
                                 cases where the accrual period for the floating
                                 rate payment payable by the swap counterparty
                                 is not 30 days), available funds that would
                                 otherwise be available to make distributions on
                                 the swap certificates will be used to cover the
                                 net swap payments due to the swap counterparty.
                                 In addition, any termination payment payable to
                                 the swap counterparty (other than a swap
                                 termination payment resulting from a swap
                                 counterparty trigger event) in the event of
                                 early termination of the swap contract will
                                 reduce amounts available for distribution to
                                 holders of the swap certificates.

                                 Upon early termination of the swap contract,
                                 the swap counterparty or the swap contract
                                 administrator may be liable to make a swap
                                 termination payment to the other party
                                 (regardless of which party caused the
                                 termination). The swap termination payment will
                                 be computed in accordance with the procedures
                                 set forth in the swap contract. In the event
                                 that a swap termination payment is payable to
                                 the swap counterparty, other than a swap
                                 termination payment resulting from a swap
                                 counterparty trigger event, that payment will
                                 be paid with respect to the related
                                 distribution date, and on any subsequent
                                 distribution dates until paid in full, solely
                                 from collections on the mortgage loans and
                                 prior to distributions to holders of the swap
                                 certificates. This feature may result in losses
                                 on the swap certificates. Due to the priority
                                 of the applications of the available funds, the
                                 subordinate certificates will bear the effects
                                 of any shortfalls resulting from a net swap
                                 payment or swap termination payment to the swap
                                 counterparty

                                      S-20

                                 before those effects are borne by
                                 the senior certificates and one or more classes
                                 of subordinate certificates may suffer a loss
                                 as a result of that payment.

                                 To the extent that distributions on the swap
                                 certificates depend in part on payments to be
                                 received from the swap counterparty, the
                                 ability of the trustee to make distributions on
                                 those certificates will be subject to the
                                 credit risk of the swap counterparty. The
                                 credit ratings of the swap guarantor as of the
                                 date of this prospectus supplement are lower
                                 than the ratings assigned to the Class A
                                 Certificates. If a credit rating of the swap
                                 counterparty is qualified, reduced or withdrawn
                                 and a substitute counterparty is not obtained
                                 in accordance with the terms of the swap
                                 contract, the ratings of the swap certificates
                                 may be qualified, reduced or withdrawn. As a
                                 result, the value and marketability of those
                                 certificates may be adversely affected. See
                                 "Description of the Certificates--The Swap
                                 Contract" in this prospectus supplement.

PREPAYMENTS ON THE MORTGAGE
LOANS ARE UNPREDICTABLE AND
COULD ADVERSELY AFFECT YOUR
YIELD AND REINVESTMENT; OTHER
FACTORS MAY AFFECT THE RATE OF
PRINCIPAL DISTRIBUTIONS ON
YOUR CERTIFICATES AND YOUR
YIELD.........................   No one can accurately predict the level of
                                 prepayments that the mortgage loans will
                                 experience. The prepayment experience of the
                                 mortgage loans may be affected by many factors,
                                 including:

                                 o    general economic conditions,

                                 o    the level of prevailing interest rates,

                                 o    the availability of alternative financing,

                                 o    the applicability of prepayment charges,
                                      and

                                 o    homeowner mobility.

                                 Any mortgage loan may be prepaid in full or in
                                 part at any time. However, approximately 81.19%
                                 and 85.53% of the mortgage loans in the
                                 statistical calculation pool in respect of loan
                                 group 1 and loan group 2, respectively, in each
                                 case by stated principal balance of the
                                 mortgage loans in the statistical calculation
                                 pool in respect of the related loan group
                                 provide, and any additional or subsequent
                                 mortgage loans may provide, for the payment by
                                 the borrower of a prepayment charge on certain
                                 prepayments during the period of time specified
                                 in the related mortgage note. In addition,
                                 substantially all of the mortgage loans contain
                                 due-on-sale provisions, and the master servicer
                                 intends to enforce those provisions unless
                                 doing so is not permitted by applicable law or
                                 the master servicer, in a manner consistent
                                 with reasonable commercial practice, permits
                                 the purchaser of the mortgaged property in
                                 question to assume the related mortgage loan.

                                 See "The Mortgage Pool" and "Yield, Prepayment
                                 and Maturity Considerations" in this prospectus
                                 supplement and "Certain Legal Aspects of the
                                 Loans -- Due-on-Sale Clauses" in the prospectus
                                 for a description of certain provisions of the
                                 mortgage loans that may affect their prepayment

                                      S-21

                                 experience.

                                 In addition, you should note that:

                                 o    generally, if you purchase your
                                      certificates at a discount and principal
                                      is repaid on the mortgage loans in the
                                      related loan group or loan groups slower
                                      than you anticipate, then your yield may
                                      be lower than you anticipate,

                                 o    your yield will also be sensitive to:

                                      (1)  the level of one-month LIBOR,

                                      (2)  the timing of adjustment of the
                                           pass-through rate on your certificate
                                           as it relates to the interest rates
                                           on the applicable mortgage loans and,
                                           in the case of the adjustable rate
                                           mortgage loans, the level of the
                                           mortgage index, the timing of
                                           adjustment of the interest rates on
                                           those mortgage loans, and periodic
                                           and lifetime limits on those
                                           adjustments,

                                      (3)  other limitations on the pass-through
                                           rates of the adjustable rate
                                           certificates as described further in
                                           this prospectus supplement,

                                      (4)  the level of one-month LIBOR relative
                                           to the fixed rate at which the
                                           payment made to the swap counterparty
                                           is calculated, and

                                      (5)  whether deposits need to be made into
                                           the final maturity reserve fund, and

                                 o    you bear the reinvestment risks resulting
                                      from a faster or slower rate of principal
                                      payments than you expect.

                                 See "Yield, Prepayment and Maturity
                                 Considerations" in this prospectus supplement.

                                 Principal distributions on your certificates
                                 will also be affected by a number of factors,
                                 including:

                                 o    the extent of principal payments on the
                                      mortgage loans,

                                 o    how payments of principal are allocated
                                      among the classes of certificates,

                                 o    whether the optional termination right is
                                      exercised,

                                 o    whether the master servicer exercises or
                                      is directed by a third party to exercise
                                      its option to purchase certain defaulted
                                      mortgage loans,

                                 o    the rate and timing of payment defaults
                                      and losses on the mortgage loans,

                                 o    repurchases of mortgage loans for material
                                      breaches of representations and
                                      warranties,

                                      S-22

                                 o    the extent of principal prepayments on the
                                      mortgage loans, and

                                 o    the extent of any prepayment resulting
                                      from the distribution of amounts (if any)
                                      on deposit in the pre-funding account
                                      after the end of the funding period.

                                 Because distributions on the certificates are
                                 dependent upon the payments on the mortgage
                                 loans, we cannot guarantee the amount of any
                                 particular payment or the amount of time that
                                 will elapse before the issuing entity is
                                 terminated.

                                 The master servicer is permitted to purchase
                                 certain delinquent mortgage loans from the
                                 issuing entity as described under "Description
                                 of the Certificates--Optional Purchase of
                                 Defaulted Loans" in this prospectus supplement.
                                 The master servicer may grant a third party,
                                 which may be a certificateholder, the right to
                                 direct the exercise of this option. The
                                 exercise of this option to purchase defaulted
                                 mortgage loans could affect the level of the
                                 overcollateralization target amount and
                                 distributions to the holders of the
                                 certificates, which may adversely affect the
                                 market value of your certificates. A third
                                 party is not required to take your interests
                                 into account when deciding whether or not to
                                 direct the exercise of this option and may
                                 direct the exercise of this option when the
                                 master servicer would not otherwise exercise
                                 it. As a result, the performance of this
                                 transaction may differ from transactions in
                                 which this option was not granted to the third
                                 party.

                                 See "Description of the
                                 Certificates--Principal" and "--Optional
                                 Purchase of Defaulted Loans" in this prospectus
                                 supplement.

YOUR YIELD WILL BE AFFECTED BY
THE INTEREST-ONLY FEATURE OF
SOME OF THE MORTGAGE LOANS....   Approximately 14.39% and 22.11% of the mortgage
                                 loans in the statistical calculation pool in
                                 respect of loan group 1 and loan group 2,
                                 respectively, in each case by stated principal
                                 balance of the mortgage loans in the
                                 statistical calculation pool in respect of the
                                 related loan group require, and any subsequent
                                 mortgage loans may require, monthly payments of
                                 only accrued interest for the first two, three,
                                 five or ten years after origination. The
                                 borrower is not required to pay any principal
                                 on the borrower's loan during this
                                 interest-only period but thereafter is required
                                 to make monthly payments sufficient to amortize
                                 the loan over its remaining term. These loans
                                 are sometimes referred to as interest-only
                                 loans. Interest-only loans have only recently
                                 been originated in significant volumes. As a
                                 result, the long-term performance
                                 characteristics of interest-only loans are
                                 largely unknown.

                                 Because interest-only loans initially require
                                 only the payment of interest, a borrower may be
                                 able to borrow a larger amount than would have
                                 been the case for a fully amortizing mortgage
                                 loan.

                                 Interest-only loans may have risks and payment
                                 characteristics that are not present with fully
                                 amortizing mortgage loans, including the
                                 following:

                                 o    no principal distributions will be made to
                                      certificateholders from interest-only
                                      loans during their interest-only period
                                      except in the case

                                      S-23

                                 of a prepayment, which may extend the weighted
                                 average lives of the certificates,

                                 o    during the interest-only period,
                                      interest-only loans may be less likely to
                                      be prepaid since the perceived benefits of
                                      refinancing may be less than with a fully
                                      amortizing mortgage loan,

                                 o    as the end of the interest-only period
                                      approaches, an interest-only loan may be
                                      more likely to be refinanced in order to
                                      avoid the increase in the monthly payment
                                      required to amortize the loan over its
                                      remaining term,

                                 o    interest-only loans may be more likely to
                                      default than fully amortizing loans at the
                                      end of the interest-only period due to the
                                      increased monthly payment required to
                                      amortize the loan over its remaining term,
                                      and

                                 o    if an interest-only loan defaults, the
                                      severity of loss may be greater due to the
                                      larger unpaid principal balance.

YOUR YIELD WILL BE AFFECTED BY
THE INCLUSION OF 40-YEAR
MORTGAGE LOANS................   Approximately 22.01% and 18.96% of the mortgage
                                 loans in the statistical calculation pool in
                                 respect of loan group 1 and loan group 2,
                                 respectively, in each case by stated principal
                                 balance of the mortgage loans in the
                                 statistical calculation pool in respect of the
                                 related loan group, have original terms to
                                 maturity of 40 years. Loans with those terms
                                 have only begun to be originated recently. As a
                                 result, there is no basis on which to predict
                                 the performance characteristics of these
                                 mortgage loans.

                                 The longer term to maturity of 40-year mortgage
                                 loans results in a lower monthly payment than
                                 would be required by a traditional 30-year
                                 mortgage loan. The lower monthly payment may
                                 allow the borrower to borrow a larger amount
                                 than would have been the case for a mortgage
                                 loan with a 30-year term to maturity.

                                 In running the prepayment scenarios required by
                                 the rating agencies that are expected to
                                 provide ratings on the offered certificates,
                                 all of the offered certificates are assumed to
                                 mature within 30 years. However, due to the
                                 inclusion of 40-year mortgage loans in the
                                 mortgage pool, there is no guarantee that the
                                 certificates will be fully paid within 30
                                 years.

                                 The 40-year mortgage loans may have risks and
                                 payment characteristics that are not present
                                 with traditional 30-year mortgage loans,
                                 including the following:

                                 o    less principal will be distributed to
                                      certificateholders on a monthly basis
                                      (except in the case of a prepayment) which
                                      may extend the weighted average lives of
                                      the certificates,

                                 o    due to the smaller monthly payment,
                                      40-year mortgage loans may be less likely
                                      to be prepaid since the perceived benefits
                                      of refinancing may be less than with a
                                      30-year fully amortizing mortgage loan,
                                      and

                                 o    if a mortgage loan with a 40-year
                                      amortization term defaults, the

                                      S-24

                                      severity of loss is likely to be greater
                                      due to the larger unpaid principal
                                      balance.

                                 Any funds on deposit in the final maturity
                                 reserve fund will be used to make distributions
                                 on the offered certificates starting on the
                                 distribution date in September 2036.

HURRICANE KATRINA MAY POSE
SPECIAL RISKS.................   At the end of August 2005, Hurricane Katrina
                                 caused catastrophic damage to areas in the Gulf
                                 Coast region of the United States.

                                 Countrywide Home Loans, Inc. will represent and
                                 warrant as of the closing date that each
                                 mortgaged property (including each mortgaged
                                 property located in the areas affected by
                                 Hurricane Katrina) is free of material damage
                                 and in good repair. In the event of a breach of
                                 that representation and warranty, Countrywide
                                 Home Loans, Inc. will be obligated to
                                 repurchase or substitute for the related
                                 mortgage loan. Any such repurchase would have
                                 the effect of increasing the rate of principal
                                 payment on the certificates. Any damage to a
                                 mortgaged property that secures a mortgage loan
                                 in the issuing entity occurring after the
                                 closing date as a result of any other casualty
                                 event will not cause a breach of this
                                 representation and warranty.

                                 The full economic impact of Hurricane Katrina
                                 is uncertain but may affect the ability of
                                 borrowers to make payments on their mortgage
                                 loans. Initial economic effects appear to
                                 include:

                                 o    localized areas of nearly complete
                                      destruction of the economic infrastructure
                                      and cessation of economic activity,

                                 o    regional interruptions in travel and
                                      transportation, tourism and economic
                                      activity generally, and

                                 o    nationwide decreases in petroleum
                                      availability with a corresponding increase
                                      in price.

                                 We have no way to determine whether other
                                 effects will arise, how long any of these
                                 effects may last, or how these effects may
                                 impact the performance of the mortgage loans.
                                 Any impact of these events on the performance
                                 of the mortgage loans may increase the amount
                                 of losses borne by the holders of the
                                 certificates or impact the weighted average
                                 lives of the certificates.

GEOGRAPHIC CONCENTRATION OF
MORTGAGED PROPERTIES IN
CERTAIN STATES INCREASES THE
IMPACT THAT EVENTS IN THOSE
STATES COULD HAVE ON THE
CERTIFICATES..................   The applicable tables in Annex A set forth the
                                 geographic concentration of the mortgaged
                                 properties, including the percentage by stated
                                 principal balance of the mortgage loans in the
                                 statistical calculation pool in each loan
                                 group, that are secured by mortgaged properties
                                 located in states with concentrations above
                                 10%. Property in California may be more
                                 susceptible than homes located in other parts
                                 of the country to certain types of uninsurable
                                 hazards, such as earthquakes, floods, mudslides
                                 and other

                                      S-25

                                 natural disasters, and property in Florida and
                                 the southeastern portion of the United States
                                 is also more susceptible than homes located in
                                 other parts of the country to certain types of
                                 uninsurable hazards, such as hurricanes, floods
                                 and other natural disasters. In addition:

                                 o    economic conditions in states with
                                      significant concentrations (which may or
                                      may not affect real property values) may
                                      affect the ability of borrowers to repay
                                      their loans,

                                 o    declines in the residential real estate
                                      markets in states with significant
                                      concentrations may reduce the values of
                                      properties located in those states, which
                                      would result in an increase in the
                                      loan-to-value ratios, and

                                 o    any increase in the market value of
                                      properties located in states with
                                      significant concentrations would reduce
                                      the loan-to-value ratios and could,
                                      therefore, make alternative sources of
                                      financing available to the borrowers at
                                      lower interest rates, which could result
                                      in an increased rate of prepayment of the
                                      mortgage loans.

INABILITY TO REPLACE SERVICER
COULD AFFECT COLLECTIONS AND
RECOVERIES ON THE MORTGAGE
LOANS.........................   The structure of the master servicing fee might
                                 affect the ability to find a replacement master
                                 servicer. Although the trustee is required to
                                 replace the master servicer if the master
                                 servicer is terminated or resigns, if the
                                 trustee is unwilling (including for example
                                 because the master servicing fee is
                                 insufficient) or unable (including for example,
                                 because the trustee does not have the systems
                                 to service mortgage loans), it may be necessary
                                 to appoint a replacement master servicer.
                                 Because the master servicing fee is structured
                                 as a percentage of the stated principal balance
                                 of each mortgage loan, it may be difficult to
                                 replace the master servicer at a time when the
                                 balance of the mortgage loans has been
                                 significantly reduced because the fee may be
                                 insufficient to cover the costs associated with
                                 servicing the credit-blemished mortgage loans
                                 and related REO properties remaining in the
                                 pool. The performance of the mortgage loans may
                                 be negatively impacted, beyond the expected
                                 transition period during a servicing transfer,
                                 if a replacement master servicer is not
                                 retained within a reasonable amount of time.

YOU MAY RECEIVE A PREPAYMENT
BECAUSE SUBSEQUENT MORTGAGE
LOANS ARE NOT ACQUIRED........   The ability of the issuing entity to acquire
                                 subsequent mortgage loans will depend on the
                                 ability of Countrywide Home Loans, Inc. to
                                 originate or acquire mortgage loans, if
                                 necessary, during the funding period that meet
                                 the eligibility criteria for subsequent
                                 mortgage loans as described in this prospectus
                                 supplement. The ability of Countrywide Home
                                 Loans, Inc. to originate or acquire loans for
                                 subsequent transfer will be affected by a
                                 number of factors including prevailing interest
                                 rates, employment levels, the rate of inflation
                                 and economic conditions generally.

                                 If the full amount of any deposit in the
                                 pre-funding account cannot be used by the end
                                 of the funding period to acquire subsequent
                                 mortgage loans, the amount remaining on deposit
                                 in the pre-funding account will be distributed
                                 to the holders of the related senior
                                 certificates as a prepayment of principal on
                                 the distribution date immediately following the
                                 end of the funding period. We cannot assure you
                                 of the magnitude of any amount on deposit

                                      S-26

                                 in the pre-funding account at the end of the
                                 funding period.

RIGHTS OF THE NIM INSURER
LIMIT YOUR CONTROL AND NIM
INSURER ACTIONS MAY NEGATIVELY
AFFECT YOU....................   If there is a NIM Insurer, pursuant to the
                                 pooling and servicing agreement, unless the NIM
                                 Insurer fails to make a required payment under
                                 the policy insuring the net interest margin
                                 securities and the failure is continuing or the
                                 NIM Insurer is the subject of a bankruptcy
                                 proceeding, referred to as a "NIM Insurer
                                 Default", the NIM Insurer will be entitled to
                                 exercise, among others, the following rights
                                 without the consent of holders of the offered
                                 certificates, and the holders of the offered
                                 certificates may exercise these rights only
                                 with the prior written consent of the NIM
                                 Insurer:

                                 o    the right to provide notices of master
                                      servicer defaults and the right to direct
                                      the trustee to terminate the rights and
                                      obligations of the master servicer under
                                      the pooling and servicing agreement upon a
                                      default by the master servicer,

                                 o    the right to remove the trustee or any
                                      co-trustee or custodian pursuant to the
                                      pooling and servicing agreement, and

                                 o    the right to direct the trustee to make
                                      investigations and take actions pursuant
                                      to the pooling and servicing agreement.

                                 In addition, unless a NIM Insurer Default
                                 exists, the NIM Insurer's consent will be
                                 required before, among other things,

                                 o    any removal of the master servicer, any
                                      successor servicer or the trustee and any
                                      appointment of any co-trustee,

                                 o    any otherwise permissible waivers of
                                      prepayment charges or extensions of due
                                      dates for payment granted by the master
                                      servicer with respect to more than 5% of
                                      the mortgage loans, or

                                 o    any amendment to the pooling and servicing
                                      agreement.

                                 Investors in the offered certificates should
                                 note that:

                                 o    the rights granted to the NIM Insurer are
                                      extensive,

                                 o    the interests of the NIM Insurer may be
                                      inconsistent with, and adverse to, the
                                      interests of the holders of the offered
                                      certificates, and the NIM Insurer has no
                                      obligation or duty to consider the
                                      interests of the offered certificates in
                                      connection with the exercise or
                                      nonexercise of the NIM Insurer's rights,

                                 o    the NIM Insurer's exercise of its rights
                                      and consents may negatively affect the
                                      offered certificates and the existence of
                                      the NIM Insurer's rights, whether or not
                                      exercised, may adversely affect the
                                      liquidity of the offered certificates,
                                      relative to other securities backed by
                                      comparable mortgage loans and with
                                      comparable payment priorities and ratings,
                                      and

                                 o    any insurance policy issued by the NIM
                                      Insurer will not cover, and will

                                      S-27

                                      not benefit in any manner whatsoever, the
                                      offered certificates.

                                 See "Description of the Certificates--Rights of
                                 the NIM Insurer Under the Pooling and Servicing
                                 Agreement" in this prospectus supplement.

SOME STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS
RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL
ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS
SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES,"
"ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT
TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO
DIFFER FROM THE PROJECTED RESULT. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG
OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND
COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER
MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE
FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR
FORWARD-LOOKING STATEMENTS.

                                      S-28

                                THE MORTGAGE POOL

GENERAL

          Set forth below and in Annex A to this prospectus supplement is certain statistical information based on scheduled principal balances as of
September 1, 2006, which is the "STATISTICAL CALCULATION DATE," concerning a pool of mortgage loans that CWABS, Inc. (the "DEPOSITOR") believes is representative of the mortgage loans to be included in the issuing entity. This pool of mortgage loans is referred to as the "STATISTICAL CALCULATION POOL," and the mortgage loans are referred to as the "STATISTICAL CALCULATION POOL MORTGAGE
LOANS". The Statistical Calculation Pool consists of 3,646 Mortgage Loans and is comprised of Mortgage Loans that bear interest at fixed rates, referred to as
"FIXED RATE MORTGAGE LOANS," and adjustable rates, referred to as "ADJUSTABLE
RATE MORTGAGE LOANS". The aggregate Stated Principal Balance of the Mortgage
Loans included in the Statistical Calculation Pool as of the Statistical
Calculation Date is approximately $649,517,900 (the "STATISTICAL CALCULATION
DATE POOL PRINCIPAL BALANCE"), of which approximately $253,204,049 constitute
Loan Group 1 Mortgage Loans and approximately $396,313,851 constitute Loan Group
2 Mortgage Loans. The Statistical Calculation Pool is smaller than the pool of mortgage loans (the "INITIAL MORTGAGE LOANS") to be included in the issuing entity on the Closing Date (the "INITIAL MORTGAGE POOL"). It is expected that additional Mortgage Loans will be included in the Initial Mortgage Pool on the
Closing Date and that certain of the Statistical Calculation Pool Mortgage Loans may prepay in part or in full prior to the Closing Date, or may be determined not to meet the eligibility criteria requirements for the Initial Mortgage Pool and therefore may not be included in the Initial Mortgage Pool. As a result of the foregoing, the statistical distribution of characteristics for the Initial
Mortgage Pool will vary from the statistical distribution of the characteristics of the Statistical Calculation Pool as presented in this prospectus supplement, although certain characteristics of the Initial Mortgage Loans in each Loan
Group will not vary by more than the permitted variance specified in the tables below.

LOAN GROUP 1
CHARACTERISTIC                                                       PERMITTED VARIANCE
-----------------------------------------------------                ------------------

Weighted Average Mortgage Rate.......................     8.781%           +/-0.10%
Weighted Average Original Loan-to-Value Ratio........     79.31%           +/-3.00%
Weighted Average Credit Bureau Risk Score............   582 points       +/-5 pointS
Percentage Originated under Full Doc Program.........     60.37%           +/-3.00%
Weighted Average Gross Margin of
   Adjustable Rate Mortgage Loans....................     6.811%           +/-0.10%
Maximum Concentration of Mortgage Loans with
   Mortgaged Properties in the State of California...     50.00%             N/A

LOAN GROUP 2
CHARACTERISTIC                                                       PERMITTED VARIANCE
-----------------------------------------------------                ------------------

Weighted Average Mortgage Rate.......................     8.785%           +/-0.10%
Weighted Average Original Loan-to-Value Ratio........     81.05%           +/-3.00%
Weighted Average Credit Bureau Risk Score............   608 points       +/-5 pointS
Percentage Originated under Full Doc Program.........     46.11%           +/-3.00%
Weighted Average Gross Margin of
   Adjustable Rate Mortgage Loans....................     7.004%           +/-0.10%
Maximum Concentration of Mortgage Loans with
   Mortgaged Properties in the State of California...     50.00%             N/A

          Further statistical information regarding the Statistical Calculation
Pool Mortgage Loans is set forth in Annex A hereto. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Statistical Calculation Date
Pool Principal Balance.

          A detailed description (the "DETAILED DESCRIPTION") of the Initial
Mortgage Loans in the Initial Mortgage Pool will be filed on Form 8-K with the
Securities and Exchange Commission (the "SEC") after the Closing Date.

                                      S-29

Additionally, in accordance with applicable securities laws, if there are material changes in characteristics of the Initial Mortgage Pool, the Depositor will file on Form 8-K with the SEC additional information related to those material changes. The Detailed Description will specify the aggregate of the
Stated Principal Balances of the Initial Mortgage Loans included in the Initial
Mortgage Pool as of the later of (x) September 1, 2006 and (y) the date of origination of each such Initial Mortgage Loan (the "INITIAL CUT-OFF DATE"). The aggregate of the Stated Principal Balances of these Initial Mortgage Loans is referred to as the "INITIAL CUT-OFF DATE POOL PRINCIPAL BALANCE" and the Stated
Principal Balance of any Initial Mortgage Loan as of the Initial Cut-off Date is
referred to as the "INITIAL CUT-OFF DATE PRINCIPAL BALANCE". The Detailed
Description will include for the Initial Mortgage Loans, the information in the same categories that are presented in Annex A with respect to the Statistical
Calculation Pool.

          All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes (the "MORTGAGE NOTES"). The Mortgage Notes will be secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the "MORTGAGED PROPERTIES"). The Mortgaged
Properties in the Statistical Calculation Pool are located in 50 states and the
District of Columbia. Each Mortgage Loan in the issuing entity will be assigned to one of two mortgage loan groups ("LOAN GROUP 1" and "LOAN GROUP 2", and each a "LOAN GROUP"). Loan Group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans and Loan Group 2 will consist of first lien fixed and adjustable rate mortgage loans.

          Except for balloon loans and interest only mortgage loans during their respective interest only periods, the Mortgage Loans to be included in the issuing entity will provide for the full amortization of the amount financed over a series of monthly payments, and a substantial majority of the Mortgage
Loans are expected to provide for payments due as of the first day of each month. The Mortgage Loans to be included in the issuing entity will have been originated or purchased by Countrywide Home Loans, Inc. ("COUNTRYWIDE HOME
LOANS" or a "SELLER") and will have been originated substantially in accordance with Countrywide Home Loans' underwriting criteria for credit-blemished mortgage loans described in this prospectus supplement under "-- Underwriting Standards
-- Credit-Blemished Mortgage Loans". Credit-blemished mortgage loans are generally mortgage loans made to borrowers with crediT difficulties.

          Scheduled monthly payments made by the borrowers on the Mortgage Loans
("SCHEDULED PAYMENTS") either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of the payments to principal and interest. All of the Mortgage Notes will provide for a fifteen (15) day grace period for monthly payments.

          Countrywide Home Loans will represent and warrant that none of the
Mortgage Loans will be 30 days or more delinquent as of the related Cut-off
Date. Delinquencies with respect to the Mortgage Loans will be recognized in accordance with the methodology used by the Office of Thrift Supervision. Under this methodology, a Mortgage Loan is considered "30 days delinquent" if the borrower fails to make a Scheduled Payment prior to the close of business on the
Due Date that immediately follows the Due Date on which the Scheduled Payment was originally due. For example, a Mortgage Loan will be considered 30 days delinquent if the borrower fails to make a Scheduled Payment originally due on
January 1 by the close of business on February 1.

                                      S-30

          In the twelve-month period ending on the Statistical Calculation Date the Statistical Calculation Date Mortgage Loans have been delinquent in payment of principal and interest as described in the table below.

Delinquency      No. of         No. of       Percent of Statistical Calculation
   (Days)     occurrences   Mortgage Loans       Date Pool Principal Balance
-----------   -----------   --------------   -----------------------------------
   30-59            1             44                        0.71%
                    2             18                        0.33%
                    3              8                        0.15%
                    4             11                        0.12%
                    5              9                        0.10%
                    6              5                        0.07%
                    7              1                        0.01%
                    8              1                        0.01%
                   10              1                        0.00%
                   11              1                        0.02%
                   12              1                        0.01%
 60 or more         1             14                        0.20%
                    2              7                        0.12%
                    3              9                        0.15%
                    4              2                        0.01%
                    5              4                        0.04%
                    6              1                        0.01%
                    7              1                        0.04%
                    8              3                        0.05%
                   11              1                        0.00%

          Any Mortgage Loan may be prepaid in full or in part at any time;
however, approximately 81.19% and 85.53% of the Mortgage Loans in the
Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group, and any
Subsequent Mortgage Loans may, provide for the payment by the borrower of a prepayment charge on certain prepayments made with respect to the Mortgage
Loans. Generally, a prepayment charge will apply, in the case of a Fixed Rate
Mortgage Loan, to prepayments made within five years from the date of execution of the related Mortgage Note and, in the case of an Adjustable Rate Mortgage
Loan, to prepayments made prior to the first Adjustment Date for that Mortgage
Loan. In general, the related Mortgage Note will provide that a prepayment charge will apply if, during the applicable period, the borrower prepays the
Mortgage Loan in full. The amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the Mortgage
Rate in effect at the time of the prepayment on the amount prepaid in excess of
20% of the original balance of the Mortgage Loan. The "MORTGAGE RATE" with respect to a Mortgage Loan is the annual rate of interest borne by the Mortgage
Loan pursuant to the terms of the related Mortgage Note, except as provided below with respect to Fixed Rate Credit Comeback Loans.

          In addition, approximately 19.10% of the Mortgage Loans in the
Statistical Calculation Pool require only payments of interest for a specified period of time following origination, in each case after which amortization of the principal balance is required over the remaining term of the Mortgage Loan.

          The Mortgage Loans will be selected from among the outstanding one- to four-family mortgage loans in the applicable Seller's portfolio which meet the criteria described in this prospectus supplement. No selection will be made in a manner that would adversely affect the interests of certificateholders.

          Countrywide Home Loans will make all of the representations specified in the prospectus under "Loan Program -- Representations by Sellers;
Repurchases" with respect to all of the Mortgage Loans. Each other Seller will be a special purpose entity established by Countywide Financial Corporation or one of its subsidiaries and will sell mortgage loans that were previously acquired from Countrywide Home Loans. Consequently, each Seller other

                                      S-31

than Countrywide Home Loans will only represent that immediately prior to the assignment of the Mortgage Loans to be sold by it to the Depositor, the Seller had good title to, and was the sole owner of, those Mortgage Loans free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loans pursuant to the Pooling and Servicing Agreement. In addition, the Depositor will represent that following the transfer of the Mortgage Loans to it by the Sellers, the Depositor
had good title to the Mortgage Loans and that each of the Mortgage Notes was subject to no offsets, claims, defenses or counterclaims.

          Additional Information Regarding the Adjustable Rate Mortgage Loans.
Each of the Adjustable Rate Mortgage Loans will have a Mortgage Rate which is subject to adjustment on the first day of the months specified in the related
Mortgage Note, referred to as an "ADJUSTMENT DATE"), to equal the sum, rounded to the nearest 0.125%, of:

               (1) the average of the interbank offered rates for six-month U.S.
          dollar-denominated deposits in the London market, as set forth in The
          Wall Street Journal, or, if the rate becomes unavailable for any reason, then based upon a new index selected by the Master Servicer based on comparable information, in each case as most recently announced as of a date generally 45 days prior to the Adjustment Date
          (the "MORTGAGE INDEX"), and

               (2) a fixed percentage amount specified in the related Mortgage
          Note (the "GROSS MARGIN");

provided, however, that the Mortgage Rate for any Adjustable Rate Mortgage Loan will not increase or decrease on its initial Adjustment Date by more than a certain specified percentage (the "INITIAL PERIODIC RATE CAP"), or on any subsequent Adjustment Date by more than a certain specified percentage (the
"SUBSEQUENT PERIODIC RATE CAP"). The Initial Periodic Rate Cap and Subsequent
Periodic Rate Cap for any Adjustable Rate Mortgage Loan will be specified in the related Mortgage Note. Substantially all of the Adjustable Rate Mortgage Loans
will have been originated with Mortgage Rates less than the sum of the then-current Mortgage Index and the related Gross Margin.

          "TWO-YEAR HYBRID MORTGAGE LOANS", "THREE-YEAR HYBRID MORTGAGE LOANS"
and "FIVE-YEAR HYBRID MORTGAGE LOANS" (collectively, "HYBRID MORTGAGE LOANS")
have fixed Mortgage Rates for approximately 24, 36 and 60 months, respectively, after their origination before the fixed Mortgage Rates become subject to adjustment based on the Mortgage Index described in the immediately preceding paragraph. Substantially all of the Adjustable Rate Mortgage Loans in the
Statistical Calculation Pool are Hybrid Mortgage Loans.

          It is expected that substantially all of the Adjustable Rate Mortgage
Loans will provide that, over the life of each Adjustable Rate Mortgage Loan, the Mortgage Rate will in no event be more than the initial Mortgage Rate plus a maximum added margin, generally between 4.000% and 10.000% (the sum of that initial Mortgage Rate plus the maximum added margin being referred to as the
"MAXIMUM MORTGAGE RATE"), as provided in the related Mortgage Note, and will in no event be less than a minimum Mortgage Rate (the "MINIMUM MORTGAGE RATE")
specified in the related Mortgage Note.

          Additional Information Regarding the Fixed Rate Mortgage Loans. The
Fixed Rate Mortgage Loans will include "credit comeback loans" that provide borrowers the potential of four Mortgage Rate reductions for good payment history during any one or more of the first four consecutive twelve-month periods following the origination date of the loan ("FIXED RATE CREDIT COMEBACK
LOANS"). The Fixed Rate Credit Comeback Loan payment history is evaluated in the twelfth month of each such twelve-month period. If the Fixed Rate Credit
Comeback Loan borrower makes Scheduled Payments in full during such twelve-month period with a maximum of one late payment (which, however, cannot be in the twelfth month of such period) the Fixed Rate Credit Comeback Loan is eligible for a 0.375% per annum reduction on the current mortgage rate.

          However, for purposes of all payments made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other
Mortgage Rate calculations, the Mortgage Rate on each Fixed Rate Credit Comeback
Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a

                                      S-32

good payment history. Any interest received in excess of the interest received as a result of such deemed reduction (such excess, the "CREDIT COMEBACK EXCESS
AMOUNT") will be deposited in the Credit Comeback Excess Account and used to pay certificateholders as described below under "-- Credit Comeback Excess Account"
below. Approximately 1.44% and 4.60% of the Mortgage Loans in the Statistical
Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the Statistical
Calculation Pool in respect of the related Loan Group are, and any Subsequent
Fixed Rate Mortgage Loans may be, Fixed Rate Credit Comeback Loans.

          Loan-to-Value Ratio. The "LOAN-TO-VALUE RATIO" or "LTV" of a Mortgage
Loan is equal to:

               (1) the principal balance of the Mortgage Loan at the date of origination, divided by

               (2) the Collateral Value of the related Mortgaged Property.

          The "COLLATERAL VALUE" of a Mortgaged Property is the lesser of:

               (1) the appraised value based on an appraisal made for
          Countrywide Home Loans by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and

               (2) the sales price of the Mortgaged Property at the time of origination.

          With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

          Included in Annex A are tables setting forth the Combined
Loan-to-Value Ratios of the Mortgage Loans. The "COMBINED LOAN-TO-VALUE RATIO"
of a Mortgage Loan is equal to:

               (1) the sum of:

                    (a) the principal balance of the Mortgage Loan as of its
               date of origination, and

                    (b) the principal balance, as of its date of origination, of any junior lien mortgage loan (or, in the case of any junior lien revolving home equity line of credit, the maximum available line of credit with respect to that junior lien mortgage loan) secured by the same mortgaged property, provided (i) such junior lien revolving home equity line of credit and the related Mortgage
               Loan were originated by Countrywide Home Loans and (ii) such junior lien mortgage loan was originated either (A)
               contemporaneously with the related Mortgage Loan or (B) if the related Mortgage Loan was a refinancing of an existing mortgage loan, during the twelve months preceding the date of origination of the related Mortgage Loan,

                    divided by

               (2) the Collateral Value of the related Mortgaged Property.

As a result of the foregoing, the "Combined Loan-to-Value Ratio" of any Mortgage
Loan will not reflect the presence or amount of any junior lien mortgage loan secured by the same mortgaged property if the conditions set forth in clauses
(1)(b)(i) and (1)(b)(ii) are not satisfied.

          Stated Principal Balance. "STATED PRINCIPAL BALANCE" means, for any
Mortgage Loan and (1) the Initial Cut-off Date or the Subsequent Cut-off Date,
as applicable (the "CUT-OFF DATE"), the unpaid principal balance of the Mortgage
Loan as of the Cut-Off Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial

                                      S-33

prepayments and Liquidation Proceeds received prior to the Cut-Off Date and to the payment of principal due on the Cut-Off Date and irrespective of any delinquency in payment by the related borrower or (2) any Distribution Date, the
Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (i) the principal portion of any Scheduled Payments due with respect to the Mortgage Loan on or prior to the end of the most recent Due Period that were received by the Master Servicer on or prior to the most recent Determination
Date or were advanced by the Master Servicer on or prior to the most recent
Master Servicer Advance Date, (ii) principal prepayments with respect to the
Mortgage Loan received on or prior to the end of the most recent prepayment period (the period from the 16th day of the month prior to a Distribution Date
(or, in the case of the first Distribution Date, from the Cut-off Date) to and including the 15th day of the month in which the Distribution Date occurs (each a "PREPAYMENT PERIOD")), (iii) Liquidation Proceeds received by the Master
Servicer prior to the end of the most recent Due Period to the extent applied as recoveries of principal with respect to the Mortgage Loan and (iv) any Realized
Loss previously incurred in connection with a Deficient Valuation. The Stated
Principal Balance of any Mortgage Loan as to which the related Mortgaged
Property has been liquidated and as to which a Final Recovery Determination has been made will be zero on each date following the Due Period in which the Final
Recovery Determination is made. When used with respect to the Mortgage Pool,
Stated Principal Balance means the aggregate Stated Principal Balance of all
Mortgage Loans in the Mortgage Pool. When used with respect to a Loan Group,
Stated Principal Balance means the aggregate Stated Principal Balance of all
Mortgage Loans in the Loan Group. A "DETERMINATION DATE" means with respect to any Distribution Date, the 15th day of the month of the Distribution Date or, if the 15th day is not a Business Day, the immediately preceding Business Day.

          A "DEFICIENT VALUATION" means, for any Mortgage Loan, a valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then outstanding indebtedness under that Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled
Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of that court that is final and non-appealable in a proceeding under the U.S. Bankruptcy Code.

ASSIGNMENT OF THE MORTGAGE LOANS

          Pursuant to the pooling and servicing agreement dated as of September
1, 2006 (the "POOLING AND SERVICING AGREEMENT"), among the Depositor, the Master
Servicer, the Sellers, and The Bank of New York, as trustee (the "TRUSTEE"), the
Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the certificateholders, all right, title and interest of the Depositor in and to each Initial Mortgage Loan and all right, title and interest in and to all other assets included in the issuing entity, including all principal and interest received on or with respect to the Initial Mortgage Loans after the Initial
Cut-off Date (exclusive of any scheduled principal due on or prior to the
Initial Cut-off Date and any interest accruing prior to the Initial Cut-off
Date) and the Pre-Funded Amount, if any, deposited in the Pre-Funding Account on the Closing Date.

          In connection with the transfer and assignment of the Mortgage Loans, the Depositor will deliver the following documents to the Trustee (collectively constituting the "MORTGAGE FILE") with respect to each Initial Mortgage Loan and each Subsequent Mortgage Loan, if any (collectively, the "MORTGAGE LOANS"):

               (1) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of
          _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the person endorsing the Mortgage Note, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements,

               (2) the original recorded Mortgage or a copy thereof with
          recording information,

               (3) a duly executed assignment of the Mortgage to "Asset-Backed
          Certificates, Series 2006-19, CWABS, Inc., by The Bank of New York, a
          New York banking corporation, as trustee under the

                                      S-34

          Pooling and Servicing Agreement dated as of September 1, 2006, without recourse," in recordable form, or a copy thereof with recording information as described in the Pooling and Servicing Agreement,

               (4) the original recorded assignment or assignments of the
          Mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such Mortgage or a copy of such assignments, with recording information,

               (5) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, and

               (6) the original or duplicate original lender's title policy and all riders thereto or a copy of lender's title policy and all riders thereto or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy and all riders thereto will be delivered within one year of the Closing Date.

          Notwithstanding the foregoing, in lieu of providing the documents set forth in clauses (3) and (4) above, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS(R) System. In addition, the Mortgages for some or all of the Mortgage Loans in the issuing entity that are not already held through the MERS(R) System may, at the discretion of the Master Servicer, in the future be held through the MERS(R)
System. For any Mortgage held through the MERS(R) System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or
MERS(R), as nominee for the owner of the Mortgage Loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans, MERS(R) serves as mortgagee of record on the
Mortgage solely as a nominee in an administrative capacity on behalf of the
Trustee, and does not have any interest in the Mortgage Loan.

          Pursuant to the Pooling and Servicing Agreement, the Depositor will be required to deliver (or cause delivery of) the Mortgage Files:

               (A) not later than the Closing Date, with respect to at least 50%
          of the Initial Mortgage Loans in each Loan Group, and not later than the relevant Subsequent Transfer Date, with respect to at least 10% of the Subsequent Mortgage Loans in each Loan Group conveyed on any related Subsequent Transfer Date,

               (B) not later than twenty days after the Closing Date, with respect to at least an additional 40% of the Initial Mortgage Loans in each Loan Group, and not later than twenty days after the relevant
          Subsequent Transfer Date with respect to the remaining Subsequent
          Mortgage Loans conveyed on any related Subsequent Transfer Date, and

               (C) not later than thirty days after the Closing Date, with respect to the remaining Initial Mortgage Loans.

          Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states as to which an opinion of counsel is delivered to the effect that the recording is not required to protect the Trustee's interests in the Mortgage
Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the applicable Seller. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Mortgage File is maintained in the possession of the Trustee in one of the states to which the exception applies.
The Depositor expects that substantially all of the assignments of the Mortgage
Loans will not be recorded based on an opinion of counsel. In the event an assignment is delivered to the Trustee in blank and the related Mortgage File is released by the Trustee pursuant to applicable provisions of the Pooling and
Servicing Agreement, the Trustee will complete the assignment as provided in subparagraph (3) above prior to the release. If the assignment of the Mortgage
Loan is required to be recorded to protect the interest of the Trustee in the
Mortgage Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording.

                                      S-35

          The Trustee will review the Initial Mortgage Loan documents on or prior to the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date), and the Subsequent
Mortgage Loan documents promptly after the Trustee's receipt thereof on or after the related Subsequent Transfer Date as described above, and the Trustee will hold the Mortgage Loan documents in trust for the benefit of the holders of the
Certificates in accordance with its customary procedures, including storing the documents in fire-resistant facilities. After review of the Mortgage Loan documents, if any document is found to be missing or defective in any material respect, the Trustee is required to notify the Master Servicer and Countrywide
Home Loans in writing. If Countrywide Home Loans cannot or does not cure the omission or defect within 90 days of its receipt of notice from the Trustee,
Countrywide Home Loans is required to repurchase the related Mortgage Loan from the issuing entity at a price (the "PURCHASE PRICE") equal to the sum of:

          (i)   100% of the unpaid principal balance (or, if the purchase or repurchase, as the case may be, is effected by the Master
                Servicer, the Stated Principal Balance) of the Mortgage Loan as
                of the date of the purchase,

          (ii)  accrued interest thereon at the applicable Mortgage Rate (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the borrower (or, if the purchase or repurchase, as the case may be, is effected by the
                Master Servicer, the date through which interest was last
                advanced by, and not reimbursed to, the Master Servicer) to (b)
                the Due Date in the month in which the Purchase Price is to be distributed to certificateholders, and

          (iii) any costs, expenses and damages incurred by the issuing entity resulting from any violation of any predatory or abusive lending law in connection with the Mortgage Loan.

          Rather than repurchase the Mortgage Loan as provided above,
Countrywide Home Loans may remove the Mortgage Loan (a "DELETED MORTGAGE LOAN")
from the issuing entity and substitute in its place another Mortgage Loan of like kind (a "REPLACEMENT MORTGAGE LOAN"); however, a substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that the substitution would not disqualify any REMIC election made by the Trustee or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended (the
"CODE"). Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing
Agreement:

               (1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated
          Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be forwarded by Countrywide Home Loans to the Master
          Servicer and deposited by the Master Servicer in the Certificate
          Account not later than the succeeding Determination Date and held for distribution to the holders of the Certificates on the related
          Distribution Date),

               (2) if the Deleted Mortgage Loan that is being replaced is an
          Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan,

               (3) if the Deleted Mortgage Loan that is being replaced is an
          Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan,

               (4) if the Deleted Mortgage Loan that is being replaced is an
          Adjustable Rate Mortgage Loan, have the same Mortgage Index and intervals between Adjustment Dates as the Deleted Mortgage Loan, an
          Initial Periodic Rate Cap and a Subsequent Periodic Rate Cap each not more than 1% per annum lower than that of the Deleted Mortgage Loan, and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

                                      S-36

               (5) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan,

               (6) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

               (7) have a Loan-to-Value Ratio no higher than that of the Deleted
          Mortgage Loan,

               (8) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,

               (9) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or vice versa,

               (10) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted
          Mortgage Loan,

               (11) have the same occupancy type and lien priority as the
          Deleted Mortgage Loan, and

               (12) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

          This cure, repurchase or substitution obligation constitutes the sole remedy available to the certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

PRE-FUNDING

          On the Closing Date, the Depositor may deposit an amount of up to 25%
of the initial Certificate Principal Balance of the Certificates issued by the issuing entity (the "PRE-FUNDED AMOUNT") in a pre-funding account (the
"PRE-FUNDING ACCOUNT") established and maintained by the Trustee on behalf of the certificateholders. The Pre-Funded Amount will be allocated between the Loan
Groups so that the amount allocated to any Loan Group will not exceed 25% of the initial Certificate Principal Balance of the Certificates related to the Loan
Group. Any investment income earned from amounts in the Pre-Funding Account, if any, will be paid to Countrywide Home Loans, and will not be available for payments on the Certificates. During the period from the Closing Date until the earlier of (x) the date the amount in the Pre-Funding Account is less than
$175,000 and (y) November 9, 2006 (the "FUNDING PERIOD"), the Depositor will be expected to purchase additional mortgage loans originated or purchased by a
Seller (the "SUBSEQUENT MORTGAGE LOANS") from a Seller and sell the Subsequent
Mortgage Loans to the issuing entity as described below. The purchase price for each Subsequent Mortgage Loan will equal the Stated Principal Balance of that
Subsequent Mortgage Loan as of the later of (x) the first day of the month of the related Subsequent Transfer Date and (y) the origination date of that
Subsequent Mortgage Loan (the related "SUBSEQUENT CUT-OFF DATE") and will be paid from the Pre-Funding Account. Accordingly, the purchase of Subsequent
Mortgage Loans will decrease the amount on deposit in the Pre-Funding Account and increase the Stated Principal Balance of the Mortgage Pool.

          Pursuant to the Pooling and Servicing Agreement and a Subsequent
Transfer Agreement to be executed by the applicable Seller, the Depositor and the Trustee, the conveyance of Subsequent Mortgage Loans may be made on any
Business Day during the Funding Period (a "SUBSEQUENT TRANSFER DATE"), subject to the fulfillment of certain conditions in the Pooling and Servicing Agreement, including that:

     o    the Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date satisfy the same representations and warranties in the Pooling and
          Servicing Agreement applicable to all Mortgage Loans,

                                      S-37

     o    the Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the certificateholders,

     o    the Trustee receives an opinion of counsel with respect to the validity of the conveyance of the Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date,

     o    the Trustee receives an opinion of counsel to the effect that the conveyance of the Subsequent Mortgage Loans conveyed on the Subsequent
          Transfer Date will not (i) result in the imposition of the tax on
          "prohibited transactions" on the issuing entity or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the
          Code, respectively, or (ii) cause the issuing entity to fail to qualify as a REMIC at any time that any Certificates are outstanding,

     o    the Trustee receives opinions of counsel to the effect that the conveyance of the Subsequent Mortgage Loans conveyed on the Subsequent
          Transfer Date from the applicable Seller to the Depositor and the simultaneous conveyance of the Subsequent Mortgage Loans from the
          Depositor to the issuing entity will be characterized as true sales and not loans secured by the Subsequent Mortgage Loans,

     o    the conveyance of the Subsequent Mortgage Loans on the Subsequent
          Transfer Date will not result in a reduction or withdrawal of any ratings assigned to the Certificates,

     o    no Subsequent Mortgage Loan conveyed on the Subsequent Transfer Date was 30 or more days delinquent, and

     o    following the conveyance of the Subsequent Mortgage Loans on the
          Subsequent Transfer Date to the issuing entity, the characteristics of the Mortgage Loans in each Loan Group will not vary by more than the permitted variance specified under "--General" above; provided that for the purpose of making the calculations, the characteristics for any Initial Mortgage Loan will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Mortgage Loan will be taken as of the Subsequent Cut-off Date.

          Within thirty days after each Subsequent Transfer Date, the Depositor is required to deliver to the Trustee a letter of a nationally recognized firm of independent public accountants stating whether or not the Subsequent Mortgage
Loans conveyed on the related Subsequent Transfer Date conform to the characteristics described in the last two bullet points set forth above. Other than the delivery of that letter, no other party will independently verify satisfaction of the conditions set forth above with respect to a transfer of
Subsequent Mortgage Loans.

UNDERWRITING STANDARDS

GENERAL

          Credit-Blemished Mortgage Loans. The following is a description of the underwriting procedures customarily employed by Countrywide Home Loans with respect to credit-blemished mortgage loans. Countrywide Home Loans has been originating first lien credit-blemished mortgage loans since 1995. Countrywide
Home Loans produces its credit-blemished mortgage loans through its Consumer
Markets, Full Spectrum Lending, Correspondent Lending and Wholesale Lending
Divisions. Prior to the funding of any credit-blemished mortgage loan,
Countrywide Home Loans underwrites the related mortgage loan in accordance with the underwriting standards established by Countrywide Home Loans. In general, the mortgage loans are underwritten centrally by a specialized group of underwriters who are familiar with the unique characteristics of credit-blemished mortgage loans. In general, Countrywide Home Loans does not purchase any credit-blemished mortgage loan that it has not itself underwritten.

          Countrywide Home Loans' underwriting standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan and the borrower's credit standing and repayment ability. On a case by case basis, Countrywide Home Loans may determine that, based upon

                                      S-38

compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include low loan-to-value ratio, low debt-to-income ratio, stable employment, time in the same residence or other factors. It is expected that a significant number of the Mortgage Loans will have been originated based on these types of underwriting exceptions.

          Each prospective borrower completes an application for credit which includes information with respect to the applicant's assets, liabilities, income and employment history, as well as certain other personal information.
Countrywide Home Loans requires an independent credit bureau report on the credit history of each applicant in order to evaluate the applicant's prior willingness and/or ability to repay. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments, among other matters.

          After obtaining all applicable employment, credit and property information, Countrywide Home Loans uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "DEBT-TO-INCOME RATIO" is the ratio of the borrower's total monthly credit obligations to the borrower's gross monthly income. The maximum monthly debt-to-income ratio varies depending upon a borrower's credit grade and documentation level (as described below) but does not generally exceed 55%. Variations in the monthly debt-to-income ratios limit are permitted based on compensating factors.

          Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations and require an independent appraisal of the mortgaged property prepared on a Uniform
Residential Appraisal Report (Form 1004) or other appraisal form as applicable to the specific mortgaged property type. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home and generally is required to have been made not earlier than 180 days prior to the date of origination of the mortgage loan. Every independent appraisal is reviewed by a representative of Countrywide Home Loans before the loan is funded, and an additional review appraisal is generally performed in connection with appraisals not provided by Landsafe Appraisals, Inc., a wholly owned subsidiary of Countrywide Home Loans. In most cases, properties that are not at least in average condition (including properties requiring major deferred maintenance) are not acceptable as collateral for a credit-blemished loan. The maximum loan amount varies depending upon a borrower's credit grade, Credit
Bureau Risk Score, and documentation level but does not generally exceed
$1,000,000 for first lien credit-blemished mortgage loans. Variations in maximum loan amount limits are permitted based on compensating factors.

          Countrywide Home Loans' underwriting standards permit first mortgage loans with loan-to-value ratios at origination of up to 100% depending on the program, type and use of the property, documentation level, creditworthiness of the borrower, debt-to-income ratio and loan amount.

          Countrywide Home Loans requires title insurance on all credit blemished mortgage loans. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance or the replacement cost of the mortgaged property, whichever is less.

          Countrywide Home Loans' credit blemished mortgage loan underwriting standards are more flexible than the standards generally acceptable to
Countrywide Home Loans for its non-credit blemished mortgage loans with regard to the borrower's credit standing and repayment ability. While more flexible,
Countrywide Home Loans' underwriting guidelines still place primary reliance on a borrower's ability to repay; however Countrywide Home Loans may require lower loan-to-value ratios than for loans underwritten to more traditional standards.
Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy more traditional underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Countrywide Home Loans' credit blemished mortgage loan underwriting guidelines establish

                                      S-39

the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors with more risk factors resulting in lower loan-to-value ratios.

          Countrywide Home Loans underwrites or originates credit blemished mortgage loans pursuant to alternative sets of underwriting criteria under its
Full Documentation Loan Program (the "FULL DOC PROGRAM"), and Stated Income Loan
Program (the "STATED INCOME PROGRAM"). Under each of the underwriting programs,
Countrywide Home Loans verifies the loan applicant's sources and amounts of income (except under the Stated Income Program where the amount of income is not verified), calculates the amount of income from all sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the appraisal of the mortgaged property for compliance with Countrywide
Home Loans' underwriting standards.

          Under the Stated Income Program, the borrower's employment and income sources and amounts must be stated on the borrower's application for credit. The borrower's income as stated must be reasonable for the related occupation and the determination as to reasonableness is subject to the loan underwriter's discretion. However, the borrower's income as stated on the application is not independently verified. Maximum loan-to-value ratios are generally lower than those permitted under the Full Doc Program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral related underwriting guidelines apply.

          Under the Full Doc and Stated Income Programs, various risk categories are used to grade the likelihood that the borrower will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the borrower's credit history, the occupancy status of the mortgaged property and the type of mortgaged property. In general, more (or more recent) derogatory credit items such as delinquent mortgage payments or prior bankruptcies result in a loan being assigned to a higher credit risk category.

          Countrywide Home Loans' underwriting guidelines for credit blemished mortgage loans utilize credit grade categories to grade the likelihood that the borrower will satisfy the repayment conditions of the mortgage loans. In general, a credit grade category is assigned by evaluating a borrower's mortgage history, time since bankruptcy, and time since foreclosure or notice of default.
In the case of borrowers with less than twelve months' mortgage history, credit grade category is assigned by evaluating, time since bankruptcy, and time since foreclosure or notice of default. The credit grade categories establish guidelines for determining maximum allowable loan-to-value ratios and loan amounts given the borrower's Credit Bureau Risk Score, and maximum allowable debt-to-income ratios for a given mortgage loan. A summary of the credit grade categories is set forth below.

Credit Grade Category: "A"

          LOAN-TO-VALUE RATIO: Maximum of 100%
          DEBT-TO-INCOME RATIO: Maximum of 55%
          LOAN AMOUNT: Maximum of $1,000,000
          CREDIT BUREAU RISK SCORE: Minimum of--
          500 for loan amounts up to $700,000,
          560 for loan amounts of $700,001 to $750,000,
          580 for loan amounts of $750,001 to $850,000, or
          600 for loan amounts of $850,001 to $1,000,000.
          MORTGAGE HISTORY: No more than 1 non-consecutive delinquency of 30 days during the past 12 months.
          BANKRUPTCY: At least 1 day since discharge or 2 years since dismissal of Chapter 7 or 13 Bankruptcy.
          FORECLOSURE/NOTICE OF DEFAULT: At least 3 years since
          foreclosure/notice of default released.

                                      S-40

Credit Grade Category: "A-"

          LOAN-TO-VALUE RATIO: Maximum of 90%
          DEBT-TO-INCOME RATIO: Maximum of 55%
          LOAN AMOUNT: Maximum of $850,000
          CREDIT BUREAU RISK SCORE: Minimum of--
          500 for loan amounts up to $650,000,
          580 for loan amounts of $650,001 to $750,000, or
          620 for loan amounts of $750,001 to $850,000.
          MORTGAGE HISTORY: No more than 2 non-consecutive delinquencies of
          30 days during the past 12 months.
          BANKRUPTCY: At least 1 day since discharge or 2 years since dismissal of Chapter 7 or 13 Bankruptcy.
          FORECLOSURE/NOTICE OF DEFAULT: At least 3 years since
          foreclosure/notice of default released.

Credit Grade Category: "B"

          LOAN-TO-VALUE RATIO: Maximum of 85%
          DEBT-TO-INCOME RATIO: Maximum of 55%
          LOAN AMOUNT: Maximum of $650,000
          CREDIT BUREAU RISK SCORE: Minimum of--
          500 for loan amounts up to $600,000,
          580 for loan amounts of $600,001 to $650,000.
          MORTGAGE HISTORY: No more than 1 delinquency of 60 days in the past
          12 months. Delinquencies of 30 days are not restricted.
          BANKRUPTCY: At least 1 day since discharge or 1 year since dismissal of Chapter 7 or 13 Bankruptcy, or open Chapter 13 Bankruptcy must be paid-off through escrow at funding.
          FORECLOSURE/NOTICE OF DEFAULT: At least 2 years since
          foreclosure/notice of default released.

Credit Grade Category: "C"

          LOAN-TO-VALUE RATIO: Maximum of 80%
          DEBT-TO-INCOME RATIO: Maximum of 55%
          LOAN AMOUNT: Maximum of $600,000.
          CREDIT BUREAU RISK SCORE: Minimum of--
          500 for loan amounts up to $550,000, or
          580 for loan amounts of $550,001 to $600,000.
          MORTGAGE HISTORY: No more than 1 delinquency of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.
          BANKRUPTCY: At least 1 day since discharge or 1 year since dismissal of Chapter 7 or 13 Bankruptcy, or open Chapter 13 Bankruptcy must be paid-off through escrow at funding.
          FORECLOSURE/NOTICE OF DEFAULT: At least 1 year since
          foreclosure/notice of default released.

Credit Grade Category: "C-"

          LOAN-TO-VALUE RATIO: Maximum of 70%
          DEBT-TO-INCOME RATIO: Maximum of 55%
          LOAN AMOUNT: Maximum of $500,000.
          CREDIT BUREAU RISK SCORE: Minimum of 500
          MORTGAGE HISTORY: No more than 2 delinquencies of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.
          BANKRUPTCY: At least 1 day since discharge or dismissal of
          Chapter 7 or 13 Bankruptcy, or open Chapter 13 Bankruptcy must be paid-off through escrow at funding.
          FORECLOSURE/NOTICE OF DEFAULT: None at time of funding.

                                      S-41

Credit Grade Category: "D"

          LOAN-TO-VALUE RATIO: Maximum of 65%
          DEBT-TO-INCOME RATIO: Maximum of 45%
          LOAN AMOUNT: Maximum of $250,000
          CREDIT BUREAU RISK SCORE: Minimum of 500.
          MORTGAGE HISTORY: Open Notice of default must be cured at time of funding.
          BANKRUPTCY: At least 1 day since discharge or dismissal of
          Chapter 7 or 13 Bankruptcy, or open Chapter 13 Bankruptcy must be paid-off through escrow at funding.
          FORECLOSURE/NOTICE OF DEFAULT: Notice of default is acceptable but must be cured at time of funding.

          The loan-to-value ratios, debt-to-income ratios, and loan amounts stated above are maximum levels for a given credit grade category. There are additional restrictions on loan-to-value ratios, debt-to-income ratios, and loan amounts depending on, but not limited to, the occupancy status of the mortgaged property, the type of mortgaged property, and the documentation program.

          The "CREDIT BUREAU RISK SCORE" is a statistical credit score obtained by Countrywide Home Loans in connection with the loan application to help assess a borrower's creditworthiness. Credit Bureau Risk Scores are generated by models developed by a third party and are made available to mortgage lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Bureau Risk Scores are based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of client history, types of credit, and bankruptcy experience. Credit Bureau
Risk Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Bureau Risk Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Bureau Risk Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Bureau Risk
Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Bureau Risk Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Bureau Risk Scores set forth in Annex A hereto were obtained either at the time of origination of the
Mortgage Loan or more recently. The Credit Bureau Risk Score is used as an aid to, not a substitute for, the underwriter's judgment.

          In determining a Credit Bureau Risk Score for a particular borrower,
Countrywide Home Loans attempts to obtain Credit Bureau Risk Scores from each of the three national credit bureaus that produce these scores. Although different scores may be available from each of the three national credit bureaus for a particular borrower, Countrywide Home Loans will use only one score in its determination of whether to underwrite a mortgage loan, based on the following methodology: if scores are available from each of the three national credit bureaus, Countrywide Home Loans will disregard the highest and lowest scores, and use the remaining score; and if scores are available from only two of the three national credit bureau, Countrywide Home Loans will use the lower of the two scores. In the case of a mortgage loan with more than one applicant,
Countrywide Home Loans will use the Credit Bureau Risk Score of the applicant contributing the highest percentage of the total qualifying income.

          If only one score is available, or no score is available, Countrywide
Home Loans will follow its limited credit guidelines. Under the limited credit guidelines, credit histories may be developed using rent verification from current and/or previous landlords, proof of payment to utilities such as telephone, or verification from other sources of credit or services for which the applicant has (or had) a regular financial obligation. In general, applications with the aforementioned type of credit documentation are limited to
A- risk and 80% loan-to-value ratio. For applicants with established mortgage payment history of at least 12 months and one credit score or no credit score, the mortgage payment history may be used in lieu of a credit score to determine a risk grade.

                                      S-42

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

          The Master Servicer will master service all of the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The
Master Servicer has agreed to service and administer the mortgage loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders. The Master Servicer has also agreed to represent and protect the interest of the Trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The Master Servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related Mortgage Note for a period greater than 180 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a Mortgage Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Mortgage Loan over the life of the Mortgage Loan.

          The Master Servicer may perform any of its obligations under the
Pooling and Servicing Agreement through one or more subservicers (including a special servicer). Notwithstanding any subservicing arrangement, the Master
Servicer will remain liable for its servicing duties and obligations under the
Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

COUNTRYWIDE HOME LOANS SERVICING LP

          The principal executive offices of Countrywide Home Loans Servicing LP
("COUNTRYWIDE SERVICING") are located at 7105 Corporate Drive, Plano, Texas
75024. Countrywide Servicing is a Texas limited partnership directly owned by
Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc. Countrywide GP,
Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner.
Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

          Countrywide Home Loans established Countrywide Servicing in February
2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February,
2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie
Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans
(other than home equity lines of credit) formerly serviced by Countrywide Home
Loans and securitized by the Depositor or CWMBS, Inc., an affiliate of the
Depositor. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide
Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

          In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing.
Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

          Countrywide Servicing is an approved mortgage loan servicer for Fannie
Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing

                                      S-43

activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans
when required by the owner of the mortgage loans.

COUNTRYWIDE HOME LOANS

          Countrywide Home Loans is the sponsor for the transaction and also a seller. Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation
("COUNTRYWIDE FINANCIAL"). The principal executive offices of Countrywide Home
Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide
Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans.
Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

          Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage
Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

          Except as otherwise indicated, reference in the remainder of this prospectus supplement to "COUNTRYWIDE HOME LOANS" should be read to include
Countrywide Home Loans and its consolidated subsidiaries, including Countrywide
Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004,
December 31, 2005 and June 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,196.720 billion, respectively, substantially all of which were being serviced for unaffiliated persons. As of December 31, 2005 and June 30, 2006, Countrywide
Home Loans provided servicing for credit-blemished mortgage loans (excluding mortgage loans being subserviced by Countrywide Home Loans) with an aggregate principal balance of approximately $121.734 billion and $119.178 billion, respectively.

                                      S-44

          Mortgage Loan Production

          The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                                              CONSOLIDATED MORTGAGE LOAN PRODUCTION
                                          -----------------------------------------------------------------------------
                                           TEN MONTHS                                                        SIX MONTHS
                                              ENDED                   YEARS ENDED DECEMBER 31,                  ENDED
                                          DECEMBER 31,   -------------------------------------------------    JUNE 30,
                                              2001          2002        2003          2004         2005         2006
                                          ------------   ----------   ----------   ----------   ----------   ----------
                                                        (DOLLARS IN MILLIONS, EXCEPT AVERAGE LOAN AMOUNT)

Conventional Conforming Loans
   Number of Loans ....................      504,975        999,448    1,517,743      846,395      809,630      353,101
   Volume of Loans ....................     $ 76,432     $  150,110   $  235,868   $  138,845   $  167,675   $   69,363
      Percent of Total Dollar Volume...         61.7%          59.6%        54.2%        38.2%        34.1%        31.5%
Conventional Non-conforming Loans
   Number of Loans ....................      137,593        277,626      554,571      509,711      826,178      322,108
   Volume of Loans ....................     $ 22,209     $   61,627   $  136,664   $  140,580   $  225,217   $  100,537
      Percent of Total Dollar Volume...         17.9%          24.5%        31.4%        38.7%        45.9%        45.7%
FHA/VA Loans
   Number of Loans ....................      118,734        157,626      196,063      105,562       80,528       43,381
   Volume of Loans ....................     $ 14,109     $   19,093   $   24,402   $   13,247   $   10,712   $    6,192
      Percent of Total Dollar Volume...         11.4%           7.6%         5.6%         3.6%         2.2%         2.8%
Prime Home Equity Loans
   Number of Loans ....................      164,503        316,049      453,817      587,046      683,887      348,542
   Volume of Loans ....................     $  5,639     $   11,650   $   18,103   $   30,893   $   42,706   $   23,524
      Percent of Total Dollar Volume...          4.5%           4.6%         4.2%         8.5%         8.7%        10.7%
Nonprime Mortgage Loans
   Number of Loans ....................       43,359         63,195      124,205      250,030      278,112      127,162
   Volume of Loans ....................     $  5,580     $    9,421   $   19,827   $   39,441   $   44,637   $   20,411
      Percent of Total Dollar Volume...          4.5%           3.7%         4.6%        11.0%         9.1%         9.3%
Total Loans
   Number of Loans ....................      969,164      1,813,944    2,846,399    2,298,744    2,678,335    1,194,294
   Volume of Loans ....................     $123,969     $  251,901   $  434,864   $  363,006   $  490,947   $  220,027
   Average Loan Amount ................     $128,000     $  139,000   $  153,000   $  158,000   $  183,000   $  184,000
   Non-Purchase Transactions(1) .......           63%            66%          72%          51%          53%          54%
   Adjustable-Rate Loans(1) ...........           12%            14%          21%          52%          52%          49%

----------
(1)  Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

LOAN SERVICING

          The Master Servicer has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

               (a)  collecting, aggregating and remitting mortgage loan
                    payments;

               (b)  accounting for principal and interest;

               (c)  holding escrow (impound) funds for payment of taxes and insurance;

               (d)  making inspections as required of the mortgaged properties;

               (e)  preparation of tax related information in connection with the mortgage loans;

               (f)  supervision of delinquent mortgage loans;

                                      S-45

               (g)  loss mitigation efforts;

               (h)  foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

               (i)  generally administering the mortgage loans, for which it receives servicing fees.

          Billing statements with respect to mortgage loans are mailed monthly by the Master Servicer. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by the Master Servicer to the borrower with these statements.

COLLECTION PROCEDURES

          Credit-Blemished Mortgage Loans. When a borrower fails to make a payment on a credit-blemished mortgage loan, the Master Servicer attempts to cause the deficiency to be cured by corresponding with the borrower. In most cases, deficiencies are cured promptly. Pursuant to the Master Servicer's servicing procedures for credit-blemished loans, the Master Servicer generally mails to the borrower a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

          Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

          If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. After foreclosure, the
Master Servicer may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

          Servicing and charge-off policies and collection practices with respect to credit-blemished mortgage loans may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the servicing portfolio and applicable laws and regulations.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The Master Servicer will be paid a monthly fee (the "MASTER SERVICING
FEE") from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the
Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The
"SERVICING FEE RATE" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under "-- Adjustment to Master Servicing Fee in Connection With
Certain Prepaid Mortgage Loans".

          The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal
Prepayments received during that portion of a Prepayment Period from the related
Due Date to the end of the Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all
late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution
Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

                                      S-46

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

          When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled
Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment
Period to related Due Date in that Prepayment Period reduce the Scheduled
Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master
Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "COMPENSATING
INTEREST" and will be reflected in the distributions to holders of the
Certificates entitled thereto made on the Distribution Date on which the
Principal Prepayments received would be distributed.

ADVANCES

          Subject to the following limitations, on the Business Day prior to each Distribution Date, the Master Servicer will be required to advance (an
"ADVANCE") from its own funds, or funds in the Certificate Account that are not required to be distributed on the Distribution Date, on the Business Day immediately preceding the Distribution Date (a "MASTER SERVICER ADVANCE DATE"),
the sum of:

     o    an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the Servicing Fee Rate (as so adjusted, the
          "NET MORTGAGE RATE")) that were due on the related Due Date and delinquent on the related Determination Date; and

     o    an amount equivalent to interest (adjusted to the Net Mortgage Rate)
          deemed due on each Mortgage Loan (i) as to which the related Mortgaged
          Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage
          Loan ("REO PROPERTY"), which is calculated after taking into account any rental income from such Mortgaged Property or (ii) as to which the related Mortgaged Property has been liquidated but as to that Mortgage
          Loan a Final Recovery Determination has not been made.

          Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances to the extent that those Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination
Date to make an Advance, that Advance will be included with the distribution to holders of the Certificates on the related Distribution Date. Any failure by the
Master Servicer to make an Advance as required under the Pooling and Servicing
Agreement will constitute an event of default thereunder, in which case the
Trustee, as successor master servicer, or any other entity that is appointed as successor master servicer, will be obligated to make Advances in accordance with the terms of the Pooling and Servicing Agreement. An Advance will be reimbursed from the payments on the Mortgage Loan with respect to which the Advance was made. However, if an Advance is determined to be nonrecoverable and the Master
Servicer delivers an officer's certificate to the Trustee indicating that the
Advance is nonrecoverable, the Master Servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable Advance.
Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the Certificates.

                                      S-47

CERTAIN MODIFICATIONS AND REFINANCINGS

          Countrywide Home Loans will be permitted under the Pooling and
Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the
Master Servicer will be permitted to agree to the rate reduction provided that
(i) Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated
Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Countrywide Home Loans will remit the Purchase
Price to the Master Servicer for deposit into the Certificate Account within one
Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the
Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                               THE ISSUING ENTITY

          In connection with the issuance of the Certificates, the Depositor has formed CWABS Asset-Backed Certificates Trust 2006-19, a common law trust created under the laws of the State of New York pursuant to the Pooling and Servicing
Agreement. CWABS Asset-Backed Certificates Trust 2006-19 is referred to in this prospectus supplement as the "ISSUING ENTITY" and is referred to in the prospectus as the "TRUST" or the "TRUST FUND". The Trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

          The issuing entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Since the issuing entity is created pursuant to the Pooling and
Servicing Agreement, the issuing entity and its permissible activities can only be amended or modified by amending the Pooling and Servicing Agreement.

          Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust".

                                STATIC POOL DATA

          Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at
http://www.countrywidedealsdata.com?CWDD=02200608. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

     o    prior securitized pools of Countrywide Home Loans that do not include the Mortgage Loans and that were established before January 1, 2006;
          or

     o    in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

                                      S-48

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and
Servicing Agreement. When particular provisions or terms used in the Pooling and
Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the
Certificates.

          The CWABS, Inc., Asset-Backed Certificates, Series 2006-19 (the
"CERTIFICATES") will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class
2-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C Certificates.

          When describing the Certificates in this prospectus supplement we use the following terms:

         DESIGNATION                              CLASS OF CERTIFICATES
----------------------------   ----------------------------------------------------------

CLASS A CERTIFICATES:          Class 1-A and Class 2-A Certificates
CLASS 2-A CERTIFICATES:        Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates
SENIOR CERTIFICATES:           Class A and Class A-R Certificates
CLASS M CERTIFICATES:          Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                               Class M-6, Class M-7, Class M-8 and Class M-9 Certificates
SUBORDINATE CERTIFICATES:      Class M and Class B Certificates
ADJUSTABLE RATE CERTIFICATES
   OR SWAP CERTIFICATES:       Class A and Subordinate Certificates
OFFERED CERTIFICATES:          Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3,
                               Class M-1, Class M-2, Class M-3, Class M-4,
                               Class M-5, Class M-6, Class M-7, Class M-8,
                               Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

            CLASS                          TYPE
----------------------------   ---------------------------
Class A Certificates:          Senior/Adjustable Rate
Subordinate Certificates:      Subordinate/Adjustable Rate
Class A-R Certificates:        Senior/REMIC Residual
Class P Certificates:          Prepayment Charges
Class C Certificates:          Residual

          Generally:

          o    distributions of principal and interest on the Class 1-A
               Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

          o    distributions of principal and interest on the Class 2-A
               Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

          o    distributions of principal and interest on the Subordinate
               Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group
               2;

                                      S-49

          o    distributions on the Class P and Class C Certificates, to the
               extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the
               Mortgage Loans in Loan Group 1 and Loan Group 2; and

          o    distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage
               Loans in Loan Group 1 and Loan Group 2.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

          The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry
Certificates through the Depository Trust Company ("DTC") in the United States,
or Clearstream, Luxembourg or the Euroclear System ("EUROCLEAR"), in Europe, if
they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate
Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under
"Description of the Securities--Book-Entry Registration of the Securities" in
the prospectus, no person acquiring a beneficial ownership interest in a
Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until
Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("PARTICIPANTS") and DTC. See "Description of the Securities--Book-Entry
Registration of the Securities" in the prospectus.

GLOSSARY OF TERMS

          The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

          General Definitions.

          "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan means the Mortgage Rate less the related Expense Fee Rate.

          "BUSINESS DAY" is any day other than:

               (1) a Saturday or Sunday or

               (2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

          "CERTIFICATE PRINCIPAL BALANCE" means for any class of Certificates
(other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

                                      S-50

               (1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

               (2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate
Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related
Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class);
and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied
Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes.

          After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss
Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of
Certificates, the Subsequent Recoveries will be included in the applicable
Principal Remittance Amount and distributed in the priority set forth below under "--Distributions--Distributions of Principal". Therefore these Subsequent
Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these
Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal
Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

          "DISTRIBUTION DATE" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in
October 2006.

          "DUE PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

          "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent
Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage
Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage
Loan.

          "FINAL RECOVERY DETERMINATION" means a determination by the Master
Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

          "INSURANCE PROCEEDS" means all proceeds of any insurance policy received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the
Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

          "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan
(whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final
Recovery Determination with respect to any Mortgaged Property acquired by the
Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

                                      S-51

          "PERCENTAGE INTEREST" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

          "RECORD DATE" means:

               (1) in the case of the Adjustable Rate Certificates, the Business
          Day immediately preceding the Distribution Date, unless the Adjustable
          Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

               (2) in the case of the Class A-R Certificates, the last Business
          Day of the month preceding the month of the Distribution Date.

          "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds"
received in respect of the Mortgage Loan after a Final Recovery Determination
(other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

          Definitions related to Interest Calculations and Distributions.

          "ACCRUAL PERIOD" for any Distribution Date and the Adjustable Rate
Certificates, means the period from and including the preceding Distribution
Date (or from and including the Closing Date in the case of the first
Distribution Date) to and including the day prior to the current Distribution
Date.

          "CURRENT INTEREST" with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the
Pass-Through Rate for the applicable Accrual Period on the Certificate Principal
Balance of the class immediately prior to the Distribution Date.

          "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate and, with respect to any
Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. As of the Initial Cut-off Date, the weighted average Expense Fee Rate is expected to equal approximately 0.509% per annum.

          "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

               (a) Current Interest for such class with respect to prior
          Distribution Dates over

               (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

          "INTEREST DETERMINATION DATE" means for the Adjustable Rate
Certificates, the second LIBOR Business Day preceding the commencement of each
Accrual Period.

          "INTEREST FUNDS" means for any Loan Group and any Distribution Date,
(1) the Interest Remittance Amount for that Loan Group and the Distribution
Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group.

          "INTEREST REMITTANCE AMOUNT" means with respect to each Loan Group and any Distribution Date:

               (a) the sum, without duplication, of:

                                      S-52

                    (1) all scheduled interest collected during the related Due
               Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

                    (2) all interest on prepayments, other than Prepayment
               Interest Excess,

                    (3) all Advances relating to interest,

                    (4) all Compensating Interest,

                    (5) all Liquidation Proceeds collected during the related
               Due Period (to the extent that the Liquidation Proceeds relate to interest), and

                    (6) the allocable portion of any Seller Shortfall Interest
               Requirement, less

               (b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

          "NET RATE CAP" for each Distribution Date means:

          (i) with respect to the Class 1-A Certificates, the weighted average
Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap
Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for
such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period) plus any amounts on deposit in the Pre-Funding Account in respect of
Loan Group 1 as of the first day of that Due Period,

          (ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group
2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related
Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap
Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit
with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap
Termination Payment due to a Swap Counterparty Trigger Event) and (y) a
fraction, the numerator of which is the Interest Funds for Loan Group 2 for such
Distribution Date, and the denominator of which is the Interest Funds for Loan
Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage
Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding
Account in respect of Loan Group 2 as of the first day of that Due Period, and

                                      S-53

          (iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Cap for the Class 1-A and Class 2-A
Certificates (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the
related Loan Group and the amount on deposit in the Pre-Funding Account in respect of that Loan Group) over the outstanding aggregate Certificate Principal
Balance of the Class 1-A and Class 2-A Certificates, respectively.

          "NET RATE CARRYOVER" for a class of interest-bearing certificates on any Distribution Date means the excess of:

               (1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net
          Rate Cap, over

               (2) the amount of interest the class accrued on the Distribution
          Date based on the applicable Net Rate Cap,

          plus the unpaid portion of this excess from prior Distribution Dates
(and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

          "PASS-THROUGH MARGIN" for each class of Adjustable Rate Certificates means the following:

                                                                   (1)      (2)
                                                                  -----   -----
Class 1-A......................................................   0.140%  0.280%
Class 2-A-1....................................................   0.060%  0.120%
Class 2-A-2....................................................   0.160%  0.320%
Class 2-A-3....................................................   0.250%  0.500%
Class M-1......................................................   0.330%  0.495%
Class M-2......................................................   0.340%  0.510%
Class M-3......................................................   0.350%  0.525%
Class M-4......................................................   0.400%  0.600%
Class M-5......................................................   0.420%  0.630%
Class M-6......................................................   0.500%  0.750%
Class M-7......................................................   0.900%  1.350%
Class M-8......................................................   1.200%  1.800%
Class M-9......................................................   2.500%  3.750%
Class B........................................................   2.700%  4.050%

(1)  For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)  For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

          "PASS-THROUGH RATE" with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

               (1) One-Month LIBOR for the Accrual Period (calculated as
          described below under "-- Calculation of One-Month LIBOR") plus the
          Pass-Through Margin for the class and Accrual Period, and

               (2) the applicable Net Rate Cap for the related Distribution
          Date.

          "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the
Distribution Date in each of October 2006, November 2006 and December 2006 means the sum of:

                                      S-54

               (a) the product of (1) the excess of the aggregate Stated
          Principal Balance for the Distribution Date of all the Mortgage Loans
          in the Mortgage Pool (including the Subsequent Mortgage Loans, if any)
          owned by the issuing entity at the beginning of the related Due
          Period, over the aggregate Stated Principal Balance for the
          Distribution Date of the Mortgage Loans (including the Subsequent
          Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any)
          (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12; and

               (b) the product of (1) the amount on deposit in the Pre-Funding
          Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage
          Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due
          Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12.

          "TRUSTEE FEE RATE" means a rate equal to 0.009% per annum.

          Definitions related to Principal Calculations and Distributions.

          "CLASS 1-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
means the product of (x) the Class A Principal Distribution Target Amount and
(y) a fraction, the numerator of which is the Class 1-A Principal Distribution
Target Amount and the denominator of which is the sum of the Class 1-A Principal
Distribution Target Amount and the Class 2-A Principal Distribution Target
Amount.

          "CLASS 1-A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date means the excess of:

               (1) the Certificate Principal Balance of the Class 1-A
          Certificates immediately prior to the Distribution Date, over

               (2) the lesser of (i) 49.10% of the aggregate Stated Principal
          Balance of the Mortgage Loans in Loan Group 1 for the Distribution
          Date and (ii) the aggregate Stated Principal Balance of the Mortgage
          Loans in Loan Group 1 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial
          Mortgage Loans in Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1.

          "CLASS 2-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
means the product of (x) the Class A Principal Distribution Target Amount and
(y) a fraction, the numerator of which is the Class 2-A Principal Distribution
Target Amount and the denominator of which is the sum of the Class 1-A Principal
Distribution Target Amount and the Class 2-A Principal Distribution Target
Amount.

          "CLASS 2-A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date means the excess of:

               (1) the aggregate Certificate Principal Balance of the Class 2-A
          Certificates immediately prior to the Distribution Date, over

               (2) the lesser of (i) 49.10% of the aggregate Stated Principal
          Balance of the Mortgage Loans in Loan Group 2 for the Distribution
          Date and (ii) the aggregate Stated Principal Balance of the Mortgage
          Loans in Loan Group 2 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial
          Mortgage Loans in Loan Group 2 and the original Pre-Funded Amount in respect of Loan Group 2.

          "CLASS A PRINCIPAL DISTRIBUTION ALLOCATION AMOUNT" for any
Distribution Date means (a) in the case of the Class 1-A Certificates, the Class
1-A Principal Distribution Amount and (b) in the case of the Class 2-A
Certificates, the Class 2-A Principal Distribution Amount.

                                      S-55

          "CLASS A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date means the excess of:

               (1) the aggregate Certificate Principal Balance of the Class A
          Certificates immediately prior to the Distribution Date, over

               (2) the lesser of (i) 49.10% of the aggregate Stated Principal
          Balance of the Mortgage Loans for the Distribution Date and (ii) the
          aggregate Stated Principal Balance of the Mortgage Loans for the
          Distribution Date minus the OC Floor.

          "CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if
(x) the aggregate amount of Realized Losses on the Mortgage Loans from the
Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial
Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date                       Percentage
-------------------------------------   ----------------------------------------
October 2008 -- September 2009.......   1.45% with respect to October 2008, plus
                                        an additional 1/12th of 1.85% for each
                                        month thereafter through September 2009

October 2009 -- September 2010.......   3.30 with respect to October 2009, plus
                                        an additional 1/12th of 1.95% for each
                                        month thereafter through September 2010

October 2010 -- September 2011.......   5.25% with respect to October 2010, plus
                                        an additional 1/12th of 1.55% for each
                                        month thereafter through September 2011

October 2011 -- September 2012.......   6.80% with respect to October 2011, plus
                                        an additional 1/12th of 0.85% for each
                                        month thereafter through September 2012

October 2012 -- September 2013.......   7.65% with respect to October 2012, plus
                                        an additional 1/12 of 0.10% for each
                                        month thereafter through September 2013

October 2013 -- and thereafter.......   7.75%

                                      S-56

          A "DELINQUENCY TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior
Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate
Certificates:

                                Class            Percentage
                       -----------------------   ----------
                       A......................      31.43%
                       M-1....................      41.03%
                       M-2....................      54.98%
                       M-3....................      63.24%
                       M-4....................      76.56%
                       M-5....................      94.12%
                       M-6....................     112.68%
                       M-7....................     142.86%
                       M-8....................     172.04%
                       M-9....................     238.81%
                       B......................     421.05%

          "EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date, is
the excess, if any, of the Overcollateralized Amount for the Distribution Date
over the Overcollateralization Target Amount for the Distribution Date.

          "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution
Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2)
the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that
Distribution Date.

          The "FINAL MATURITY OC TRIGGER" will be in effect with respect to any
Distribution Date on or after the Distribution Date in October 2026 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve
Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that
Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the outstanding Stated
Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

          "GROUP 1 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution
Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

          "GROUP 2 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution
Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

                                      S-57

          "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of Subordinate Certificates means the respective percentages indicated in the following table:

                                     Initial Target   Stepdown Target
                                      Subordination    Subordination
                                       Percentage        Percentage
                                     --------------   ---------------
           Class M-1..............       19.50%            39.00%
           Class M-2..............       14.55%            29.10%
           Class M-3..............       12.65%            25.30%
           Class M-4..............       10.45%            20.90%
           Class M-5..............        8.50%            17.00%
           Class M-6..............        7.10%            14.20%
           Class M-7..............        5.60%            11.20%
           Class M-8..............        4.65%             9.30%
           Class M-9..............        3.35%             6.70%
           Class B................        1.90%             3.80%

          The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate
Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial
Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the
original Pre-Funded Amount.

          "OC FLOOR" means an amount equal to 0.50% of the sum of the Initial
Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

          "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any
Distribution Date means the amount, if any, by which the Overcollateralization
Target Amount exceeds the Overcollateralized Amount on the Distribution Date
(after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount)
on the Distribution Date).

          "OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is
an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for Loan Group 1
and Loan Group 2 for the Distribution Date.

          "OVERCOLLATERALIZATION TARGET AMOUNT" with respect to any Distribution
Date means (a) prior to the Stepdown Date, an amount equal to 1.90% of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.80% of the aggregate Stated Principal Balance of the Mortgage
Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the
Overcollateralization Target Amount will be the Overcollateralization Target
Amount as in effect for the prior Distribution Date.

          "OVERCOLLATERALIZED AMOUNT" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the
Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as
of the Distribution Date (after giving effect to distribution of the Principal
Remittance Amounts to be made on the Distribution Date and, in the case of the
Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

          "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date and a Loan Group means the sum of:

                                      S-58

               (1) the Principal Remittance Amount for the Loan Group for the
          Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution
          Date,

               (2) the Extra Principal Distribution Amount for the Loan Group
          for the Distribution Date, and

               (3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the
          Pre-Funding Account at the end of the Funding Period (net of any
          investment income therefrom) allocable to the Loan Group.

               minus

               (4) (a) the Group 1 Overcollateralization Reduction Amount for
          the Distribution Date, in the case of Loan Group 1, and (b) the Group
          2 Overcollateralization Reduction Amount for the Distribution Date, in
          the case of Loan Group 2.

          "PRINCIPAL REMITTANCE AMOUNT" with respect to each Loan Group and any
Distribution Date means:

               (a) the sum, without duplication, of:

                    (1) the scheduled principal collected during the related Due
               Period or advanced with respect to the Distribution Date,

                    (2) prepayments collected in the related Prepayment Period,

                    (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

                    (4) the amount, if any, by which the aggregate unpaid
               principal balance of any Replacement Mortgage Loans delivered by
               Countrywide Home Loans in connection with a substitution of a
               Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

                    (5) all Liquidation Proceeds (to the extent that the
               Liquidation Proceeds relate to principal) and Subsequent
               Recoveries collected during the related Due Period, less

               (b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

          "REALIZED LOSS" means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated
Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted
Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged
Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (ii) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the
Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

                                      S-59

          "ROLLING SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution
Date on or after the Stepdown Date, means the average of the Sixty-Day
Delinquency Rates for the Distribution Date and the two immediately preceding
Distribution Dates.

          "SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

               (1) the numerator of which is the excess of:

                    (a) the aggregate Stated Principal Balance of the Mortgage
               Loans for the preceding Distribution Date over

                    (b) (i) before the Certificate Principal Balances of the
               Class A Certificates have been reduced to zero, the sum of the
               Certificate Principal Balances of the Class A Certificates, or
               (ii) after the Certificate Principal Balances of the Class A
               Certificates have been reduced to zero, the Certificate Principal
               Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date,
               and

               (2) the denominator of which is the aggregate Stated Principal
          Balance of the Mortgage Loans for the preceding Distribution Date.

          "SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the
Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the
Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO
Properties) and the denominator of which is the aggregate Stated Principal
Balance for the Distribution Date of all Mortgage Loans.

          "STEPDOWN DATE" is the earlier to occur of:

               (a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A
          Certificates is reduced to zero, and

               (b) the later to occur of (x) the Distribution Date in October
          2009 and (y) the first Distribution Date on which the aggregate
          Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 49.10% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

          "SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for each class of
Subordinate Certificates and Distribution Date means the excess of:

               (1) the sum of:

                    (a) the aggregate Certificate Principal Balance of the Class
               A Certificates (after taking into account distribution of the
               Class 1-A Principal Distribution Amount and Class 2-A Principal
               Distribution Amount for the Distribution Date),

                    (b) the aggregate Certificate Principal Balance of any
               classes of Subordinate Certificates that are senior to the subject class (in each case, after taking into account
               distribution of the Subordinate Class Principal Distribution
               Amount(s) for the senior class(es) of Certificates for the
               Distribution Date), and

                                      S-60

                    (c) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution
               Date over

               (2) the lesser of (a) the product of (x) 100% minus the Stepdown
          Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal
          Balance of the Mortgage Loans for the Distribution Date minus the OC
          Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

          "TRIGGER EVENT" with respect to any Distribution Date on or after the
Stepdown Date means either a Delinquency Trigger Event with respect to that
Distribution Date or a Cumulative Loss Trigger Event with respect to that
Distribution Date.

          "UNPAID REALIZED LOSS AMOUNT" means for any class of Certificates, (x)
the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

DEPOSITS TO THE CERTIFICATE ACCOUNT

          The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

               (1) all payments on account of principal, including Principal
          Prepayments, on the Mortgage Loans,

               (2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the
          Mortgage Loans, net of the related Master Servicing Fees on the
          Mortgage Loans and net of Prepayment Interest Excess,

               (3) all Insurance Proceeds, Liquidation Proceeds and Subsequent
          Recoveries,

               (4) all payments made by the Master Servicer in respect of
          Compensating Interest,

               (5) all payments made by a Seller in connection with the
          repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the
          Pooling and Servicing Agreement,

               (6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

               (7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

               (8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
          Account,

                                      S-61

               (9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

               (10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

               (11) all Advances.

          On the Business Day prior to the Master Servicer Advance Date in each of October 2006, November 2006 and December 2006, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the
Certificate Account, the Seller Shortfall Interest Requirement (if any) for the
related Distribution Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer.
For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing
And Amount Of Distributions On The Securities" in the prospectus.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

          The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

               (1) to pay to the Master Servicer the Master Servicing Fees on
          the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans --
          Adjustment to Master Servicing Fee in Connection With Certain Prepaid
          Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest
          Excess for the related Prepayment Period,

               (2) to reimburse the Master Servicer and the Trustee for
          Advances, which right of reimbursement with respect to any Mortgage
          Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds
          or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

               (3) to reimburse the Master Servicer and the Trustee for any
          Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer's certificate indicating the amount of the nonrecoverable Advances and identifying the related
          Mortgage Loan(s), and their respective portions of the nonrecoverable
          Advances),

               (4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

               (5) to pay to the Master Servicer any unpaid Master Servicing
          Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies ("SERVICING ADVANCES"), which right of
          reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of

                                      S-62

          these costs and expenses (or Liquidation Proceeds or Subsequent
          Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

               (6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

               (7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the
          Principal Remittance Amount on the related Distribution Account
          Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

               (8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

               (9) to clear and terminate the Certificate Account upon
          termination of the Pooling and Servicing Agreement.

          In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate
Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

          The Master Servicer is required to maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6)
above.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

          The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

               (1) the aggregate amount remitted by the Master Servicer to the
          Trustee,

               (2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution
          Account, and

               (3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

          The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

               (1) to pay the Trustee Fee to the Trustee,

                                      S-63

               (2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

               (3) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

               (4) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under "--Withdrawals from the Certificate Account",

               (5) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under
          "--Withdrawals from the Certificate Account", and

               (6) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

          There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

          Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the
Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See " -- Reports to
Certificateholders" in this prospectus supplement. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

          The Certificate Account, the Distribution Account and the Pre-Funding
Account. All funds in the Certificate Account, the Distribution Account and the
Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

          o    the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

          o    the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of
               Countrywide Home Loans and will be remitted to Countrywide Home
               Loans as described herein.

          The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the
Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans' own
funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding
Account and made in accordance with the Pooling and Servicing Agreement.

                                      S-64

          Carryover Reserve Fund and Credit Comeback Excess Account. Funds in
the Carryover Reserve Fund and in the Credit Comeback Excess Account may be
invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

          If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the
Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their
Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the
Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or
Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the
Carryover Reserve Fund or Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

          Swap Account. Funds in the Swap Account will not be invested.

          Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The
Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity
Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

THE SWAP ACCOUNT

          The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the "SWAP ACCOUNT") on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each
Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date
(and, if necessary, any portion of the Principal Remittance Amount for Loan
Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap
Contract, each as described below under "-- The Swap Contract". With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract".

                                      S-65

FEES AND EXPENSES

          The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

    TYPE / RECIPIENT (1)                      AMOUNT                  GENERAL PURPOSE         SOURCE (2)          FREQUENCY
---------------------------   -------------------------------------   ---------------   ---------------------   ------------

FEES

Master Servicing Fee /        One-twelfth of the Servicing Fee Rate   Compensation      Collections with             Monthly
Master Servicer               multiplied by the Stated Principal                        respect to each
                              Balance of each Mortgage Loan (3)                         Mortgage Loan and any
                                                                                        Liquidation Proceeds
                                                                                        or Subsequent
                                                                                        Recoveries

Additional Servicing          o    Prepayment Interest Excess (4)     Compensation      Interest collections    Time to time
Compensation / Master                                                                   with respect to each
Servicer                                                                                Mortgage Loan

                              o    All late payment fees,             Compensation      Payments made by        Time to time
                                   assumption fees and other                            obligors with respect
                                   similar charges (excluding                           to the Mortgage Loans
                                   prepayment charges)

                              o    All investment income earned on    Compensation      Investment income            Monthly
                                   amounts on deposit in the                            related to the
                                   Certificate Account and                              Certificate Account
                                   Distribution Account                                 and Distribution
                                                                                        Account

                              o    Excess Proceeds (5)                Compensation      Liquidation Proceeds    Time to time
                                                                                        and Subsequent
                                                                                        Recoveries with
                                                                                        respect to each
                                                                                        liquidated Mortgage
                                                                                        Loan

Trustee Fee (the "TRUSTEE     One-twelfth of the Trustee Fee Rate     Compensation      Interest Remittance          Monthly
FEE") / Trustee               multiplied by the sum of (i) the                          Amount
                              aggregate Stated Principal Balance of
                              the outstanding Mortgage Loans and
                              (ii) any amounts remaining in the
                              Pre-Funding Account (excluding any
                              investment earnings thereon) (6)

EXPENSES

Net Swap Payments /           Net Swap Payments (7)                   Expense           Interest Funds for           Monthly
Swap Counterparty                                                                       Loan Group 1 and Loan
                                                                                        Group 2 and, to the
                                                                                        extent that Interest
                                                                                        Funds are not
                                                                                        sufficient, the
                                                                                        Principal Remittance
                                                                                        Amount for Loan Group
                                                                                        1 and Loan Group 2

Swap Termination Payment /    The Swap Termination Payment to which   Expense           Interest Funds for      Time to time
Swap Counterparty             the Swap Counterparty may be entitled                     Loan Group 1 and Loan
                              in the event of an early termination                      Group 2 and, to the
                              of the Swap Contract                                      extent that Interest
                                                                                        Funds are not
                                                                                        sufficient, the
                                                                                        Principal Remittance
                                                                                        Amount for Loan Group
                                                                                        1 and Loan Group 2
                                                                                        (8)

                                      S-66

    TYPE / RECIPIENT (1)                      AMOUNT                  GENERAL PURPOSE         SOURCE (2)          FREQUENCY
---------------------------   -------------------------------------   ---------------   ---------------------   ------------

Insurance premiums /          Insurance premium(s) for Mortgage       Expense           Interest collections         Monthly
Mortgage Insurer              Loan(s) covered by lender-paid                            on the related
                              mortgage insurance policies                               Mortgage Loan(s)

Insurance expenses /          Expenses incurred by the Master         Reimbursement     To the extent the       Time to time
Master Servicer               Servicer                                of Expenses       expenses are covered
                                                                                        by an insurance
                                                                                        policy with respect
                                                                                        to the Mortgage Loan

Servicing Advances /          To the extent of funds available, the   Reimbursement     With respect to each    Time to time
Master Servicer               amount of any Servicing Advances.       of Expenses       Mortgage Loan, late
                                                                                        recoveries of the
                                                                                        payments of the costs
                                                                                        and expenses,
                                                                                        Liquidation Proceeds,
                                                                                        Subsequent
                                                                                        Recoveries, purchase
                                                                                        proceeds or
                                                                                        repurchase proceeds
                                                                                        for that Mortgage
                                                                                        Loan (9)

Indemnification expenses /    Amounts for which the Sellers, the      Indemnification   Amounts on deposit on        Monthly
the Sellers, the Master       Master Servicer, the NIM Insurer and                      the Certificate
Servicer, the NIM Insurer     Depositor are entitled to                                 Account on any
and the Depositor             indemnification (10)                                      Distribution Account
                                                                                        Deposit Date,
                                                                                        following the
                                                                                        transfer to the
                                                                                        Distribution Account

----------
(1)  If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. See "-- Amendment" in this prospectus supplement.

(2)  Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the
     Master Servicer) prior to distributions on the Certificates.

(3)  The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum.
     The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under "Servicing of the Mortgage Loans --
     Adjustment to Master Servicing Fee in Connection With Certain Prepaid
     Mortgage Loans".

(4)  Prepayment Interest Excess is described above in the prospectus supplement under "Servicing of the Mortgage Loans -- Servicing Compensation and
     Payment of Expenses".

(5)  Excess Proceeds is described above in this prospectus supplement under "--
     Glossary of Terms -- General Definitions".

(6)  The Trustee Fee Rate will equal 0.009% per annum.

(7)  The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under
     "Description of the Certificates -- The Swap Contract".

                                      S-67

(8)  Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under "Description of the
     Certificates -- Overcollateralization Provisions".

(9)  Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
     Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(10) Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor
     are entitled to indemnification of certain expenses as described in this prospectus supplement under "-- Certain Matters Regarding the Master
     Servicer, the Depositor, the Sellers and the NIM Insurer".

                                      S-68

DISTRIBUTIONS

          General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

          Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal
Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities;
provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the
Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

          On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P
Certificates.

          Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual
Period, and in the case of the Senior Certificates, any Interest Carry Forward
Amount. For each class of Subordinate Certificates, any Interest Carry Forward
Amount will be payable only from excess cashflow (if any) as and to the extent described under "-- Overcollateralization Provisions".

          All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

          The Pass-Through Rates for the Adjustable Rate Certificates are
variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. On each
Distribution Date, the Pass-Through Rate for each class of Adjustable Rate
Certificates will be subject to the applicable Net Rate Cap. See the related definitions in "-- Glossary of Terms -- Definitions related to Interest
Calculations and Distributions" for a more detailed understanding as to how the
Net Rate Cap is calculated, and applied to the Pass-Through Rate.

          If on any Distribution Date, the Pass-Through Rate for a class of
Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this prospectus supplement under "-- Overcollateralization Provisions", and from payments (if any) allocated to the issuing entity in respect of the Swap
Contract that are available for that purpose.

          On each Distribution Date, the Interest Funds for that Distribution
Date are required to be distributed in the following order of priority, until those Interest Funds have been fully distributed:

               (1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity
          Reserve Fund, the Required Final Maturity Deposit,

               (2) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment
          (other than a Swap Termination Payment due to a Swap Counterparty
          Trigger Event) payable to the Swap Counterparty with respect to such
          Distribution Date;

               (3) concurrently:

                                      S-69

                    (a) from the Interest Funds for Loan Group 1, to the Class
               1-A Certificates, the Current Interest and Interest Carry Forward
               Amount for that class,

                    (b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and
               Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

               (4) from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining
          Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 3(a) and 3(b) above, pro rata based on the Certificate
          Principal Balances thereof, to the extent needed to pay any Current
          Interest and Interest Carry Forward Amount for each such class.
          Interest Funds remaining after such allocation to pay any Current
          Interest and Interest Carry Forward Amount based on the Certificate
          Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest
          Carry Forward Amount,

               (5) from the remaining Interest Funds for both Loan Groups, sequentially:

                    (a) sequentially, to the Class M-1, Class M-2, Class M-3,
               Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9
               and Class B Certificates, in that order, the Current Interest for that class, and

                    (b) any remainder as part of the Excess Cashflow to be
               allocated as described under "--Overcollateralization Provisions"
               below.

          Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution
Date occurs on or after the Stepdown Date and, on or after that date, whether a
Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior
Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

          On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior
Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date.
The amount to be distributed as principal on each Distribution Date are described in more detail under "-- Glossary of Terms -- Definitions related to
Principal Calculations and Distributions" in this prospectus supplement.

          On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the
Principal Distribution Amount exclusive of the portion thereof consisting of the
Extra Principal Distribution Amount being applied first and the Extra Principal
Distribution Amount being applied thereafter):

               (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

                    (A) concurrently:

                         (i) from the Principal Distribution Amount for Loan
                    Group 1, sequentially:

                                      S-70

                              (a) to the Class 1-A Certificates, until the
                         Certificate Principal Balance thereof is reduced to
                         zero, and

                              (b) to the classes of Class 2-A Certificates
                         (after the distribution of the Principal Distribution
                         Amount from Loan Group 2 as provided in clause
                         (1)(A)(ii)(a) below), in the amounts and order of
                         priority set forth in clause (3) below, until the
                         Certificate Principal Balances thereof are reduced to
                         zero,

                         (ii) from the Principal Distribution Amount for Loan
                    Group 2, sequentially:

                              (a) to the classes of Class 2-A Certificates, in
                         the amounts and order of priority set forth in clause
                         (3) below, until the Certificate Principal Balances
                         thereof are reduced to zero, and

                              (b) to the Class 1-A Certificates (after the
                         distribution of the Principal Distribution Amount from
                         Loan Group 1 as provided in clause (1)(A)(i)(a) above),
                         until the Certificate Principal Balance thereof is
                         reduced to zero,

                    (B) from the remaining Principal Distribution Amounts for
               both Loan Groups, sequentially:

                         (i) sequentially, to the Class M-1, Class M-2, Class
                    M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,
                    Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is
                    reduced to zero, and

                         (ii) any remainder as part of the Excess Cashflow to be
                    allocated as described under "--Overcollateralization
                    Provisions" below.

               (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal
          Distribution Amounts for both Loan Groups, sequentially:

                    (A) in an amount up to the Class A Principal Distribution
               Target Amount, pro rata based on the related Class A Principal
               Distribution Allocation Amount for the Class 1-A and Class 2-A
               Certificates, concurrently:

                         (i) to the Class 1-A Certificates, in an amount up to
                    the Class 1-A Principal Distribution Amount, until the
                    Certificate Principal Balance thereof is reduced to zero,
                    and

                         (ii) to the classes of Class 2-A Certificates, in an
                    amount up to the Class 2-A Principal Distribution Amount,
                    allocated in the amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

                    provided, however, that if (a) the Certificate Principal
               Balance of the Class 1-A Certificates and/or (b) the aggregate
               Certificate Principal Balance of the Class 2-A Certificates is
               reduced to zero, then any remaining unpaid Class A Principal
               Distribution Target Amount will be distributed to the remaining classes of Senior Certificates after distributions from clauses
               (i) and (ii) above (and, in the case of the Class 2-A
               Certificates, in the amounts and order of priority described in clause (3) below), until the Certificate Principal Balance(s)
               thereof is/are reduced to zero,

                    (B) sequentially, to the Class M-1, Class M-2, Class M-3,
               Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9
               and Class B Certificates, in that order, the Subordinate Class
               Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

                                      S-71

                    (C) any remainder as part of the Excess Cashflow to be
               allocated as described under "--Overcollateralization Provisions"
               below.

               (3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2 and Class
          2-A-3 Certificates, in that order, until the Certificate Principal
          Balance thereof is reduced to zero.

          Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate
Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing
Date for the purposes of making distributions on the Class A-R and Class P
Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class
A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as
described above) and payments to the Swap Counterparty (each as described above)
and the Class C Certificates (as provided in the Pooling and Servicing
Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

          On the Closing Date, it is expected that the sum of the Initial
Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable
Rate Certificates by approximately $17,100,000, which is approximately 1.90% of the sum of the Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount.

          The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the
Adjustable Rate Certificates. As a result, interest collections on the Mortgage
Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity's expenses related to that Loan Group (including any Net Swap
Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts and to fund the Final
Maturity Reserve Fund in the amounts and the priorities described below.

          The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (5)(b) in "--Distributions
-- Distributions of Interest" and clause (1)(B)(ii) or (2)(C), as applicable, in
"-- Distributions -- Distributions of Principal" and (ii) the
Overcollateralization Reduction Amount for that Distribution Date, if any.

          With respect to any Distribution Date, any Excess Cashflow and, in the
case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized
Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback
Excess Account and available for such Distribution Date ("CREDIT COMEBACK EXCESS
CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Credit Comeback
Excess Cashflow, if applicable, and second to the extent of the remaining Excess
Cashflow:

          1.   to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable to those holders as part of the related Principal Distribution Amount as described under "--Distributions--Distributions of Principal" above;

                                      S-72

          2.   concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

          3.   sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
               Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
               Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

          4.   to each class of Adjustable Rate Certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net
               Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of
               Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on
               Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

          5.   to the Carryover Reserve Fund, in an amount equal to the Required
               Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

          6.   if the Final Maturity OC Trigger is in effect, sequentially, in the following order of priority: (i) to the classes of Class A
               Certificates, pro rata, based on the Class A-1 Principal
               Distribution Amount (in the case of clause (x)) and the Class 2-A
               Principal Distribution Amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the
               Certificate Principal Balance thereof is reduced to zero, and (y)
               sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3
               Certificates, in that order, in each case until the Certificate
               Principal Balance thereof is reduced to zero; provided, however, that any amounts remaining after such allocation based on the
               Class 1-A Principal Distribution Amount and the Class 2-A
               Principal Distribution Amount will be distributed to the
               outstanding Class 1-A Certificates or the outstanding classes of
               Class 2-A Certificates, as the case may be, pursuant to clause
               (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
               M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in
               that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

          7.   to the Swap Account, in an amount equal to any Swap Termination
               Payment due to the Swap Counterparty as a result of a Swap
               Counterparty Trigger Event; and

          8.   to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

          Following the distributions pursuant to the preceding paragraph, the
Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap Contract".

THE SWAP CONTRACT

          Countrywide Home Loans has entered into an interest rate swap transaction with Lehman Brothers Special Financing Inc. (the "SWAP
COUNTERPARTY"), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the "SWAP CONTRACT"). The Swap Contract is subject to certain ISDA definitions. The obligations of the Swap Counterparty will be fully and unconditionally guaranteed by Lehman Brothers Holdings Inc. (the "SWAP
GUARANTOR") pursuant to a guaranty in favor of Countrywide Home Loans (the "SWAP
GUARANTY"). In addition, on the Closing Date, Countrywide Home Loans and the
Swap Counterparty will execute an ISDA Master Agreement. On the Closing Date,
Countrywide Home Loans will assign its rights under the Swap Contract and the
Swap Guaranty to The Bank of New York, as swap contract administrator (in such capacity, the "SWAP CONTRACT ADMINISTRATOR"), and Countrywide Home Loans, the
Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the "SWAP
CONTRACT

                                      S-73

ADMINISTRATION AGREEMENT") pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee
(acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the
Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

          With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Contract Administrator to the
Swap Counterparty under the Swap Contract will equal the product of:

          (i) a fixed rate of 5.25% per annum,

          (ii) the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

          (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

          With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Counterparty to the Swap
Contract Administrator under the Swap Contract will equal the product of:

          (i) One-Month LIBOR (as determined by the Swap Counterparty),

          (ii) the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

          (iii) the actual number of days in the related calculation period, divided by 360.

          With respect to any Distribution Date, the Swap Contract Administrator
or the Swap Counterparty, as the case may be, will only be required to make a
"NET SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap
Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

          If a Net Swap Payment and/or a Swap Termination Payment (other than a
Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such
Net Swap Payment or Swap Termination Payment as described under clause (1) under
"-- Distributions -- Distributions of Interest" above (and to the extent that
Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group
2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap
Termination Payment due to the Swap Counterparty) and deposit the amount of such
Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

          In the event that a Swap Termination Payment due to a Swap
Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under "--
Overcollateralization Provisions --Excess Cashflow" above and remit such amount to the Swap Account maintained on behalf of the swap trust.

          In the event that a Net Swap Payment is payable from the Swap
Counterparty with respect to any Distribution Date, the Swap Contract
Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current
Interest and Interest Carry Forward

                                      S-74

Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the
Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date,
as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan
Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the
Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap
Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of
Certificates.

          If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap
Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap
Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the
Distribution Date on which the Swap Termination Payment is due to the Swap
Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap
Termination Payment due to the Swap Counterparty under the original Swap
Contract (the "ADJUSTED REPLACEMENT UPFRONT AMOUNT") will be included in the
Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement
Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap
Termination Payment was due to the Swap Counterparty under the original Swap
Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap
Counterparty, that upfront amount or Swap Termination Payment payable by the
Swap Counterparty, as the case may be, will be retained by the Swap Contract
Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination
Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap
Termination Payment paid by a Swap Counterparty, will be distributed to
Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

          Following the distributions of Excess Cashflow and Credit Comeback
Excess Cashflow as described under " -- Overcollateralization Provisions
--Excess Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

               (1) to the Swap Contract Administrator for payment to the Swap
          Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

               (2) to the Swap Contract Administrator for payment to the Swap
          Counterparty, any Swap Termination Payment (other than a Swap
          Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

               (3) concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

               (4) sequentially, to the Class M-1, Class M-2, Class M-3, Class
          M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
          Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the
          class;

                                      S-75

               (5) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and
          Credit Comeback Excess Cashflow as described above under " --
          Overcollateralization Provisions" payable to such holders of each such class in the same manner in which the Extra Principal Distribution
          Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under " --
          Overcollateralization Provisions -- Excess Cashflow" above;

               (6) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate
          Carryover;

               (7) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss
          Amount for the class;

               (8) sequentially, to the Class M-1, Class M-2, Class M-3, Class
          M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
          Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

               (9) to the Swap Contract Administrator for payment to the Swap
          Counterparty, only to the extent necessary to cover any Swap
          Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

          The "SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the "SWAP CONTRACT TERMINATION DATE" for the Swap Contract.

     MONTH OF        SWAP CONTRACT
   DISTRIBUTION         NOTIONAL
       DATE           BALANCE ($)
------------------   -------------
October 2006......    675,000,000
November 2006.....    668,964,400
December 2006.....    662,193,400
January 2007......    654,695,000
February 2007.....    646,480,200
March 2007........    637,562,500
April 2007........    627,958,500
May 2007..........    617,954,300
June 2007.........    607,306,500
July 2007.........    596,039,400
August 2007.......    584,180,400
September 2007....    571,759,200
October 2007......    558,807,800
November 2007 ....    545,771,200
December 2007.....    532,257,500
January 2008......    518,306,100
February 2008.....    503,986,500
March 2008........    489,506,300
April 2008........    474,921,900
May 2008..........    460,839,200
June 2008.........    447,258,000
July 2008.........    434,162,300
August 2008.......    421,536,600
September 2008....    409,365,700
October 2008......    389,344,600
November 2008.....    369,985,400
December 2008.....    351,357,900
January 2009......    333,758,600
February 2009.....    317,127,600
March 2009........    301,408,600
April 2009........    291,770,400
May 2009..........    282,461,200
June 2009.........    273,450,500
July 2009.........    264,456,500
August 2009.......    255,769,800
September 2009....    118,427,900
October 2009......    115,875,100
November 2009.....    113,299,400
December 2009.....    111,055,300
January 2010......    108,741,300
February 2010.....    106,944,000
March 2010........    105,230,500
April 2010 .......    103,193,600
May 2010..........    101,245,500
June 2010 ........     99,293,800
July 2010.........     97,426,000
August 2010.......     95,548,000
September 2010....     93,748,000
October 2010......     92,122,200
November 2010.....     90,427,700
December 2010.....     88,896,300
January 2011......     87,260,900
February 2011.....     85,945,100
March 2011........     84,652,700
April 2011........     83,140,400
May 2011..........     81,717,400
June 2011.........     80,316,800
July 2011.........     78,998,900
August 2011.......     77,670,100
September 2011....     76,242,100
October 2011......     74,416,300
November 2011.....     72,677,300
December 2011.....     71,219,400
January 2012......     69,778,400
February 2012 ....     68,685,900
March 2012 .......     67,518,100
April 2012 .......     66,215,300
May 2012 .........     65,031,900
June 2012 ........     63,844,100
July 2012 ........     62,704,300
August 2012 ......     61,560,400
September 2012 ...     60,462,300
October 2012 .....     59,455,400
November 2012 ....     58,394,800
December 2012 ....     57,422,200

          A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

                                      S-76

          The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

          o    failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

          o    certain insolvency or bankruptcy events, and

          o    a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

Early termination events under the Swap Contract include, among other things:

          o    illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if
               applicable) to perform its obligations under the Swap Contract or guaranty, as applicable),

          o    a tax event (which generally relates to either party to the Swap
               Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an
               indemnifiable tax), and

          o    an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty.

          In addition to the termination events specified above, it will be a termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap
Guarantor are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from
Moody's and the unsecured, long-term senior debt obligations of the Swap
Guarantor are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, short-term debt obligations of the Swap Guarantor are rated below "A-1" by S&P or (ii) if the
Swap Guarantor does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Guarantor are rated below "A+" by
S&P (such event, a "COLLATERALIZATION EVENT"), and the Swap Counterparty does not, within 30 days, (a) cause another entity to replace the Swap Counterparty that satisfies the Swap Counterparty Ratings Requirement and that is approved by the Swap Contract Administrator on terms substantially similar to the Swap
Contract; (b) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap Counterparty Ratings Requirement, to honor the Swap
Counterparty's obligations under the Swap Contract, provided that such other person is approved by the Swap Contract Administrator; (c) post collateral satisfactory to the applicable Rating Agencies; or (d) establish any other arrangement satisfactory to the applicable Rating Agency which will be sufficient to restore the immediately prior ratings of the Swap Certificates.

          "SWAP COUNTERPARTY RATINGS REQUIREMENT" means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A+" by S&P, and (b) either (i)
the unsecured, long-term senior debt obligations of such substitute counterparty
(or its credit support provider) are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least "P-1" by Moody's (and if rated
"P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody's, the unsecured, long-term senior debt obligations of such

                                      S-77

substitute counterparty (or its credit support provider) are rated at least
"Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade).

          It will also be a termination event under the Swap Contract in the event that the Swap Guarantor fails to satisfy the following ratings criteria:
(A) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "BBB-" by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "A2" by Moody's
(including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Guarantor are rated at least "P-1" by
Moody's (including if such rating is on watch for possible downgrade) or (ii) if the Swap Guarantor does not have a short-term rating from Moody's, the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "A1" by Moody's (including if such rating is on watch for possible downgrade); and the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody's, as applicable, take the action described in either clause (a) or (b)of the second preceding paragraph.

          The rating levels and obligations following a ratings downgrade referred to in this section are determined by the Rating Agencies and may be changed by the Rating Agencies prior to the execution of the Swap Contract. As such, this summary is subject to, and qualified in its entirety by reference to, the provisions of the Swap Contract.

          Finally, an additional termination event under the Swap Contract will exist if the Swap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or
(b)(2) of Regulation AB with respect to certain reporting obligations of the
Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange
Act and Regulation AB with respect to certain reporting obligations of the
Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any rating agency.

          "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under the
Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

          The Swap Counterparty is a Delaware corporation. The Swap Counterparty is Lehman Brothers' principal dealer in a broad range of over-the-counter derivative products including interest rate, currency, credit and mortgage derivatives. The long-term, unsecured, unsubordinated debt obligations of the
Swap Guarantor are rated "A1" and "A+" by Moody's and S&P, respectively.

          The information contained in the preceding four paragraphs has been provided by the Swap Guarantor and the Swap Counterparty for use in this prospectus supplement. Neither the Swap Guarantor nor the Swap Counterparty
undertakes any obligation to update such information. Neither the Swap Guarantor nor the Swap Counterparty makes any representation regarding the Offered
Certificates or the advisability of investing in the Offered Certificates and neither makes any representation regarding, nor has it participated in the preparation of, this prospectus supplement or the accompanying prospectus other than the information contained in the preceding four paragraphs.

          The significance percentage for the Swap Contract is less than 10%.
The "SIGNIFICANCE PERCENTAGE" for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate
Certificate Principal Balance of the Swap Certificates. The "SIGNIFICANCE
ESTIMATE" of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

                                      S-78

          The Certificates do not represent an obligation of the Swap
Counterparty, the Swap Guarantor or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract, the Swap Guaranty or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty or the Swap
Guarantor in respect of their obligations under the Swap Contract, or against the Swap Contract Administrator in respect of its obligations under the Swap
Contract Administration Agreement.

          The Swap Contract, the Swap Guaranty, the Swap Contract Assignment
Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

CALCULATION OF ONE-MONTH LIBOR

          On the second LIBOR Business Day preceding the commencement of each
Accrual Period for the Adjustable Rate Certificates (each such date, an
"INTEREST DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg
Terminal for that Interest Determination Date. If such rate is not quoted on the
Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the
Trustee), One-Month LIBOR for the applicable Accrual Period will be the
Reference Bank Rate as defined in this prospectus supplement. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month
LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.
The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of all Adjustable Rate Certificates for the
Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York
City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal
Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and
"REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

               (1) with an established place of business in London,

               (2) which have been designated as such by the Trustee and

               (3) which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor
          Master Servicer.

          The establishment of One-Month LIBOR on each Interest Determination
Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

          The Pooling and Servicing Agreement will require the Trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover
Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

                                      S-79

          On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the
Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under "-- Overcollateralization Provisions"
above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the
Distribution Date (the "REQUIRED CARRYOVER RESERVE FUND DEPOSIT").

CREDIT COMEBACK EXCESS ACCOUNT

          The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the "CREDIT COMEBACK EXCESS ACCOUNT"), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate
Certificates. The Credit Comeback Excess Account will not be an asset of any
REMIC.

          On each Distribution Date, the Trustee will deposit in the Credit
Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess
Amounts received during such period will be distributed to the Adjustable Rate
Certificates to restore overcollateralization and to cover any Unpaid Realized
Loss Amounts as described under "--Overcollateralization Provisions". Any Credit
Comeback Excess Amounts remaining after the application of such amounts as described under "-- Overcollateralization Provisions" will be distributed to the
Class C Certificates and will not be available thereafter.

FINAL MATURITY RESERVE FUND

          The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the "FINAL MATURITY RESERVE FUND"), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The
Final Maturity Reserve Fund will not be an asset of the issuing entity or of any
REMIC.

          On each Distribution Date beginning on the Distribution Date in
October 2016 up to and including the Final Maturity Reserve Funding Date
(defined below), if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date)
is greater than the amount specified in the table entitled "40-Year Target
Schedule" for that Distribution Date (the "40-YEAR TARGET"), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that
Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity
Funding Cap.

          The "FINAL MATURITY RESERVE DEPOSIT" for any Distribution Date
beginning on the Distribution Date in October 2016 up to and including the Final
Maturity Reserve Funding Date will equal the lesser of (a) the product of (i)
0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date)
and (b) the excess of (i) the Final Maturity Funding Cap for such Distribution
Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to such Distribution Date.

                                      S-80

                             40-YEAR TARGET SCHEDULE

       MONTH OF             40-YEAR
   DISTRIBUTION DATE       TARGET ($)
------------------------   ----------
October 2016............   34,881,206
November 2016...........   34,400,616
December 2016...........   33,926,541
January 2017............   33,458,894
February 2017...........   32,997,588
March 2017..............   32,542,538
April 2017..............   32,093,660
May 2017................   31,650,869
June 2017...............   31,214,084
July 2017...............   30,783,223
August 2017.............   30,358,208
September 2017..........   29,938,958
October 2017............   29,525,397
November 2017...........   29,117,447
December 2017...........   28,715,032
January 2018............   28,318,079
February 2018...........   27,926,512
March 2018..............   27,540,260
April 2018..............   27,159,251
May 2018................   26,783,414
June 2018...............   26,412,680
July 2018...............   26,046,978
August 2018.............   25,686,242
September 2018..........   25,330,404
October 2018............   24,979,399
November 2018...........   24,633,161
December 2018...........   24,291,625
January 2019............   23,954,728
February 2019...........   23,622,408
March 2019..............   23,294,603
April 2019..............   22,971,252
May 2019................   22,652,294
June 2019...............   22,337,670
July 2019...............   22,027,323
August 2019.............   21,721,193
September 2019..........   21,419,225
October 2019............   21,121,362
November 2019...........   20,827,548
December 2019...........   20,537,729
January 2020............   20,251,850
February 2020...........   19,969,860
March 2020..............   19,691,705
April 2020..............   19,417,332
May 2020................   19,146,693
June 2020...............   18,879,735
July 2020...............   18,616,409
August 2020.............   18,356,666
September 2020..........   18,100,458
October 2020............   17,847,736
November 2020...........   17,598,455
December 2020...........   17,352,567
January 2021............   17,110,026
February 2021...........   16,870,787
March 2021..............   16,634,806
April 2021..............   16,402,039
May 2021................   16,172,442
June 2021...............   15,945,972
July 2021...............   15,722,588
August 2021.............   15,502,246
September 2021..........   15,284,907
October 2021............   15,070,530
November 2021...........   14,859,074
December 2021...........   14,650,501
January 2022............   14,444,771
February 2022...........   14,241,845
March 2022..............   14,041,686
April 2022..............   13,844,257
May 2022................   13,649,521
June 2022...............   13,457,440
July 2022...............   13,267,980
August 2022.............   13,081,105
September 2022..........   12,896,780
October 2022............   12,714,970
November 2022...........   12,535,641
December 2022...........   12,358,760
January 2023............   12,184,295
February 2023...........   12,012,211
March 2023..............   11,842,477
April 2023..............   11,675,061
May 2023................   11,509,932
June 2023...............   11,347,058
July 2023...............   11,186,410
August 2023.............   11,027,957
September 2023..........   10,871,670
October 2023............   10,717,519
November 2023...........   10,565,475
December 2023...........   10,415,510
January 2024............   10,267,596
February 2024...........   10,121,704
March 2024..............    9,977,809
April 2024..............    9,835,881
May 2024................    9,695,896
June 2024...............    9,557,826
July 2024...............    9,421,646
August 2024.............    9,287,330
September 2024..........    9,154,853
October 2024............    9,024,190
November 2024...........    8,895,316
December 2024...........    8,768,208
January 2025............    8,642,841
February 2025...........    8,519,192
March 2025..............    8,397,237
April 2025..............    8,276,954
May 2025................    8,158,319
June 2025...............    8,041,312
July 2025...............    7,925,909
August 2025.............    7,812,088
September 2025..........    7,699,829
October 2025............    7,589,111
November 2025...........    7,479,911
December 2025...........    7,372,211
January 2026............    7,265,989
February 2026...........    7,161,225
March 2026..............    7,057,900
April 2026..............    6,955,995
May 2026................    6,855,489
June 2026...............    6,756,364
July 2026...............    6,658,602
August 2026.............    6,562,183
September 2026..........    6,467,091
October 2026............    6,373,305
November 2026...........    6,280,810
December 2026...........    6,189,587
January 2027............    6,099,619
February 2027...........    6,010,890
March 2027..............    5,923,382
April 2027..............    5,837,078
May 2027................    5,751,964
June 2027...............    5,668,021
July 2027...............    5,585,235
August 2027.............    5,503,590
September 2027..........    5,423,070
October 2027............    5,343,660
November 2027...........    5,265,345
December 2027...........    5,188,111
January 2028............    5,111,941
February 2028...........    5,036,823
March 2028..............    4,962,741
April 2028..............    4,889,683
May 2028................    4,817,633
June 2028...............    4,746,578
July 2028...............    4,676,505
August 2028.............    4,607,400
September 2028..........    4,539,250
October 2028............    4,472,042
November 2028...........    4,405,764
December 2028...........    4,340,402
January 2029............    4,275,945
February 2029...........    4,212,380
March 2029..............    4,149,694
April 2029..............    4,087,877
May 2029................    4,026,916
June 2029...............    3,966,799
July 2029...............    3,907,516
August 2029.............    3,849,054
September 2029..........    3,791,402
October 2029............    3,734,551
November 2029...........    3,678,488
December 2029...........    3,623,203
January 2030............    3,568,685
February 2030...........    3,514,924
March 2030..............    3,461,910
April 2030..............    3,409,633
May 2030................    3,358,082
June 2030...............    3,307,247
July 2030...............    3,257,120
August 2030.............    3,207,690
September 2030..........    3,158,947
October 2030............    3,110,883
November 2030...........    3,063,489
December 2030...........    3,016,754
January 2031............    2,970,670
February 2031...........    2,925,229
March 2031..............    2,880,421
April 2031..............    2,836,238
May 2031................    2,792,671
June 2031...............    2,749,712
July 2031...............    2,707,353
August 2031.............    2,665,586
September 2031..........    2,624,402
October 2031............    2,583,794
November 2031...........    2,543,753
December 2031...........    2,504,272
January 2032............    2,465,343
February 2032...........    2,426,960
March 2032..............    2,389,113
April 2032..............    2,351,797
May 2032................    2,315,004
June 2032...............    2,278,726
July 2032...............    2,242,957
August 2032.............    2,207,689
September 2032..........    2,172,917
October 2032............    2,138,632
November 2032...........    2,104,830
December 2032...........    2,071,502

                                      S-81

       MONTH OF             40-YEAR
   DISTRIBUTION DATE       TARGET ($)
------------------------   ----------
January 2033............    2,038,642
February 2033...........    2,006,244
March 2033..............    1,974,303
April 2033..............    1,942,810
May 2033................    1,911,761
June 2033...............    1,881,150
July 2033...............    1,850,969
August 2033.............    1,821,215
September 2033..........    1,791,880
October 2033............    1,762,958
November 2033...........    1,734,445
December 2033...........    1,706,335
January 2034............    1,678,622
February 2034...........    1,651,300
March 2034..............    1,624,365
April 2034..............    1,597,812
May 2034................    1,571,634
June 2034...............    1,545,826
July 2034...............    1,520,385
August 2034.............    1,495,304
September 2034..........    1,470,579
October 2034............    1,446,205
November 2034...........    1,422,177
December 2034...........    1,398,490
January 2035............    1,375,140
February 2035...........    1,352,122
March 2035..............    1,329,431
April 2035..............    1,307,064
May 2035................    1,285,015
June 2035...............    1,263,280
July 2035...............    1,241,856
August 2035.............    1,220,737
September 2035..........    1,199,919
October 2035............    1,179,399
November 2035...........    1,159,172
December 2035...........    1,139,235
January 2036............    1,119,582
February 2036...........    1,100,211
March 2036..............    1,081,118
April 2036..............    1,062,299
May 2036................    1,043,749
June 2036...............    1,025,465
July 2036...............    1,007,445
August 2036.............      989,683
September 2036..........      972,177

          The "FINAL MATURITY FUNDING CAP" for any Distribution Date beginning with the Distribution Date in October 2016 will equal the lesser of (i) the aggregate Certificate Principal Balance of the Adjustable Rate Certificates
immediately prior to that Distribution Date and (ii) the aggregate Stated
Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period).

          The "FINAL MATURITY RESERVE FUNDING DATE" is the earlier of (i) the
Distribution Date on which the amount on deposit in the Final Maturity Reserve
Fund is equal to the Final Maturity Funding Cap and (ii) the Distribution Date
in September 2036.

          On the Distribution Date in September 2036, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order of priority:

               (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause
          (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) to the Class 1-A Certificates, until the
          Certificate Principal Balance thereof is reduced to zero, and (y)
          sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3
          Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal
          Distribution Amount and the Class 2-A Principal Distribution Amount
          will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

               (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class
          M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
          Certificates, in that order, in each case until the Certificate
          Principal Balance thereof is reduced to zero; and

               (3) to the Class C Certificates, all remaining amounts.

          If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity
Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

APPLIED REALIZED LOSS AMOUNTS

          If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable
Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal
Balances of the Class B, Class M-9, Class M-8, Class M-7,

                                      S-82

Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1
Certificates, in that order, in each case until the Certificate Principal
Balance of the class has been reduced to zero. After the Certificate Principal
Balances of the Subordinate Certificates have been reduced to zero, (i) if the
Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the
amount of such excess will be applied to reduce the Certificate Principal
Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate
Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated
Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an "APPLIED REALIZED LOSS AMOUNT".

          If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance
of the class as described in the definition of "Certificate Principal Balance"
described in this prospectus supplement under "-- Glossary of Terms --
Definitions Related to Distribution Dates and Collections".

REPORTS TO CERTIFICATEHOLDERS

          On each Distribution Date, the Trustee will forward by first class mail to each certificateholder, the Master Servicer and the Depositor a statement generally setting forth, among other information:

               (1) the amount of the related distribution to holders of the
          Certificates allocable to principal, separately identifying:

                    (a)  the aggregate amount of any Principal Prepayments
                         included therein, and

                    (b)  the aggregate of all Scheduled Payments of principal
                         included therein,

               (2) the amount of the distribution to holders of the Certificates allocable to interest,

               (3) the Interest Carry Forward Amounts for each class of
          Certificates (if any),

               (4) the Certificate Principal Balance of each class of
          Certificates after giving effect to (i) all distributions allocable to principal on the Distribution Date, (ii) the allocation of any Applied
          Realized Loss Amounts for the Distribution Date and (iii) the
          allocation of any Subsequent Recoveries for the Distribution Date,

               (5) the aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group for the following Distribution Date,

               (6) the amount of the Master Servicing Fees paid to or retained by the Master Servicer for the related Due Period,

               (7) the Pass-Through Rate for each class of Certificates for the
          Distribution Date,

               (8) the amount of Advances for each Loan Group included in the distribution on the Distribution Date,

               (9) the number and aggregate principal amounts of Mortgage Loans in each Loan Group:

                    (a)  delinquent (exclusive of related Mortgage Loans in
                         foreclosure):

                         30 to 59 days,

                         60 to 89 days and

                                      S-83

                          90 or more days, and

                    (b)  in foreclosure and delinquent:

                         30 to 59 days,

                         60 to 89 days and

                         90 or more days,

          in each case as of the close of business on the last day of the calendar month preceding the Distribution Date,

               (10) with respect to any Mortgage Loan in each Loan Group that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance for the Distribution Date of the
          Mortgage Loan and the date of acquisition thereof,

               (11) whether a Trigger Event is in effect,

               (12) whether the Final Maturity OC Trigger is in effect,

               (13) the amount on deposit in the Final Maturity Reserve Fund, and the amount of deposits into, and distributions from, the Final
          Maturity Reserve Fund for the Distribution Date,

               (14) the total number and Stated Principal Balance of any REO
          Properties in each Loan Group as of the close of business on the
          Determination Date preceding the Distribution Date,

               (15) any Net Rate Carryover paid and all remaining Net Rate
          Carryover remaining on each class of Certificates on the Distribution
          Date,

               (16) the amount of any Net Swap Payment and any Swap Termination
          Payment (a) payable to the Swap Counterparty with respect to such
          Distribution Date or (b) payable to the Swap Contract Administrator for the Distribution Date and allocated to the swap trust,

               (17) the amount of Applied Realized Loss Amounts and Subsequent
          Recoveries, if any, applied to each class of Certificates for the
          Distribution Date, and

               (18) all payments made by the Master Servicer in respect of
          Compensating Interest for the Distribution Date.

          The monthly statement is prepared by the Trustee based on information provided by the Master Servicer. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer and will be permitted to conclusively rely on any information provided to it by the Master Servicer. The report to certificateholders may include additional or other information of a similar nature to that specified above.

          The Trustee may, at its option, make the statements described above available to certificateholders on the Trustee's website (assistance in using the website service may be obtained by calling the Trustee's customer service desk at (800) 254-2826). In addition, within 60 days after the end of each calendar year, the Trustee will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. The statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

          The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Sellers and the Trustee, with the consent of the NIM
Insurer but without the consent of any of the certificateholders, for any of the purposes set forth under "The Agreements -- Amendment" in the prospectus. In addition, the Pooling and

                                      S-84

Servicing Agreement may be amended by the Depositor, the Master Servicer, the
Sellers, the Trustee and the holders of a majority in interest of each class of
Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and
Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment may:

               (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of the Certificate,

               (2) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as set forth in clause (1) above, without the consent of the holders of
          Certificates of the class evidencing, as to that class, Percentage
          Interests aggregating 66%, or

               (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each class, the holders of which are required to consent to an amendment, without the consent of the holders of all Certificates of the class.

          No amendment to the Pooling and Servicing Agreement may adversely affect in any material respect the Swap Counterparty without at least ten
Business Days' prior notice to the Swap Counterparty and without the prior written consent of the Swap Counterparty, which consent may not be unreasonably withheld.

VOTING RIGHTS

          As of any date of determination:

     o    the Class P, Class C and Class A-R Certificates will each be allocated
          1% of all voting rights in respect of the Certificates (collectively, the "VOTING RIGHTS") (for a total of 3% of the Voting Rights), and

     o    the other classes of Certificates will be allocated the remaining
          Voting Rights in proportion to their respective outstanding
          Certificate Principal Balances.

          Voting Rights will be allocated among the Certificates of each class in accordance with their respective Percentage Interests.

OPTIONAL PURCHASE OF DEFAULTED LOANS

          As to any Mortgage Loan that is delinquent in payment by 150 days or more, the Master Servicer may, at its option but subject to certain conditions specified in the Pooling and Servicing Agreement, purchase the Mortgage Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Net Mortgage Rate from the date through which interest was last paid by the related borrower or advanced to the first day of the month in which the amount is to be distributed to certificateholders. The
Master Servicer must exercise this right, if at all, on or before the last day of the calendar month in which the related Mortgage Loan became 150 days delinquent. The Master Servicer may enter into an agreement with a third party, which may be a certificateholder, granting that party the right to direct the
Master Servicer to exercise its right to purchase those defaulted Mortgage Loans and requiring that party to purchase those Mortgage Loans from the Master
Servicer.

EVENTS OF DEFAULT; REMEDIES

          Events of Default will consist of:

               (1) any failure by the Master Servicer to deposit in the
          Certificate Account or the Distribution Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five calendar days (or in the case of an
          Advance, one Business Day) after written notice of the failure shall have been given to the Master Servicer by the Trustee, the NIM Insurer or the Depositor, or to the

                                      S-85

          Trustee, the NIM Insurer and the Master Servicer by the holders of
          Certificates evidencing not less than 25% of the Voting Rights,

               (2) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which in each case continues unremedied for 60 days after the giving of written notice of the failure to the Master Servicer by the Trustee, the NIM Insurer or the
          Depositor, or to the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights,

               (3) a decree or order of a court or agency or supervisory
          authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and the decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days,

               (4) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer,

               (5) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, or

               (6) the Master Servicer shall fail to reimburse, in full, the
          Trustee not later than 6:00 p.m., New York City time, on the Business
          Day following the related Distribution Date for any Advance made by the Trustee together with accrued and unpaid interest.

          So long as an Event of Default under the Pooling and Servicing
Agreement remains unremedied, subject to the rights of the NIM Insurer, the
Trustee shall, but only upon the receipt of instructions from the NIM Insurer or from holders of Certificates having not less than 25% of the Voting Rights terminate all of the rights and obligations of the Master Servicer under the
Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the
Trustee will succeed to all of the responsibilities and duties of the Master
Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. Additionally, if the Master Servicer fails to provide certain information or perform certain duties related to the Depositor's reporting obligations under the Exchange Act, with respect to the issuing entity, the
Depositor, may, without the consent of any of the certificateholders, terminate the Master Servicer. We cannot assure you that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

          No certificateholder, solely by virtue of the holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless the holder previously has given to the Trustee written notice of the continuation of an Event of
Default and unless the holders of Certificates having not less than 25% of the
Voting Rights have made a written request to the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute the proceeding and in which case the rights of the certificateholders shall be subject to the rights of the NIM Insurer.

          Within 60 days after the occurrence of any Event of Default, the
Trustee shall transmit by mail to all holders of the Certificates notice of each
Event of Default known to the Trustee, except for any Event of Default that has been cured or waived.

                                      S-86

OPTIONAL TERMINATION

          The largest percentage holder of the Class C Certificates will have the right to direct the Master Servicer to instruct the Trustee to conduct an auction of all of the remaining assets of the issuing entity on any Distribution
Date on or after the first Distribution Date on which the aggregate Stated
Principal Balance of the Mortgage Loans and REO Properties in the issuing entity is less than or equal to 10% of the sum of the Initial Cut-off Date Pool
Principal Balance and the original Pre-Funded Amount (the "OPTIONAL TERMINATION
DATE"). If the first auction is unsuccessful, the auction process will be repeated every other month until a successful auction is conducted, unless the largest percentage holder of the Class C Certificates directs the Trustee to conduct such auction less frequently. In addition, if the first auction is unsuccessful, or if the largest percentage holder of the Class C Certificates does not request an auction, then the Master Servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those remaining assets by the Master Servicer will result in the early retirement of the certificates.

          The Master Servicer is an affiliate of the Sellers and the Depositor.

          Any successful auction of the remaining assets of the issuing entity or any purchase of those assets by the Master Servicer will require that the issuing entity receive a purchase price for those assets equal to the sum of:

               (1) 100% of the Stated Principal Balance of each Mortgage Loan in the issuing entity (other than in respect of REO Property) plus accrued interest thereon at the applicable Net Mortgage Rate, and

               (2) the appraised value of any REO Property (up to the Stated
          Principal Balance of the related Mortgage Loan) in the issuing entity;

provided, however, that unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay the notes in full and (y) to pay any amounts due and payable to the NIM Insurer pursuant to the indenture related to the notes.

          The NIM Insurer may also have the right to purchase all remaining
Mortgage Loans and REO Properties in the issuing entity at the price set forth above (plus any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to the exercise of the option), subject to the same restrictions. The identity of any NIM Insurer is not known as of the date of this prospectus supplement.

          Notice of any termination, specifying the Distribution Date on which certificateholders may surrender their Certificates for payment of the final distribution and cancellation, will be given promptly by the Trustee by letter to certificateholders mailed not earlier than the 10th day and no later than the
15th day of the month immediately preceding the month of the final distribution.
The notice will specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of the
Certificates at the office therein designated, (b) the amount of the final distribution, (c) the location of the office or agency at which the presentation and surrender must be made, and (d) that the Record Date otherwise applicable to the Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified.

          In the event a notice of termination is given, the Master Servicer will cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. At or prior to the time of making the final payment on the Certificates, the Master Servicer as agent of the Trustee will sell all of the assets of the issuing entity to the Master Servicer or the NIM Insurer, as applicable, for cash. Proceeds from a purchase will be distributed to the certificateholders in the priority described above under "-- Distributions" and
"-- Overcollateralization Provisions" and will reflect the current Certificate
Principal Balance and other entitlements of each class at the time of liquidation. As a result, if any Applied Realized Loss Amounts have been allocated to any class or classes of Certificates, any Unpaid Realized Loss
Amounts would be paid in the order and priority set forth above under "--
Overcollateralization Provisions".

                                      S-87

          The proceeds from any sale in connection the exercise of the option may not be sufficient to distribute the full amount to which each class of
Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated
Principal Balance of the related Mortgage Loan. Any purchase of the Mortgage
Loans and REO Properties will result in an early retirement of the Certificates.
At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the holder of the Class A-R Certificates all cash on hand related to the Class A-R
Certificates, and the issuing entity will terminate at that time. Once the issuing entity has been terminated, certificateholders will not be entitled to receive any amounts that are recovered subsequent to the termination.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR, THE SELLERS AND
THE NIM INSURER

          The prospectus describes the indemnification to which the Master
Servicer and the Depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the Master Servicer and the Depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements -- Certain
Matters Regarding the Master Servicer and the Depositor" in the prospectus. The
Pooling and Servicing Agreement provides that these same provisions regarding indemnification and exculpation apply to each Seller and any NIM Insurer.

THE TRUSTEE

          The Bank of New York will be the Trustee under the Pooling and
Servicing Agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The Bank of New York has been providing trust services on securitization transactions for more than a decade and currently provides trust services for hundreds of securitization transactions. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Trustee. The
Offered Certificates may be surrendered at the Corporate Trust Office of the
Trustee located at 101 Barclay Street, New York, New York 10286, Attention:
Corporate Trust MBS Administration or another address as the Trustee may designate from time to time.

          The Trustee will be liable for its own grossly negligent action, its own grossly negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with the Pooling and
Servicing Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the Trustee will not be liable, individually or as trustee,

     o    for an error of judgment made in good faith by a responsible officer of the Trustee, unless the Trustee was grossly negligent or acted in bad faith or with willful misfeasance,

     o    with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of each Class of Certificates evidencing not less than 25% of the Voting
          Rights of the Class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the
          Pooling and Servicing Agreement,

     o    for any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance with an opinion of counsel, or

     o    for any loss on any investment of funds pursuant to the Pooling and
          Servicing Agreement (other than as issuer of the investment security).

          The Trustee is also entitled to rely without further investigation upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                                      S-88

          The Trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United
States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of
Certificates below the ratings issued on the Closing Date (or having provided security from time to time as is sufficient to avoid the reduction). If the
Trustee no longer meets the foregoing requirements, the Trustee has agreed to resign immediately.

          The Trustee may at any time resign by giving written notice of resignation to the Depositor, the Master Servicer, each Rating Agency and the certificateholders, not less than 60 days before the specified resignation date.
The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the Trustee gives notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          The Depositor, the NIM Insurer or the Master Servicer may remove the
Trustee and appoint a successor trustee reasonably acceptable to the NIM Insurer if:

     o    the Trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the Trustee by the NIM Insurer or the Depositor,

     o    the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the
          Trustee or of its property or affairs for the purpose of
          rehabilitation, conservation or liquidation, or

     o    (iii)(A) a tax is imposed with respect to the issuing entity by any state in which the Trustee or the issuing entity is located, (B) the imposition of the tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the issuing entity against the tax.

          In addition, the holders of Certificates evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the
Trustee and appoint a successor trustee. In addition, if the Trustee fails to provide certain information or perform certain duties related to the Depositor's reporting obligations under the Exchange Act with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders, terminate the Trustee. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor Trustee.

          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

          A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above, is reasonably acceptable to the NIM Insurer and its appointment does not adversely affect the then-current ratings of the Certificates.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

          The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax
Consequences -- Taxation of Holders of Residual Interest Securities --
Restrictions on Ownership and Transfer of Residual Interest Securities". The
Class A-R Certificates (in addition to other ERISA restricted classes of
Certificates, as described in the Pooling and Servicing Agreement), may not be
acquired by a Plan or with assets of a Plan unless certain conditions are met.
See "ERISA Considerations" in this prospectus supplement. Each Class A-R
Certificate will contain a legend describing the foregoing restrictions.

OWNERSHIP OF THE RESIDUAL CERTIFICATES

          On the Closing Date, the Class C Certificates will be acquired by
CWIBH, Inc. an affiliate of the Depositor, the Sellers and the Master Servicer,
and the Class A-R Certificates will be acquired by CW Securities

                                      S-89

Holdings, Inc.,an affiliate of the Depositor, the Sellers and the Master
Servicer. After the Closing Date, CWIBH, Inc. is expected to sell the Class C
Certificates to an unaffiliated third party. However, CWIBH, Inc. may retain these Certificates or transfer any of them in other transactions. See " --
Rights of the NIM Insurer Under the Pooling and Servicing Agreement" in this prospectus supplement.

          The Trustee will be initially designated as "tax matters person" under the Pooling and Servicing Agreement and in that capacity will hold a Class A-R
Certificate in the amount of $0.05. As the tax matters person, the Trustee will be the primary representative of the issuing entity with respect to any tax administrative or judicial matter. As trustee, the Trustee will be responsible for making a REMIC election with respect to each REMIC created under the Pooling and Servicing Agreement and for preparing and filing tax returns with respect to each REMIC.

RESTRICTIONS ON INVESTMENT, SUITABILITY REQUIREMENTS

          An investment in the Certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under
"Material Federal Income Tax Consequences," "ERISA Considerations" and "Legal
Matters" prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the Certificates.

RIGHTS OF THE NIM INSURER UNDER THE POOLING AND SERVICING AGREEMENT

          After the Closing Date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the "NIM INSURER") that would issue a policy will be a third party beneficiary of the Pooling and Servicing Agreement and will have a number of rights under the Pooling and Servicing Agreement, which will include the following:

     o    The right to consent to the Master Servicer's exercise of its discretion to waive assumption fees, late payment or other charges in connection with a Mortgage Loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the Mortgage
          Loans;

     o    the right to direct the Trustee to terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing
          Agreement relating to the issuing entity and the assets of the issuing entity following the occurrence of an event of default under the
          Pooling and Servicing Agreement;

     o    the right to approve or reject the appointment of any successor servicer other than the Trustee, if the Master Servicer is required to be replaced and the Trustee is unwilling or unable to act as successor servicer;

     o    the right to consent to any amendment to the Pooling and Servicing
          Agreement; and

     o    each of the rights under "Risk Factors--Rights of the NIM Insurer
          Limit Your Control and NIM Insurer Actions May Negatively Affect You"
          in this prospectus supplement.

          You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

          The weighted average life of, and the yield to maturity on, each class of interest-bearing certificates generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related Loan Group or Loan Groups. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated

                                      S-90

considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the borrower's equity in the properties, and changes in the borrowers' housing needs, job transfers and employment status. Furthermore, as described under "The Mortgage Pool --
Assignment of the Mortgage Loans" with respect to up to 50% of the Initial
Mortgage Loans in each Loan Group and 90% of the Subsequent Mortgage Loans in each Loan Group (the "DELAY DELIVERY MORTGAGE LOANS"), the Depositor may deliver the related Mortgage Files after the Closing Date. Should a Seller fail to deliver to the Depositor or other designee of the Depositor all or a portion of the Mortgage Files relating to Mortgage Loans sold by it, or, at the Depositor's direction, to the Trustee within the time periods described under "The Mortgage
Pool -- Assignment of the Mortgage Loans" Countrywide Home Loans will be required to use its best efforts to deliver a Substitute Mortgage Loan for the related Delay Delivery Mortgage Loan or repurchase the related Delay Delivery
Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans. In addition, no less than approximately 81.19% and 85.53% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group, require the payment of a prepayment charge in connection with certain prepayments, generally no later than the first five years following origination of the related Mortgage Loan. These charges, if enforced by the Master Servicer, may affect the rate of prepayments on the Mortgage Loans.

          In addition, no less than approximately 14.39% and 22.11% of the
Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the
Mortgage Loans in the Statistical Calculation Pool in respect of the related
Loan Group provide for only payments of interest and do not provide for any payments of principal for an extended period following their origination. These
Mortgage Loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these Mortgage Loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only mortgage loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only mortgage loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment.

          The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the
Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with these determinations.

PREPAYMENTS AND YIELDS FOR THE OFFERED CERTIFICATES

          The extent to which the yield to maturity of the Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the
Mortgage Loans in the related Loan Group or Loan Groups. In particular, in the case of a Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the applicable Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of an
Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield.

          In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, these mortgage loans are likely to be subject to higher prepayment rates

                                      S-91

than if prevailing rates remain at or above the interest rates on these mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, the fixed rate mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on these mortgage loans. In the event that Fixed
Rate Mortgage Loans in either Loan Group with higher Mortgage Rates prepay at rates higher than other Mortgage Loans in that Loan Group, the applicable Net
Rate Cap may be lower than otherwise would be the case. As a result, the interest payable on the related Certificates on a Distribution Date could be reduced because of the imposition of the applicable Net Rate Cap. We cannot give any assurance as to the level of prepayment that the Fixed Rate Mortgage Loans will experience.

          As is the case with fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage borrowers to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the Hybrid Mortgage Loans may differ as they approach their respective initial Adjustment Dates, and prepayments on Mortgage
Loans with interest-only terms may differ as they approach the ends of their interest-only periods. In the event that Adjustable Rate Mortgage Loans in either Loan Group with higher Gross Margins prepay at rates higher than other
Mortgage Loans in that Loan Group, the applicable Net Rate Cap may be lower than otherwise would be the case. We can give no assurance as to the level of prepayment that the Adjustable Rate Mortgage Loans will experience.

          Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are
subject to adjustment, the Mortgage Rates adjust less frequently than the
Pass-Through Rates on the Adjustable Rate Certificates and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates.
It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related Certificates. The Mortgage Rate applicable to all or substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date
will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to the Adjustment Date. Thus, if the Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the applicable Net Rate Cap. In addition, it is expected that a substantial portion of the Adjustable Rate Mortgage Loans will have Mortgage Rates which will not adjust for a substantial period of time after origination. See "The Mortgage Pool" in this prospectus supplement.

          The portion of any proceeds of the Swap Contract that will be payable to the swap trust under the Swap Contract Administration Agreement are intended to provide amounts to the Swap Certificates to cover any unpaid Current
Interest, Interest Carry Forward Amounts, Net Rate Carryover and Unpaid Realized
Loss Amounts and to restore or maintain overcollateralization. However, any Net
Swap Payment payable by the Swap Contract Counterparty will be based on the lesser of the applicable Swap Contract Notional Balance and the aggregate
Certificate Principal Balance of the Swap Certificates, and not on the actual
Stated Principal Balances of the Mortgage Loans. Therefore, the Swap Contract
may not provide sufficient funds to cover any unpaid Current Interest, Interest
Carry Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts with respect to the Swap Certificates and to restore or maintain
overcollateralization for those Certificates. See "Description of the
Certificates -- The Swap Contract" above.

          Although amounts allocated to the swap trust in respect of the Swap
Contract will be available to cover any unpaid Current Interest, Interest Carry
Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts with respect to the Swap Certificates and to restore or maintain
overcollateralization for those Certificates to the extent described under
"Description of the Certificates -- The Swap Contract" above, on or prior to the
Swap Contract Termination Date, there is no assurance that funds will be available or sufficient to pay such amounts.

          In addition, for so long as one-month LIBOR is less than 5.25% (or, in cases where the accrual period for the floating rate payment payable by the swap counterparty is not 30 days, 5.25% multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in that accrual period), the issuing entity will be required to cover Net Swap Payments due to the Swap Counterparty, thereby reducing the

                                      S-92

amount of available funds that are available to make distributions on the Swap
Certificates. In addition, any Swap Termination Payment payable to the Swap
Counterparty (other than a Swap Termination Payment resulting from a Swap
Counterparty Trigger Event) in the event of early termination of the Swap
Contract will reduce amounts available for distribution to holders of the Swap
Certificates. As of September 27, 2006, One-Month LIBOR is 5.32438%.

LAST SCHEDULED DISTRIBUTION DATE

          Assuming that, among other things,

          o    no prepayments are received on the Mortgage Loans and,

          o    scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received.

the Distribution Date (the "LAST SCHEDULED DISTRIBUTION DATE") that occurs six months following the Distribution Date (or, in the case of the Class A-R
Certificates, zero months) on which the Certificate Principal Balance of the applicable class of Certificates would be reduced to zero is:

            CLASS OF CERTIFICATES   LAST SCHEDULED DISTRIBUTION DATE
            ---------------------   --------------------------------
                 Class 1-A                      June 2034
                 Class 2-A-1                  February 2028
                 Class 2-A-2                   March 2033
                 Class 2-A-3                    June 2034
                 Class M-1                     April 2035
                 Class M-2                    January 2036
                 Class M-3                     March 2036
                 Class M-4                      June 2036
                 Class M-5                     August 2036
                 Class M-6                    November 2036
                 Class M-7                    December 2036
                 Class M-8                     March 2037
                 Class M-9                     March 2037
                 Class A-R                    October 2006

          The actual final Distribution Date with respect to each class of these
Certificates could occur significantly earlier than its Last Scheduled
Distribution Date because:

     o    prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof, and

     o    the largest percentage holder of the Class C Certificates will have the right to cause an auction of the remaining assets of the issuing entity or the Master Servicer may purchase those assets on any
          Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO
          Properties in the issuing entity is less than or equal to 10% of the sum of the Initial Cut-off Date Pool Principal Balance and the
          original Pre-Funded Amount.

PREPAYMENT MODEL

          Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement ("PREPAYMENT MODELS") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the
Prepayment Model used in this prospectus supplement (the "FIXED RATE PREPAYMENT
VECTOR" or "FRPV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage

                                      S-93

loans for the life of the mortgage loans. For example, a 100% FRPV assumes a constant prepayment rate ("CPR") of 2.0% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 2.0% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of the Fixed Rate Mortgage Loans, a 100% FRPV assumes a CPR of 20% per annum; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of FRPV.

          For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement ("ADJUSTABLE RATE PREPAYMENT VECTOR" or "ARPV")
represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. 100% ARPV assumes 6% CPR in month 1, an additional 1/11th of 24%
CPR for each month thereafter, increasing to 30% CPR in month 12 and remaining constant at 30% CPR through month 24, increasing to and remaining constant at
50% CPR from month 25 until month 29, decreasing 1/4th of 20% CPR for each month thereafter, decreasing to 30% CPR in month 33 and remaining constant at 30% CPR for month 33 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of ARPV. As used in the tables, 100% of the applicable Prepayment Model means 100% FRPV or 100% ARPV, as the case may be.

          We cannot assure you, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest on the mortgage loans, the rate of prepayment would be expected to decrease.

DECREMENT TABLES; WEIGHTED AVERAGE LIVES

          The tables below set forth the percentages of the initial Certificate
Principal Balance of each class of Offered Certificates (other than the Class
A-R Certificates) that will be outstanding as of the twelfth Distribution Date and every twelfth Distribution Date thereafter at the respective percentages of the Prepayment Model. Those percentages have been rounded to the nearest whole percentages, and an asterisk (*) indicates a percentage less than 0.5% and greater than 0%. In addition, the tables below set forth the weighted average lives of each class of Offered Certificates (other than the Class A-R
Certificates) to maturity and to optional termination at the respective percentages of the Prepayment Model. Each weighted average life of any class of
Certificates presented below is determined by (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the initial respective Certificate Principal Balance for that class of
Certificates.

          The following tables have been prepared on the basis of the following assumptions (collectively, the "MODELING ASSUMPTIONS"):

               (1) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model,

               (2) distributions on the Certificates are received, in cash, on the 25th day of each month, commencing in October 2006, in accordance with the payment priorities defined in this prospectus supplement,

               (3) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of principal and interest on the Mortgage Loans occur,

               (4) Scheduled Payments are assumed to be received on the first day of each month commencing in October 2006, and prepayments represent payment in full of individual Mortgage Loans

                                      S-94

          and are assumed to be received on the last day of each month, commencing in September 2006, and include 30 days' interest thereon,

               (5) the level of the Mortgage Index remains constant at 5.410%
          per annum, and the level of One-Month LIBOR remains constant at 5.349%
          per annum,

               (6) the Pass-Through Margins for the Adjustable Rate Certificates
          remain constant at the rates applicable on or prior to the Optional
          Termination Date and the Pass-Through Margins for those Certificates are adjusted accordingly on any Distribution Date after the Optional
          Termination Date,

               (7) the Certificates are issued on September 29, 2006,

               (8) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment
          Dates, if necessary) to equal the sum of

                    (a) the assumed level of the Mortgage Index, and

                    (b) the respective Gross Margin (which sum is subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors),

               (9) except as indicated with respect to the weighted average lives to maturity, the optional termination is exercised on the
          Optional Termination Date,

               (10) the scheduled monthly payment for each Mortgage Loan, except for the interest-only Mortgage Loans during their respective interest-only periods, is calculated based on its principal balance, mortgage rate and remaining amortization term so that each Mortgage
          Loan will amortize in amounts sufficient to repay the remaining principal balance of the Mortgage Loan over the remaining term to maturity (except in the case of balloon loans), as indicated in the table below,

               (11) any Mortgage Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term, and at the end of the remaining interest-only term, will amortize in amounts sufficient to repay the current balance of any
          Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term based on the applicable amortization method,

               (12) scheduled monthly payments on each Adjustable Rate Mortgage
          Loan will be adjusted in the month immediately following each related interest adjustment date (as necessary) for the Mortgage Loan to equal the fully amortizing payment described above,

               (13) the scheduled amortization for all Mortgage Loans is based upon their respective gross interest rates and the interest rate on each Fixed Rate Credit Comeback Loan will be deemed to be reduced by
          0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history,

               (14) all of the Pre-Funded Amount, if any, is used to purchase
          Subsequent Mortgage Loans for inclusion on the Closing Date, and

               (15) each Loan Group consists of Mortgage Loans having the approximate characteristics described below:

                                      S-95

                     LOAN GROUP 1 FIXED RATE MORTGAGE LOANS

                                                              REMAINING
                  ADJUSTED                      REMAINING      TERM TO       ORIGINAL                 CREDIT
  PRINCIPAL     NET MORTGAGE     MORTGAGE      AMORTIZATION    MATURITY   INTEREST-ONLY      AGE     COMEBACK
  BALANCE($)    RATE (%) (1)   RATE (%) (2)   TERM (MONTHS)    (MONTHS)   TERM (MONTHS)   (MONTHS)    FEATURE
-------------   ------------   ------------   -------------   ---------   -------------   --------   --------

    68,819.41      8.241000       8.750000         120           120           N/A            0          No
   448,161.16     10.190079      10.699079         179           179           N/A            0          No
    97,996.85     11.116000      11.625000         180           180           N/A            0         Yes
   343,126.62      7.074935       7.583935         180           180           N/A            0          No
   565,923.57      7.991000       8.500000         180           180           N/A            0          No
   124,537.30      7.291000       7.800000         179           179           N/A            0          No
   120,156.25      9.411000       9.920000         180           180           N/A            0          No
   141,421.02     10.991000      11.500000         180           180           N/A            0          No
   200,738.38      9.491000      10.000000         179           179           N/A            1          No
   369,842.08     11.403342      11.912342         100           100           N/A           75          No
   156,071.08     10.041896      10.550896         102           102           N/A           78         Yes
    28,999.48     10.391000      10.900000          96            96           N/A           83          No
    79,845.06      9.895195      10.404195          98            98           N/A           76          No
   104,876.16      9.576987      10.085987         100           100           N/A           79          No
    67,078.05     10.525038      11.034038         105           105           N/A           75          No
    75,633.83     10.798389      11.307389          98            98           N/A           68          No
    62,184.00     11.573026      12.082026         276            96           N/A           84          No
   233,962.13     10.940515      11.449515         286           106           N/A           74          No
    43,902.07     10.991000      11.500000         282           102           N/A           78          No
    29,145.17     11.291000      11.800000         278            98           N/A           82          No
   130,786.31     12.251757      12.760757         278            98           N/A           82          No
    72,469.71     11.296448      11.805448         278            98           N/A           82          No
    45,167.85     10.241000      10.750000         276            96           N/A           84          No
   236,045.79     12.491000      13.000000         240           240           N/A            0          No
   127,519.78      8.366000       8.875000         240           240           N/A            0          No
    74,323.46      8.461000       8.970000         240           240           N/A            0          No
    60,937.50     11.070358      11.579358         157           157           N/A           79          No
14,755,942.63      9.737880      10.246880         357           357           N/A            1          No
 1,007,495.74     10.114702      10.623702         360           360           N/A            0         Yes
 7,092,432.77      9.192567       9.701567         360           360           N/A            0          No
 2,448,909.70      9.358423       9.867423         360           360           N/A            0         Yes
 1,334,931.85      9.183507       9.692507         360           360           N/A            0          No
 2,542,261.34      7.537554       8.046554         360           360           N/A            0          No
   228,475.81      7.116000       7.625000         360           360           N/A            0          No
   786,906.35     10.253515      10.762515         358           358           N/A            2          No
   272,519.34      8.241000       8.750000         360           360           N/A            0          No
 1,517,409.53      8.591704       9.100704         360           360           N/A            0          No
   196,131.34     11.941000      12.450000         360           360           N/A            0         Yes
   466,097.53      9.687027      10.196027         360           360           N/A            0          No
   321,932.05     11.291000      11.800000         359           359           N/A            1         Yes
    81,205.26     10.771000      11.280000         360           360           N/A            0          No
    98,272.13     10.471000      10.980000         360           360           N/A            0         Yes
   275,014.16      9.241000       9.750000         358           358           N/A            2          No
   130,008.38      9.481000       9.990000         359           359           N/A            0          No
10,453,524.91      9.131166       9.640166         359           359           N/A            1          No
   294,650.73      9.258563       9.767563         355           355           N/A            0         Yes
 3,268,284.51      7.187643       7.696643         360           360           N/A            0          No
   195,837.89      7.366000       7.875000         353           353           N/A            8          No
   256,553.56      7.991000       8.500000         360           360           N/A            0          No
   359,126.09     11.441000      11.950000         359           359           N/A            1          No
   895,801.39      6.711415       7.220415         357           357           N/A            3          No
 2,266,636.01      9.869260      10.378260         360           360           N/A            0          No
   113,549.72     10.191000      10.700000         360           360           N/A            0          No
 1,165,916.10      9.645179      10.154179         360           360           N/A            0          No
   225,379.00      8.940046       9.449046         360           360           N/A            0          No
 3,116,589.03      9.462483       9.971483         360           360           N/A            0          No
 1,045,070.37      8.319197       8.828197         360           360           N/A            0          No
    88,087.06     10.091000      10.600000         360           360           N/A            0          No
   261,377.70      9.491000      10.000000         360           360           N/A            0         Yes
   151,297.85      7.481000       7.990000         359           359           N/A            1          No
   389,750.14      9.101884       9.610884         359           359           N/A            1          No
   548,186.11      8.368732       8.877732         360           360           N/A            0          No

                                      S-96

                                                             REMAINING
                 ADJUSTED                      REMAINING      TERM TO       ORIGINAL                 CREDIT
 PRINCIPAL     NET MORTGAGE     MORTGAGE      AMORTIZATION    MATURITY   INTEREST-ONLY      AGE     COMEBACK
 BALANCE($)    RATE (%) (1)   RATE (%) (2)   TERM (MONTHS)    (MONTHS)   TERM (MONTHS)   (MONTHS)    FEATURE
------------   ------------   ------------   -------------   ---------   -------------   --------   --------

  193,146.25      9.023326       9.532326         359           359           N/A            1          No
  571,189.52      9.253048       9.762048         360           360           N/A            0          No
1,074,799.75      9.832882      10.341882         300           360            60            0          No
  183,055.92      8.241000       8.750000         300           360            60            0          No
1,068,055.59      8.097572       8.606572         300           356            60            4          No
  536,780.51      6.791000       7.300000         300           360            60            0          No
  151,398.26      7.116000       7.625000         300           360            60            0          No
  627,620.29      7.106789       7.615789         300           357            60            3          No
  783,561.92      8.379284       8.888284         300           360            60            0          No
  201,361.51      9.991000      10.500000         300           360            60            0          No
  192,002.26      7.116000       7.625000         300           360            60            0          No
  363,054.83      6.991000       7.500000         300           353            60            7          No
  954,196.62     10.599581      11.108581         273           273           N/A           79          No
  118,565.90     12.525442      13.034442         278           278           N/A           73         Yes
  230,083.66      9.116000       9.625000         290           290           N/A           71          No
  157,942.30     10.481000      10.990000         281           281           N/A           72          No
  184,885.06     11.697040      12.206040         273           273           N/A           70          No
  151,244.08     10.712722      11.221722         270           270           N/A           77          No
   28,802.76     13.241000      13.750000         247           247           N/A           81         Yes
   43,313.22     11.116000      11.625000         259           259           N/A           80          No
  278,712.96     10.441000      10.950000         480           360           N/A            0          No
  322,894.13     11.241000      11.750000         480           360           N/A            0          No
4,209,251.63     10.301237      10.810237         480           480           N/A            0          No
  597,133.91      8.687445       9.196445         480           480           N/A            0          No
  520,264.19     11.691000      12.200000         480           480           N/A            0          No
1,040,528.38      7.368976       7.877976         480           480           N/A            0          No
  387,101.33     10.991000      11.500000         480           480           N/A            0          No
  468,237.77     10.481000      10.990000         480           480           N/A            1          No
  191,314.08      8.616000       9.125000         480           480           N/A            0          No
5,015,560.07      8.538068       9.047068         476           476           N/A            0          No
  746,400.19     10.101345      10.610345         480           480           N/A            0          No
  229,280.20     11.191000      11.700000         479           479           N/A            1          No
  134,539.22      7.941000       8.450000         480           480           N/A            0          No
1,021,273.10     10.037165      10.546165         480           480           N/A            0          No
  297,280.06      7.230990       7.739990         480           480           N/A            0          No
  146,791.77      8.481000       8.990000         479           479           N/A            0          No
  436,064.32      7.616000       8.125000         478           478           N/A            2          No
  430,800.77      6.866000       7.375000         480           480           N/A            0          No

----------
(1)  In the above table, the Adjusted Net Mortgage Rate percentages that include
     Fixed Rate Credit Comeback Loans have been calculated without subtracting any Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the
     Mortgage Rate for each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history.

(2)  In the above table, the Mortgage Rate percentages that include Fixed Rate
     Credit Comeback Loans have been calculated without subtracting any Credit
     Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable Net
     Rate Cap as well as other Mortgage Rate calculations, the Mortgage Rate for each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375%
     on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history.

                                      S-97

                     LOAN GROUP 2 FIXED RATE MORTGAGE LOANS

                                                              REMAINING
                  ADJUSTED                      REMAINING      TERM TO       ORIGINAL                 CREDIT
  PRINCIPAL     NET MORTGAGE     MORTGAGE     AMORTIZATION     MATURITY   INTEREST-ONLY     AGE      COMEBACK
  BALANCE($)    RATE (%) (1)   RATE (%) (2)   TERM (MONTHS)    (MONTHS)   TERM (MONTHS)   (MONTHS)    FEATURE
-------------   ------------   ------------   -------------   ---------   -------------   --------   --------

   176,729.88      8.116000       8.625000         120           120           N/A            0          No
   333,977.73      9.350063       9.859063         180           180           N/A            0          No
   679,957.78      7.854163       8.363163         180           180           N/A            0          No
    95,183.65      8.116000       8.625000         180           180           N/A            0         Yes
   214,163.22      8.041439       8.550439         180           180           N/A            0          No
    24,615.43     11.366000      11.875000         122           122           N/A           59          No
    78,292.58     11.238260      11.747260         103           103           N/A           75         Yes
   508,708.62     10.117186      10.626186         104           104           N/A           76          No
    33,167.11     11.866000      12.375000         110           110           N/A           70         Yes
    60,190.58     10.366000      10.875000         103           103           N/A           78          No
    45,239.98      8.991000       9.500000          95            95           N/A           85          No
   126,822.71     10.741000      11.250000         280           100           N/A           80          No
    27,295.75     11.191000      11.700000         277            97           N/A           83          No
   149,382.73     10.572973      11.081973         287           107           N/A           73          No
    26,866.13     11.241000      11.750000         292           112           N/A           68          No
   178,872.70     12.148037      12.657037         283           103           N/A           77          No
   120,092.83      6.866000       7.375000         240           240           N/A            0          No
    62,243.60      9.366000       9.875000         148           148           N/A           93          No
   100,610.79      7.366000       7.875000         300           300           N/A            0          No
10,952,484.83      9.326688       9.835688         360           360           N/A            0          No
 2,014,452.53      8.241000       8.750000         360           360           N/A            0         Yes
 2,512,136.30      7.326804       7.835804         360           360           N/A            0          No
   130,390.47     11.491000      12.000000         360           360           N/A            0         Yes
 1,346,144.55      9.844299      10.353299         360           360           N/A            1          No
   670,042.82      9.141000       9.650000         360           360           N/A            0         Yes
   819,637.01      7.306705       7.815705         360           360           N/A            0          No
   237,959.13      9.616000      10.125000         360           360           N/A            0          No
 1,419,022.67     10.287903      10.796903         360           360           N/A            0          No
   603,943.06      8.241000       8.750000         360           360           N/A            0         Yes
   206,009.99      7.991000       8.500000         360           360           N/A            0          No
   176,451.57      8.366000       8.875000         360           360           N/A            0          No
 7,920,592.97      8.111799       8.620799         359           359           N/A            1          No
   667,955.46     10.366000      10.875000         360           360           N/A            0         Yes
   526,532.59      9.341776       9.850776         360           360           N/A            0          No
   173,946.73     11.741000      12.250000         360           360           N/A            0          No
   372,941.80      9.888388      10.397388         360           360           N/A            0          No
 1,058,883.35      9.709340      10.218340         360           360           N/A            0          No
   146,701.75     11.741000      12.250000         359           359           N/A            2          No
   468,371.22     11.425300      11.934300         359           359           N/A            1          No
   695,081.45      8.866000       9.375000         358           358           N/A            2          No
 1,042,010.52      6.723906       7.232906         360           360           N/A            0          No
22,907,755.70      8.016068       8.525068         359           359           N/A            1          No
 9,345,423.21      8.657950       9.166950         360           360           N/A            0         Yes
22,354,583.64      7.269449       7.778449         360           360           N/A            0          No
 4,561,608.60      8.477037       8.986037         360           360           N/A            0         Yes
   204,978.83      9.366000       9.875000         360           360           N/A            0          No
   139,157.39      7.991000       8.500000         360           360           N/A            0         Yes
   111,882.54      8.616000       9.125000         360           360           N/A            0          No
   136,374.24     11.116000      11.625000         360           360           N/A            0         Yes
   123,863.99      7.941000       8.450000         360           360           N/A            0          No
 1,078,956.80      8.086167       8.595167         360           360           N/A            0          No
 1,562,313.75      8.562095       9.071095         359           359           N/A            1          No
   414,549.86      9.100139       9.609139         360           360           N/A            0         Yes
 2,999,328.75      7.444459       7.953459         360           360           N/A            0          No
 1,516,537.21      8.671629       9.180629         360           360           N/A            0         Yes
   551,445.31      8.766580       9.275580         356           356           N/A            4          No
   192,186.16     11.116000      11.625000         359           359           N/A            1         Yes
   818,523.75      8.449672       8.958672         360           360           N/A            0          No
   286,664.22      9.298039       9.807039         360           360           N/A            0         Yes
   125,016.77      9.481000       9.990000         356           356           N/A            4          No
 2,353,708.05      7.569485       8.078485         300           359            60            1          No
 1,621,879.35      7.408471       7.917471         300           360            60            0          No

                                      S-98

                                                              REMAINING
                  ADJUSTED                      REMAINING      TERM TO       ORIGINAL                 CREDIT
  PRINCIPAL     NET MORTGAGE     MORTGAGE     AMORTIZATION     MATURITY   INTEREST-ONLY     AGE      COMEBACK
  BALANCE($)    RATE (%) (1)   RATE (%) (2)   TERM (MONTHS)    (MONTHS)   TERM (MONTHS)   (MONTHS)    FEATURE
-------------   ------------   ------------   -------------   ---------   -------------   --------   --------

 2,536,901.24      7.770594       8.279594         300           360            60            0          No
   348,438.97      6.241000       6.750000         300           360            60            0          No
 6,747,949.43      7.063328       7.572328         300           358            60            2          No
 5,512,767.21      7.004080       7.513080         300           360            60            0          No
   249,327.04     10.074720      10.583720         273           273           N/A           78          No
    44,093.51     10.641000      11.150000         294           294           N/A           65          No
 2,983,030.04      9.286767       9.795767         277           277           N/A           73          No
   538,479.14      9.324809       9.833809         286           286           N/A           74         Yes
    28,699.89     12.741000      13.250000         263           263           N/A           92          No
    27,453.25     10.991000      11.500000         178           178           N/A           77          No
    41,185.62     10.991000      11.500000         281           281           N/A           78          No
   677,910.44     11.141000      11.650000         479           359           N/A            1          No
 2,754,059.61      8.550635       9.059635         479           479           N/A            1          No
   219,868.67      9.481000       9.990000         480           480           N/A            0          No
   810,309.04      9.116000       9.625000         479           479           N/A            1          No
 2,422,463.92      7.454409       7.963409         479           479           N/A            1          No
   155,856.27      8.491000       9.000000         480           480           N/A            0          No
   621,279.02     10.546313      11.055313         479           479           N/A            1          No
   207,506.58     10.616000      11.125000         478           478           N/A            2          No
 6,973,573.63      8.594145       9.103145         480           480           N/A            0          No
 2,419,435.17      8.297947       8.806947         479           479           N/A            1         Yes
 5,443,280.36      6.619291       7.128291         480           480           N/A            0          No
 1,507,909.45      8.875748       9.384748         480           480           N/A            0         Yes
 1,470,254.85      8.643832       9.152832         480           480           N/A            0          No

----------
(1)  In the above table, the Adjusted Net Mortgage Rate percentages that include
     Fixed Rate Credit Comeback Loans have been calculated without subtracting any Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the
     Mortgage Rate for each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history.

(2)  In the above table, the Mortgage Rate percentages that include Fixed Rate
     Credit Comeback Loans have been calculated without subtracting any Credit
     Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable Net
     Rate Cap as well as other Mortgage Rate calculations, the Mortgage Rate for each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375%
     on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history.

                                      S-99

                   LOAN GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS

                ADJUSTED              REMAINING    REMAINING   ORIGINAL             INITIAL   SUBSEQUENT               MAXIMUM
                  NET                AMORTIZATION   TERM TO    INTEREST-            PERIODIC   PERIODIC                MORTGAGE
  PRINCIPAL     MORTGAGE   MORTGAGE      TERM       MATURITY   ONLY TERM    AGE       RATE     RATE CAP     GROSS        RATE
 BALANCE ($)    RATE (%)   RATE (%)    (MONTHS)     (MONTHS)   (MONTHS)   (MONTHS)   CAP (%)     (%)      MARGIN (%)     (%)
-------------  ---------  ---------  ------------  ---------  ----------  --------  --------  ----------  ----------  ---------

   331,289.92   6.866000   7.375000      360          360         N/A         0      1.0000     1.0000     5.875000   14.375000
   463,971.06   8.652697   9.161697      360          360         N/A         0      1.0000     1.0000     7.203079   16.161697
   523,705.09   5.897702   6.406702      360          360         N/A         0      1.0000     1.0000     6.708936   13.406702
   535,679.43   7.611504   8.120504      360          360         N/A         0      1.0000     1.0000     6.857014   15.120504
   177,550.48   7.366000   7.875000      360          360         N/A         0      1.0000     1.0000     6.500000   14.875000
   292,338.93   6.741000   7.250000      360          360         N/A         0      1.0000     1.0000     5.250000   14.250000
   452,822.54   6.991000   7.500000      360          360         N/A         0      1.0000     1.0000     6.375000   14.500000
   912,210.97   7.702814   8.211814      359          359         N/A         1      1.0000     1.0000     6.593069   15.211814
   347,393.34   6.041000   6.550000      360          360         N/A         0      1.0000     1.0000     4.900000   13.550000
    93,592.50   7.541000   8.050000      360          360         N/A         0      1.0000     1.0000     6.300000   15.050000
   226,562.67   7.891000   8.400000      360          360         N/A         0      1.0000     1.0000     5.400000   15.400000
14,903,722.94   8.807217   9.316217      359          359         N/A         1      1.8853     1.4021     6.914078   16.149906
 9,571,144.94   8.476900   8.985900      360          360         N/A         0      1.5179     1.4940     7.029823   15.973964
 2,441,237.80   8.282385   8.791385      360          360         N/A         0      2.2203     1.2599     6.944933   15.467238
   619,362.13   6.531000   7.040000      360          360         N/A         0      1.5000     1.5000     6.040000   14.040000
   326,950.38   7.991000   8.500000      357          357         N/A         3      3.0000     1.0000     6.375000   14.500000
    92,878.03  11.541000  12.050000      359          359         N/A         1      1.5000     1.5000    11.050000   19.050000
   247,744.85  10.241000  10.750000      360          360         N/A         0      1.5000     1.5000     4.500000   17.750000
   109,998.71  10.241000  10.750000      360          360         N/A         0      1.5000     1.5000     9.750000   17.750000
   283,339.97   7.491000   8.000000      359          359         N/A         1      3.0000     1.0000     6.000000   14.000000
   476,908.84   7.491000   8.000000      360          360         N/A         0      1.5000     1.5000     7.000000   15.000000
53,241,580.56   8.313322   8.822322      359          359         N/A         1      2.1228     1.3068     7.062738   15.471854
28,279,662.48   7.777487   8.286487      360          360         N/A         0      1.5475     1.4842     6.717893   15.254793
 1,257,282.94   8.152285   8.661285      359          359         N/A         1      1.7166     1.4278     6.751033   15.516903
   806,615.95   8.478080   8.987080      360          360         N/A         0      1.5000     1.5000     8.013496   15.987080
   773,788.16   7.238770   7.747770      359          359         N/A         1      2.3063     1.2312     5.970111   14.210240
 5,039,229.45   8.667718   9.176718      360          360         N/A         0      1.9960     1.3347     7.480346   15.846047
 2,043,358.26   8.770346   9.279346      360          360         N/A         0      1.6658     1.4447     7.389939   16.168845
 6,349,145.07   8.333499   8.842499      359          359         N/A         1      2.1148     1.2951     7.457368   15.432661
 3,867,811.91   8.461221   8.970221      360          360         N/A         0      1.6513     1.4496     6.972336   15.869373
   136,424.83   8.991000   9.500000      360          360         N/A         0      1.5000     1.5000     6.500000   16.500000
 3,553,481.74   8.223967   8.732967      359          359         N/A         1      2.5068     1.1644     6.545175   15.263236
   311,057.43   6.366000   6.875000      360          360         N/A         0      3.0000     1.0000     6.875000   12.875000
 2,018,339.72   8.491767   9.000767      359          359         N/A         1      1.9761     1.3413     7.368221   15.683339
   996,374.74   8.228057   8.737057      360          360         N/A         0      1.5000     1.5000     7.372085   15.737057
 1,009,270.61   7.527065   8.036065      359          359         N/A         1      2.1826     1.2725     7.031516   14.580999
   146,376.41   9.241000   9.750000      359          359         N/A         1      3.0000     1.0000     7.750000   15.750000
   162,341.56   8.291000   8.800000      352          352         N/A         8      3.0000     1.0000     8.800000   14.800000
   149,987.32  10.041000  10.550000      358          358         N/A         2      3.0000     1.0000     7.750000   16.550000
   723,004.03   8.957596   9.466596      359          359         N/A         1      3.0000     1.0000     7.314174   15.466596
   396,391.76   7.366000   7.875000      360          360         N/A         0      1.5000     1.5000     5.500000   14.875000
 1,356,815.98   8.188360   8.697360      360          360         N/A         0      1.5000     1.5000     4.005257   15.697360
   619,432.09   8.268378   8.777378      359          359         N/A         1      1.7551     1.4150     6.947472   15.607285

                MINIMUM
                MORTGAGE   MONTHS TO    RESET
  PRINCIPAL       RATE     NEXT RATE  FREQUENCY
 BALANCE ($)      (%)     ADJUSTMENT   (MONTHS)
-------------  ---------  ----------  ---------

   331,289.92   7.375000      6           6
   463,971.06   9.161697      6           6
   523,705.09   6.406702      6           6
   535,679.43   8.120504      6           6
   177,550.48   7.875000      6           6
   292,338.93   7.250000      6           6
   452,822.54   7.500000      6           6
   912,210.97   8.211814      5           6
   347,393.34   6.550000      6           6
    93,592.50   8.050000      6           6
   226,562.67   8.400000      6           6
14,903,722.94   9.165425     23           6
 9,571,144.94   8.985900     24           6
 2,441,237.80   8.453108     24           6
   619,362.13   7.040000     24           6
   326,950.38   8.500000     21           6
    92,878.03  12.050000     23           6
   247,744.85  10.750000     24           6
   109,998.71  10.750000     24           6
   283,339.97   8.000000     23           6
   476,908.84   8.000000     24           6
53,241,580.56   8.626509     23           6
28,279,662.48   8.232391     24           6
 1,257,282.94   8.661285     23           6
   806,615.95   8.987080     24           6
   773,788.16   7.355250     23           6
 5,039,229.45   8.938289     24           6
 2,043,358.26   9.279346     24           6
 6,349,145.07   8.599078     23           6
 3,867,811.91   8.942331     24           6
   136,424.83   8.000000     24           6
 3,553,481.74   8.671685     23           6
   311,057.43   6.875000     24           6
 2,018,339.72   8.810918     23           6
   996,374.74   8.737057     24           6
 1,009,270.61   8.036065     23           6
   146,376.41   9.750000     23           6
   162,341.56   8.800000     16           6
   149,987.32  10.550000     22           6
   723,004.03   9.466596     23           6
   396,391.76   7.875000     24           6
 1,356,815.98   8.697360     24           6
   619,432.09   8.777378     23           6

                                      S-100

                ADJUSTED              REMAINING    REMAINING   ORIGINAL             INITIAL   SUBSEQUENT               MAXIMUM
                  NET                AMORTIZATION   TERM TO    INTEREST-            PERIODIC   PERIODIC                MORTGAGE
  PRINCIPAL     MORTGAGE   MORTGAGE      TERM       MATURITY   ONLY TERM    AGE       RATE     RATE CAP     GROSS        RATE
 BALANCE ($)    RATE (%)   RATE (%)    (MONTHS)     (MONTHS)   (MONTHS)   (MONTHS)   CAP (%)     (%)      MARGIN (%)     (%)
-------------  ---------  ---------  ------------  ---------  ----------  --------  --------  ----------  ----------  ---------

   106,391.81   7.616000   8.125000      359          359         N/A         1      1.5000     1.5000     7.125000   15.125000
   184,345.50   7.991000   8.500000      358          358         N/A         2      3.0000     1.0000     8.500000   14.500000
   420,065.16   7.531550   8.040550      336          352          24         8      2.1193     1.2936     7.040550   14.627706
   151,950.18   7.691000   8.200000      336          352          24         8      3.0000     1.0000     8.200000   14.200000
   390,225.67   8.324186   8.833186      300          355          60         5      2.3969     1.2010     8.029010   15.235274
   205,903.50   7.391000   7.900000      300          360          60         0      1.5000     1.5000     5.900000   14.900000
   909,015.78   7.077997   7.586997      300          360          60         0      2.0933     1.3022     6.092910   14.191433
   434,929.85   7.241000   7.750000      300          360          60         0      1.5000     1.5000     6.125000   14.750000
16,303,026.50   7.141700   7.650700      300          359          60         1      2.2001     1.2680     6.110836   14.197827
14,323,164.98   6.970388   7.479388      300          360          60         0      1.5000     1.5000     6.523280   14.479388
   228,131.72   8.241000   8.750000      300          360          60         0      3.0000     1.0000     6.750000   14.750000
   183,055.92   7.366000   7.875000      300          360          60         0      3.0000     1.0000     5.990000   13.875000
 1,160,945.26   7.691492   8.200492      300          358          60         2      2.5893     1.1369     6.389016   14.474318
 2,022,781.67   7.744136   8.253136      300          358          60         2      2.8695     1.0435     6.780211   14.340163
   480,106.13   8.098824   8.607824      300          360          60         0      1.5000     1.5000     6.409418   15.607824
   658,175.49   6.744639   7.253639      300          360          60         0      3.0000     1.0000     5.253639   13.253639
   318,627.41   6.616000   7.125000      300          360          60         0      3.0000     1.0000     7.120000   13.125000
   682,894.92   7.498679   8.007679      300          360          60         0      1.5000     1.5000     7.146062   15.007679
   156,767.44   9.491000  10.000000      300          357          60         3      3.0000     1.0000     7.000000   16.000000
   484,478.82   6.821327   7.330327      300          360          60         0      1.5000     1.5000     3.916974   14.330327
   141,214.57   7.541000   8.050000      300          360          60         0      1.5000     1.5000     6.050000   15.050000
   188,158.98   7.927246   8.436246      324          324         N/A        36      1.5000     1.5000     6.934702   15.436246
   114,433.24   9.741000  10.250000      290          290         N/A        70      1.5000     1.5000     5.250000   17.250000
   139,924.63   7.541000   8.050000      346          346         N/A        14      1.5000     1.5000     8.050000   15.050000
    46,579.43  11.866000  12.375000      278          278         N/A        82      1.5000     1.5000     5.750000   19.375000
 1,154,199.23   8.311501   8.820501      480          480         N/A         0      1.5000     1.5000     6.805622   15.820501
   772,578.56   7.805947   8.314947      480          480         N/A         0      1.5000     1.5000     7.606813   15.314947
 1,441,200.33   8.486230   8.995230      479          479         N/A         1      1.5000     1.5000     7.040524   15.995230
   880,732.95   7.667121   8.176121      480          480         N/A         0      1.5000     1.5000     6.746875   15.176121
   218,676.12   5.991000   6.500000      480          480         N/A         0      1.5000     1.5000     3.625000   13.500000
29,664,038.82   8.063733   8.572733      480          480         N/A         0      2.2915     1.2312     6.908420   15.049991
14,330,423.90   7.474018   7.983018      480          480         N/A         0      1.5873     1.4709     6.803671   14.924815
    86,875.86   8.941000   9.450000      480          480         N/A         0      1.5000     1.5000     8.450000   16.450000
   222,282.19   8.121000   8.630000      480          480         N/A         0      1.5000     1.5000     8.630000   15.630000
   294,541.10   8.191000   8.700000      479          479         N/A         1      1.5000     1.5000     5.050000   15.700000
 1,327,660.63   8.500263   9.009263      480          480         N/A         0      1.8197     1.4378     7.452105   15.796144
   776,370.43   8.160597   8.669597      480          480         N/A         0      1.5000     1.5000     6.666681   15.669597
 2,040,529.04   8.081609   8.590609      480          480         N/A         0      2.4026     1.1991     6.799797   14.988888
 1,329,027.26   8.232188   8.741188      480          480         N/A         0      1.6783     1.4406     7.033623   15.622351
 2,671,419.52   7.914895   8.423895      479          479         N/A         1      3.0000     1.0000     6.550776   14.423895
    86,701.08  10.641000  11.150000      479          479         N/A         1      1.5000     1.5000    10.150000   18.150000
   173,421.40   7.616000   8.125000      480          480         N/A         0      1.5000     1.5000     6.375000   15.125000
   470,605.33   8.191000   8.700000      478          478         N/A         2      1.5000     1.5000     6.700000   15.700000
   215,708.50   9.316000   9.825000      479          479         N/A         1      3.0000     1.0000     7.825000   15.825000
   507,876.95   6.866000   7.375000      480          480         N/A         0      1.5000     1.5000     2.875000   14.375000

                MINIMUM
                MORTGAGE   MONTHS TO    RESET
  PRINCIPAL       RATE     NEXT RATE  FREQUENCY
 BALANCE ($)       (%)    ADJUSTMENT   (MONTHS)
-------------  ---------  ----------  ---------

   106,391.81   8.125000     23           6
   184,345.50   8.500000     22           6
   420,065.16   8.040550     16           6
   151,950.18   8.200000     16           6
   390,225.67   8.833186     19           6
   205,903.50   7.900000     24           6
   909,015.78   7.586997     24           6
   434,929.85   7.750000     24           6
16,303,026.50   7.631524     23           6
14,323,164.98   7.479388     24           6
   228,131.72   8.750000     24           6
   183,055.92   7.875000     24           6
 1,160,945.26   8.200492     22           6
 2,022,781.67   8.253136     22           6
   480,106.13   8.607824     24           6
   658,175.49   7.253639     24           6
   318,627.41   7.125000     24           6
   682,894.92   8.007679     24           6
   156,767.44  10.000000     21           6
   484,478.82   7.330327     24           6
   141,214.57   8.050000     24           6
   188,158.98   7.473718      9           6
   114,433.24   8.875000      2           6
   139,924.63   8.050000     10           6
    46,579.43  12.375000      2           6
 1,154,199.23   8.820501     24           6
   772,578.56   8.314947     24           6
 1,441,200.33   8.995230     23           6
   880,732.95   8.176121     24           6
   218,676.12   6.500000     24           6
29,664,038.82   8.123836     24           6
14,330,423.90   7.905414     24           6
    86,875.86   9.450000     24           6
   222,282.19   8.630000     24           6
   294,541.10   8.700000     23           6
 1,327,660.63   8.760459     24           6
   776,370.43   8.669597     24           6
 2,040,529.04   8.590609     24           6
 1,329,027.26   8.503514     24           6
 2,671,419.52   8.423895     23           6
    86,701.08  11.150000     23           6
   173,421.40   8.125000     24           6
   470,605.33   6.700000     22           6
   215,708.50   9.825000     23           6
   507,876.95   7.375000     24           6

                                      S-101

                ADJUSTED              REMAINING    REMAINING   ORIGINAL             INITIAL   SUBSEQUENT               MAXIMUM
                  NET                AMORTIZATION   TERM TO    INTEREST-            PERIODIC   PERIODIC                MORTGAGE
  PRINCIPAL     MORTGAGE   MORTGAGE      TERM       MATURITY   ONLY TERM    AGE       RATE     RATE CAP     GROSS        RATE
 BALANCE ($)    RATE (%)   RATE (%)    (MONTHS)     (MONTHS)   (MONTHS)   (MONTHS)   CAP (%)     (%)      MARGIN (%)     (%)
-------------  ---------  ---------  ------------  ---------  ----------  --------  --------  ----------  ----------  ---------

   590,183.29   8.529060   9.038060      480          480         N/A         0      1.5000     1.5000     4.187313   16.038060
 1,777,871.65   8.095905   8.604905      354          354         N/A         6      1.6798     1.4401     6.794349   15.485038
   393,087.12   8.410296   8.919296      360          360         N/A         0      1.5000     1.5000     7.158527   15.919296
   240,863.05   7.481000   7.990000      360          360         N/A         0      1.5000     1.5000     5.990000   14.990000
   246,368.49   7.341000   7.850000      360          360         N/A         0      1.5000     1.5000     5.850000   14.850000
   227,099.45   7.241000   7.750000      360          360         N/A         0      3.0000     1.0000     7.750000   13.750000
 2,550,073.36   7.475465   7.984465      359          359         N/A         1      2.2296     1.2820     6.539414   14.548499
   830,029.22   7.205879   7.714879      360          360         N/A         0      1.5000     1.5000     6.848781   14.714879
   341,200.12   6.616000   7.125000      357          357         N/A         3      3.0000     1.0000     6.125000   13.125000
   137,303.86   6.641000   7.150000      357          357         N/A         3      3.0000     1.0000     6.150000   13.150000
   742,933.73   8.557932   9.066932      357          357         N/A         3      2.6558     1.3508     7.718088   15.917732
    87,059.70   9.081000   9.590000      353          353         N/A         7      3.0000     1.0000     7.590000   15.590000
   177,448.34   8.241000   8.750000      359          359         N/A         1      3.0000     1.0000     6.750000   14.750000
   143,072.05   8.011000   8.520000      352          352         N/A         8      3.0000     1.0000     5.870000   14.520000
   178,802.66   6.991000   7.500000      354          354         N/A         6      1.5000     1.5000     6.875000   14.500000
   270,867.71   7.291000   7.800000      324          353          36         7      1.5000     1.5000     7.800000   14.800000
   150,711.45   8.741000   9.250000      324          352          36         8      1.5000     1.5000     8.250000   16.250000
   610,002.88   7.750025   8.259025      300          354          60         6      2.1065     1.5000     7.663357   15.259025
   259,642.11   6.966000   7.475000      300          352          60         8      3.0000     1.5000     7.475000   14.475000
 1,776,399.41   6.548889   7.057889      300          359          60         1      3.0000     1.0000     6.101240   13.057889
 1,713,224.48   6.478874   6.987874      300          360          60         0      1.5000     1.5000     6.315736   13.987874
   211,959.49   7.091000   7.600000      300          360          60         0      3.0000     1.0000     5.600000   13.600000
   336,518.34   7.841000   8.350000      300          352          60         8      2.0000     1.0000     6.350000   14.350000
   109,426.97   8.971000   9.480000      347          347         N/A        13      1.5000     1.5000     9.480000   16.480000
   550,544.12   8.191000   8.700000      480          480         N/A         0      1.5000     1.5000     8.600000   15.700000
   860,638.09   7.819226   8.328226      480          480         N/A         0      2.5994     1.1335     6.688773   14.595298
   168,604.14   8.241000   8.750000      480          480         N/A         0      3.0000     1.0000     6.750000   14.750000

                MINIMUM
                MORTGAGE   MONTHS TO    RESET
  PRINCIPAL       RATE     NEXT RATE  FREQUENCY
 BALANCE ($)       (%)    ADJUSTMENT   (MONTHS)
-------------  ---------  ----------  ---------

   590,183.29   9.038060     24           6
 1,777,871.65   8.537601     30           6
   393,087.12   8.919296     36           6
   240,863.05   7.990000     36           6
   246,368.49   7.850000     36           6
   227,099.45   7.750000     36           6
 2,550,073.36   7.984465     35           6
   830,029.22   7.714879     36           6
   341,200.12   7.125000     33           6
   137,303.86   7.150000     33           6
   742,933.73   8.607965     33           6
    87,059.70   9.590000     29           6
   177,448.34   8.750000     35           6
   143,072.05   8.520000     28           6
   178,802.66   7.500000     30           6
   270,867.71   7.800000     29           6
   150,711.45   9.250000     28           6
   610,002.88   8.259025     30           6
   259,642.11   7.475000     28           6
 1,776,399.41   6.939732     35           6
 1,713,224.48   6.987874     36           6
   211,959.49   7.600000     36           6
   336,518.34   8.350000     28           6
   109,426.97   9.480000     23           6
   550,544.12   8.700000     36           6
   860,638.09   7.674780     36           6
   168,604.14   8.750000     36           6

                                      S-102

                   LOAN GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS

                                                                    ORIGINAL
                                           REMAINING    REMAINING   INTEREST-             INITIAL  SUBSEQUENT
                ADJUSTED NET              AMORTIZATION   TERM TO      ONLY               PERIODIC   PERIODIC      GROSS
 PRINCIPAL        MORTGAGE     MORTGAGE       TERM      MATURITY      TERM        AGE    RATE CAP   RATE CAP     MARGIN
BALANCE ($)       RATE (%)     RATE (%)     (MONTHS)    (MONTHS)    (MONTHS)   (MONTHS)     (%)       (%)          (%)
--------------  ------------  ----------  ------------  ---------  ---------   --------  --------  ----------  ------------

    569,849.50    9.680890     10.189890      360          360         N/A         0      1.0000     1.0000      7.134945
    445,164.48    9.524915     10.033915      360          360         N/A         0      1.0000     1.0000      6.437713
    560,372.88    7.791129      8.300129      360          360         N/A         0      1.0000     1.0000      6.550129
    222,651.82    7.741000      8.250000      360          360         N/A         0      1.0000     1.0000      6.250000
 27,712,951.18    9.121290      9.630290      359          359         N/A         1      1.8724     1.3699      7.017348
 15,675,273.96    9.376024      9.885024      360          360         N/A         0      1.5000     1.5000      6.995670
  7,681,660.80    8.428364      8.937364      360          360         N/A         0      2.1999     1.2493      7.199857
  3,726,488.72    8.603221      9.112221      360          360         N/A         0      1.5000     1.5000      7.110406
    931,658.71    9.607736     10.116736      360          360         N/A         0      1.5000     1.5000      7.211016
    192,395.57    8.691000      9.200000      359          359         N/A         1      3.0000     1.0000      7.200000
     90,800.20    9.741000     10.250000      360          360         N/A         0      1.5000     1.5000      9.250000
 74,104,302.96    8.460306      8.969306      360          360         N/A         0      1.9412     1.3427      7.026962
 26,624,436.86    8.237634      8.746634      360          360         N/A         0      1.5000     1.5000      7.046122
    557,059.74    8.049432      8.558432      360          360         N/A         0      2.1235     1.2922      7.974109
    250,483.30    6.391000      6.900000      360          360         N/A         0      1.5000     1.5000      6.150000
    683,626.08    8.288132      8.797132      359          359         N/A         1      1.5000     1.5000      8.349305
  7,834,920.20    9.398019      9.907019      360          360         N/A         0      2.0314     1.3403      8.045374
  5,642,670.72    9.295476      9.804476      360          360         N/A         0      1.5000     1.5000      7.343699
  6,106,405.22    9.130917      9.639917      359          359         N/A         1      2.3002     1.2333      7.364177
  2,983,819.66    9.127940      9.636940      360          360         N/A         0      1.5000     1.5000      7.434572
  4,552,736.21    8.804471      9.313471      360          360         N/A         0      2.7941     1.0846      7.269821
  4,063,369.09    8.900598      9.409598      360          360         N/A         0      1.8411     1.3669      7.809851
  2,218,822.79    9.003720      9.512720      360          360         N/A         0      1.9233     1.4530      7.399218
    136,165.50    8.891000      9.400000      360          360         N/A         0      2.0000     1.0000      8.400000
    116,892.21    9.441000      9.950000      360          360         N/A         0      1.5000     1.5000      7.950000
  1,470,283.59    9.181419      9.690419      359          359         N/A         1      2.8227     1.0591      7.591514
    320,291.46   10.061289     10.570289      357          357         N/A         3      3.0000     1.0000      8.035353
    263,564.09    9.041000      9.550000      360          360         N/A         0      3.0000     1.0000      7.550000
  1,059,968.76    8.497438      9.006438      359          359         N/A         1      3.0000     1.0000      6.834127
    381,782.69    8.591000      9.100000      359          359         N/A         1      1.5000     1.5000      4.100000
    612,292.50    7.391000      7.900000      360          360         N/A         0      1.5000     1.5000      2.900000
  1,040,731.27    9.047047      9.556047      355          355         N/A         5      2.6805     1.1065      7.051437
     71,359.31    9.981000     10.490000      360          360         N/A         0      3.0000     1.0000      7.490000
    500,966.59    9.441000      9.950000      360          360         N/A         0      3.0000     1.0000      7.950000
    245,370.70    9.741000     10.250000      359          359         N/A         1      3.0000     1.0000      8.250000
     99,099.93    8.901000      9.410000      359          359         N/A         1      3.0000     1.0000      6.410000
  1,713,584.07    7.299500      7.808500      336          352          24         8      1.5000     1.5000      6.210857
    292,230.51    7.241000      7.750000      336          353          24         7      1.5000     1.5000      6.000000
  1,895,077.14    8.033346      8.542346      300          356          60         4      2.6461     1.1180      7.474192
  1,970,468.60    8.694438      9.203438      300          360          60         0      1.5000     1.5000      6.796755
  4,013,506.40    8.549181      9.058181      300          360          60         0      2.3405     1.2198      7.441864
  3,717,318.25    7.743179      8.252179      300          360          60         0      1.5000     1.5000      7.156678
 46,883,642.43    7.418271      7.927271      300          359          60         1      2.1742     1.2705      6.657986

                                                MONTHS TO
                     MAXIMUM       MINIMUM     NEXT RATE    RESET
 PRINCIPAL           MORTGAGE      MORTGAGE      ADJUST-   FREQUENCY
BALANCE ($)          RATE (%)      RATE (%)       MENT     (MONTHS)
--------------    -------------  -------------  ---------  ---------

    569,849.50      17.189890      10.189890        6         6
    445,164.48      17.033915      10.033915        6         6
    560,372.88      15.300129       8.300129        6         6
    222,651.82      15.250000       8.250000        6         6
 27,712,951.18      16.394898       9.455656       23         6
 15,675,273.96      16.885024       9.885024       24         6
  7,681,660.80      15.505176       8.726771       24         6
  3,726,488.72      16.112221       9.112221       24         6
    931,658.71      17.116736      10.116736       24         6
    192,395.57      15.200000       9.200000       23         6
     90,800.20      17.250000      10.250000       24         6
 74,104,302.96      15.712294       8.800720       24         6
 26,624,436.86      15.746634       8.746634       24         6
    557,059.74      15.142756       8.558432       24         6
    250,483.30      13.900000       6.900000       24         6
    683,626.08      15.797132       8.797132       23         6
  7,834,920.20      16.587562       9.861835       24         6
  5,642,670.72      16.804476       9.804476       24         6
  6,106,405.22      16.187549       9.469709       23         6
  2,983,819.66      16.636940       9.636940       24         6
  4,552,736.21      15.809887       9.233344       24         6
  4,063,369.09      16.201634       9.283298       24         6
  2,218,822.79      16.418645       9.512720       24         6
    136,165.50      16.400000       9.400000       24         6
    116,892.21      16.950000       9.950000       24         6
  1,470,283.59      15.808641       9.039036       23         6
    320,291.46      16.570289      10.570289       21         6
    263,564.09      15.550000       9.550000       24         6
  1,059,968.76      15.006438       9.006438       23         6
    381,782.69      16.100000       9.100000       23         6
    612,292.50      14.900000       7.900000       24         6
  1,040,731.27      16.556047       9.241174       19         6
     71,359.31      16.490000      10.490000       24         6
    500,966.59      15.950000       9.950000       24         6
    245,370.70      16.250000       8.250000       23         6
     99,099.93      15.410000       9.410000       23         6
  1,713,584.07      14.808500       7.686037       16         6
    292,230.51      14.750000       7.750000       17         6
  1,895,077.14      15.098121       8.191525       20         6
  1,970,468.60      16.203438       9.203438       24         6
  4,013,506.40      15.497825       8.661253       24         6
  3,717,318.25      15.252179       8.252179       24         6
 46,883,642.43      14.524866       7.819441       23         6

                                     S-103

                                                                    ORIGINAL
                                           REMAINING    REMAINING   INTEREST-             INITIAL  SUBSEQUENT
                ADJUSTED NET              AMORTIZATION   TERM TO      ONLY               PERIODIC   PERIODIC      GROSS
 PRINCIPAL       MORTGAGE      MORTGAGE       TERM      MATURITY      TERM        AGE    RATE CAP   RATE CAP     MARGIN
BALANCE ($)       RATE (%)     RATE (%)     (MONTHS)    (MONTHS)    (MONTHS)   (MONTHS)     (%)       (%)          (%)
--------------  ------------  ----------  ------------  ---------  ---------   --------  --------  ----------  ------------

26,745,070.18     7.033264      7.542264      300          360         60          0      1.5000     1.5000      6.411993
   462,002.53     8.941000      9.450000      300          360         60          0      1.5000     1.5000      7.450000
   514,882.33    11.141000     11.650000      300          360         60          0      1.5000     1.5000     11.000000
 1,076,660.71     7.041459      7.550459      300          360         60          0      1.6504     1.4499      6.353467
 1,468,096.52     8.258476      8.767476      300          360         60          0      1.5000     1.5000      7.381784
 3,071,022.63     7.480600      7.989600      300          360         60          0      3.1665     1.0460      6.086208
   357,912.80     6.460285      6.969285      300          360         60          0      1.5000     1.5000      6.143857
 1,580,354.78     9.126981      9.635981      300          360         60          0      2.7028     1.3189      8.295545
   278,314.77     7.741000      8.250000      300          360         60          0      3.0000     1.0000      6.175000
   733,860.40     7.913254      8.422254      300          359         60          1      2.6473     1.1176      6.657388
   742,543.82     7.116562      7.625562      300          360         60          0      1.5000     1.5000      6.625000
   692,795.05     8.993425      9.502425      300          360         60          0      1.5000     1.5000      5.585673
   417,472.16     8.141000      8.650000      300          360         60          0      1.5000     1.5000      6.650000
    98,465.28    11.179751     11.688751      268          268        N/A         92      2.2350     1.2550      6.392202
   129,642.46    10.799719     11.308719      290          290        N/A         70      1.5000     1.5000      6.105767
    53,544.66    11.491000     12.000000      290          290        N/A         70      3.0000     1.0000      6.875000
   132,447.64    10.116000     10.625000      277          277        N/A         83      3.0000     1.0000      5.600000
 2,132,718.76     8.983738      9.492738      480          480        N/A          0      1.9971     1.3343      6.455107
 3,385,386.13     8.937873      9.446873      480          480        N/A          0      1.5000     1.5000      7.158129
 1,638,429.70     8.333110      8.842110      480          480        N/A          0      1.5000     1.5000      7.341921
 3,743,730.25     9.050192      9.559192      480          480        N/A          0      1.5000     1.5000      7.414907
   144,612.36     9.481000      9.990000      480          480        N/A          0      3.0000     1.0000      7.990000
   348,270.46     7.866000      8.375000      478          478        N/A          2      3.0000     1.5000      6.875000
36,303,671.53     8.235591      8.744591      480          480        N/A          0      2.1168     1.2950      7.136836
16,433,233.64     8.199571      8.708571      480          480        N/A          0      1.5502     1.4833      7.302521
   961,647.13     9.026622      9.535622      480          480        N/A          0      1.5000     1.5000      7.841027
 2,226,313.78     9.181261      9.690261      480          480        N/A          0      1.8389     1.3870      7.330610
 1,006,511.47     9.555012     10.064012      480          480        N/A          0      1.5000     1.5000      8.372583
 3,204,370.30     8.456335      8.965335      480          480        N/A          0      2.1767     1.2744      7.032729
   219,172.89     9.741000     10.250000      480          480        N/A          0      1.5000     1.5000      6.750000
 1,368,507.45     9.282034      9.791034      480          480        N/A          0      2.7317     1.0894      8.043413
   121,832.29     9.616000     10.125000      480          480        N/A          0      1.5000     1.5000      6.750000
   333,905.33     8.441000      8.950000      479          479        N/A          1      3.0000     1.0000      6.950000
   107,064.41     9.441000      9.950000      479          479        N/A          1      3.0000     1.0000      7.950000
 1,279,552.18     8.236310      8.745310      480          480        N/A          0      1.5000     1.5000      4.391789
   241,663.18     8.391000      8.900000      478          478        N/A          2      3.0000     1.0000      6.900000
   307,537.83     9.366000      9.875000      480          480        N/A          0      1.5000     1.5000      6.875000
   388,382.70     8.441000      8.950000        0           59         60          1      1.5000     1.5000      6.700000
 1,688,371.23     8.741733      9.250733      355          355        N/A          5      1.9852     1.3044      7.294632
   859,783.92     9.791801     10.300801      360          360        N/A          0      1.5000     1.5000      6.783321
   732,915.17     7.991000      8.500000      359          359        N/A          1      3.0000     1.5000      7.500000
   452,262.90     8.491000      9.000000      360          360        N/A          0      1.5000     1.5000      7.250000
    96,810.60     9.481000      9.990000      359          359        N/A          1      3.0000     1.5000      7.990000
 2,558,863.08     7.930672      8.439672      358          358        N/A          2      2.3108     1.2663      6.363595
   188,906.15     7.866000      8.375000      360          360        N/A          0      1.5000     1.5000      7.000000

                                              MONTHS TO
                    MAXIMUM       MINIMUM     NEXT RATE    RESET
 PRINCIPAL         MORTGAGE      MORTGAGE      ADJUST-   FREQUENCY
BALANCE ($)         RATE (%)      RATE (%)       MENT     (MONTHS)
--------------  -------------  -------------  ---------  ---------

26,745,070.18     14.542264      7.542264        24          6
   462,002.53     16.450000      9.450000        24          6
   514,882.33     18.650000     11.650000        24          6
 1,076,660.71     14.450162      7.349864        24          6
 1,468,096.52     15.767476      8.767476        24          6
 3,071,022.63     14.081586      7.553010        24          6
   357,912.80     13.969285      6.969285        24          6
 1,580,354.78     15.834104      9.635981        24          6
   278,314.77     14.250000      8.250000        24          6
   733,860.40     14.657388      8.422254        23          6
   742,543.82     14.625562      7.625562        24          6
   692,795.05     16.502425      9.502425        24          6
   417,472.16     15.650000      8.650000        24          6
    98,465.28     18.198760     10.534508         4          6
   129,642.46     18.308719     11.138231         2          6
    53,544.66     19.000000      6.875000         2          6
   132,447.64     16.625000      7.600000         1          6
 2,132,718.76     16.161342      9.027098        24          6
 3,385,386.13     16.446873      9.446873        24          6
 1,638,429.70     15.842110      8.535076        24          6
 3,743,730.25     16.559192      9.559192        24          6
   144,612.36     15.990000      9.990000        24          6
   348,270.46     15.375000      8.375000        22          6
36,303,671.53     15.334517      8.423324        24          6
16,433,233.64     15.675122      8.708571        24          6
   961,647.13     16.535622      9.535622        24          6
 2,226,313.78     16.464332      9.276031        24          6
 1,006,511.47     17.064012     10.064012        24          6
 3,204,370.30     15.514213      8.509447        24          6
   219,172.89     17.250000     10.250000        24          6
 1,368,507.45     16.292877      9.791034        24          6
   121,832.29     17.125000     10.125000        24          6
   333,905.33     14.950000      6.950000        23          6
   107,064.41     15.950000      9.950000        23          6
 1,279,552.18     15.745310      8.745310        24          6
   241,663.18     14.900000      8.900000        22          6
   307,537.83     16.875000      9.875000        24          6
   388,382.70     15.950000      8.950000        23          6
 1,688,371.23     15.859583      9.250733        31          6
   859,783.92     17.300801     10.300801        36          6
   732,915.17     15.500000      8.500000        35          6
   452,262.90     16.000000      9.000000        36          6
    96,810.60     16.990000      9.990000        35          6
 2,558,863.08     14.899120      8.165857        34          6
   188,906.15     15.375000      8.375000        36          6

                                     S-104

                                                                    ORIGINAL
                                           REMAINING    REMAINING   INTEREST-             INITIAL  SUBSEQUENT
                ADJUSTED NET              AMORTIZATION   TERM TO      ONLY               PERIODIC   PERIODIC      GROSS
 PRINCIPAL       MORTGAGE      MORTGAGE       TERM      MATURITY      TERM        AGE    RATE CAP   RATE CAP     MARGIN
BALANCE ($)       RATE (%)     RATE (%)     (MONTHS)    (MONTHS)    (MONTHS)   (MONTHS)     (%)       (%)          (%)
--------------  ------------  ----------  ------------  ---------  ---------   --------  --------  ----------  ------------

  117,567.20      8.741000     9.250000       353          353         N/A         7      1.5000     1.5000      7.375000
  330,952.04      9.333048     9.842048       358          358         N/A         2      2.6846     1.1051      7.842048
   83,494.43      8.891000     9.400000       360          360         N/A         0      1.5000     1.5000      8.400000
  361,462.62      9.996082    10.505082       355          355         N/A         5      3.0000     1.0000      8.505082
  235,022.65      7.366000     7.875000       352          352         N/A         8      1.5000     1.5000      6.500000
  439,737.34      7.741000     8.250000       324          353          36         7      1.5000     1.5000      7.250000
  650,505.12      7.461457     7.970457       324          352          36         8      1.5000     1.5000      6.500000
  652,752.51      6.411149     6.920149       324          352          36         8      1.5000     1.5000      6.113383
  634,557.69      7.220825     7.729825       300          360          60         0      2.6553     1.1149      7.183991
  496,819.70      7.803004     8.312004       300          360          60         0      2.3580     1.2140      6.884017
  762,901.17      9.850471    10.359471       313          313         N/A        47      1.5000     1.4698      7.009446
   61,657.59     10.841000    11.350000       290          290         N/A        70      3.0000     1.0000      6.390000
  303,183.17      6.741000     7.250000       348          348         N/A        12      1.5000     1.5000      6.000000
  129,925.77     11.116000    11.625000       276          276         N/A        84      1.5000     1.5000      6.125000
   52,599.70     11.331000    11.840000       290          290         N/A        70      3.0000     1.0000      6.340000
   44,555.41     11.241000    11.750000       272          272         N/A        88      1.5000     1.5000      6.750000
  159,151.60      6.191000     6.700000       324          346          36        14      1.5000     1.5000      6.700000
  210,405.97      9.391000     9.900000       480          480         N/A         0      1.5000     1.5000      8.900000
1,842,165.49      7.980870     8.489870       480          480         N/A         0      1.5000     1.5000      6.537139
  249,036.06      7.991000     8.500000       360          360         N/A         0      3.0000     1.5000      5.700000
  448,085.40      8.001702     8.510702       360          360         N/A         0      3.0000     1.5000      5.877389
  711,101.49      7.183833     7.692833       360          360         N/A         0      3.0000     1.5000      6.012758
  957,020.14      8.086832     8.595832       360          360         N/A         0      3.0000     1.5000      8.316869
  130,163.92      7.491000     8.000000       359          359         N/A         1      3.0000     1.0000      6.000000
   83,494.43     10.741000    11.250000       360          360         N/A         0      3.0000     1.5000      7.250000
1,098,885.70      6.451773     6.960773       359          359         N/A         1      3.0000     1.5000      6.543478
  159,683.10      9.866000    10.375000       360          360         N/A         0      3.0000     1.5000      6.375000
  473,135.12      8.705118     9.214118       360          360         N/A         0      3.0000     1.5000      6.934706
   76,466.98      9.621000    10.130000       360          360         N/A         0      3.0000     1.5000      9.130000
  140,131.49      8.241000     8.750000       360          360         N/A         0      3.0000     1.5000      6.750000
  363,131.20      7.491000     8.000000       300          360          60         0      3.0000     1.5000      7.250000
  417,472.16      6.366000     6.875000       240          360         120         0      3.0000     1.5000      6.250000
  361,809.21      8.491000     9.000000       480          480         N/A         0      3.0000     1.5000      8.000000
  556,629.55      7.241000     7.750000       480          480         N/A         0      3.0000     1.0000      5.750000
  357,634.49      7.991000     8.500000       480          480         N/A         0      3.0000     1.0000      6.500000
  477,309.84      6.741000     7.250000       480          480         N/A         0      3.0000     1.5000      6.375000
  250,483.32      7.241000     7.750000       480          480         N/A         0      3.0000     1.5000      6.750000

                                              MONTHS TO
                    MAXIMUM       MINIMUM     NEXT RATE    RESET
 PRINCIPAL         MORTGAGE      MORTGAGE      ADJUST-   FREQUENCY
BALANCE ($)         RATE (%)      RATE (%)       MENT     (MONTHS)
--------------  -------------  -------------  ---------  ---------

  117,567.20      16.250000      9.250000        29         6
  330,952.04      16.052286      9.526691        34         6
   83,494.43      16.400000      9.400000        36         6
  361,462.62      16.505082      9.883588        31         6
  235,022.65      14.875000      7.875000        28         6
  439,737.34      15.250000      8.250000        29         6
  650,505.12      14.970457      7.970457        28         6
  652,752.51      13.920149      6.929350        28         6
  634,557.69      13.959649      7.729825        36         6
  496,819.70      15.312004      8.312004        36         6
  762,901.17      17.359471      9.253085        11         6
   61,657.59      18.350000     10.990000         2         6
  303,183.17      14.250000      7.250000        24         6
  129,925.77      18.625000     10.625000         6         6
   52,599.70      18.840000     11.840000         2         6
   44,555.41      18.750000      9.375000         2         6
  159,151.60      13.700000      6.700000        22         6
  210,405.97      16.900000      9.900000        36         6
1,842,165.49      15.489870      8.489870        36         6
  249,036.06      15.500000      8.500000        60         6
  448,085.40      15.510702      8.510702        60         6
  711,101.49      14.692833      7.692833        60         6
  957,020.14      15.595832      8.595832        60         6
  130,163.92      14.000000      6.000000        59         6
   83,494.43      18.250000     11.250000        60         6
1,098,885.70      13.960773      6.960773        59         6
  159,683.10      17.375000     10.375000        60         6
  473,135.12      16.214118      9.214118        60         6
   76,466.98      17.130000     10.130000        60         6
  140,131.49      15.750000      8.750000        60         6
  363,131.20      15.000000      8.000000        60         6
  417,472.16      13.875000      6.875000        60         6
  361,809.21      16.000000      9.000000        60         6
  556,629.55      13.750000      5.750000        60         6
  357,634.49      14.500000      8.500000        60         6
  477,309.84      14.250000      7.250000        60         6
  250,483.32      14.750000      7.750000        60         6

                                     S-105

    PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL BALANCES OF THE OFFERED
                                  CERTIFICATES
                     (OTHER THAN THE CLASS A-R CERTIFICATES)
              AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                             CLASS 1-A                         CLASS 2-A-1
                                 --------------------------------   --------------------------------
DISTRIBUTION DATE                 50%    75%   100%   125%   150%    50%    75%   100%   125%   150%
------------------------------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Initial Percentage............    100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
September 25, 2007............     88     82     76     70     64     74     62     49     36     24
September 25, 2008............     70     57     45     33     22     36      7      0      0      0
September 25, 2009............     52     33     17      4      0      0      0      0      0      0
September 25, 2010............     40     26     17      4      0      0      0      0      0      0
September 25, 2011............     31     21     14      4      0      0      0      0      0      0
September 25, 2012............     27     17     10      0      0      0      0      0      0      0
September 25, 2013............     23     13      7      0      0      0      0      0      0      0
September 25, 2014............     20     10      0      0      0      0      0      0      0      0
September 25, 2015............     17      8      0      0      0      0      0      0      0      0
September 25, 2016............     14      7      0      0      0      0      0      0      0      0
September 25, 2017............     12      0      0      0      0      0      0      0      0      0
September 25, 2018............     11      0      0      0      0      0      0      0      0      0
September 25, 2019............      9      0      0      0      0      0      0      0      0      0
September 25, 2020............      8      0      0      0      0      0      0      0      0      0
September 25, 2021............      7      0      0      0      0      0      0      0      0      0
September 25, 2022............      0      0      0      0      0      0      0      0      0      0
Weighted Average Life to
   Optional Termination
   (in years).................   4.77   3.24   2.38   1.68   1.37   1.61   1.23   1.00   0.86   0.76
Weighted Average Life to
   Maturity (in years)........   5.06   3.51   2.58   1.83   1.37   1.61   1.23   1.00   0.86   0.76

                                            CLASS 2-A-2                         CLASS 2-A-3
                                 --------------------------------   ----------------------------------
DISTRIBUTION DATE                 50%    75%   100%   125%   150%    50%     75%    100%   125%   150%
------------------------------   ----   ----   ----   ----   ----   -----   -----   ----   ----   ----

Initial Percentage............    100%   100%   100%   100%   100%    100%    100%   100%   100%   100%
September 25, 2007............    100    100    100    100    100     100     100    100    100    100
September 25, 2008............    100    100     80     55     31     100     100    100    100    100
September 25, 2009............     95     53     18      0      0     100     100    100     50      0
September 25, 2010............     68     37     18      0      0     100     100    100     50      0
September 25, 2011............     48     25      8      0      0     100     100    100     50      0
September 25, 2012............     38     15      0      0      0     100     100    100      0      0
September 25, 2013............     29      7      0      0      0     100     100     74      0      0
September 25, 2014............     22      1      0      0      0     100     100      0      0      0
September 25, 2015............     16      0      0      0      0     100      84      0      0      0
September 25, 2016............     10      0      0      0      0     100      67      0      0      0
September 25, 2017............      5      0      0      0      0     100       0      0      0      0
September 25, 2018............      1      0      0      0      0     100       0      0      0      0
September 25, 2019............      0      0      0      0      0      90       0      0      0      0
September 25, 2020............      0      0      0      0      0      77       0      0      0      0
September 25, 2021............      0      0      0      0      0      66       0      0      0      0
September 25, 2022............      0      0      0      0      0       0       0      0      0      0
Weighted Average Life to
   Optional Termination
   (in years).................   5.85   3.89   2.79   2.06   1.79   14.62    9.80   7.21   4.30   2.46
Weighted Average Life to
   Maturity (in years)........   5.85   3.89   2.79   2.06   1.79   17.53   12.48   9.28   5.94   2.46

                                      S-106

                                             CLASS M-1                           CLASS M-2
                                 ---------------------------------   ---------------------------------
DISTRIBUTION DATE                 50%     75%   100%   125%   150%    50%     75%   100%   125%   150%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial Percentage............     100%   100%   100%   100%   100%    100%   100%   100%   100%   100%
September 25, 2007............     100    100    100    100    100     100    100    100    100    100
September 25, 2008............     100    100    100    100    100     100    100    100    100    100
September 25, 2009............     100    100    100    100     84     100    100    100    100    100
September 25, 2010............     100     80     68    100     84     100     80     57     89     84
September 25, 2011............      95     64     42     77      0      95     64     42     27      0
September 25, 2012............      82     51     31      0      0      82     51     31      0      0
September 25, 2013............      70     41     23      0      0      70     41     23      0      0
September 25, 2014............      60     33      0      0      0      60     33      0      0      0
September 25, 2015............      52     26      0      0      0      52     26      0      0      0
September 25, 2016............      45     21      0      0      0      45     21      0      0      0
September 25, 2017............      38      0      0      0      0      38      0      0      0      0
September 25, 2018............      33      0      0      0      0      33      0      0      0      0
September 25, 2019............      28      0      0      0      0      28      0      0      0      0
September 25, 2020............      24      0      0      0      0      24      0      0      0      0
September 25, 2021............      20      0      0      0      0      20      0      0      0      0
September 25, 2022............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life to
   Optional Termination
   (in years).................    9.94   6.60   5.20   5.41   4.26    9.94   6.60   5.06   4.66   4.35
Weighted Average Life to
   Maturity (in years)........   11.07   7.39   5.80   6.01   6.36   10.98   7.36   5.64   5.12   4.78

                                             CLASS M-3                           CLASS M-4
                                 ---------------------------------   ---------------------------------
DISTRIBUTION DATE                 50%     75%   100%   125%   150%    50%     75%   100%   125%   150%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial Percentage............     100%   100%   100%   100%   100%    100%   100%   100%   100%   100%
September 25, 2007............     100    100    100    100    100     100    100    100    100    100
September 25, 2008............     100    100    100    100    100     100    100    100    100    100
September 25, 2009............     100    100    100    100    100     100    100    100    100    100
September 25, 2010............     100     80     57     39     26     100     80     57     39     26
September 25, 2011............      95     64     42     27      0      95     64     42     27      0
September 25, 2012............      82     51     31      0      0      82     51     31      0      0
September 25, 2013............      70     41     23      0      0      70     41     23      0      0
September 25, 2014............      60     33      0      0      0      60     33      0      0      0
September 25, 2015............      52     26      0      0      0      52     26      0      0      0
September 25, 2016............      45     21      0      0      0      45     21      0      0      0
September 25, 2017............      38      0      0      0      0      38      0      0      0      0
September 25, 2018............      33      0      0      0      0      33      0      0      0      0
September 25, 2019............      28      0      0      0      0      28      0      0      0      0
September 25, 2020............      24      0      0      0      0      24      0      0      0      0
September 25, 2021............      20      0      0      0      0      20      0      0      0      0
September 25, 2022............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life to
   Optional Termination
   (in years).................    9.94   6.60   5.01   4.40   3.93    9.94   6.60   4.99   4.30   3.76
Weighted Average Life to
   Maturity (in years)........   10.93   7.33   5.56   4.85   4.29   10.89   7.30   5.52   4.73   4.11

                                      S-107

                                             CLASS M-5                           CLASS M-6
                                 ---------------------------------   ---------------------------------
DISTRIBUTION DATE                 50%    75%    100%   125%   150%    50%    75%    100%   125%   150%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial Percentage............     100%   100%   100%   100%   100%   100%    100%   100%   100%   100%
September 25, 2007............     100    100    100    100    100    100     100    100    100    100
September 25, 2008............     100    100    100    100    100    100     100    100    100    100
September 25, 2009............     100    100    100    100    100    100     100    100    100    100
September 25, 2010............     100     80     57     39     26    100      80     57     39     26
September 25, 2011............      95     64     42     27      0     95      64     42     27      0
September 25, 2012............      82     51     31      0      0     82      51     31      0      0
September 25, 2013............      70     41     23      0      0     70      41     23      0      0
September 25, 2014............      60     33      0      0      0     60      33      0      0      0
September 25, 2015............      52     26      0      0      0     52      26      0      0      0
September 25, 2016............      45     21      0      0      0     45      21      0      0      0
September 25, 2017............      38      0      0      0      0     38       0      0      0      0
September 25, 2018............      33      0      0      0      0     33       0      0      0      0
September 25, 2019............      28      0      0      0      0     28       0      0      0      0
September 25, 2020............      24      0      0      0      0     24       0      0      0      0
September 25, 2021............      20      0      0      0      0     20       0      0      0      0
September 25, 2022............       0      0      0      0      0      0       0      0      0      0
Weighted Average Life
   to Optional Termination
   (in years).................    9.94   6.60   4.97   4.22   3.63    9.94   6.60   4.96   4.17   3.54
Weighted Average Life
   to Maturity (in years).....   10.86   7.26   5.46   4.62   3.96   10.83   7.21   5.42   4.54   3.84

                                             CLASS M-7                           CLASS M-8
                                 ---------------------------------   ---------------------------------
DISTRIBUTION DATE                 50%     75%   100%   125%   150%     50%   75%    100%   125%   150%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial Percentage............     100%   100%   100%   100%   100%    100%   100%   100%   100%   100%
September 25, 2007............     100    100    100    100    100     100    100    100    100    100
September 25, 2008............     100    100    100    100    100     100    100    100    100    100
September 25, 2009............     100    100    100    100     71     100    100    100    100     42
September 25, 2010............     100     80     57     39     26     100     80     57     39     26
September 25, 2011............      95     64     42     27      0      95     64     42     27      0
September 25, 2012............      82     51     31      0      0      82     51     31      0      0
September 25, 2013............      70     41     23      0      0      70     41     23      0      0
September 25, 2014............      60     33      0      0      0      60     33      0      0      0
September 25, 2015............      52     26      0      0      0      52     26      0      0      0
September 25, 2016............      45     21      0      0      0      45     21      0      0      0
September 25, 2017............      38      0      0      0      0      38      0      0      0      0
September 25, 2018............      33      0      0      0      0      33      0      0      0      0
September 25, 2019............      28      0      0      0      0      28      0      0      0      0
September 25, 2020............      24      0      0      0      0      24      0      0      0      0
September 25, 2021............      20      0      0      0      0      20      0      0      0      0
September 25, 2022............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life
   to Optional Termination
   (in years).................    9.94   6.60   4.94   4.13   3.48    9.94   6.60   4.94   4.09   3.44
Weighted Average Life
   to Maturity (in years).....   10.75   7.14   5.35   4.46   3.75   10.54   7.06   5.28   4.37   3.67

                                      S-108

                                           CLASS M-9
                                 ---------------------------------
DISTRIBUTION DATE                 50%     75%   100%   125%   150%
------------------------------   -----   ----   ----   ----   ----
Initial Percentage............     100%   100%   100%   100%   100%
September 25, 2007............     100    100    100    100    100
September 25, 2008............     100    100    100    100    100
September 25, 2009............     100    100    100    100     42
September 25, 2010............     100     80     57     39     26
September 25, 2011............      95     64     42     27      0
September 25, 2012............      82     51     31      0      0
September 25, 2013............      70     41     23      0      0
September 25, 2014............      60     33      0      0      0
September 25, 2015............      52     26      0      0      0
September 25, 2016............      45     21      0      0      0
September 25, 2017............      38      0      0      0      0
September 25, 2018............      33      0      0      0      0
September 25, 2019............      28      0      0      0      0
September 25, 2020............      24      0      0      0      0
September 25, 2021............      20      0      0      0      0
September 25, 2022............       0      0      0      0      0
Weighted Average Life
   to Optional Termination
   (in years).................    9.94   6.60   4.93   4.07   3.41
Weighted Average Life
   to Maturity (in years).....   10.38   6.93   5.18   4.27   3.57

                                      S-109

                                LEGAL PROCEEDINGS

          There are no legal proceedings against Countrywide Home Loans, the
Depositor, the Trustee, the issuing entity or the Master Servicer, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the Depositor aware of any proceedings of this type contemplated by governmental authorities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion and the discussion in the prospectus under the caption "Material Federal Income Tax Consequences" is the opinion of Sidley
Austin LLP ("TAX COUNSEL") on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Offered
Certificates. It is based on the current provisions and interpretations of the
Internal Revenue Code of 1986, as amended (the "CODE") and the accompanying
Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

          For federal income tax purposes, the issuing entity (exclusive of the
Credit Comeback Excess Account, the Carryover Reserve Fund and the Pre-Funding
Account) will consist of two or more REMICs in a tiered structure. The highest
REMIC will be referred to as the "MASTER REMIC," and each REMIC below the Master
REMIC will be referred to as an "UNDERLYING REMIC". Each underlying REMIC will issue multiple classes of uncertificated, regular interests (the "UNDERLYING
REMIC REGULAR INTERESTS") that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMIC will consist of the
Mortgage Loans and any other assets designated in the Pooling and Servicing
Agreement. The Master REMIC will issue the Senior Certificates and the
Subordinate Certificates (together, excluding the Class A-R Certificate, the
"REGULAR CERTIFICATES"), which will be designated as regular interests in the
Master REMIC. The Class A-R Certificates (also, the "RESIDUAL CERTIFICATES")
will represent the beneficial ownership of the residual interest in each underlying REMIC and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Interests.
Aggregate distributions on the underlying REMIC Regular Interests held by the
Master REMIC will equal the aggregate distributions on the REMIC regular interests (including the Regular Certificates) issued by the Master REMIC. The swap trust, the reserve fund trust, the Swap Contract and the Swap Account will not constitute any part of any REMIC created under the Pooling and Servicing
Agreement.

          All classes of the Regular Certificates will be treated as representing interests in REMIC regular interests (the "REMIC REGULAR INTEREST
COMPONENT"), entitlement to receive payments of Net Rate Carryover and the deemed obligation to make payments with respect to any Swap Termination Payment payable to the Swap Counterparty (the entitlement to payments of Net Rate
Carryover and any obligation to make payments with respect to any Swap
Termination Payment payable to the Swap Counterparty together, the "NET RATE
CARRYOVER COMPONENT"). Holders of the Regular Certificates ("REGULAR
CERTIFICATEHOLDERS") must allocate the purchase price for their Regular
Certificates between the REMIC Regular Interest Component and the Net Rate
Carryover Component.

          Potential sources of Net Rate Carryover payments include the Swap
Contract and Excess Cashflow. Potential sources for making payments with respect to any Swap Termination Payment payable to the Swap Counterparty include interest and principal payments otherwise payable on the Regular Certificates.
For federal income tax purposes, the trustee intends to treat the rights and the obligations of a Regular Certificateholder with respect to Net Rate Carryover and the Swap Contract as embodied in a single contract (that is, the Net Rate
Carryover Component). The remainder of this discussion assumes such treatment is correct.

          Upon the issuance of the Certificates, Tax Counsel will deliver its opinion concluding, assuming compliance with the Pooling and Servicing
Agreement, for federal income tax purposes, that each REMIC created under the
Pooling and Servicing Agreement will qualify as a REMIC within the meaning of
Section 860D of the Code, and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the rights and obligations of the holders of the Regular
Certificates with respect to the Net Rate Carryover Components will represent, for federal income tax purposes, contractual rights and obligations coupled with regular interests within the meaning of Treasury regulations Section
1.860G-2(i).

                                     S-110

TAXATION OF THE REMIC REGULAR INTEREST COMPONENTS OF THE REGULAR CERTIFICATES

          The REMIC Regular Interest Components of the Regular Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the REMIC Regular Interest Components of the Regular
Certificates must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

          For federal income tax purposes, the amount of interest and principal to be reported with respect to a REMIC Regular Interest Component of a Regular
Certificate will be determined with modifications: (1) the Net Rate Cap will be determined without reduction for any Swap Termination Payment due with respect to the Swap Contract and (2) the amount of Net Rate Carryover will be determined as if the Net Rate Cap were not reduced for any Swap Termination Payment due with respect to the Swap Contract. Consequently, the income reportable with respect to a REMIC Regular Interest Component of a Regular Certificate may
include income that was used for making payments to the Swap Counterparty.

          The REMIC Regular Interest Component of some of the Regular
Certificates may be considered to have been issued with original issue discount
("OID"). For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the Prepayment Model. No representation is made regarding whether the Mortgage Loans will prepay at the foregoing rate or at any other rate. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates. See "Material Federal Income Tax Consequences -- Taxation of Debt
Securities" in the prospectus.

          If the holders of any Regular Certificates are treated as acquiring their REMIC Regular Interest Components at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences --
Taxation of Debt Securities" in the prospectus.

TAXATION OF THE NET RATE CARRYOVER COMPONENTS OF THE REGULAR CERTIFICATES

In General

          The following discussions assume that the rights and obligations of the holders of the Regular Certificates with respect to the Net Rate Carryover
Component will be treated as rights and obligations under a notional principal contract rather than as interests in a partnership for federal income tax purposes. If these rights and obligations were treated as representing interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments to certificateholders who are non-U.S. Persons. Prospective investors in the Regular Certificates are encouraged to consult their tax advisors regarding their appropriate tax treatment.

The Rights and Obligations of the Regular Certificates With Respect to the Net
Rate Carryover Component

          For tax information reporting purposes, the Trustee (1) will treat the
Net Rate Carryover Component of the Regular Certificateholders as rights and obligations to receive and make payments under a notional principal contract and
(2) anticipates assuming that these rights and obligations together will have an insubstantial value relative to the value of the REMIC Regular Interest
Components of the Regular Certificates. The IRS could, however, successfully argue that the Net Rate Carryover Component of one or more classes of Regular
Certificates has a greater value. Similarly, the Trustee could determine that the Net Rate Carryover Component of one or more classes of the Regular
Certificates has a greater value. In either case, the REMIC Regular Interest
Component of the Regular Certificates could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium
(which would reduce the amount of premium available to be used as an offset against interest income). See "Material

                                     S-111

Federal Income Tax Consequences -- Taxation of Debt Securities" in the
prospectus. In addition, the Net Rate Carryover Component could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest Component and
Net Rate Carryover Component.

          The portion of the overall purchase price of a Regular Certificate attributable to the Net Rate Carryover Component must be amortized over the life of the Certificate, taking into account the declining balance of the related
REMIC Regular Interest Component. Treasury regulations provide alternative methods for amortizing the purchase price of a notional principal contract.
Under one method -- the level yield constant interest method -- the price paid for a notional principal contract is amortized over the life of the notional principal contract as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Net Rate Carryover Component of such a
Certificate.

          Subject to the discussion below under the caption "Alternative
Treatment of Termination-Related Payments," any payments received by a holder of a Regular Certificate as Net Rate Carryover will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the sum of the periodic payments received exceeds the sum of (1) the amortization of the purchase price of the Net Rate Carryover Component, and (2)
any amount payable on the REMIC Regular Interest Component used to make any Swap
Termination Payments, such excess will be ordinary income. Conversely, to the extent the sum of (1) the amortization of the purchase price, and (2) any amount payable on the REMIC Regular Interest Component used to make any Swap
Termination Payments, exceeds the sum of the periodic payments received, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code.
In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax. IN THE CASE OF INDIVIDUALS, THESE
LIMITATIONS ALSO MEAN THAT INCOME PAYABLE ON THE REMIC REGULAR INTEREST
COMPONENT WILL BE INCLUDIBLE IN GROSS INCOME BUT THAT THE USE OF SUCH INCOME TO
MAKE A SWAP TERMINATION PAYMENT TO THE SWAP COUNTERPARTY MAY NOT BE DEDUCTIBLE.

Alternative Treatment of Termination-Related Payments

          Because the termination of the Swap Contract does not necessarily mean the termination of the rights and obligations of the Certificateholders, the income tax treatment of the Termination Payments is uncertain. For income tax reporting purposes, the trustee intends to treat any Termination Payment as part of the periodic payments made or received with respect to the Net Rate Carryover
Component, and therefore, as part of ordinary income or ordinary deductions with respect to the Net Rate Carryover Component. The IRS, however, could assert that the Termination Payments should be treated as capital gain or loss. The use of any capital loss may be limited. Prospective investors in the Certificates are encouraged to consult their tax advisors regarding the appropriate tax treatment of any Termination Payments.

DISPOSITIONS OF REGULAR CERTIFICATES

          Upon the sale, exchange, or other disposition of a Regular
Certificate, the Regular Certificateholder must allocate the amount realized between the REMIC Regular Interest Component and the Net Rate Carryover
Component based on the relative fair market values of those components at the time of sale. Assuming that the Regular Certificates are held as "capital assets" within the meaning of Section 1221 of the Code, any gain or loss on the disposition of the Net Rate Carryover Component should result in capital gain or loss and any gain or loss on the disposition of the REMIC Regular Interest
Component should result in capital gain or loss. Gain with respect to the REMIC
Regular Interest Component, however, will be treated as ordinary income, to the extent it does not exceed the excess (if any) of:

               (1)  the amount that would have been includible in the holder's gross income with respect to the REMIC Regular Interest
                    Component had income thereon accrued at a rate equal to 110%
                    of the applicable federal rate as defined in section 1274(d)
                    of the Code determined as of the date of purchase of the
                    Certificate

                                     S-112

                    over

               (2)  the amount actually included in the holder's income.

          The pooling and servicing agreement will provide that any classes of certificates whose Certificate Principal Balances are reduced to zero with amounts from the Final Maturity Reserve Fund will be treated as sold to the
Class C Certificates for federal income tax purposes.

TAX TREATMENT FOR CERTAIN PURPOSES

          As described more fully under "Material Federal Income Tax
Consequences-- Taxation of the REMIC and Its Holders" in the prospectus, the
REMIC Regular Interest Components of the Regular Certificates will represent
"real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same (or greater)
proportion that the assets of the issuing entity will be so treated, and income on the REMIC Regular Interest Components of the Regular Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code in the same
(or greater) proportion that the income on the assets of the issuing entity will be so treated. The Net Rate Carryover Component of the Regular Certificates will not qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code. The REMIC Regular Interest
Component of the Regular Certificates (but not the Net Rate Carryover Component)
will represent qualifying assets under Section 860G(a)(3) of the Code if acquired by a REMIC within the presecribed time periods of the Code.

          BECAUSE OF THE NET RATE CARRYOVER COMPONENT OF A REGULAR CERTIFICATE
(AND IN PARTICULAR, THE DEEMED OBLIGATION TO MAKE SWAP TERMINATION PAYMENTS),
HOLDERS OF THE REGULAR CERTIFICATES ARE ENCOURAGED TO CONSULT WITH THEIR TAX
ADVISORS BEFORE RESECURITIZING THEIR REGULAR CERTIFICATES IN A REMIC.

RESIDUAL CERTIFICATES

          The holders of the Residual Certificates must include the taxable income of each underlying REMIC and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a
Residual Certificate recognized by a holder may be treated as "excess inclusion"
income, which with limited exceptions, cannot be reduced by deductions
(including net operating losses) and in all cases, is subject to U.S. federal income tax.

          In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

          Effective August 1, 2006, temporary regulations issued by the Internal
Revenue Service (the "Temporary regulations") have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and imposing withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular REMIC residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

          Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership's taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of

                                     S-113

the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

          Similarly, in the case of a REMIC residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, company, fund, or organization would be taken into account.

          Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

          Purchasers of a Residual Certificate (that is, one of the Class A-R
Certificates) are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See "Material Federal
Income Tax Consequences -- Taxation of Holders of Residual Interest Securities"
in the prospectus. In particular, prospective holders of Residual Certificates are encouraged to consult their tax advisors regarding whether a Residual
Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest, or as both. Among other things, holders of Noneconomic Residual Certificates should be aware of REMIC regulations that govern the treatment of "inducement fees" and that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax
Consequences -- Taxation of Holders of Residual Interest Securities --
Restrictions on Ownership and Transfer of Residual Interest Securities --
Treatment of Inducement Fees," and "Material Federal Income Tax Consequences --
Tax Treatment of Foreign Investors" in the prospectus.

          Additionally, for information regarding Prohibited Transactions and
Treatment of Realized Losses, see "Material Federal Income Tax Consequences --
Taxation of the REMIC" in the prospectus.

          As a result of the Economic Growth and Tax Relief Reconciliation Act
of 2001 (the "2001 ACT"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Reconciliation Act of 2003 (the "2003 ACT"), the backup withholding rate has been reduced to 28%. Unless they are amended, all provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax
Consequences" in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

                                   OTHER TAXES

          No representations are made regarding the tax consequences of the purchase, ownership or disposition of the Certificates under any state, local or foreign tax law.

          ALL INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING
THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING OR
DISPOSING OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

          Section 406 of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA"), prohibits "PARTIES IN INTEREST" with respect to an employee benefit plan or other arrangement subject to ERISA from engaging in certain transactions involving the plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "DISQUALIFIED
PERSONS" and employee benefit plans or other arrangements (including, but not limited to,

                                     S-114

individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, "PLANS"); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) are encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Offered Certificates.
See "ERISA Considerations" in the prospectus.

          Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of these plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law.
Any plan of this type which is qualified and exempt from taxation under Sections
401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

          Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered
Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the
Mortgage Loans. It is anticipated that the certificates will constitute "equity interests" in the issuing entity, the reserve fund trust and the swap trust for the purpose of the Plan Assets Regulation.

          The U.S. Department of Labor has granted to the underwriters substantially identical administrative exemptions (collectively, the
"EXEMPTION") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of certain receivables, loans and other obligations and the servicing, operation and management of these entities, provided that the conditions and requirements of the Exemption, including the requirement that an investing Plan be an
"accredited investor" as defined in Rule 501(a)(1) of Regulation D under the
Securities Act of 1933, as amended, are met. The Exemption extends exemptive relief to certificates, including subordinate certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption are met.

          The Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions using a pre-funding account. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the entity, may be transferred to the entity within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain conditions.

          For a general description of the Exemption and the conditions that must be met for the Exemption to apply, see "ERISA Considerations" in the prospectus.

          Except as provided below with respect to the Swap Contract and the
Final Maturity Reserve Fund, it is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates (other than the Class A-R
Certificates) by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single borrower that is the obligor on five percent (5%) of the Mortgage Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

          The rating of a Certificate may change. If a class of Certificates no longer has a rating of at least BBB- or its equivalent from at least one Rating
Agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Exemption to dispose of it). An
Offered Certificate that satisfies the requirements of the Exemption other than the rating requirement may be eligible for purchase by an insurance company general account that includes plan assets in reliance on Sections I and III of
Prohibited Transaction Class Exemption 95-60.

                                     S-115

          The Swap Contract does not meet all of the requirements for an
"eligible swap" under the Exemption and the Final Maturity Reserve Fund is not a
permitted asset under the Exemption. Consequently, the Swap Contract and the
Final Maturity Reserve Fund have not been included in the issuing entity. For
ERISA purposes, an interest in an Offered Certificate (other than a Class A-R
Certificate) should represent a beneficial interest in two or more assets: (i)
the right to receive payments from the issuing entity with respect to the applicable class and without taking into account payments made or received with respect to the Swap Contract or the Final Maturity Reserve Fund, and (ii) the
right to receive payments from the Final Maturity Reserve Fund (and, in the case of a Swap Certificate, payments derived from the Swap Contract). A Plan's purchase and holding of an Offered Certificate (other than a Class A-R
Certificate) could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code unless an exemption is available.

          Accordingly, no Plan or other person using plan assets may acquire or hold any interest in an Offered Certificate unless, in addition to satisfying the conditions, above, of the Exemption, such acquisition and holding are eligible for the exemptive relief available under Department of Labor Prohibited
Transaction Class Exemption ("PTCE") 84-14 (for transactions effected by independent "qualified professional asset managers", PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 95-60 (for transactions by insurance company general accounts), or PTCE 96-23 (for transactions effected by "in-house asset managers") or the service provider exemption provided under Section
408(b)(17) of ERISA and Section 4975 (d)(20) of the Code (collectively, the
"INVESTOR-BASED EXEMPTIONS") or a similar exemption. It should be noted, however, that even if the conditions specified in one or more Investor-Based
Exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult legal counsel concerning these issues.

          Each beneficial owner of an Offered Certificate (other than a Class
A-R Certificate) or any interest in such a Swap Certificate, by its acceptance and holding of such Certificate or interest therein, will be deemed to have represented that either (i) it is not a Plan or a person investing plan assets in such Certificate or (ii) its acquisition and holding of such Certificate are eligible for the exemptive relief available under at least one of the
Investor-Based Exemptions.

          THE CLASS A-R CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE
EXEMPTION OR ANY COMPARABLE INDIVIDUAL ADMINISTRATIVE EXEMPTION GRANTED TO ANY
UNDERWRITER. CONSEQUENTLY, THE CLASS A-R CERTIFICATES MAY BE TRANSFERRED ONLY IF
THE TRUSTEE RECEIVES:

          o    A REPRESENTATION FROM THE TRANSFEREE OF THE CERTIFICATE,
               ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE
               TRUSTEE, THAT THE TRANSFEREE IS NOT A PLAN, OR A PERSON ACTING ON
               BEHALF OF A PLAN OR USING A PLAN'S ASSETS TO EFFECT THE TRANSFER;
               OR

          o    AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE
               PURCHASE AND HOLDING OF THE CERTIFICATE BY A PLAN, OR A PERSON
               ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS, WILL NOT
               RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR
               SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE OR THE
               MASTER SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN
               IN THE POOLING AND SERVICING AGREEMENT.

          IF THE REPRESENTATION IS NOT TRUE, OR ANY ATTEMPT TO TRANSFER TO A
PLAN OR A PERSON ACTING ON BEHALF OF A PLAN OR USING THE PLAN'S ASSETS IS
INITIATED WITHOUT THE REQUIRED OPINION OF COUNSEL, THE ATTEMPTED TRANSFER OR
ACQUISITION SHALL BE VOID.

          Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan
Assets Regulation, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the issuing entity (and, in the case of the
Swap Certificates, in rights to payments derived from the Swap Contract)
represented by an interest in the Offered Certificates is appropriate for the
Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                     S-116

          The sale of the Offered Certificates to a Plan is in no respect a representation by the issuing entity or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the Underwriting
Agreement among the Depositor, Countrywide Securities Corporation (an affiliate of the Depositor, the Sellers and the Master Servicer) and Bear, Stearns & Co.
Inc. (collectively, the "UNDERWRITERS"), the Depositor has agreed to sell the
Offered Certificates (other than the Class A-R Certificates) (the "UNDERWRITTEN
CERTIFICATES") to the Underwriters, and each Underwriter has severally agreed to purchase from the Depositor the initial Certificate Principal Balance of each class of Underwritten Certificates set forth under its name below:

                                    COUNTRYWIDE
                                    SECURITIES    BEAR, STEARNS
                 CLASS              CORPORATION     & CO. INC.
                 ---------------   ------------   -------------
                 Class 1-A......   $259,807,000    $         0
                 Class 2-A-1....   $167,813,100    $18,645,900
                 Class 2-A-2....   $164,022,300    $18,224,700
                 Class 2-A-3....   $ 38,193,300    $ 4,243,700
                 Class M-1......   $ 53,550,000    $         0
                 Class M-2......   $ 44,550,000    $         0
                 Class M-3......   $ 17,100,000    $         0
                 Class M-4......   $ 19,800,000    $         0
                 Class M-5......   $ 17,550,000    $         0
                 Class M-6......   $ 12,600,000    $         0
                 Class M-7......   $ 13,500,000    $         0
                 Class M-8......   $  8,550,000    $         0
                 Class M-9......   $ 11,700,000    $         0
                                   ------------    -----------
                    Total.......   $828,735,700    $41,114,300
                                   ============    ===========

          The Depositor has been advised by each of the Underwriters that it proposes initially to offer the Underwritten Certificates purchased by it to certain dealers at the prices set forth on the cover page less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that each Underwriter may allow, and the dealers may reallow, a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:

                                        SELLING    REALLOWANCE
                     CLASS            CONCESSION     DISCOUNT
                     --------------   ----------   -----------
                     Class 1-A.....    0.03125%      0.01563%
                     Class 2-A-1...    0.03125%      0.01563%
                     Class 2-A-2...    0.06250%      0.03125%
                     Class 2-A-3...    0.09375%      0.04688%
                     Class M-1.....    0.12500%      0.06250%
                     Class M-2.....    0.25000%      0.12500%
                     Class M-3.....    0.35000%      0.17500%
                     Class M-4.....    0.45000%      0.22500%
                     Class M-5.....    0.62500%      0.31250%
                     Class M-6.....    0.75000%      0.37500%
                     Class M-7.....    0.88000%      0.44000%
                     Class M-8.....    1.00000%      0.50000%
                     Class M-9.....    1.13000%      0.56500%

                                     S-117

          After the initial public offering, the public offering prices, the concessions and the discounts may be changed.

          The Depositor has been advised by each Underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but no
Underwriter has any obligation to do so. We cannot assure you that a secondary market for the Underwritten Certificates (or any particular class thereof) will develop or, if it does develop, that it will continue or that this market will provide sufficient liquidity to certificateholders.

          Until the distribution of the Underwritten Certificates is completed, the rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Underwritten Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Underwritten Certificates. The transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Certificates.

          In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of the purchases.

          Neither the Depositor nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Certificates. In addition, neither the Depositor nor the Underwriters make any representation that the Underwriters will engage in these transactions or that the transactions, once commenced, will not be discontinued without notice.

          The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the
"SECURITIES ACT").

          The Class A-R Certificates will not be purchased by the Underwriters but will be transferred to Countrywide Home Loans on the Closing Date as partial consideration for the sale of the Mortgage Loans to the Depositor. The Class A-R
Certificates may be offered by Countrywide Home Loans (or an affiliate) or the
Depositor from time to time directly or through underwriters or agents (either of which may include Countrywide Securities Corporation) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class A-R Certificates may be deemed to be "underwriters"
within the meaning of the Securities Act and any profit on the sale of the certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                 USE OF PROCEEDS

          It is expected that the proceeds to the Depositor from the sale of the
Underwritten Certificates will be approximately $878,171,728, before deducting issuance expenses payable by the Depositor, estimated to be approximately
$779,431. The Depositor will apply the net proceeds of the sale of the Offered
Certificates against the purchase price of the Initial Mortgage Loans on the
Closing Date and to deposit the Pre-Funded Amount, if any, in the Pre-Funding
Account.

                                  LEGAL MATTERS

          The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by
Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by McKee Nelson LLP.

                                     RATINGS

          It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates set forth below be assigned the ratings at least as high as those designated below by Moody's Investors Service, Inc.

                                     S-118

("MOODY'S") and Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. ("S&P") and together with Moody's, the "RATING
AGENCIES").

        MOODY'S     S&P
CLASS    RATING   RATING
-----   -------   ------
1-A       Aaa      AAA
2-A-1     Aaa      AAA
2-A-2     Aaa      AAA
2-A-3     Aaa      AAA
A-R       Aaa      AAA
M-1       Aa1      AA+
M-2       Aa2      AA
M-3       Aa3      AA-
M-4        A1      A+
M-5        A2      A
M-6        A3      A-
M-7       Baa1     BBB+
M-8       Baa2     BBB
M-9       Baa3     BBB-

          The ratings assigned to the Class A-R Certificates only address the return of its Certificate Principal Balance. The Depositor has requested that each Rating Agency maintain ongoing surveillance of the ratings assigned to the
Offered Certificates in accordance with the Rating Agency's policy, but we cannot assure you that a Rating Agency will continue its surveillance of the ratings assigned to the Offered Certificates.

          The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of Net Rate Carryover or the anticipated yields in light of prepayments.

          The Depositor has not requested a rating of any Offered Certificates by any rating agency other than Moody's and S&P. However, we cannot assure you as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by another rating agency. The ratings assigned by another rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                                     S-119

                             INDEX OF DEFINED TERMS

2001 Act...................................................                S-114
2003 Act...................................................                S-114
40-Year Target.............................................                 S-80
Accrual Period.............................................                 S-52
Adjustable Rate Certificates...............................                 S-49
Adjustable Rate Mortgage Loans.............................                 S-29
Adjustable Rate Prepayment Vector..........................                 S-94
Adjusted Net Mortgage Rate.................................                 S-50
Adjusted Replacement Upfront Amount........................                 S-75
Adjustment Date............................................                 S-32
Advance....................................................                 S-47
Applied Realized Loss Amount...............................                 S-83
ARPV.......................................................                 S-94
beneficial owner...........................................                 S-50
Book-Entry Certificates....................................                 S-50
Business Day...............................................                 S-50
Carryover Reserve Fund.....................................                 S-79
Certificate Account........................................                 S-61
Certificate Owners.........................................                 S-50
Certificate Principal Balance..............................                 S-50
Certificates...............................................                 S-49
Class 1-A Principal Distribution Amount....................                 S-55
Class 1-A Principal Distribution Target Amount.............                 S-55
Class 2-A Certificates.....................................                 S-49
Class 2-A Principal Distribution Amount....................                 S-55
Class 2-A Principal Distribution Target Amount.............                 S-55
Class A Certificates.......................................                 S-49
Class A Principal Distribution Allocation Amount...........                 S-55
Class A Principal Distribution Target Amount...............                 S-56
Class M Certificates.......................................                 S-49
Code.......................................................   S-36, S-110, S-113
Collateral Value...........................................                 S-33
Collateralization Event....................................                 S-77
Combined Loan-to-Value Ratio...............................                 S-33
Compensating Interest......................................                 S-47
Countrywide Financial......................................                 S-44
Countrywide Home Loans.....................................           S-30, S-44
Countrywide Servicing......................................                 S-43
CPR........................................................                 S-94
Credit Bureau Risk Score...................................                 S-42
Credit Comeback Excess Account.............................                 S-80
Credit Comeback Excess Amount..............................                 S-33
Credit Comeback Excess Cashflow............................                 S-72
Cumulative Loss Trigger Event..............................                 S-56
Current Interest...........................................                 S-52
Cut-off Date...............................................                 S-33
debt-to-income ratio.......................................                 S-39
Deficient Valuation........................................                 S-34
Definitive Certificate.....................................                 S-50
Delay Delivery Mortgage Loans..............................                 S-91
Deleted Mortgage Loan......................................                 S-36
Delinquency Trigger Event..................................                 S-57
Depositor..................................................                 S-29
Detailed Description.......................................                 S-29
Determination Date.........................................                 S-34
disqualified persons.......................................                S-114
Distribution Account.......................................                 S-63
Distribution Account Deposit Date..........................                 S-63
Distribution Date..........................................                 S-51
DTC........................................................                 S-50
Due Dates..................................................                 S-47
Due Period.................................................                 S-51
ERISA......................................................                S-114
Euroclear..................................................                 S-50
Excess Cashflow............................................                 S-72
Excess Overcollateralization Amount........................                 S-57
Excess Proceeds............................................                 S-51
Exchange Act...............................................                 S-78
Exemption..................................................                S-115
Expense Fee Rate...........................................                 S-52
Extra Principal Distribution Amount........................                 S-57
Final Maturity Funding Cap.................................                 S-82
Final Maturity OC Trigger..................................                 S-57
Final Maturity Reserve Fund................................                 S-80
Final Maturity Reserve Fund Required Deposit...............                 S-80
Final Maturity Reserve Funding Date........................                 S-82
Final Recovery Determination...............................                 S-51
Five-Year Hybrid Mortgage Loans............................                 S-32
Fixed Rate Credit Comeback Loans...........................                 S-32
Fixed Rate Mortgage Loans..................................                 S-29
Fixed Rate Prepayment Vector...............................                 S-93
FRPV.......................................................                 S-93
Full Doc Program...........................................                 S-40
Funding Period.............................................                 S-37
Global Securities..........................................                  I-1
Gross Margin...............................................                 S-32
Group 1 Overcollateralization Reduction Amount.............                 S-57
Group 2 Overcollateralization Reduction Amount.............                 S-57
Hybrid Mortgage Loans......................................                 S-32
Initial Cut-off Date.......................................                 S-30
Initial Cut-off Date Pool Principal Balance................                 S-30
Initial Cut-off Date Principal Balance.....................                 S-30
Initial Mortgage Loans.....................................                 S-29
Initial Mortgage Pool......................................                 S-29
Initial Periodic Rate Cap..................................                 S-32
Initial Target Subordination Percentage....................                 S-58
Insurance Proceeds.........................................                 S-51
Interest Carry Forward Amount..............................                 S-52
Interest Determination Date................................           S-52, S-79
Interest Funds.............................................                 S-52
Interest Remittance Amount.................................                 S-52

                                      S-120

Investor-Based Exemptions..................................                S-116
issuing entity.............................................                 S-48
Last Scheduled Distribution Date...........................                 S-93
LIBOR Business Day.........................................                 S-79
Liquidation Proceeds.......................................                 S-51
Loan Group.................................................                 S-30
Loan Group 1...............................................                 S-30
Loan Group 2...............................................                 S-30
Loan-to-Value Ratio........................................                 S-33
LTV........................................................                 S-33
Master REMIC...............................................                S-110
Master Servicer Advance Date...............................                 S-47
Master Servicing Fee.......................................                 S-46
Maximum Mortgage Rate......................................                 S-32
Minimum Mortgage Rate......................................                 S-32
Modeling Assumptions.......................................                 S-94
Moody's....................................................           S-4, S-119
Mortgage File..............................................                 S-34
Mortgage Index.............................................                 S-32
Mortgage Loans.............................................                 S-34
Mortgage Notes.............................................                 S-30
Mortgage Rate..............................................                 S-31
Mortgaged Properties.......................................                 S-30
Net Mortgage Rate..........................................                 S-47
net rate cap...............................................                 S-19
Net Rate Cap...............................................                 S-53
Net Rate Carryover.........................................                 S-54
Net Rate Carryover Component...............................                S-110
Net Swap Payment...........................................                 S-74
NIM Insurer................................................            S-1, S-90
NIM Insurer Default........................................                 S-27
OC Floor...................................................                 S-58
Offered Certificates.......................................                 S-49
OID........................................................                S-111
One-Month LIBOR............................................                 S-79
Optional Termination Date..................................                 S-87
Overcollateralization Deficiency Amount....................                 S-58
Overcollateralization Reduction Amount.....................                 S-58
Overcollateralization Target Amount........................                 S-58
Overcollateralized Amount..................................                 S-58
Participants...............................................                 S-50
parties in interest........................................                S-114
Pass-Through Margin........................................                 S-54
Pass-Through Rate..........................................                 S-54
Percentage Interest........................................                 S-52
Plans......................................................                S-115
Pooling and Servicing Agreement............................                 S-34
Pre-Funded Amount..........................................                 S-37
Pre-Funding Account........................................                 S-37
Prepayment Interest Excess.................................                 S-46
Prepayment Interest Shortfall..............................                 S-47
Prepayment Models..........................................                 S-93
Prepayment Period..........................................                 S-34
Principal Distribution Amount..............................                 S-58
Principal Remittance Amount................................                 S-59
PTCE.......................................................                S-116
Purchase Price.............................................                 S-36
Rating Agencies............................................                S-119
Realized Loss..............................................                 S-59
Record Date................................................                 S-52
Reference Bank Rate........................................                 S-79
Reference Banks............................................                 S-79
Regular Certificateholders.................................                S-110
Regular Certificates.......................................                S-110
related subordinate classes................................                 S-17
REMIC Regular Interest Component...........................                S-110
REO Property...............................................                 S-47
Replacement Mortgage Loan..................................                 S-36
Required Carryover Reserve Fund Deposit....................                 S-80
Residual Certificates......................................          S-72, S-110
Rolling Sixty-Day Delinquency Rate.........................                 S-60
S&P........................................................           S-4, S-119
Scheduled Payments.........................................                 S-30
SEC........................................................                 S-29
Securities Act.............................................                S-118
Seller.....................................................                 S-30
Seller Shortfall Interest Requirement......................                 S-54
Senior Certificates........................................                 S-49
Senior Enhancement Percentage..............................                 S-60
Servicing Advances.........................................                 S-62
Servicing Fee Rate.........................................                 S-46
significance estimate......................................                 S-78
significance percentage....................................                 S-78
Sixty-Day Delinquency Rate.................................                 S-60
Stated Income Program......................................                 S-40
Stated Principal Balance...................................                 S-33
Statistical Calculation Date...............................                 S-29
Statistical Calculation Date Pool Principal Balance........                 S-29
Statistical Calculation Pool...............................                 S-29
Statistical Calculation Pool Mortgage Loans................                 S-29
Stepdown Date..............................................                 S-60
Stepdown Target Subordination Percentage...................                 S-58
Subordinate Certificates...................................                 S-49
Subordinate Class Principal Distribution Amount............                 S-60
subordination..............................................                 S-17
Subsequent Cut-off Date....................................                 S-37
Subsequent Mortgage Loans..................................                 S-37
Subsequent Periodic Rate Cap...............................                 S-32
Subsequent Recoveries......................................                 S-52
Subsequent Transfer Date...................................                 S-37
Swap Account...............................................                 S-65
Swap Certificates..........................................                 S-49
Swap Contract..............................................                 S-73
Swap Contract Administration Agreement.....................                 S-74
Swap Contract Administrator................................                 S-73
Swap Contract Notional Balance.............................                 S-76
Swap Contract Termination Date.............................                 S-76
Swap Counterparty..........................................                 S-73
Swap Counterparty Ratings Requirement......................                 S-77

                                      S-121

Swap Counterparty Trigger Event............................                 S-78
Swap Guarantor.............................................                 S-73
Swap Guaranty..............................................                 S-73
Swap Termination Payment...................................                 S-76
Tax Counsel................................................                S-110
Three-Year Hybrid Mortgage Loans...........................                 S-32
Trigger Event..............................................                 S-61
Trust......................................................                 S-48
Trust Fund.................................................                 S-48
Trustee....................................................                 S-34
Trustee Fee................................................                 S-66
Trustee Fee Rate...........................................                 S-55
Two-Year Hybrid Mortgage Loans.............................                 S-32
U.S. Person................................................                  I-4
underlying REMIC...........................................                S-110
underlying REMIC Regular Interests.........................                S-110
Underwriters...............................................                S-117
Underwritten Certificates..................................                S-117
Unpaid Realized Loss Amount................................                 S-61

                                      S-122

                                                                         ANNEX A

                        THE STATISTICAL CALCULATION POOL

          The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan
Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled "Percent of Aggregate Principal Balance Outstanding" are
stated by that portion of the Statistical Calculation Date Pool Principal
Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation
Pool as a whole. The sum of the columns below may not equal the total indicated
due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

                             GROUP 1 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
MORTGAGE LOAN PROGRAM              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ----------   --------

30-Year 6-month LIBOR ........        17    $  3,165,680       1.25%      $186,216     7.743%     359.83        572        83.2%
2/28 6-month LIBOR ...........       750     103,963,254      41.06        138,618     8.783      359.30        581        79.4
2/38 6-month LIBOR ...........       227      43,051,992      17.00        189,656     8.442      479.68        567        76.9
2/28 6-month LIBOR - 24-month
   Interest Only .............         3         415,600       0.16        138,533     8.083      352.30        618        77.0
2/28 6-month LIBOR - 60-month
   Interest Only..............       137      28,396,232      11.21        207,272     7.670      359.57        617        81.4
3/27 6-month LIBOR ...........        43       5,945,129       2.35        138,259     8.227      357.55        595        81.3
3/37 6-month LIBOR ...........         5       1,147,800       0.45        229,560     8.503      480.00        586        84.7
3/27 6-month LIBOR - 60-month
   Interest Only..............         2         306,300       0.12        153,150     8.318      352.64        637        87.1
3/27 6-month LIBOR - 60-month
   Interest Only..............        15       3,565,743       1.41        237,716     7.317      358.09        610        79.2
10-Year Fixed ................         1          50,001       0.02         50,001     8.750      120.00        582        22.2
15-Year Fixed ................        31       1,940,145       0.77         62,585     9.815      158.04        586        76.7
15-Year Fixed - Credit
   Comeback ..................         3         184,594       0.07         61,531    10.965      132.09        588        82.9
20-Year Fixed ................         5         362,424       0.14         72,485    11.171      229.86        576        73.1
30-Year Fixed ................       299      41,056,688      16.21        137,313     9.663      356.21        575        78.2
30-Year Fixed - Credit
   Comeback ..................        31       3,470,122       1.37        111,939    10.389      356.94        581        84.2
40-Year Fixed ................        57      11,531,734       4.55        202,311     9.773      478.71        561        81.1
30-Year Fixed  - 60 month
   Interest Only .............        19       3,764,778       1.49        198,146     8.690      358.37        611        84.2
30/15-Year Fixed Balloon .....        13         448,732       0.18         34,518    11.802      101.15        584        70.3
40/30-Year Fixed Balloon .....         2         437,100       0.17        218,550    11.379      360.00        543        80.4
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG .......     1,660    $253,204,049     100.00%
                                   =====    ============     ======

                                       A-1

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                            PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER     AGGREGATE      AGGREGATE      AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL      CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE      PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
ORIGINAL TERM (MONTHS)             LOANS     OUTSTANDING   OUTSTANDING     BALANCE      RATE     (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ----------   --------   ---------   --------   --------

ARM 360.......................       967    $145,757,938      57.57%      $150,732      8.482%     359.23       590       80.0%
ARM 480.......................       232      44,199,792      17.46        190,516      8.443      479.69       567       77.1
Fixed 120.....................         1          50,001       0.02         50,001      8.750      120.00       582       22.2
Fixed 180.....................        47       2,573,472       1.02         54,755     10.244      146.26       586       76.0
Fixed 240.....................         5         362,424       0.14         72,485     11.171      229.86       576       73.1
Fixed 360.....................       351      48,728,688      19.24        138,828      9.655      356.46       578       79.1
Fixed 480.....................        57      11,531,734       4.55        202,311      9.773      478.71       561       81.1
                                   -----    ------------     ------
      TOTAL/AVG./WTD. AVG.....     1,660    $253,204,049     100.00%
                                   =====    ============     ======

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PRINCIPAL BALANCES                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

$0.01- $25,000.00.............        25    $    446,681       0.18%      $ 17,867    12.014%     152.16       588       57.1%
$25,000.01 - $50,000.00.......        49       1,759,645       0.69         35,911    11.321      229.52       588       72.3
$50,000.01 - $75,000.00.......       208      13,285,565       5.25         63,873     9.993      364.86       595       82.0
$75,000.01 - $100,000.00......       283      24,649,091       9.73         87,099     9.258      364.76       591       80.6
$100,000.01 - $150,000.00.....       410      51,098,268      20.18        124,630     8.997      376.17       589       79.7
$150,000.01 - $200,000.00.....       291      50,334,782      19.88        172,972     8.712      385.70       577       78.4
$200,000.01 - $250,000.00.....       149      33,413,208      13.20        224,250     8.567      395.62       576       80.3
$250,000.01 - $300,000.00.....       110      30,363,744      11.99        276,034     8.553      395.16       567       78.0
$300,000.01 - $350,000.00.....        76      24,867,436       9.82        327,203     8.421      403.05       573       78.3
$350,000.01 - $400,000.00.....        44      16,512,305       6.52        375,280     8.172      383.40       593       81.1
$400,000.01 - $450,000.00.....        10       4,087,424       1.61        408,742     7.701      378.06       599       75.8
$450,000.01 - $500,000.00.....         5       2,385,900       0.94        477,180     7.216      358.86       629       78.7
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

                                       A-2

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
STATE                              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama ......................        34    $  3,222,517        1.27%     $ 94,780     9.510%     374.56       601       84.9%
Alaska .......................         5         602,112        0.24       120,422     9.020      359.91       607       84.6
Arizona ......................        75      12,707,384        5.02       169,432     8.485      391.73       597       79.8
Arkansas .....................        14       1,662,570        0.66       118,755     9.118      350.32       584       88.2
California ...................       151      40,407,918       15.96       267,602     7.948      403.97       576       74.6
Colorado .....................        24       3,640,743        1.44       151,698     8.737      370.21       601       85.5
Connecticut ..................        32       5,547,546        2.19       173,361     8.835      371.14       604       81.9
Delaware .....................         5         887,950        0.35       177,590     7.858      391.59       600       81.3
District of Columbia .........         3         562,685        0.22       187,562     7.701      401.48       585       69.7
Florida ......................       219      37,054,120       14.63       169,197     8.671      387.71       576       77.4
Georgia ......................        84      11,346,558        4.48       135,078     9.778      370.21       579       83.7
Hawaii .......................        11       2,854,092        1.13       259,463     7.527      396.50       629       77.9
Idaho ........................        16       2,095,630        0.83       130,977     8.816      387.53       607       82.4
Illinois .....................        41       5,656,444        2.23       137,962     8.982      365.86       584       77.9
Indiana ......................        29       2,671,604        1.06        92,124     9.578      358.05       591       84.3
Iowa .........................        17       1,743,550        0.69       102,562    10.061      363.73       588       87.6
Kansas .......................         8         575,071        0.23        71,884    10.335      346.45       573       80.9
Kentucky .....................        20       2,404,197        0.95       120,210     8.690      359.22       587       86.8
Louisiana ....................        23       2,836,167        1.12       123,312     9.159      365.15       593       87.4
Maine ........................         2         312,600        0.12       156,300    10.915      360.00       576       89.8
Maryland .....................        29       4,184,982        1.65       144,310     8.413      361.16       589       79.3
Massachusetts ................        31       7,054,438        2.79       227,563     8.744      384.62       579       82.8
Michigan .....................        58       5,424,665        2.14        93,529     9.531      361.85       580       81.4
Minnesota ....................        27       3,423,161        1.35       126,784     8.650      367.30       598       79.9
Mississippi ..................        15       1,833,517        0.72       122,234     8.737      351.88       592       87.0
Missouri .....................        38       3,200,668        1.26        84,228     9.755      369.82       590       84.6
Montana ......................         7       1,268,922        0.50       181,275     8.441      379.10       589       88.1
Nebraska .....................         7         667,429        0.26        95,347     9.833      364.78       578       87.5
Nevada .......................        23       4,551,937        1.80       197,910     8.065      387.82       586       77.6
New Hampshire ................         5         947,750        0.37       189,550     8.048      406.14       561       78.1
New Jersey ...................        22       4,542,391        1.79       206,472     9.606      372.05       565       78.2
New Mexico ...................        13       1,628,894        0.64       125,300     9.423      366.87       604       79.5
New York .....................        52      12,452,448        4.92       239,470     8.934      387.64       570       74.7
North Carolina ...............        43       4,557,705        1.80       105,993     9.552      368.31       585       81.8
Ohio .........................        46       4,149,622        1.64        90,209     9.421      380.45       591       83.0
Oklahoma .....................        16       1,254,878        0.50        78,430    10.025      372.97       570       85.7
Oregon .......................        25       5,157,957        2.04       206,318     8.748      403.35       566       75.7
Pennsylvania .................        59       6,215,566        2.45       105,349     9.022      353.01       582       80.1
Rhode Island .................         1         166,000        0.07       166,000     7.625      360.00       553       67.8
South Carolina ...............        19       1,930,353        0.76       101,598     9.942      352.42       574       79.7
South Dakota .................         2         165,737        0.07        82,869    10.028      359.61       538       83.0
Tennessee ....................        49       4,677,610        1.85        95,461     9.344      364.01       587       82.9
Texas ........................       117      11,207,490        4.43        95,791     9.428      363.92       588       80.7
Utah .........................        18       2,653,667        1.05       147,426     8.743      392.54       583       80.6
Vermont ......................         2         375,500        0.15       187,750     8.590      432.70       598       68.8
Virginia .....................        62       9,989,624        3.95       161,123     8.575      397.54       570       79.2
Washington ...................        39       8,413,968        3.32       215,743     8.211      403.84       579       79.3
West Virginia ................         8         776,163        0.31        97,020     9.525      355.19       584       81.7
Wisconsin ....................        12       1,277,748        0.50       106,479    10.143      360.99       587       78.2
Wyoming ......................         2         261,800        0.10       130,900     7.807      360.00       632       86.9
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049      100.00%
                                   =====    ============      ======

                                       A-3

               LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATIOS (%)                         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less ................        52    $  5,580,693        2.20%     $107,321     8.284%     358.57       558       43.0%
50.01 - 55.00 ................        22       3,710,066        1.47       168,639     7.688      385.87       558       52.7
55.01 - 60.00 ................        44       6,772,726        2.67       153,926     8.175      393.12       559       57.7
60.01 - 65.00 ................        63       8,606,785        3.40       136,616     8.196      386.06       560       63.1
65.01 - 70.00 ................       112      20,526,316        8.11       183,271     8.519      392.69       562       68.6
70.01 - 75.00 ................       152      25,845,574       10.21       170,037     8.761      391.66       563       74.0
75.01 - 80.00 ................       601      84,217,996       33.26       140,130     8.715      381.28       591       79.6
80.01 - 85.00 ................       206      35,384,879       13.97       171,771     8.922      383.70       575       84.4
85.01 - 90.00 ................       269      45,424,441       17.94       168,864     8.821      380.36       597       89.5
90.01 - 95.00 ................       111      14,204,390        5.61       127,967    10.049      372.45       591       94.9
95.01 - 100.00 ...............        28       2,930,181        1.16       104,649     9.690      362.11       645       99.1
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049      100.00%
                                   =====    ============      ======

         COMBINED LOAN-TO-VALUE RATIOS(1) FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF                WEIGHTED   WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE      AVERAGE   AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT       GROSS   REMAINING    BUREAU    LOAN-TO-
RANGE OF COMBINED LOAN-          MORTGAGE      BALANCE       BALANCE     PRINCIPAL    MORTGAGE     TERM       RISK       VALUE
TO-VALUE RATIOS (%)                LOANS     OUTSTANDING   OUTSTANDING    BALANCE       RATE     (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less ................        51    $  5,403,393        2.13%     $105,949     8.314%     358.53       558       42.8%
50.01 - 55.00 ................        21       3,410,066        1.35       162,384     7.617      377.59       561       52.9
55.01 - 60.00 ................        45       6,950,026        2.74       154,445     8.155      392.28       559       57.5
60.01 - 65.00 ................        63       8,606,785        3.40       136,616     8.196      386.06       560       63.1
65.01 - 70.00 ................       111      20,311,316        8.02       182,985     8.527      391.77       562       68.6
70.01 - 75.00 ................       132      24,119,261        9.53       182,722     8.775      395.13       559       73.9
75.01 - 80.00 ................       293      50,442,271       19.92       172,158     8.687      386.31       567       79.3
80.01 - 85.00 ................       200      34,388,889       13.58       171,944     8.923      383.57       575       84.4
85.01 - 90.00 ................       274      45,996,842       18.17       167,872     8.826      380.84       596       89.2
90.01 - 95.00 ................       119      15,386,187        6.08       129,296     9.862      371.44       593       93.7
95.01 - 100.00 ...............       351      38,189,011       15.08       108,801     8.846      373.07       626       81.3
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049      100.00%
                                   =====    ============      ======

----------
(1)  The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged
     Properties. See the definition of "Combined Loan-to-Value Ratio" under "The
     Mortgage Pool--Loan-to-Value Ratio" in this Prospectus Supplement.

                                       A-4

              CURRENT MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 5.500.................         1    $    265,000       0.10%      $265,000     5.500%     480.00       555       53.5%
5.501 - 6.000.................         5       1,341,500       0.53        268,300     5.813      382.50       588       61.4
6.001 - 6.500.................        11       2,581,179       1.02        234,653     6.413      382.91       592       74.2
6.501 - 7.000.................        87      19,544,444       7.72        224,649     6.850      374.52       623       76.5
7.001 - 7.500.................       121      24,097,312       9.52        199,151     7.330      386.36       608       76.3
7.501 - 8.000.................       200      37,778,896      14.92        188,894     7.810      384.93       593       76.4
8.001 - 8.500.................       194      33,628,589      13.28        173,343     8.331      385.72       587       79.7
8.501 - 9.000.................       254      39,705,918      15.68        156,323     8.772      396.39       575       79.2
9.001 - 9.500.................       188      24,764,274       9.78        131,725     9.304      383.12       571       80.5
9.501 - 10.000................       219      27,051,863      10.68        123,524     9.772      376.28       565       82.0
10.001 - 10.500...............       110      12,767,752       5.04        116,070    10.304      380.35       564       84.8
10.501 - 11.000...............       106      11,514,983       4.55        108,632    10.790      368.88       561       83.5
11.001 - 11.500...............        60       8,044,005       3.18        134,067    11.298      380.32       546       81.2
11.501 - 12.000...............        49       5,557,652       2.19        113,421    11.795      360.90       549       80.4
12.001 - 12.500...............        31       3,536,509       1.40        114,081    12.250      368.07       565       87.5
12.501 - 13.000...............        12         734,120       0.29         61,177    12.755      294.13       580       80.2
13.001 - 13.500...............         5         127,834       0.05         25,567    13.269      132.78       589       69.1
13.501 - 14.000...............         6         132,913       0.05         22,152    13.821      215.84       581       67.1
Greater than 14.000...........         1          29,305       0.01         29,305    14.400      286.00       553       65.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGED PROPERTY TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence.......     1,356    $201,708,790      79.66%      $148,753    8.790%      382.30       581       79.5%
Planned Unit Development......       181      31,846,051      12.58        175,945    8.752       384.71       583       79.3
Low-Rise Condominium..........        85      12,901,978       5.10        151,788    8.620       391.06       595       78.1
Two Family Home...............        32       5,434,025       2.15        169,813    8.964       375.31       581       75.7
Three Family Home.............         3         588,294       0.23        196,098    9.754       356.57       565       66.4
Four Family Home..............         2         429,293       0.17        214,646    7.889       354.06       678       87.7
High-Rise Condominium.........         1         295,620       0.12        295,620    8.980       360.00       583       80.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

                  LOAN PURPOSES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Refinance - Cash Out..........     1,017    $182,700,715      72.16%      $179,647     8.634%     386.39       573       77.7%
Purchase......................       566      59,149,339      23.36        104,504     9.250      371.63       609       83.6
Refinance - Rate/Term.........        77      11,353,996       4.48        147,454     8.713      382.53       585       82.5
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

                                       A-5

                 OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied................     1,607    $247,297,324      97.67%      $153,888    8.768%      383.87       581       79.2%
Investment Property...........        44       4,765,400       1.88        108,305    9.420       337.59       609       81.3
Second Home...................         9       1,141,325       0.45        126,814    9.117       332.56       607       84.4
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1 - 120.......................        37    $  1,139,805       0.45%      $ 30,806    11.310%     101.54       597       68.2%
121 - 180.....................        13       1,527,942       0.60        117,534     9.439      179.07       578       79.0
181 - 300.....................        38       2,159,195       0.85         56,821    11.220      274.26       580       76.5
301 - 360.....................     1,283     192,645,581      76.08        150,152     8.752      359.28       587       79.8
Greater than 360..............       289      55,731,526      22.01        192,843     8.718      479.48       566       77.9
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

             LOAN DOCUMENTATION TYPES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED   AVERAGE    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN DOCUMENTATION TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)    SCORE       RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation............     1,065    $152,852,699      60.37%      $143,524    8.661%      377.76       581       80.4%
Stated Income.................       595     100,351,350      39.63        168,658    8.965       390.40       584       77.6
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

                                       A-6

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RISK SCORES                        LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

741 - 760.....................         3    $    352,820       0.14%      $117,607     8.163%     360.00       750       85.4%
721 - 740.....................         4         873,099       0.34        218,275     7.614      354.18       733       88.1
701 - 720.....................        22       2,379,792       0.94        108,172     8.183      365.54       709       82.6
681 - 700.....................        30       4,446,868       1.76        148,229     8.128      377.27       689       84.4
661 - 680.....................        48       7,634,356       3.02        159,049     7.886      372.12       669       83.3
641 - 660.....................        95      11,720,219       4.63        123,371     8.596      363.23       650       82.6
621 - 640.....................       158      22,763,856       8.99        144,075     8.033      363.24       629       80.3
601 - 620.....................       229      34,565,775      13.65        150,942     8.249      384.82       610       81.2
581 - 600.....................       297      42,755,318      16.89        143,957     8.589      375.58       590       80.8
561 - 580.....................       236      35,294,421      13.94        149,553     8.922      379.92       570       81.1
541 - 560.....................       212      35,021,131      13.83        165,194     8.987      396.31       550       78.1
521 - 540.....................       189      32,869,238      12.98        173,911     9.449      400.54       531       74.5
501 - 520.....................       125      20,757,651       8.20        166,061     9.863      391.50       512       73.9
500 or Less...................        12       1,769,506       0.70        147,459     9.744      355.07       499       73.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

             CREDIT GRADE CATEGORIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CREDIT GRADE CATEGORY              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

A.............................     1,254    $186,652,246      73.72%      $148,845     8.672%     382.90       591       80.4%
A-............................       108      19,922,214       7.87        184,465     8.996      371.47       554       77.0
B.............................       148      26,652,777      10.53        180,086     9.255      388.22       551       76.7
C.............................        93      12,945,587       5.11        139,200     8.943      390.24       563       71.7
C-............................        51       6,617,461       2.61        129,754     8.904      380.31       580       82.7
D.............................         6         413,764       0.16         68,961    10.258      319.88       541       73.8
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

                                       A-7

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................       381    $ 47,634,900      18.81%      $125,026     9.675%     363.59       578       79.9%
12............................        63      14,450,169       5.71        229,368     8.562      380.47       575       75.6
24............................       962     153,599,702      60.66        159,667     8.468      390.99       584       79.3
36............................       254      37,519,279      14.82        147,714     9.015      374.35       583       79.9
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

  MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                WEIGHTED
                                AVERAGE                             PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED   WEIGHTED
                               MONTHS TO    NUMBER     AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE     AVERAGE    AVERAGE
                                  NEXT        OF       PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING    CREDIT    LOAN-TO-
RANGE OF MONTHS TO NEXT        ADJUSTMENT  MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU      VALUE
ADJUSTMENT DATE                   DATE       LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    RATIO
-----------------------------  ----------  --------  ------------  -----------  ---------  --------  ---------  ----------  --------

0 - 6........................       6           20   $  3,324,772       1.75%    $166,239    7.906%    356.13       572       82.5%
7 - 12.......................      11            2        196,263       0.10       98,132    7.472     346.96       599       82.4
13 - 18......................      17           33      6,069,603       3.20      183,927    8.711     352.93       578       79.2
19 - 24......................      24        1,080    169,481,625      89.22      156,927    8.510     390.21       584       79.1
25 - 31......................      29           20      2,495,079       1.31      124,754    8.352     352.58       590       84.3
32 - 37......................      36           44      8,390,388       4.42      190,691    7.832     375.93       604       80.2
                                             -----   ------------     ------
   TOTAL/AVG./WTD. AVG.......                1,199   $189,957,730     100.00%
                                             =====   ============     ======

          GROSS MARGINS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RANGE OF GROSS MARGINS (%)         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.001 - 2.000.................         1    $    157,250       0.08%      $157,250      9.700%    360.00       532       85.0%
2.001 - 3.000.................         3         750,100       0.39        250,033      7.378     419.03       583       84.9
3.001 - 4.000.................         4       1,005,180       0.53        251,295      8.268     399.60       600       85.3
4.001 - 5.000.................        28       4,604,075       2.42        164,431      7.686     387.15       604       79.6
5.001 - 6.000.................       193      32,810,699      17.27        170,004      7.821     385.05       600       77.0
6.001 - 7.000.................       471      80,620,287      42.44        171,168      8.196     386.02       584       78.0
7.001 - 8.000.................       315      49,151,821      25.88        156,038      8.956     391.13       576       81.1
8.001 - 9.000.................       122      15,828,559       8.33        129,742      9.295     383.71       577       81.7
9.001 - 10.000................        47       3,942,964       2.08         83,893     10.507     386.33       581       87.2
10.001 - 11.000...............        12         888,164       0.47         74,014     11.362     404.19       591       91.3
11.001 - 12.000...............         3         198,631       0.10         66,210     12.357     359.36       593       92.2
                                   -----    ------------     ------
      TOTAL/AVG./WTD. AVG.....     1,199    $189,957,730     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 6.811%.

                                      A-8

      MAXIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

12.001 - 12.500...............         3    $    822,200        0.43%     $274,067     6.110%     398.68       587       68.9%
12.501 - 13.000...............        23       6,045,839        3.18       262,863     6.624      373.36       630       75.2
13.001 - 13.500...............        42       8,346,735        4.39       198,732     7.149      390.07       608       76.3
13.501 - 14.000...............       115      23,530,080       12.39       204,609     7.278      387.35       605       77.0
14.001 - 14.500...............       102      19,981,876       10.52       195,901     7.679      390.36       596       76.8
14.501 - 15.000...............       167      30,839,029       16.23       184,665     8.148      390.95       583       78.0
15.001 - 15.500...............       154      24,949,705       13.13       162,011     8.509      383.80       581       80.4
15.501 - 16.000...............       202      31,094,333       16.37       153,932     8.958      397.66       569       79.8
16.001 - 16.500...............       133      17,058,218        8.98       128,257     9.367      385.84       573       81.0
16.501 - 17.000...............       128      15,452,036        8.13       120,719     9.797      374.93       566       82.7
17.001 - 17.500...............        60       5,967,466        3.14        99,458    10.327      375.57       568       85.5
17.501 - 18.000...............        40       3,690,408        1.94        92,260    10.743      375.91       578       84.8
18.001 - 18.500...............        14         940,461        0.50        67,176    11.346      377.42       594       89.6
18.501 - 19.000...............         9         786,061        0.41        87,340    11.738      369.41       576       89.3
19.001 - 19.500...............         5         285,973        0.15        57,195    12.199      349.85       607       86.8
Greater than 19.500...........         2         167,310        0.09        83,655    12.670      360.00       571       97.2
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,199    $189,957,730      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 15.195%.

    INITIAL PERIODIC RATE CAPS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
INITIAL PERIODIC RATE CAP(%)       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................        18    $  3,263,280        1.72%     $181,293     7.799%     359.84       572       83.2%
1.500.........................       848     127,462,544       67.10       150,310     8.529      386.03       585       79.4
2.000.........................        12       2,864,377        1.51       238,698     8.333      372.29       589       76.4
3.000.........................       319      55,954,077       29.46       175,405     8.392      392.62       584       79.1
4.000.........................         1         197,452        0.10       197,452     7.450      359.00       609       79.0
7.000.........................         1         216,000        0.11       216,000     9.050      360.00       620       90.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,199    $189,957,730      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 1.950%.

                                       A-9

  SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................       331    $ 59,321,161       31.23%     $179,218     8.361%     391.29       583       79.0%
1.500.........................       867     130,439,118       68.67       150,449     8.525      385.46       585       79.4
2.500.........................         1         197,452        0.10       197,452     7.450      359.00       609       79.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,199    $189,957,730      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 1
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.345%.

      MINIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000 or Less.................         1    $    107,200        0.06%     $107,200     7.750%     360.00       581       80.0%
4.001 - 5.000.................         2         439,000        0.23       219,500     6.889      429.70       619       77.1
5.001 - 6.000.................        26       5,371,599        2.83       206,600     7.070      396.00       590       71.4
6.001 - 7.000.................       104      22,935,494       12.07       220,534     7.099      385.36       607       76.4
7.001 - 8.000.................       272      51,745,281       27.24       190,240     7.785      388.48       595       77.5
8.001 - 9.000.................       358      58,532,893       30.81       163,500     8.587      393.35       579       79.7
9.001 - 10.000................       299      38,162,769       20.09       127,635     9.540      379.33       567       81.8
Greater than 10.000...........       137      12,663,493        6.67        92,434    10.687      376.43       574       86.2
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,199    $189,957,730      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 8.332%.

                                      A-10

      NEXT ADJUSTMENT DATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
NEXT ADJUSTMENT DATE               LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

October 2006..................         1    $     42,107       0.02%      $ 42,107    12.000%     271.00       515       75.0%
November 2006.................         2         116,984       0.06         58,492    10.865      286.53       594       64.2
January 2007..................         1         183,770       0.10        183,770     8.375      358.00       550       80.0
February 2007.................         1         159,000       0.08        159,000     6.625      359.00       572       74.0
March 2007....................         9       1,707,410       0.90        189,712     7.699      360.00       569       84.9
April 2007....................         6       1,115,500       0.59        185,917     7.864      360.00       582       82.6
July 2007.....................         1         101,663       0.05        101,663     8.050      346.00       552       84.7
September 2007................         1          94,600       0.05         94,600     6.850      348.00       650       80.0
December 2007.................         1         129,000       0.07        129,000     8.125      351.00       588       89.6
January 2008..................        11       1,769,746       0.93        160,886     8.703      352.00       590       82.6
February 2008.................        14       2,575,112       1.36        183,937     8.491      353.00       578       78.9
March 2008....................         7       1,595,745       0.84        227,964     9.123      354.00       563       75.1
April 2008....................         3         607,597       0.32        202,532     8.157      355.00       575       79.3
May 2008......................         3         530,687       0.28        176,896     8.051      420.37       576       76.3
June 2008.....................         7       1,005,335       0.53        143,619     8.980      377.61       549       78.3
July 2008.....................        42       7,504,503       3.95        178,679     8.461      397.44       578       76.7
August 2008...................       143      22,017,558      11.59        153,969     8.788      398.82       575       79.5
September 2008................       513      76,362,572      40.20        148,855     8.648      389.79       588       79.8
October 2008..................       369      61,453,373      32.35        166,540     8.244      387.06       584       78.5
November 2008.................         1         120,088       0.06        120,088     6.550      350.00       643       80.0
January 2009..................         9       1,209,793       0.64        134,421     8.293      352.00       583       85.2
February 2009.................         6         709,197       0.37        118,200     8.888      353.00       585       84.4
March 2009....................         3         393,038       0.21        131,013     8.256      354.00       609       83.3
April 2009....................         1          62,962       0.03         62,962     7.500      355.00       583       80.0
May 2009......................         1         264,000       0.14        264,000     8.400      356.00       591       80.0
June 2009.....................         3         415,556       0.22        138,519     7.503      357.00       612       74.9
August 2009...................         7       1,765,829       0.93        252,261     7.915      359.00       590       82.9
September 2009................        22       3,411,594       1.80        155,072     7.922      386.30       612       77.8
October 2009..................        11       2,533,410       1.33        230,310     7.649      378.95       603       82.6
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,199    $189,957,730     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Next Adjustment Date for the Group 1 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     is September 2008.

              INTEREST ONLY PERIODS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     CURRENT   REMAINING    BUREAU    LOAN-TO-
INTEREST ONLY PERIOD             MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................     1,484    $216,755,397      85.61%      $146,062    8.955%      386.74       576       78.9%
24............................         3         415,600       0.16        138,533    8.083       352.30       618       77.0
36............................         2         306,300       0.12        153,150    8.318       352.64       637       87.1
60............................       171      35,726,752      14.11        208,928    7.742       359.30       616       81.5
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

                                      A-11

                             GROUP 2 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE LOAN PROGRAM             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

30-Year 6-month LIBOR.........         9    $  1,292,090       0.33%      $143,566     9.322%     360.00       579       83.4%
2/28 6-month LIBOR............       881     142,548,487      35.97        161,803     9.241      359.45       607       82.1
2/38 6-month LIBOR............       226      54,260,958      13.69        240,093     8.931      479.76       604       80.9
2/3 6-month LIBOR - 60
   month Interest Only........         1         279,096       0.07        279,096     8.950       59.00       598       80.0
2/28 6-month LIBOR -
   24-month Interest Only.....         6       1,441,400       0.36        240,233     7.800      352.48       644       79.3
2/28 6-month LIBOR -
   60-month Interest Only            262      69,432,894      17.52        265,011     7.997      359.57       640       80.8
3/27 6-month LIBOR............        42       6,511,501       1.64        155,036     9.177      350.94       592       78.9
3/37 6-month LIBOR............         4       1,475,000       0.37        368,750     8.634      480.00       604       76.7
3/27 6-month LIBOR -
   36-month Interest Only.....         6       1,366,903       0.34        227,817     7.568      351.71       648       80.0
3/27 6-month LIBOR -
   60-month Interest Only.....         4         813,020       0.21        203,255     7.985      360.00       717       73.3
5/25 6-month LIBOR............        18       3,253,298       0.82        180,739     8.233      359.81       647       80.9
5/35 6-month LIBOR............         5       1,440,000       0.36        288,000     7.990      480.00       601       78.3
5/25 6-month LIBOR -
   120-month Interest Only....         1         300,000       0.08        300,000     6.875      360.00       637       84.5
5/25 6-month LIBOR -
   60-month Interest Only.....         1         260,950       0.07        260,950     8.000      360.00       635       85.0
10-Year Fixed.................         1         127,000       0.03        127,000     8.625      120.00       619       72.4
15-Year Fixed.................        27       1,341,541       0.34         49,687     9.424      153.89       599       78.8
15-Year Fixed - Credit
   Comeback...................         4         148,496       0.04         37,124    10.410      139.62       601       63.5
20-Year Fixed.................         2         131,029       0.03         65,514     8.228      208.59       656       63.5
25-Year Fixed.................         1          72,300       0.02         72,300     7.875      300.00       726       83.1
30-Year Fixed.................       300      62,007,019      15.65        206,690     8.672      356.29       589       79.9
30-Year Fixed - Credit
   Comeback...................        78      15,247,314       3.85        195,478     9.232      357.99       582       81.4
40-Year Fixed.................        48      15,147,203       3.82        315,567     8.566      479.60       585       81.2
40-Year Fixed - Credit
   Comeback...................        12       2,822,232       0.71        235,186     9.029      479.51       561       71.0
30-Year Fixed - 60-month
   Interest Only..............        36      13,741,020       3.47        381,695     7.726      359.23       619       82.5
30/15-Year Fixed Balloon......        10         365,945       0.09         36,595    11.745      103.57       573       71.9
40/30-Year Fixed Balloon......         1         487,154       0.12        487,154    11.650      359.00       640       80.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

                                      A-12

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
ORIGINAL TERM (MONTHS)             LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

ARM 60........................         1    $    279,096       0.07%      $279,096    8.950%       59.00       598       80.0%
ARM 360.......................     1,230     227,220,543      57.33        184,732    8.817       359.17       618       81.5
ARM 480.......................       235      57,175,958      14.43        243,302    8.899       479.77       604       80.7
Fixed 120.....................         1         127,000       0.03        127,000    8.625       120.00       619       72.4
Fixed 180.....................        41       1,855,982       0.47         45,268    9.960       142.82       594       76.2
Fixed 240.....................         2         131,029       0.03         65,514    8.228       208.59       656       63.5
Fixed 300.....................         1          72,300       0.02         72,300    7.875       300.00       726       83.1
Fixed 360.....................       415      91,482,507      23.08        220,440    8.639       357.03       593       80.5
Fixed 480.....................        60      17,969,435       4.53        299,491    8.639       479.59       581       79.6
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PRINCIPAL BALANCES                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

$0.01 - $25,000.00............        20    $    374,008       0.09%      $ 18,700    11.323%     139.43       616       58.5%
$25,000.01 - $50,000.00.......        61       2,354,761       0.59         38,603    10.963      254.95       591       71.2
$50,000.01 - $75,000.00.......       166      10,530,776       2.66         63,438    10.006      358.64       603       81.7
$75,000.01 - $100,000.00......       238      20,918,521       5.28         87,893     9.478      365.15       605       79.6
$100,000.01 - $150,000.00.....       440      54,437,654      13.74        123,722     9.347      369.54       605       81.2
$150,000.01 - $200,000.00.....       332      57,965,407      14.63        174,595     9.076      378.13       609       81.5
$200,000.01 - $250,000.00.....       223      49,852,992      12.58        223,556     8.996      383.76       610       81.5
$250,000.01 - $300,000.00.....       141      38,640,802       9.75        274,048     8.715      384.40       615       81.1
$300,000.01 - $350,000.00.....        92      29,974,376       7.56        325,808     8.311      383.43       616       81.0
$350,000.01 - $400,000.00.....        62      23,176,704       5.85        373,818     8.201      384.77       616       81.9
$400,000.01 - $450,000.00.....        62      26,528,648       6.69        427,881     8.432      400.50       599       82.4
$450,000.01 - $500,000.00.....        72      34,426,346       8.69        478,144     8.102      386.50       599       79.2
$500,000.01 - $550,000.00.....        30      15,793,874       3.99        526,462     8.342      395.83       611       84.3
$550,000.01 - $600,000.00.....        18      10,368,546       2.62        576,030     8.155      386.02       610       82.6
$600,000.01 - $650,000.00.....         9       5,704,981       1.44        633,887     8.433      359.78       619       81.6
$650,000.01 - $700,000.00.....         5       3,474,320       0.88        694,864     7.991      407.35       603       80.2
$700,000.01 - $750,000.00.....         5       3,679,665       0.93        735,933     7.383      382.98       609       75.3
$750,000.01 - $800,000.00.....         7       5,443,550       1.37        777,650     8.080      394.38       605       75.9
$800,000.01 - $850,000.00.....         1         840,000       0.21        840,000     8.375      359.00       638       67.2
Greater than $900,000.00......         2       1,827,918       0.46        913,959     8.498      360.00       637       82.8
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

                                      A-13

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
STATE                              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama.......................        44    $  5,022,211       1.27%      $114,141     9.420%     361.26       591       85.3%
Alaska........................         4         668,181       0.17        167,045     8.364      377.42       643       87.7
Arizona.......................        88      17,869,324       4.51        203,061     8.419      382.56       612       78.8
Arkansas......................         9       1,257,347       0.32        139,705    10.441      353.11       622       88.8
California....................       291     104,274,609      26.31        358,332     7.941      391.48       612       78.7
Colorado......................        28       4,633,762       1.17        165,491     8.995      383.14       610       83.8
Connecticut...................        22       5,342,057       1.35        242,821     9.430      386.44       578       83.1
Delaware......................        12       1,970,350       0.50        164,196     9.438      360.00       589       80.3
District of Columbia..........         5       2,164,000       0.55        432,800     8.630      374.25       585       76.1
Florida.......................       294      58,000,402      14.63        197,280     8.943      379.22       614       80.1
Georgia.......................        55       8,136,722       2.05        147,940     9.754      361.73       604       85.0
Hawaii........................         7       3,208,051       0.81        458,293     7.663      394.01       605       77.8
Idaho.........................         7       1,378,841       0.35        196,977     8.817      386.29       605       73.3
Illinois......................        55      11,920,323       3.01        216,733     9.435      369.21       612       83.0
Indiana.......................        34       4,045,181       1.02        118,976     9.275      354.04       600       83.9
Iowa..........................         5         523,759       0.13        104,752    10.639      358.85       577       85.0
Kansas........................         5         615,657       0.16        123,131     9.053      358.13       594       86.6
Kentucky......................        17       1,562,136       0.39         91,890     9.814      338.46       597       82.9
Louisiana.....................        25       3,515,900       0.89        140,636     9.556      362.58       584       84.4
Maine.........................         3         417,600       0.11        139,200     9.280      360.00       602       61.3
Maryland......................        25       6,969,986       1.76        278,799     8.736      406.01       604       81.8
Massachusetts.................        21       6,129,809       1.55        291,896     8.795      389.74       599       79.9
Michigan......................       109      11,583,458       2.92        106,270     9.533      378.16       613       83.8
Minnesota.....................        14       3,264,902       0.82        233,207     9.607      417.03       618       88.3
Mississippi...................        27       3,648,860       0.92        135,143     9.347      362.53       581       87.8
Missouri......................        40       4,258,346       1.07        106,459     9.745      358.52       595       82.9
Montana.......................         8       1,380,525       0.35        172,566     8.936      379.85       593       78.0
Nebraska......................         3         446,731       0.11        148,910     9.601      359.67       574       82.0
Nevada........................        44      10,975,698       2.77        249,448     8.491      378.72       619       82.0
New Hampshire.................        11       2,518,659       0.64        228,969     8.982      385.90       596       84.1
New Jersey....................        32       7,802,090       1.97        243,815     8.998      366.27       614       80.8
New Mexico....................         7       1,209,070       0.31        172,724     8.195      358.67       603       78.2
New York......................        39      10,702,722       2.70        274,429     8.968      367.38       626       80.6
North Carolina................        28       4,556,719       1.15        162,740     9.781      377.49       595       85.0
North Dakota..................         2         220,316       0.06        110,158     9.796      420.81       590       90.3
Ohio..........................        28       3,296,764       0.83        117,742     9.691      364.36       610       86.5
Oklahoma......................        22       1,782,045       0.45         81,002     9.726      329.65       596       84.1
Oregon........................        30       5,304,557       1.34        176,819     9.099      405.28       599       79.7
Pennsylvania..................        67       9,273,609       2.34        138,412     9.443      379.52       605       83.0
Rhode Island..................         3         669,500       0.17        223,167    10.117      360.00       589       78.4
South Carolina................        13       1,795,628       0.45        138,125     9.690      362.39       595       82.1
South Dakota..................         1         104,500       0.03        104,500     9.500      360.00       566       95.0
Tennessee.....................        40       5,283,581       1.33        132,090     9.092      367.06       603       80.4
Texas.........................       213      25,522,141       6.44        119,822     9.392      362.83       604       83.5
Utah..........................        12       1,335,140       0.34        111,262     8.962      381.03       621       83.2
Virginia......................        66      15,012,392       3.79        227,460     8.973      385.90       595       81.9
Washington....................        46      11,539,640       2.91        250,862     8.257      393.62       612       82.3
West Virginia.................         3         303,473       0.08        101,158    10.493      349.53       588       83.0
Wisconsin.....................        18       2,423,694       0.61        134,650     9.992      355.41       635       82.9
Wyoming.......................         4         472,888       0.12        118,222     8.734      317.63       591       85.7
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

                                      A-14

               LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
RATIOS (%)                         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................       63     $  8,772,227       2.21%      $139,242     8.332%     393.66       578       40.7%
50.01 - 55.00.................       27        5,922,487       1.49        219,351     8.166      399.46       576       52.9
55.01 - 60.00.................       21        2,971,477       0.75        141,499     9.172      373.42       560       58.0
60.01 - 65.00.................       48        9,245,280       2.33        192,610     8.256      361.18       580       62.8
65.01 - 70.00.................       90       17,772,427       4.48        197,471     8.923      370.70       578       68.5
70.01 - 75.00.................      118       27,858,165       7.03        236,086     8.277      382.61       581       73.9
75.01 - 80.00.................      870      165,363,704      41.73        190,073     8.555      378.06       627       79.9
80.01 - 85.00.................      191       40,052,591      10.11        209,699     8.912      392.54       584       84.7
85.01 - 90.00.................      351       82,892,004      20.92        236,160     9.005      379.13       612       89.6
90.01 - 95.00.................      159       28,140,013       7.10        176,981     9.724      379.85       597       94.9
95.01 - 100.00................       48        7,323,476       1.85        152,572    10.325      381.83       621       99.7
                                  -----     ------------     ------
   TOTAL/AVG./WTD. AVG........    1,986     $396,313,851     100.00%
                                  =====     ============     ======

         COMBINED LOAN-TO-VALUE RATIOS(1) FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF COMBINED LOAN-          MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
TO-VALUE RATIOS (%)                LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................       61     $  8,293,891       2.09%      $135,965    8.267%      389.51       580       40.4%
50.01 - 55.00.................       24        4,985,349       1.26        207,723    7.929       387.89       583       52.6
55.01 - 60.00.................       20        2,952,703       0.75        147,635    9.164       375.13       559       58.0
60.01 - 65.00.................       48        9,245,280       2.33        192,610    8.256       361.18       580       62.8
65.01 - 70.00.................       84       16,251,241       4.10        193,467    8.907       373.64       574       68.6
70.01 - 75.00.................       98       23,164,256       5.84        236,370    8.476       387.58       572       73.4
75.01 - 80.00.................      189       40,762,934      10.29        215,677    8.659       388.96       590       79.3
80.01 - 85.00.................      192       40,292,591      10.17        209,857    8.899       392.34       584       84.6
85.01 - 90.00.................      354       83,427,580      21.05        235,671    9.010       379.57       612       89.3
90.01 - 95.00.................      174       32,221,304       8.13        185,180    9.497       377.53       601       92.6
95.01 - 100.00................      742      134,716,723      33.99        181,559    8.609       374.94       637       80.8
                                  -----     ------------     ------
   TOTAL/AVG./WTD. AVG........    1,986     $396,313,851     100.00%
                                  =====     ============     ======

------------
(1)  The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged
     Properties. See the definition of "Combined Loan-to-Value Ratio" under "The
     Mortgage Pool--Loan-to-Value Ratio" in this Prospectus Supplement.

                                      A-15

              CURRENT MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 5.500.................        3     $    710,690       0.18%      $236,897     5.314%    360.00       638        80.0%
5.501 - 6.000.................        2        1,044,742       0.26        522,371     6.000     442.36       628        60.2
6.001 - 6.500.................       27       10,252,423       2.59        379,719     6.295     390.90       612        75.0
6.501 - 7.000.................       97       33,226,370       8.38        342,540     6.831     371.35       622        78.4
7.001 - 7.500.................      104       32,292,612       8.15        310,506     7.356     380.21       628        77.4
7.501 - 8.000.................      187       46,611,086      11.76        249,257     7.810     375.38       628        81.3
8.001 - 8.500.................      230       49,083,488      12.39        213,406     8.329     381.85       623        79.3
8.501 - 9.000.................      295       59,777,028      15.08        202,634     8.794     383.33       612        80.1
9.001 - 9.500.................      256       45,698,144      11.53        178,508     9.296     388.04       607        82.8
9.501 - 10.000................      293       49,671,245      12.53        169,526     9.783     379.36       596        83.3
10.001 - 10.500...............      196       29,472,705       7.44        150,371    10.288     385.55       577        83.8
10.501 - 11.000...............      152       21,054,005       5.31        138,513    10.772     379.63       566        84.1
11.001 - 11.500...............       61        8,250,175       2.08        135,249    11.301     363.88       570        86.2
11.501 - 12.000...............       50        5,551,179       1.40        111,024    11.746     357.57       581        86.0
12.001 - 12.500...............       22        2,774,161       0.70        126,098    12.241     344.94       568        85.3
12.501 - 13.000...............        8          755,529       0.19         94,441    12.781     361.56       594        86.2
13.001 - 13.500...............        3           88,269       0.02         29,423    13.127     244.33       555        67.9
                                  -----     ------------     ------
   TOTAL/AVG./WTD. AVG.....       1,986     $396,313,851     100.00%
                                  =====     ============     ======

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
MORTGAGED PROPERTY TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE     (MONTHS)     SCORE       RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence.......    1,407     $274,099,916      69.16%      $194,812    8.780%     381.56       606        80.5%
Planned Unit Development......      368       83,544,869      21.08        227,024    8.710      377.46       607        83.0
Low-Rise Condominium..........      153       27,545,466       6.95        180,036    8.927      380.06       626        81.0
Two Family Home...............       37        8,491,018       2.14        229,487    9.268      375.11       646        81.8
Manufactured Housing(1).......       15        1,352,463       0.34         90,164    9.123      318.86       616        71.2
Three Family Home.............        2          706,700       0.18        353,350    7.622      360.00       615        69.7
High-Rise Condominium.........        3          479,920       0.12        159,973    8.667      360.00       610        75.1
Four Family Home..............        1           93,500       0.02         93,500    9.750      360.00       600        85.0
                                  -----     ------------     ------
   TOTAL/AVG./WTD. AVG.....       1,986     $396,313,851     100.00%
                                  =====     ============     ======

------------
(1)  Treated as real property.

                                      A-16

                  LOAN PURPOSES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Purchase......................     1,098    $200,136,971      50.50%      $182,274    8.822%      378.49       622       83.1%
Refinance - Cash Out..........       824     183,656,930      46.34        222,885    8.732       383.05       595       78.7
Refinance - Rate/Term.........        64      12,519,950       3.16        195,624    8.967       364.85       603       82.9
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

                 OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied................     1,874    $381,011,119      96.14%      $203,314    8.763%      380.33       607       81.0%
Investment Property...........        90      11,723,965       2.96        130,266    9.337       374.61       646       84.0
Second Home...................        22       3,578,766       0.90        162,671    9.295       380.92       606       80.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1 - 120.......................        32    $  1,300,886       0.33%      $ 40,653    10.449%      95.05       594       73.2%
121 - 180.....................        16       1,166,197       0.29         72,887     9.021      173.30       607       80.3
181 - 300.....................        56       3,675,164       0.93         65,628    10.235      284.91       611       73.0
301 - 360.....................     1,587     315,026,211      79.49        198,504     8.748      359.48       611       81.3
Greater than 360..............       295      75,145,393      18.96        254,730     8.837      479.73       598       80.4
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

                                      A-17

             LOAN DOCUMENTATION TYPES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN DOCUMENTATION TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Stated Income.................     1,006    $213,565,009      53.89%      $212,291    8.987%      386.56       617       79.6%
Full Documentation............       980     182,748,842      46.11        186,478    8.549       372.71       599       82.7
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RISK SCORES                        LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

801 - 820.....................         1    $      7,421         (2)      $  7,421    11.000%      25.00       803       94.9%
781 - 800.....................         1         140,000       0.04%       140,000     8.250      360.00       783       80.0
761 - 780.....................         4       1,394,400       0.35        348,600     8.988      360.00       771       82.9
741 - 760.....................        10       2,582,795       0.65        258,280     7.699      381.90       750       78.7
721 - 740.....................        19       3,640,231       0.92        191,591     8.518      382.62       729       81.8
701 - 720.....................        37       6,907,756       1.74        186,696     8.155      367.20       709       79.4
681 - 700.....................        88      19,860,016       5.01        225,682     7.935      383.36       689       82.6
661 - 680.....................       120      23,787,620       6.00        198,230     8.090      378.21       670       81.9
641 - 660.....................       198      40,359,331      10.18        203,835     8.584      372.34       649       83.1
621 - 640.....................       294      56,406,100      14.23        191,857     8.667      376.75       630       82.4
601 - 620.....................       307      63,874,965      16.12        208,062     8.491      379.10       610       81.2
581 - 600.....................       319      61,538,253      15.53        192,910     8.789      375.60       591       81.4
561 - 580.....................       246      51,525,942      13.00        209,455     9.097      385.78       570       81.9
541 - 560.....................       141      26,874,846       6.78        190,602     9.397      383.89       550       80.2
521 - 540.....................       109      21,197,359       5.35        194,471     9.903      397.42       531       77.6
501 - 520.....................        88      15,902,343       4.01        180,708     9.909      393.69       512       70.6
500 or Less...................         4         314,471       0.08         78,618    10.239      323.34       492       74.8
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

(2)  Less than 0.01%.

                                      A-18

             CREDIT GRADE CATEGORIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CREDIT GRADE CATEGORY              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

A.............................     1,576    $320,802,524      80.95%      $203,555     8.733%     379.01       616       82.3%
A-............................        97      20,246,507       5.11        208,727     8.818      386.91       578       78.7
B.............................       125      22,172,378       5.59        177,379     9.044      374.30       573       73.8
C.............................       116      21,349,277       5.39        184,045     9.165      398.59       579       72.6
C-............................        62      10,044,575       2.53        162,009     8.935      381.19       587       80.4
D.............................        10       1,698,590       0.43        169,859     9.079      357.59       579       73.8
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................       292    $ 57,332,032      14.47%      $196,343     9.519%     370.95       608       82.5%
12............................        81      22,973,431       5.80        283,623     8.983      380.29       621       80.9
13............................         1         250,271       0.06        250,271     8.375      478.00       688       80.0
24............................     1,096     214,356,459      54.09        195,581     8.689      385.23       615       81.3
36............................       103      23,516,174       5.93        228,312     8.858      380.30       602       80.7
48............................         1          31,686       0.01         31,686    11.150      294.00       619       85.0
60............................       412      77,853,798      19.64        188,966     8.427      372.67       589       79.5
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

         MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 2 ADJUSTABLE RATE
               MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                               WEIGHTED
                                AVERAGE                             PERCENT OF             WEIGHTED  WEIGHTED    WEIGHTED   WEIGHTED
                               MONTHS TO               AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE     AVERAGE    AVERAGE
RANGE OF                         NEXT     NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING    CREDIT    LOAN-TO-
MONTHS TO NEXT                ADJUSTMENT   MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU      VALUE
ADJUSTMENT DATE                  DATE       LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    RATIO
----------------------------  ----------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

0 - 6.......................       5           23    $  2,157,531      0.76%     $ 93,806   10.267%    330.54       578       79.3%
13 - 18.....................      17           30       5,799,187      2.04       193,306    8.286     352.81       635       82.7
19 - 24.....................      24        1,342     262,386,165     92.17       195,519    8.854     384.22       615       81.5
25 - 31.....................      28           15       2,863,956      1.01       190,930    8.119     352.46       623       77.8
32 - 37.....................      36           31       6,214,510      2.18       200,468    8.953     388.14       611       78.4
38 or Greater...............      60           25       5,254,248      1.85       210,170    8.078     392.77       633       80.6
                                            -----    ------------    ------
   TOTAL/AVG./WTD. AVG......                1,466    $284,675,597    100.00%
                                            =====    ============    ======

                                      A-19

          GROSS MARGINS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF GROSS                   MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MARGINS (%)                        LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

2.001 - 3.000.................         6    $  1,707,007       0.60%      $284,501     8.014%     394.77       639       83.6%
3.001 - 4.000.................         6         629,322       0.22        104,887    10.529      398.47       581       81.4
4.001 - 5.000.................        31       5,628,612       1.98        181,568     8.527      373.15       619       82.7
5.001 - 6.000.................       157      32,313,811      11.35        205,820     8.003      373.76       638       79.1
6.001 - 7.000.................       567     114,275,739      40.14        201,545     8.408      381.74       616       80.5
7.001 - 8.000.................       443      87,294,082      30.66        197,052     9.284      384.81       607       81.8
8.001 - 9.000.................       188      33,968,654      11.93        180,684     9.511      393.19       612       83.3
9.001 - 10.000................        56       7,364,540       2.59        131,510    10.412      381.04       603       86.5
10.001 - 11.000...............        12       1,493,830       0.52        124,486    11.227      386.79       600       93.6
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,466    $284,675,597     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 7.004%.

         MAXIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE
                  LOANS IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

12.001 - 12.500...............         5    $  1,582,990       0.56%      $316,598     5.857%     411.07       652       77.4%
12.501 - 13.000...............         6       1,950,800       0.69        325,133     6.694      359.32       639       83.7
13.001 - 13.500...............        34       9,323,709       3.28        274,227     6.760      377.83       645       79.0
13.501 - 14.000...............        88      26,142,054       9.18        297,069     7.146      373.38       643       78.8
14.001 - 14.500...............        98      26,169,419       9.19        267,035     7.746      390.57       628       78.0
14.501 - 15.000...............       152      36,843,054      12.94        242,389     8.162      385.04       634       81.1
15.001 - 15.500...............       169      34,083,420      11.97        201,677     8.570      380.09       625       80.6
15.501 - 16.000...............       230      44,068,105      15.48        191,600     9.042      380.94       610       80.9
16.001 - 16.500...............       206      35,139,122      12.34        170,578     9.451      392.62       610       83.2
16.501 - 17.000...............       195      32,007,846      11.24        164,143     9.827      383.94       599       83.0
17.001 - 17.500...............       124      17,617,185       6.19        142,074    10.338      383.06       582       85.4
17.501 - 18.000...............        85      10,974,460       3.86        129,111    10.762      386.05       569       84.0
18.001 - 18.500...............        36       4,538,907       1.59        126,081    11.291      367.06       569       85.6
18.501 - 19.000...............        27       2,919,724       1.03        108,138    11.769      370.84       574       84.1
19.001 - 19.500...............        10       1,279,104       0.45        127,910    12.262      344.79       552       76.9
Greater than 19.500...........         1          35,700       0.01         35,700    13.125      360.00       554       70.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,466    $284,675,597     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 15.600%.

                                      A-20

    INITIAL PERIODIC RATE CAPS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
INITIAL PERIODIC RATE CAP (%)      LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................        12    $  1,724,690       0.61%      $143,724    9.230%      376.14       582       77.7%
1.500.........................     1,056     200,325,446      70.37        189,702    8.848       383.37       614       81.6
2.000.........................        22       5,787,401       2.03        263,064    8.666       359.15       611       80.2
3.000.........................       373      76,064,652      26.72        203,927    8.807       384.58       619       81.1
6.000.........................         3         773,407       0.27        257,802    8.161       358.97       591       72.1
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,466    $284,675,597     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 1.920%.

   SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................       376    $ 76,540,014      26.89%      $203,564    8.838%      382.59       617       80.8%
1.500.........................     1,090     208,135,582      73.11        190,950    8.832       383.28       614       81.6
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,466    $284,675,597     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 2
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.366%.

      MINIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 6.000.................        22    $  4,640,693       1.63%      $210,941     7.228%     386.55       642       79.4%
6.001 - 7.000.................       108      32,609,309      11.45        301,938     7.123      383.12       631       78.0
7.001 - 8.000.................       207      53,318,507      18.73        257,577     7.811      381.91       638       80.5
8.001 - 9.000.................       388      77,356,320      27.17        199,372     8.645      380.99       623       80.1
9.001 - 10.000................       426      74,752,169      26.26        175,475     9.552      387.39       606       83.3
Greater than 10.000...........       315      41,998,598      14.75        133,329    10.707      380.42       573       84.2
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,466    $284,675,597     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 8.701%.

                                      A-21

      NEXT ADJUSTMENT DATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
NEXT ADJUSTMENT DATE               LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

October 2006..................         4    $    215,637       0.08%      $ 53,909    10.987%     284.08       593       79.1%
November 2006.................         4         133,223       0.05         33,306    11.549      282.69       557       62.4
January 2007..................         3         116,814       0.04         38,938    11.368      270.29       581       79.6
February 2007.................         1          25,180       0.01         25,180    12.125      293.00       594       78.8
March 2007....................         7       1,186,777       0.42        169,540    10.179      339.17       575       81.9
April 2007....................         4         479,900       0.17        119,975     9.439      360.00       585       77.7
December 2007.................         1         184,800       0.06        184,800     6.300      351.00       598       80.0
January 2008..................         7       1,694,475       0.60        242,068     8.039      352.00       659       82.7
February 2008.................        15       2,942,079       1.03        196,139     8.561      353.00       624       81.6
March 2008....................         7         977,834       0.34        139,691     8.263      354.00       636       86.4
April 2008....................        10       1,603,686       0.56        160,369     9.161      355.00       607       77.8
May 2008......................         7       1,384,250       0.49        197,750     8.393      356.00       645       86.7
June 2008.....................         8       1,392,813       0.49        174,102     9.155      387.27       607       78.5
July 2008.....................        47      11,251,353       3.95        239,390     8.657      393.31       610       81.7
August 2008...................       151      28,307,516       9.94        187,467     9.038      380.50       607       82.8
September 2008................       701     131,004,624      46.02        186,882     8.869      382.95       616       81.2
October 2008..................       418      87,441,923      30.72        209,191     8.795      387.08       617       81.5
December 2008.................         1         247,540       0.09        247,540     7.500      351.00       643       80.0
January 2009..................         7       1,180,421       0.41        168,632     8.079      352.00       630       81.4
February 2009.................         6       1,301,518       0.46        216,920     8.257      353.00       615       78.0
March 2009....................         1         134,477       0.05        134,477     8.275      354.00       611       41.5
July 2009.....................         3         448,438       0.16        149,479     9.078      358.00       626       93.1
August 2009...................         5       1,208,242       0.42        241,648     8.942      359.00       584       83.7
September 2009................        14       2,095,429       0.74        149,674     8.846      368.66       650       78.7
October 2009..................         9       2,462,401       0.86        273,600     9.027      424.51       587       73.0
July 2011.....................         1         257,501       0.09        257,501     6.750      358.00       657       89.6
August 2011...................         1          93,537       0.03         93,537     8.000      359.00       544       80.0
September 2011................        11       2,659,135       0.93        241,740     8.034      409.50       637       81.4
October 2011..................        12       2,244,074       0.79        187,006     8.285      378.34       630       78.7
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,466    $284,675,597     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Next Adjustment Date for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     is September 2008.

              INTEREST ONLY PERIODS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     CURRENT   REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
INTEREST ONLY PERIOD (MONTHS)      LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................     1,669    $308,678,567      77.89%      $184,948    9.024%      386.37       600       81.1%
24............................         6       1,441,400       0.36        240,233    7.800       352.48       644       79.3
36............................         6       1,366,903       0.34        227,817    7.568       351.71       648       80.0
60............................       304      84,526,980      21.33        278,049    7.956       358.53       637       81.0
120...........................         1         300,000       0.08        300,000    6.875       360.00       637       84.5
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

                                      A-22

                               THE MORTGAGE LOANS

                  MORTGAGE LOAN PROGRAMS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                            PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE      AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL      CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE      PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE LOAN PROGRAM              LOANS     OUTSTANDING   OUTSTANDING     BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------    ---------   --------   ---------   --------   --------

30-Year 6-month LIBOR.........        26    $  4,457,770        0.69%     $171,453      8.201%     359.88       574       83.3%
2/28 6-month LIBOR............     1,631     246,511,742       37.95       151,141      9.048      359.39       596       81.0
2/38 6-month LIBOR............       453      97,312,950       14.98       214,819      8.714      479.72       587       79.1
2/3 6-month LIBOR - 60 month
   Interest Only .............         1         279,096        0.04       279,096      8.950       59.00       598       80.0
2/28 6-month LIBOR - 24-month
   Interest Only .............         9       1,857,000        0.29       206,333      7.863      352.44       638       78.8
2/28 6-month LIBOR - 60-month
   Interest Only .............       399      97,829,126       15.06       245,186      7.902      359.57       633       81.0
3/27 6-month LIBOR............        85      12,456,630        1.92       146,549      8.724      354.10       594       80.0
3/37 6-month LIBOR............         9       2,622,800        0.40       291,422      8.577      480.00       596       80.2
3/27 6-month LIBOR - 36-month
   Interest Only .............         8       1,673,203        0.26       209,150      7.706      351.88       646       81.3
3/27 6-month LIBOR - 60-month
   Interest Only .............        19       4,378,763        0.67       230,461      7.441      358.44       630       78.1
5/25 6-month LIBOR............        18       3,253,298        0.50       180,739      8.233      359.81       647       80.9
5/35 6-month LIBOR............         5       1,440,000        0.22       288,000      7.990      480.00       601       78.3
5/25 6-month LIBOR - 120-month
   Interest Only .............         1         300,000        0.05       300,000      6.875      360.00       637       84.5
5/25 6-month LIBOR - 60-month
   Interest Only .............         1         260,950        0.04       260,950      8.000      360.00       635       85.0
10-Year Fixed.................         2         177,001        0.03        88,501      8.660      120.00       609       58.2
15-Year Fixed.................        58       3,281,686        0.51        56,581      9.655      156.34       591       77.5
15-Year Fixed - Credit
   Comeback...................         7         333,090        0.05        47,584     10.718      135.45       594       74.3
20-Year Fixed.................         7         493,453        0.08        70,493     10.390      224.21       597       70.5
25-Year Fixed.................         1          72,300        0.01        72,300      7.875      300.00       726       83.1
30-Year Fixed.................       599     103,063,707       15.87       172,060      9.067      356.26       583       79.2
30-Year Fixed - Credit
   Comeback...................       109      18,717,436        2.88       171,720      9.446      357.80       582       81.9
40-Year Fixed.................       105      26,678,937        4.11       254,085      9.088      479.22       575       81.2
40-Year Fixed - Credit
   Comeback...................        12       2,822,232        0.43       235,186      9.029      479.51       561       71.0
30-Year Fixed - 60-month
   Interest Only.... .........        55      17,505,798        2.70       318,287      7.933      359.05       617       82.9
30/15-Year Fixed Balloon......        23         814,678        0.13        35,421     11.776      102.24       579       71.0
40/30-Year Fixed Balloon......         3         924,254        0.14       308,085     11.522      359.47       594       80.2
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     3,646    $649,517,900      100.00%
                                   =====    ============      ======

                                      A-23

            ORIGINAL TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                            PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE      AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL      CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE      PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
ORIGINAL TERM (MONTHS)             LOANS     OUTSTANDING   OUTSTANDING     BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ----------   --------   ---------   --------   --------

ARM 60........................         1    $    279,096        0.04%     $279,096      8.950%      59.00       598       80.0%
ARM 360.......................     2,197     372,978,481       57.42       169,767      8.686      359.19       607       80.9
ARM 480.......................       467     101,375,750       15.61       217,079      8.701      479.73       588       79.1
Fixed 120.....................         2         177,001        0.03        88,501      8.660      120.00       609       58.2
Fixed 180.....................        88       4,429,454        0.68        50,335     10.125      144.82       589       76.1
Fixed 240.....................         7         493,453        0.08        70,493     10.390      224.21       597       70.5
Fixed 300.....................         1          72,300        0.01        72,300      7.875      300.00       726       83.1
Fixed 360.....................       766     140,211,195       21.59       183,043      8.992      356.83       588       80.0
Fixed 480.....................       117      29,501,169        4.54       252,147      9.082      479.24       573       80.2
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     3,646    $649,517,900      100.00%
                                   =====    ============      ======

             MORTGAGE LOAN PRINCIPAL BALANCES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                            PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE      AVERAGE     AVERAGE    AVERAGE     CREDIT    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL      CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE      BALANCE       BALANCE      PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PRINCIPAL BALANCES                 LOANS     OUTSTANDING   OUTSTANDING     BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ----------   --------   ---------   --------   --------

$0.01 - $25,000.00............        45    $    820,689        0.13%     $ 18,238      11.699%    146.36       601       57.7%
$25,000.01 - $50,000.00.......       110       4,114,406        0.63        37,404      11.116     244.08       590       71.7
$50,000.01 - $75,000.00.......       374      23,816,341        3.67        63,680       9.998     362.11       599       81.9
$75,000.01 - $100,000.00......       521      45,567,612        7.02        87,462       9.359     364.94       598       80.1
$100,000.01 - $150,000.00.....       850     105,535,921       16.25       124,160       9.177     372.75       597       80.4
$150,000.01 - $200,000.00.....       623     108,300,190       16.67       173,837       8.907     381.65       594       80.0
$200,000.01 - $250,000.00.....       372      83,266,200       12.82       223,834       8.824     388.52       596       81.0
$250,000.01 - $300,000.00.....       251      69,004,546       10.62       274,919       8.644     389.13       594       79.7
$300,000.01 - $350,000.00.....       168      54,841,813        8.44       326,439       8.361     392.33       597       79.8
$350,000.01 - $400,000.00.....       106      39,689,009        6.11       374,425       8.189     384.20       606       81.6
$400,000.01 - $450,000.00.....        72      30,616,072        4.71       425,223       8.334     397.51       599       81.5
$450,000.01 - $500,000.00.....        77      36,812,246        5.67       478,081       8.045     384.70       601       79.2
$500,000.01 - $550,000.00.....        30      15,793,874        2.43       526,462       8.342     395.83       611       84.3
$550,000.01 - $600,000.00.....        18      10,368,546        1.60       576,030       8.155     386.02       610       82.6
$600,000.01 - $650,000.00.....         9       5,704,981        0.88       633,887       8.433     359.78       619       81.6
$650,000.01 - $700,000.00.....         5       3,474,320        0.53       694,864       7.991     407.35       603       80.2
$700,000.01 - $750,000.00.....         5       3,679,665        0.57       735,933       7.383     382.98       609       75.3
$750,000.01 - $800,000.00.....         7       5,443,550        0.84       777,650       8.080     394.38       605       75.9
$800,000.01 - $850,000.00.....         1         840,000        0.13       840,000       8.375     359.00       638       67.2
Greater than $900,000.00......         2       1,827,918        0.28       913,959       8.498     360.00       637       82.8
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     3,646    $649,517,900      100.00%
                                   =====    ============      ======

                                      A-24

      STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
STATE                              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama.......................        78    $  8,244,728       1.27%      $105,702     9.455%     366.45       595       85.1%
Alaska........................         9       1,270,292       0.20        141,144     8.675      369.12       626       86.3
Arizona.......................       163      30,576,708       4.71        187,587     8.446      386.37       605       79.2
Arkansas......................        23       2,919,918       0.45        126,953     9.688      351.52       600       88.5
California....................       442     144,682,526      22.28        327,336     7.943      394.97       602       77.5
Colorado......................        52       8,274,505       1.27        159,125     8.882      377.45       606       84.5
Connecticut...................        54      10,889,603       1.68        201,659     9.127      378.65       591       82.5
Delaware......................        17       2,858,300       0.44        168,135     8.947      369.81       592       80.6
District of Columbia..........         8       2,726,685       0.42        340,836     8.438      379.87       585       74.8
Florida.......................       513      95,054,522      14.63        185,291     8.837      382.53       599       79.0
Georgia.......................       139      19,483,280       3.00        140,167     9.768      366.67       590       84.2
Hawaii........................        18       6,062,143       0.93        336,786     7.599      395.18       616       77.9
Idaho.........................        23       3,474,472       0.53        151,064     8.816      387.04       606       78.8
Illinois......................        96      17,576,766       2.71        183,091     9.289      368.13       603       81.4
Indiana.......................        63       6,716,785       1.03        106,616     9.396      355.63       596       84.1
Iowa..........................        22       2,267,309       0.35        103,060    10.194      362.60       586       87.0
Kansas........................        13       1,190,728       0.18         91,594     9.672      352.49       584       83.9
Kentucky......................        37       3,966,332       0.61        107,198     9.133      351.04       591       85.3
Louisiana.....................        48       6,352,067       0.98        132,335     9.379      363.72       588       85.8
Maine.........................         5         730,200       0.11        146,040     9.980      360.00       591       73.5
Maryland......................        54      11,154,968       1.72        206,573     8.615      389.18       598       80.9
Massachusetts.................        52      13,184,247       2.03        253,543     8.768      387.00       588       81.4
Michigan......................       167      17,008,123       2.62        101,845     9.532      372.96       603       83.0
Minnesota.....................        41       6,688,063       1.03        163,123     9.117      391.58       608       84.0
Mississippi...................        42       5,482,376       0.84        130,533     9.143      358.97       584       87.5
Missouri......................        78       7,459,014       1.15         95,628     9.749      363.36       593       83.6
Montana.......................        15       2,649,448       0.41        176,630     8.699      379.49       591       82.8
Nebraska......................        10       1,114,160       0.17        111,416     9.740      362.73       577       85.3
Nevada........................        67      15,527,635       2.39        231,756     8.366      381.38       609       80.7
New Hampshire.................        16       3,466,410       0.53        216,651     8.726      391.44       586       82.4
New Jersey....................        54      12,344,480       1.90        228,601     9.222      368.39       596       79.8
New Mexico....................        20       2,837,964       0.44        141,898     8.900      363.38       603       79.0
New York......................        91      23,155,169       3.56        254,452     8.950      378.28       596       77.4
North Carolina................        71       9,114,424       1.40        128,372     9.667      372.90       590       83.4
North Dakota..................         2         220,316       0.03        110,158     9.796      420.81       590       90.3
Ohio..........................        74       7,446,386       1.15        100,627     9.540      373.33       599       84.6
Oklahoma......................        38       3,036,923       0.47         79,919     9.849      347.55       585       84.8
Oregon........................        55      10,462,514       1.61        190,228     8.926      404.33       583       77.7
Pennsylvania..................       126      15,489,175       2.38        122,930     9.274      368.88       596       81.8
Rhode Island..................         4         835,500       0.13        208,875     9.622      360.00       582       76.3
South Carolina................        32       3,725,981       0.57        116,437     9.821      357.23       584       80.9
South Dakota..................         3         270,237       0.04         90,079     9.824      359.76       549       87.7
Tennessee.....................        89       9,961,191       1.53        111,923     9.211      365.63       595       81.6
Texas.........................       330      36,729,630       5.65        111,302     9.403      363.16       599       82.6
Utah..........................        30       3,988,807       0.61        132,960     8.816      388.69       596       81.4
Vermont.......................         2         375,500       0.06        187,750     8.590      432.70       598       68.8
Virginia......................       128      25,002,016       3.85        195,328     8.814      390.55       585       80.9
Washington....................        85      19,953,608       3.07        234,748     8.238      397.93       598       81.0
West Virginia.................        11       1,079,636       0.17         98,149     9.797      353.60       585       82.1
Wisconsin.....................        30       3,701,442       0.57        123,381    10.044      357.34       619       81.2
Wyoming.......................         6         734,688       0.11        122,448     8.404      332.73       606       86.1
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     3,646    $649,517,900     100.00%
                                   =====    ============     ======

                                      A-25

                   LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATIOS (%)                         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................       115    $ 14,352,920       2.21%      $124,808     8.313%     380.02       570       41.6%
50.01 - 55.00.................        49       9,632,553       1.48        196,583     7.982      394.22       569       52.8
55.01 - 60.00.................        65       9,744,203       1.50        149,911     8.479      387.11       559       57.8
60.01 - 65.00.................       111      17,852,065       2.75        160,829     8.227      373.18       570       63.0
65.01 - 70.00.................       202      38,298,743       5.90        189,598     8.707      382.49       569       68.6
70.01 - 75.00.................       270      53,703,739       8.27        198,903     8.510      386.97       572       74.0
75.01 - 80.00.................     1,471     249,581,701      38.43        169,668     8.609      379.15       615       79.8
80.01 - 85.00.................       397      75,437,470      11.61        190,019     8.917      388.39       580       84.5
85.01 - 90.00.................       620     128,316,445      19.76        206,962     8.940      379.57       607       89.5
90.01 - 95.00.................       270      42,344,403       6.52        156,831     9.833      377.37       595       94.9
95.01 - 100.00................        76      10,253,657       1.58        134,917    10.144      376.19       628       99.5
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     3,646    $649,517,900     100.00%
                                   =====    ============     ======

             COMBINED LOAN-TO-VALUE RATIOS(1) FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF COMBINED LOAN-          MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
TO-VALUE RATIOS (%)                LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................       112    $ 13,697,284       2.11%      $122,297    8.285%      377.29       571       41.3%
50.01 - 55.00.................        45       8,395,415       1.29        186,565    7.802       383.70       574       52.7
55.01 - 60.00.................        65       9,902,729       1.52        152,350    8.456       387.16       559       57.6
60.01 - 65.00.................       111      17,852,065       2.75        160,829    8.227       373.18       570       63.0
65.01 - 70.00.................       195      36,562,557       5.63        187,500    8.696       383.71       567       68.6
70.01 - 75.00.................       230      47,283,518       7.28        205,581    8.629       391.43       566       73.6
75.01 - 80.00.................       482      91,205,205      14.04        189,222    8.675       387.50       578       79.3
80.01 - 85.00.................       392      74,681,480      11.50        190,514    8.910       388.30       580       84.5
85.01 - 90.00.................       628     129,424,421      19.93        206,090    8.944       380.02       606       89.3
90.01 - 95.00.................       293      47,607,491       7.33        162,483    9.615       375.56       599       92.9
95.01 - 100.00................     1,093     172,905,734      26.62        158,194    8.661       374.53       634       80.9
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     3,646    $649,517,900     100.00%
                                   =====    ============     ======

----------
(1)  The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged
     Properties. See the definition of "Combined Loan-to-Value Ratio" under "The
     Mortgage Pool--Loan-to-Value Ratio" in this Prospectus Supplement.

                                      A-26

                  CURRENT MORTGAGE RATES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 5.500 ................         4    $    975,690        0.15%     $243,923     5.365%     392.59       616       72.8%
5.501 - 6.000 ................         7       2,386,242        0.37       340,892     5.895      408.70       605       60.9
6.001 - 6.500 ................        38      12,833,602        1.98       337,726     6.319      389.29       608       74.8
6.501 - 7.000 ................       184      52,770,814        8.12       286,798     6.838      372.53       622       77.7
7.001 - 7.500 ................       225      56,389,924        8.68       250,622     7.345      382.84       620       76.9
7.501 - 8.000 ................       387      84,389,983       12.99       218,062     7.810      379.66       613       79.1
8.001 - 8.500 ................       424      82,712,077       12.73       195,076     8.330      383.43       608       79.5
8.501 - 9.000 ................       549      99,482,945       15.32       181,208     8.785      388.54       597       79.7
9.001 - 9.500 ................       444      70,462,419       10.85       158,699     9.299      386.31       595       82.0
9.501 - 10.000 ...............       512      76,723,108       11.81       149,850     9.779      378.27       585       82.9
10.001 - 10.500 ..............       306      42,240,457        6.50       138,041    10.292      383.98       573       84.1
10.501 - 11.000 ..............       258      32,568,989        5.01       126,236    10.779      375.83       565       83.9
11.001 - 11.500 ..............       121      16,294,180        2.51       134,663    11.300      371.99       558       83.8
11.501 - 12.000 ..............        99      11,108,830        1.71       112,210    11.771      359.24       565       83.2
12.001 - 12.500 ..............        53       6,310,670        0.97       119,069    12.246      357.90       566       86.5
12.501 - 13.000 ..............        20       1,489,649        0.23        74,482    12.768      328.33       587       83.3
13.001 - 13.500 ..............         8         216,103        0.03        27,013    13.211      178.34       575       68.6
13.501 - 14.000 ..............         6         132,913        0.02        22,152    13.821      215.84       581       67.1
Greater than 14.000 ..........         1          29,305          (1)       29,305    14.400      286.00       553       65.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG .......     3,646    $649,517,900      100.00%
                                   =====    ============      ======

----------
(1)  Less than 0.01%.

              TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGED PROPERTY TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence ......     2,763    $475,808,705       73.26%     $172,207     8.784%     381.88       595       80.1%
Planned Unit Development .....       549     115,390,920       17.77       210,184     8.721      379.46       600       82.0
Low-Rise Condominium .........       238      40,447,443        6.23       169,947     8.829      383.57       616       80.1
Two Family Home ..............        69      13,925,042        2.14       201,812     9.150      375.19       621       79.4
Manufactured Housing (1) .....        15       1,352,463        0.21        90,164     9.123      318.86       616       71.2
Three Family Home ............         5       1,294,994        0.20       258,999     8.591      358.44       592       68.2
High-Rise Condominium ........         4         775,540        0.12       193,885     8.786      360.00       600       77.0
Four Family Home .............         3         522,793        0.08       174,264     8.222      355.12       664       87.2
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG .......     3,646    $649,517,900      100.00%
                                   =====    ============      ======

----------
(1)  Treated as real property.

                                      A-27

                      LOAN PURPOSES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Refinance - Cash Out .........     1,841    $366,357,645       56.40%     $198,999     8.683%     384.72       584       78.2%
Purchase .....................     1,664     259,286,309       39.92       155,821     8.919      376.92       619       83.2
Refinance - Rate/Term ........       141      23,873,946        3.68       169,319     8.846      373.26       594       82.7
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG .......     3,646    $649,517,900      100.00%
                                   =====    ============      ======

                     OCCUPANCY TYPES FOR THE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied ...............     3,481    $628,308,444       96.73%     $180,497     8.765%     381.73       597       80.3%
Investment Property ..........       134      16,489,365        2.54       123,055     9.361      363.91       635       83.2
Second Home ..................        31       4,720,091        0.73       152,261     9.252      369.23       607       81.1
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG .......     3,646    $649,517,900      100.00%
                                   =====    ============      ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

            REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1 - 120 ......................        69    $  2,440,691        0.38%     $ 35,372    10.851%      98.08       596       70.9%
121 - 180 ....................        29       2,694,139        0.41        92,901     9.258      176.57       591       79.6
181 - 300 ....................        94       5,834,359        0.90        62,068    10.600      280.97       599       74.3
301 - 360 ....................     2,870     507,671,792       78.16       176,889     8.749      359.40       602       80.8
Greater than 360 .............       584     130,876,919       20.15       224,104     8.786      479.62       584       79.4
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG .......     3,646    $649,517,900      100.00%
                                   =====    ============      ======

                 LOAN DOCUMENTATION TYPES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN DOCUMENTATION TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation ...........     2,045    $335,601,541       51.67%     $164,108     8.600%     375.01       590       81.7%
Stated Income ................     1,601     313,916,359       48.33       196,075     8.980      387.78       606       79.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG .......     3,646    $649,517,900      100.00%
                                   =====    ============      ======

                                      A-28

               CREDIT BUREAU RISK SCORES(1) FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RISK SCORES                        LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

801 - 820.....................         1    $      7,421         (2)      $  7,421    11.000%      25.00       803       94.9%
781 - 800.....................         1         140,000       0.02%       140,000     8.250      360.00       783       80.0
761 - 780.....................         4       1,394,400       0.21        348,600     8.988      360.00       771       82.9
741 - 760.....................        13       2,935,615       0.45        225,817     7.755      379.27       750       79.5
721 - 740.....................        23       4,513,330       0.69        196,232     8.343      377.12       730       83.0
701 - 720.....................        59       9,287,548       1.43        157,416     8.162      366.77       709       80.2
681 - 700.....................       118      24,306,884       3.74        205,991     7.971      382.25       689       82.9
661 - 680.....................       168      31,421,976       4.84        187,036     8.040      376.73       670       82.2
641 - 660.....................       293      52,079,550       8.02        177,746     8.587      370.29       650       83.0
621 - 640.....................       452      79,169,956      12.19        175,155     8.484      372.86       630       81.8
601 - 620.....................       536      98,440,740      15.16        183,658     8.406      381.11       610       81.2
581 - 600.....................       616     104,293,571      16.06        169,308     8.707      375.59       591       81.1
561 - 580.....................       482      86,820,364      13.37        180,125     9.026      383.40       570       81.5
541 - 560.....................       353      61,895,978       9.53        175,343     9.165      390.92       550       79.0
521 - 540.....................       298      54,066,596       8.32        181,432     9.627      399.31       531       75.7
501 - 520.....................       213      36,659,994       5.64        172,113     9.883      392.45       512       72.5
500 or Less...................        16       2,083,977       0.32        130,249     9.819      350.28       498       73.3
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     3,646    $649,517,900     100.00%
                                   =====    ============     ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

(2)  Less than 0.01%.

                 CREDIT GRADE CATEGORIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CREDIT GRADE CATEGORY              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

A.............................     2,830    $507,454,771      78.13%      $179,313    8.711%      380.44       607       81.6%
A-............................       205      40,168,721       6.18        195,945    8.906       379.25       566       77.8
B.............................       273      48,825,155       7.52        178,847    9.159       381.90       561       75.4
C.............................       209      34,294,864       5.28        164,090    9.081       395.44       573       72.3
C-............................       113      16,662,035       2.57        147,452    8.923       380.84       584       81.3
D.............................        16       2,112,354       0.33        132,022    9.310       350.20       571       73.8
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     3,646    $649,517,900     100.00%
                                   =====    ============     ======

                                      A-29

                PREPAYMENT PENALTY PERIODS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER     AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF       PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE     BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS    OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................       673    $104,966,932      16.16%      $155,969     9.590%     367.61       594       81.3%
12............................       144      37,423,600       5.76        259,886     8.821      380.36       603       78.9
13............................         1         250,271       0.04        250,271     8.375      478.00       688       80.0
24............................     2,058     367,956,160      56.65        178,793     8.597      387.63       602       80.5
36............................       357      61,035,453       9.40        170,968     8.954      376.64       591       80.2
48............................         1          31,686         (1)        31,686    11.150      294.00       619       85.0
60............................       412      77,853,798      11.99        188,966     8.427      372.67       589       79.5
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     3,646    $649,517,900     100.00%
                                   =====    ============     ======

----------
(1)  Less than 0.01%.

      MONTHS TO NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                 WEIGHTED                                                                         WEIGHTED
                                  AVERAGE                            PERCENT OF              WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                 MONTHS TO               AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT   AVERAGE
                                   NEXT     NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF MONTHS TO NEXT         ADJUSTMENT   MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK     VALUE
ADJUSTMENT DATE                    DATE       LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  ----------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

0 - 6.........................       5           43    $  5,482,303      1.16%     $127,495   8.835%     346.06      575     81.2%
7 - 12........................      11            2         196,263      0.04        98,132   7.472      346.96      599     82.4
13 - 18.......................      17           63      11,868,790      2.50       188,393   8.504      352.87      606     80.9
19 - 24.......................      24        2,422     431,867,791     90.99       178,310   8.719      386.57      603     80.6
25 - 31.......................      29           35       5,359,035      1.13       153,115   8.228      352.52      608     80.9
32 - 37.......................      36           75      14,604,898      3.08       194,732   8.309      381.13      607     79.5
38 or Greater.................      60           25       5,254,248      1.11       210,170   8.078      392.77      633     80.6
                                              -----    ------------    ------
   TOTAL/AVG./WTD. AVG........                2,665    $474,633,327    100.00%
                                              =====    ============    ======

              GROSS MARGINS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER     AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF       PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE     BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RANGE OF GROSS MARGINS (%)         LOANS    OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.001 - 2.000.................         1    $    157,250       0.03%      $157,250     9.700%     360.00       532       85.0%
2.001 - 3.000.................         9       2,457,107       0.52        273,012     7.820      402.17       622       84.0
3.001 - 4.000.................        10       1,634,502       0.34        163,450     9.139      399.16       593       83.8
4.001 - 5.000.................        59      10,232,687       2.16        173,435     8.149      379.45       612       81.3
5.001 - 6.000.................       350      65,124,511      13.72        186,070     7.911      379.45       619       78.1
6.001 - 7.000.................     1,038     194,896,026      41.06        187,761     8.321      383.51       603       79.5
7.001 - 8.000.................       758     136,445,903      28.75        180,008     9.166      387.09       596       81.5
8.001 - 9.000.................       310      49,797,213      10.49        160,636     9.442      390.18       601       82.8
9.001 - 10.000................       103      11,307,504       2.38        109,782    10.445      382.89       595       86.7
10.001 - 11.000...............        24       2,381,994       0.50         99,250    11.277      393.28       596       92.8
11.001 - 12.000...............         3         198,631       0.04         66,210    12.357      359.36       593       92.2
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     2,665    $474,633,327     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in
     the Statistical Calculation Pool as of the Cut-off Date was approximately
     6.927%.

                                      A-30

          MAXIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

12.001 - 12.500...............         8    $  2,405,190        0.51%     $300,649     5.944%     406.83       630       74.5%
12.501 - 13.000...............        29       7,996,639        1.68       275,746     6.642      369.94       633       77.2
13.001 - 13.500...............        76      17,670,444        3.72       232,506     6.944      383.61       628       77.7
13.501 - 14.000...............       203      49,672,134       10.47       244,690     7.208      380.00       625       77.9
14.001 - 14.500...............       200      46,151,295        9.72       230,756     7.717      390.48       614       77.5
14.501 - 15.000...............       319      67,682,082       14.26       212,170     8.156      387.73       611       79.7
15.001 - 15.500...............       323      59,033,125       12.44       182,765     8.544      381.66       606       80.5
15.501 - 16.000...............       432      75,162,437       15.84       173,987     9.007      387.86       593       80.4
16.001 - 16.500...............       339      52,197,340       11.00       153,974     9.423      390.40       598       82.5
16.501 - 17.000...............       323      47,459,882       10.00       146,935     9.817      381.01       588       82.9
17.001 - 17.500...............       184      23,584,651        4.97       128,177    10.335      381.17       578       85.4
17.501 - 18.000...............       125      14,664,867        3.09       117,319    10.757      383.50       571       84.2
18.001 - 18.500...............        50       5,479,367        1.15       109,587    11.301      368.84       573       86.3
18.501 - 19.000...............        36       3,705,786        0.78       102,938    11.762      370.54       575       85.2
19.001 - 19.500...............        15       1,565,077        0.33       104,338    12.250      345.72       562       78.7
Greater than 19.500...........         3         203,010        0.04        67,670    12.750      360.00       568       92.4
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG...........  2,665    $474,633,327      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 15.438%.

        INITIAL PERIODIC RATE CAPS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
INITIAL PERIODIC RATE            MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................        30    $  4,987,970        1.05%     $166,266     8.294%     365.48       576       81.3%
1.500.........................     1,904     327,787,990       69.06       172,158     8.724      384.41       603       80.7
2.000.........................        34       8,651,779        1.82       254,464     8.555      363.50       604       78.9
3.000.........................       692     132,018,729       27.81       190,779     8.631      387.99       604       80.2
4.000.........................         1         197,452        0.04       197,452     7.450      359.00       609       79.0
6.000.........................         3         773,407        0.16       257,802     8.161      358.97       591       72.1
7.000.........................         1         216,000        0.05       216,000     9.050      360.00       620       90.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,665    $474,633,327      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 1.932%.

                                      A-31

      SUBSEQUENT PERIODIC RATE CAPS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................       707    $135,861,175      28.62%      $192,166     8.629%     386.39       602       80.1%
1.500.........................     1,957     338,574,700      71.33        173,007     8.714      384.12       603       80.7
2.500.........................         1         197,452       0.04        197,452     7.450      359.00       609       79.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG.....        2,665    $474,633,327     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 1.357%.

          MINIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Less than 1.000...............         1    $    107,200        0.02%     $107,200     7.750%     360.00       581       80.0%
4.001 - 5.000.................         2         439,000        0.09       219,500     6.889      429.70       619       77.1
5.001 - 6.000.................        48      10,012,292        2.11       208,589     7.143      391.62       614       75.1
6.001 - 7.000.................       212      55,544,803       11.70       262,004     7.113      384.05       621       77.4
7.001 - 8.000.................       479     105,063,789       22.14       219,340     7.798      385.15       617       79.0
8.001 - 9.000.................       746     135,889,213       28.63       182,157     8.620      386.31       604       79.9
9.001 - 10.000................       725     112,914,939       23.79       155,745     9.548      384.67       593       82.8
Greater than 10.000...........       452      54,662,091       11.52       120,934    10.703      379.50       573       84.7
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,665    $474,633,327      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 8.553%.

                                      A-32

          NEXT ADJUSTMENT DATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
NEXT ADJUSTMENT DATE               LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE     (MONTHS)     SCORE       RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

October 2006..................        5     $    257,744       0.05%      $ 51,549    11.152%    281.95       580        78.4%
November 2006.................        6          250,207       0.05         41,701    11.229     284.49       574        63.3
January 2007..................        4          300,585       0.06         75,146     9.538     323.91       562        79.8
February 2007.................        2          184,180       0.04         92,090     7.377     349.98       575        74.6
March 2007....................       16        2,894,187       0.61        180,887     8.716     351.46       571        83.7
April 2007....................       10        1,595,400       0.34        159,540     8.338     360.00       583        81.1
July 2007.....................        1          101,663       0.02        101,663     8.050     346.00       552        84.7
September 2007................        1           94,600       0.02         94,600     6.850     348.00       650        80.0
December 2007.................        2          313,800       0.07        156,900     7.050     351.00       594        83.9
January 2008..................       18        3,464,220       0.73        192,457     8.378     352.00       624        82.7
February 2008.................       29        5,517,191       1.16        190,248     8.529     353.00       603        80.3
March 2008....................       14        2,573,579       0.54        183,827     8.796     354.00       591        79.4
April 2008....................       13        2,211,283       0.47        170,099     8.885     355.00       598        78.2
May 2008......................       10        1,914,937       0.40        191,494     8.298     373.84       626        83.8
June 2008.....................       15        2,398,147       0.51        159,876     9.082     383.22       583        78.4
July 2008.....................       89       18,755,857       3.95        210,740     8.579     394.96       597        79.7
August 2008...................      294       50,325,075      10.60        171,174     8.928     388.52       593        81.3
September 2008................    1,214      207,367,195      43.69        170,813     8.787     385.47       605        80.7
October 2008..................      787      148,895,296      31.37        189,194     8.568     387.07       603        80.2
November 2008.................        1          120,088       0.03        120,088     6.550     350.00       643        80.0
December 2008.................        1          247,540       0.05        247,540     7.500     351.00       643        80.0
January 2009..................       16        2,390,214       0.50        149,388     8.187     352.00       606        83.3
February 2009.................       12        2,010,715       0.42        167,560     8.479     353.00       604        80.3
March 2009....................        4          527,516       0.11        131,879     8.261     354.00       610        72.7
April 2009....................        1           62,962       0.01         62,962     7.500     355.00       583        80.0
May 2009......................        1          264,000       0.06        264,000     8.400     356.00       591        80.0
June 2009.....................        3          415,556       0.09        138,519     7.503     357.00       612        74.9
July 2009.....................        3          448,438       0.09        149,479     9.078     358.00       626        93.1
August 2009...................       12        2,974,071       0.63        247,839     8.332     359.00       587        83.2
September 2009................       36        5,507,023       1.16        152,973     8.274     379.59       627        78.1
October 2009..................       20        4,995,811       1.05        249,791     8.328     401.41       595        77.8
July 2011.....................        1          257,501       0.05        257,501     6.750     358.00       657        89.6
August 2011...................        1           93,537       0.02         93,537     8.000     359.00       544        80.0
September 2011................       11        2,659,135       0.56        241,740     8.034     409.50       637        81.4
October 2011..................       12        2,244,074       0.47        187,006     8.285     378.34       630        78.7
                                  -----     ------------     ------
   TOTAL/AVG./WTD. AVG........    2,665     $474,633,327     100.00%
                                  =====     ============     ======

----------
(1)  The weighted average Next Adjustment Date for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date is
     September 2008.

                                      A-33

                  INTEREST ONLY PERIODS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
INTEREST ONLY PERIOD             MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE     (MONTHS)     SCORE       RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................    3,153     $525,433,965      80.90%      $166,646    8.995%     386.52       590        80.2%
24............................        9        1,857,000       0.29        206,333    7.863      352.44       638        78.8
36............................        8        1,673,203       0.26        209,150    7.706      351.88       646        81.3
60............................      475      120,253,732      18.51        253,166    7.892      358.76       631        81.2
120...........................        1          300,000       0.05        300,000    6.875      360.00       637        84.5
                                  -----     ------------     ------
   TOTAL/AVG./WTD. AVG........    3,646     $649,517,900     100.00%
                                  =====     ============     ======

                                      A-34

                                                                         ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the globally offered CWABS,
Inc. Asset-Backed Certificates, Series 2006-19, (the "GLOBAL SECURITIES") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream, Luxembourg or
Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

          Secondary cross-market trading between Clearstream, Luxembourg or
Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of
Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC
Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global
Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream,
Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through
Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "LOCK-UP" or restricted period. Global
Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

                                       I-1

          Trading between Clearstream, Luxembourg and/or Euroclear Participants.
Secondary market trading between Clearstream, Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

          Trading between DTC Seller and Clearstream, Luxembourg or Euroclear
Purchaser. When Global Securities are to be transferred from the account of a
DTC Participant to the account of a Clearstream, Luxembourg Participant or a
Euroclear Participant, the purchaser will send instructions to Clearstream,
Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or
Euroclear Participant at least one Business Day prior to settlement.
Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a
360-day year and the actual number of days in the related accrual period. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the
Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream,
Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream,
Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or
Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream,
Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or
Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours,
DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

          Trading between Clearstream, Luxembourg or Euroclear Seller and DTC
Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg
Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC
Participant. The seller will send instructions to Clearstream, Luxembourg or
Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant
at least one Business Day prior to settlement. In these cases Clearstream,
Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year and the actual number of days in the related accrual period. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg
Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream,

                                       I-2

Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in
New York). Should the Clearstream, Luxembourg Participant or Euroclear
Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg
Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to
Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

               (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

               (b) borrowing the Global Securities in the U.S. from a DTC
          Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their
          Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

               (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the
          Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of Global Securities holding securities through
Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons or Reduced Rate for non-U.S. Persons
Resident in Treaty Countries (Form W-8BEN). In general, beneficial owners of
Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the
United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial
Owners for United States Tax Withholding). If the information shown on Form
W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.
More complex rules apply if Global Securities are held through a non-U.S.
intermediary (which includes an agent, nominee, custodian, or other person who holds a Global Security for the account of another) or a non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

          Exemption for non-U.S. Persons with Effectively Connected Income (Form
W-8ECI). In general, a non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's
Claim for Exemption from Withholding On Income Effectively Connected with the
Conduct of a Trade or Business in the United States). More complex rules apply where Global Securities are held through a Non-U.S. intermediary or Non-U.S.
flow through entity.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

                                       I-3

          U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of
a Global Security, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Generally, a Form W-8BEN and a
Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change in circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042 at least one payment annually to the beneficial owner who provided the form.

          The term "U.S. PERSON" means:

               (1) a citizen or resident of the United States,

               (2) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes)
          organized in or under the laws of the United States, any State thereof or the District of Columbia,

               (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,

               (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of the Global Securities, or

               (5) certain eligible trusts that elect to be taxed as U.S.
          persons.

                                       I-4

PROSPECTUS

                                   CWABS, INC.
                                    DEPOSITOR

                             ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)

--------------------------------------------------------------------------------
PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN
THE SECURITIES UNDER "RISK FACTORS" BEGINNING ON PAGE 2.

The securities will represent obligations of the related trust fund only and will not represent an interest in or obligation of CWABS, Inc., any seller, servicer, or any of their affiliates.
--------------------------------------------------------------------------------

THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by CWABS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o    first or subordinate lien mortgage loans secured by one- to four-family residential properties;

o    mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units;

o    closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties;

o    home improvement loans, secured by first or subordinate liens on one- to four-family residential properties or by personal property security interests, and home improvement sales contracts, secured by personal property security interests;

o    collections arising from one or more types of the loans described above which are not used to make payments on securities issued by a trust fund, including excess servicing fees and prepayment charges;

o    mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie
     Mae, or Freddie Mac; or

o    mortgage-backed securities evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund and issued by entities other than Ginnie Mae, Fannie Mae or
     Freddie Mac.

THE SECURITIES

CWABS, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes)
a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

CREDIT ENHANCEMENT

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

August 28, 2006

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                TABLE OF CONTENTS

Important Notice About Information in This Prospectus and Each
   Accompanying Prospectus Supplement.....................................     1
Risk Factors..............................................................     2
   Limited Source Of Payments -- No Recourse To Sellers, Depositor Or

   Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are
      Backed By Multifamily Loans.........................................     8
   Impact Of World Events.................................................     9
   Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are

   Bankruptcy Or Insolvency May Affect The Timing And Amount Of
      Distributions On The Securities.....................................    12
   The Principal Amount Of Securities May Exceed The Market Value Of The

   Incorporation of Certain Documents by Reference; Reports Filed with

   Indices Applicable to Floating Rate and Inverse Floating Rate Classes..    39

                                        i

                                       ii

         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of securities is contained in two separate documents:

o    this prospectus, which provides general information, some of which may not apply to a particular series; and

o    the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

     The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

     If you require additional information, the mailing address of our principal executive offices is CWABS, Inc., 4500 Park Granada, Calabasas, California 91302
and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund
-- Available Information" and "-- Incorporation of Certain Documents by
Reference; Reports Filed with the SEC" beginning on page 25.

                                        1

                                  RISK FACTORS

         You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

LIMITED SOURCE OF PAYMENTS --    The applicable prospectus supplement may
NO RECOURSE TO SELLERS,          provide that securities will be payable from
DEPOSITOR OR SERVICER            other trust funds in addition to their
                                 associated trust fund, but if it does not, they
                                 will be payable solely from their associated
                                 trust fund. If the trust fund does not have
                                 sufficient assets to distribute the full amount
                                 due to you as a securityholder, your yield will
                                 be impaired, and perhaps even the return of
                                 your principal may be impaired, without your
                                 having recourse to anyone else. Furthermore, at
                                 the times specified in the applicable
                                 prospectus supplement, certain assets of the
                                 trust fund may be released and paid out to
                                 other people, such as the depositor, a
                                 servicer, a credit enhancement provider, or any
                                 other person entitled to payments from the
                                 trust fund. Those assets will no longer be
                                 available to make payments to you. Those
                                 payments are generally made after other
                                 specified payments that may be set forth in the
                                 applicable prospectus supplement have been
                                 made.

                                 You will not have any recourse against the
                                 depositor or any servicer if you do not receive
                                 a required distribution on the securities. Nor
                                 will you have recourse against the assets of
                                 the trust fund of any other series of
                                 securities.

                                 The securities will not represent an interest
                                 in the depositor, any servicer, any seller to
                                 the depositor, or anyone else except the trust
                                 fund. The only obligation of the depositor to a
                                 trust fund comes from certain representations
                                 and warranties made by it about assets
                                 transferred to the trust fund. If these
                                 representations and warranties turn out to be
                                 untrue, the depositor may be required to
                                 repurchase some of the transferred assets.
                                 CWABS, Inc., which is the depositor, does not
                                 have significant assets and is unlikely to have
                                 significant assets in the future. So if the
                                 depositor were required to repurchase a loan
                                 because of a breach of a representation, its
                                 only sources of funds for the repurchase would
                                 be:

                                 o    funds obtained from enforcing a
                                      corresponding obligation of a seller or
                                      originator of the loan, or

                                 o    funds from a reserve fund or similar
                                      credit enhancement established to pay for
                                      loan repurchases.

                                 The only obligations of the master servicer to
                                 a trust fund (other than its master servicing
                                 obligations) comes from certain representations
                                 and warranties made by it in connection with
                                 its loan servicing activities. If these
                                 representations and warranties turn out to be
                                 untrue, the master servicer may be required to
                                 repurchase or substitute for some of the loans.
                                 However, the master servicer may not have the
                                 financial ability to make the required
                                 repurchase or substitution.

                                 The only obligations to a trust fund of a
                                 seller of loans to the depositor comes from
                                 certain representations and warranties made by
                                 it in connection with its sale of the loans and
                                 certain document delivery requirements. If
                                 these representations and warranties turn out
                                 to be untrue, or the seller fails to deliver
                                 required documents, it may be

                                        2

                                 required to repurchase or substitute for some
                                 of the loans. However, the seller may not have
                                 the financial ability to make the required
                                 repurchase or substitution.

CREDIT ENHANCEMENT MAY NOT BE    Credit enhancement is intended to reduce the
SUFFICIENT TO PROTECT YOU FROM   effect of loan losses. But credit enhancements
LOSSES                           may benefit only some classes of a series of
                                 securities and the amount of any credit
                                 enhancement will be limited as described in the
                                 related prospectus supplement. Furthermore, the
                                 amount of a credit enhancement may decline over
                                 time pursuant to a schedule or formula or
                                 otherwise, and could be depleted from payments
                                 or for other reasons before the securities
                                 covered by the credit enhancement are paid in
                                 full. In addition, a credit enhancement may not
                                 cover all potential sources of loss. For
                                 example, a credit enhancement may or may not
                                 cover fraud or negligence by a loan originator
                                 or other parties. Also, all or a portion of the
                                 credit enhancement may be reduced, substituted
                                 for, or even eliminated so long as the rating
                                 agencies rating the securities indicate that
                                 the change in credit enhancement would not
                                 cause them to change adversely their rating of
                                 the securities. Consequently, securityholders
                                 may suffer losses even though a credit
                                 enhancement exists and its provider does not
                                 default.

NATURE OF MORTGAGES              The mortgages and deeds of trust securing the
     Junior Status of Liens      home equity loans and home improvement loans
     Securing Home Equity        will be primarily junior liens subordinate to
     Loans and Home              the rights of the mortgagee under the related
     Improvement Loans Could     senior mortgage(s) or deed(s) of trust.
     Adversely Affect You        Accordingly, the proceeds from any liquidation,
                                 insurance or condemnation proceeds will be
                                 available to satisfy the outstanding balance of
                                 the junior lien only to the extent that the
                                 claims of the related senior mortgagees have
                                 been satisfied in full, including any related
                                 foreclosure costs. In addition, if a junior
                                 mortgagee forecloses on the property securing a
                                 junior mortgage, it forecloses subject to any
                                 senior mortgage and must take one of the
                                 following steps to protect its interest in the
                                 property:

                                 o    pay the senior mortgage in full at or
                                      prior to the foreclosure sale, or

                                 o    assume the payments on the senior mortgage
                                      in the event the mortgagor is in default
                                      under the senior mortgage.

                                 The trust fund may effectively be prevented
                                 from foreclosing on the related property since
                                 it will have no funds to satisfy any senior
                                 mortgages or make payments due to any senior
                                 mortgagees.

                                 Some states have imposed legal limits on the
                                 remedies of a secured lender in the event that
                                 the proceeds of any sale under a deed of trust
                                 or other foreclosure proceedings are
                                 insufficient to pay amounts owed to that
                                 secured lender. In some states, including
                                 California, if a lender simultaneously
                                 originates a loan secured by a senior lien on a
                                 particular property and a loan secured by a
                                 junior lien on the same property, that lender
                                 as the holder of the junior lien may be
                                 precluded from obtaining a deficiency judgment
                                 with respect to the excess of:

                                 o    the aggregate amount owed under both the
                                      senior and junior loans over

                                        3

                                 o    the proceeds of any sale under a deed of
                                      trust or other foreclosure proceedings.

                                 See "Certain Legal Aspects of the Loans --
                                 Anti-Deficiency Legislation; Bankruptcy Laws;
                                 Tax Liens."

Cooperative Loans May            Cooperative loans are evidenced by promissory
Experience Relatively Higher     notes secured by security interests in shares
Losses                           issued by private corporations that are
                                 entitled to be treated as housing cooperatives
                                 under the Internal Revenue Code and in the
                                 related proprietary leases or occupancy
                                 agreements granting exclusive rights to occupy
                                 specific dwelling units in the corporations'
                                 buildings.

                                 If there is a blanket mortgage (or mortgages)
                                 on the cooperative apartment building and/or
                                 underlying land, as is generally the case, the
                                 cooperative, as property borrower, is
                                 responsible for meeting these mortgage or
                                 rental obligations. If the cooperative is
                                 unable to meet the payment obligations arising
                                 under a blanket mortgage, the mortgagee holding
                                 a blanket mortgage could foreclose on that
                                 mortgage and terminate all subordinate
                                 proprietary leases and occupancy agreements. A
                                 foreclosure by the holder of a blanket mortgage
                                 could eliminate or significantly diminish the
                                 value of any collateral held by the lender who
                                 financed an individual tenant-stockholder of
                                 cooperative shares or, in the case of the
                                 mortgage loans, the collateral securing the
                                 cooperative loans.

                                 If there is an underlying lease of the land, as
                                 is the case in some instances, the cooperative
                                 is responsible for meeting the related rental
                                 obligations. If the cooperative is unable to
                                 meet its obligations arising under its land
                                 lease, the holder of the land lease could
                                 terminate the land lease and all subordinate
                                 proprietary leases and occupancy agreements.
                                 The termination of the land lease by its holder
                                 could eliminate or significantly diminish the
                                 value of any collateral held by the lender who
                                 financed an individual tenant-stockholder of
                                 the cooperative shares or, in the case of the
                                 mortgage loans, the collateral securing the
                                 cooperative loans. A land lease also has an
                                 expiration date and the inability of the
                                 cooperative to extend its term or, in the
                                 alternative, to purchase the land could lead to
                                 termination of the cooperative's interest in
                                 the property and termination of all proprietary
                                 leases and occupancy agreements which could
                                 eliminate or significantly diminish the value
                                 of the related collateral.

                                 In addition, if the corporation issuing the
                                 shares related to the cooperative loans fails
                                 to qualify as a cooperative housing corporation
                                 under the Internal Revenue Code, the value of
                                 the collateral securing the cooperative loan
                                 could be significantly impaired because the
                                 tenant-stockholders would not be permitted to
                                 deduct its proportionate share of certain
                                 interest expenses and real estate taxes of the
                                 corporation.

                                 The cooperative shares and proprietary lease or
                                 occupancy agreement pledged to the lender are,
                                 in almost all cases, subject to restrictions on
                                 transfer, including obtaining the consent of
                                 the cooperative housing corporation prior to
                                 the transfer, which may impair the value of the
                                 collateral after a default by the borrower due
                                 to an inability to find a transferee acceptable
                                 to the related housing corporation.

                                        4

Home Improvement Loans Secured   A borrower's obligations under a home
by Personal Property May         improvement loan may be secured by the personal
Experience Relatively Higher     property which was purchased with the proceeds
Losses                           of the home improvement loan. The liquidation
                                 value of the related personal property is
                                 likely to be significantly less than the
                                 original purchase price of that property. In
                                 the event that the borrower on a home
                                 improvement loan defaults while a significant
                                 portion of the loan is outstanding, it is
                                 likely that the amount recovered from the sale
                                 of the related personal property will be
                                 insufficient to pay the related liquidation
                                 expenses and satisfy the remaining unpaid
                                 balance of the related loan. In that case, one
                                 or more classes of securities will suffer a
                                 loss. See "Certain Legal Aspects of the Loans
                                 -- Home Improvement Finance" for a description
                                 of certain legal issues related to home
                                 improvement loans.

Declines in Property Values      The value of the properties underlying the
May Adversely Affect You         loans held in the trust fund may decline over
                                 time. Among the factors that could adversely
                                 affect the value of the properties are:

                                 o    an overall decline in the residential real
                                      estate market in the areas in which they
                                      are located,

                                 o    a decline in their general condition from
                                      the failure of borrowers to maintain their
                                      property adequately, and

                                 o    natural disasters that are not covered by
                                      insurance, such as earthquakes and floods.

                                 In the case of home equity loans, declining
                                 property values could diminish or extinguish
                                 the value of a junior mortgage before reducing
                                 the value of a senior mortgage on the same
                                 property.

                                 If property values decline, the actual rates of
                                 delinquencies, foreclosures, and losses on all
                                 underlying loans could be higher than those
                                 currently experienced in the mortgage lending
                                 industry in general. These losses, to the
                                 extent not otherwise covered by a credit
                                 enhancement, will be borne by the holder of one
                                 or more classes of securities.

Delays in Liquidation May        Even if the properties underlying the loans
Adversely Affect You             held in the trust fund provide adequate
                                 security for the loans, substantial delays
                                 could occur before defaulted loans are
                                 liquidated and their proceeds are forwarded to
                                 investors. Property foreclosure actions are
                                 regulated by state statutes and rules and are
                                 subject to many of the delays and expenses of
                                 other lawsuits if defenses or counterclaims are
                                 made, sometimes requiring several years to
                                 complete. Furthermore, an action to obtain a
                                 deficiency judgment is regulated by statutes
                                 and rules, and the amount or availability of a
                                 deficiency judgment may be limited by law. In
                                 the event of a default by a borrower, these
                                 restrictions may impede the ability of the
                                 servicer to foreclose on or to sell the
                                 mortgaged property or to obtain a deficiency
                                 judgment, to obtain sufficient proceeds to
                                 repay the loan in full.

                                 In addition, the servicer will be entitled to
                                 deduct from liquidation proceeds all expenses
                                 reasonably incurred in attempting to recover on
                                 the defaulted loan, including legal and
                                 appraisal fees and costs, real estate taxes,
                                 and property maintenance and preservation
                                 expenses.

                                        5

                                 In the event that:

                                      o    the mortgaged properties fail to
                                           provide adequate security for the
                                           related loans,

                                      o    if applicable to a series as
                                           specified in the related prospectus
                                           supplement, excess cashflow (if any)
                                           and overcollateralization (if any) is
                                           insufficient to cover these
                                           shortfalls,

                                      o    if applicable to a series as
                                           specified in the related prospectus
                                           supplement, the subordination of
                                           certain classes are insufficient to
                                           cover these shortfalls, and

                                      o    with respect to the securities with
                                           the benefit of an insurance policy as
                                           specified in the related prospectus
                                           supplement, the credit enhancement
                                           provider fails to make the required
                                           payments under the related insurance
                                           policies,

                                 you could lose all or a portion of the money
                                 you paid for the securities and could also have
                                 a lower yield than anticipated at the time you
                                 purchased the securities.

Disproportionate Effect of       Liquidation expenses of defaulted loans
Liquidation Expenses May         generally do not vary directly with the
Adversely Affect You             outstanding principal balance of the loan at
                                 the time of default. Therefore, if a servicer
                                 takes the same steps for a defaulted loan
                                 having a small remaining principal balance as
                                 it does for a defaulted loan having a large
                                 remaining principal balance, the amount
                                 realized after expenses is smaller as a
                                 percentage of the outstanding principal balance
                                 of the small loan than it is for the defaulted
                                 loan having a large remaining principal
                                 balance.

Consumer Protection Laws May     Federal, state and local laws extensively
Adversely Affect You             regulate various aspects of brokering,
                                 originating, servicing and collecting loans
                                 secured by consumers' dwellings. Among other
                                 things, these laws may regulate interest rates
                                 and other charges, require disclosures, impose
                                 financial privacy requirements, mandate
                                 specific business practices, and prohibit
                                 unfair and deceptive trade practices. In
                                 addition, licensing requirements may be imposed
                                 on persons that broker, originate, service or
                                 collect loans secured by consumers' dwellings.

                                 Additional requirements may be imposed under
                                 federal, state or local laws on so-called "high
                                 cost mortgage loans," which typically are
                                 defined as loans secured by a consumer's
                                 dwelling that have interest rates or
                                 origination costs in excess of prescribed
                                 levels. These laws may limit certain loan
                                 terms, such as prepayment charges, or the
                                 ability of a creditor to refinance a loan
                                 unless it is in the borrower's interest. In
                                 addition, certain of these laws may allow
                                 claims against loan brokers or originators,
                                 including claims based on fraud or
                                 misrepresentations, to be asserted against
                                 persons acquiring the loans, such as the trust
                                 fund.

                                        6

                                 The federal laws that may apply to loans held
                                 in the trust fund include the following:

                                 o    the Truth in Lending Act and its
                                      regulations, which (among other things)
                                      require disclosures to borrowers regarding
                                      the terms of loans and provide consumers
                                      who pledged their principal dwelling as
                                      collateral in a non-purchase money
                                      transaction with a right of rescission
                                      that generally extends for three days
                                      after proper disclosures are given;

                                 o    the Home Ownership and Equity Protection
                                      Act and its regulations, which (among
                                      other things) imposes additional
                                      disclosure requirements and limitations on
                                      loan terms with respect to non-purchase
                                      money, installment loans secured by the
                                      consumer's principal dwelling that have
                                      interest rates or origination costs in
                                      excess of prescribed levels;

                                 o    the Home Equity Loan Consumer Protection
                                      Act and its regulations, which (among
                                      other things) limit changes that may be
                                      made to open-end loans secured by the
                                      consumer's dwelling, and restricts the
                                      ability to accelerate balances or suspend
                                      credit privileges on these loans;

                                 o    the Real Estate Settlement Procedures Act
                                      and its regulations, which (among other
                                      things) prohibit the payment of referral
                                      fees for real estate settlement services
                                      (including mortgage lending and brokerage
                                      services) and regulate escrow accounts for
                                      taxes and insurance and billing inquiries
                                      made by borrowers;

                                 o    the Equal Credit Opportunity Act and its
                                      regulations, which (among other things)
                                      generally prohibit discrimination in any
                                      aspect of a credit transaction on certain
                                      enumerated basis, such as age, race,
                                      color, sex, religion, marital status,
                                      national origin or receipt of public
                                      assistance;

                                 o    the Federal Trade Commission's Rule on
                                      Preservation of Consumer Claims and
                                      Defenses, which generally provides that
                                      the rights of an assignee of a conditional
                                      sales contract (or of certain lenders
                                      making purchase money loans) to enforce a
                                      consumer credit obligation are subject to
                                      the claims and defenses that the consumer
                                      could assert against the seller of goods
                                      or services financed in the credit
                                      transaction; and

                                 o    the Fair Credit Reporting Act, which
                                      (among other things) regulates the use of
                                      consumer reports obtained from consumer
                                      reporting agencies and the reporting of
                                      payment histories to consumer reporting
                                      agencies.

                                 The penalties for violating these federal,
                                 state, or local laws vary depending on the
                                 applicable law and the particular facts of the
                                 situation. However, private plaintiffs
                                 typically may assert claims for actual damages
                                 and, in some cases, also may recover civil
                                 money penalties or exercise a right to rescind
                                 the loan. Violations of certain laws may limit
                                 the ability to collect all or part of the
                                 principal or interest on a loan and,

                                        7

                                 in some cases, borrowers even may be entitled
                                 to a refund of amounts previously paid.
                                 Federal, state and local administrative or law
                                 enforcement agencies also may be entitled to
                                 bring legal actions, including actions for
                                 civil money penalties or restitution, for
                                 violations of certain of these laws.

                                 Depending on the particular alleged misconduct,
                                 it is possible that claims may be asserted
                                 against various participants in secondary
                                 market transactions, including assignees that
                                 hold the loans, such as the trust fund. Losses
                                 on loans from the application of these federal,
                                 state and local laws that are not otherwise
                                 covered by one or more forms of credit
                                 enhancement will be borne by the holders of one
                                 or more classes of securities. Additionally,
                                 the trust may experience losses arising from
                                 lawsuits related to alleged violations of these
                                 laws, which, if not covered by one or more
                                 forms of credit enhancement or the related
                                 seller, will be borne by the holders of one or
                                 more classes of securities.

Losses on Balloon Payment        Some of the mortgage loans held in the trust
Mortgages Are Borne by You       fund may not be fully amortizing over their
                                 terms to maturity and, thus, will require
                                 substantial principal payments (that is,
                                 balloon payments) at their stated maturity.
                                 Loans with balloon payments involve a greater
                                 degree of risk than fully amortizing loans
                                 because typically the borrower must be able to
                                 refinance the loan or sell the property to make
                                 the balloon payment at maturity. The ability of
                                 a borrower to do this will depend on factors
                                 such as mortgage rates at the time of sale or
                                 refinancing, the borrower's equity in the
                                 property, the relative strength of the local
                                 housing market, the financial condition of the
                                 borrower, and tax laws. Losses on these loans
                                 that are not otherwise covered by a credit
                                 enhancement will be borne by the holders of one
                                 or more classes of securities.

YOUR RISK OF LOSS MAY BE         Multifamily lending may expose the lender to a
HIGHER THAN YOU EXPECT IF YOUR   greater risk of loss than single family
SECURITIES ARE BACKED BY         residential lending. Owners of multifamily
MULTIFAMILY LOANS                residential properties rely on monthly lease
                                 payments from tenants to

                                 o    pay for maintenance and other operating
                                      expenses of those properties,

                                 o    fund capital improvements, and

                                 o    service any mortgage loan and any other
                                      debt that may be secured by those
                                      properties.

                                 Various factors, many of which are beyond the
                                 control of the owner or operator of a
                                 multifamily property, may affect the economic
                                 viability of that property.

                                 Changes in payment patterns by tenants may
                                 result from a variety of social, legal and
                                 economic factors. Economic factors include the
                                 rate of inflation, unemployment levels and
                                 relative rates offered for various types of
                                 housing. Shifts in economic factors may trigger
                                 changes in payment patterns including increased
                                 risks of defaults by tenants and higher vacancy
                                 rates. Adverse economic conditions, either
                                 local or national, may limit the amount of rent
                                 that can be charged and may result in a
                                 reduction in timely lease payments or a
                                 reduction in occupancy levels. Occupancy and
                                 rent levels may also be affected by
                                 construction

                                        8

                                 of additional housing units, competition and
                                 local politics, including rent stabilization or
                                 rent control laws and policies. In addition,
                                 the level of mortgage interest rates may
                                 encourage tenants to purchase single family
                                 housing. We are unable to determine and have no
                                 basis to predict whether, or to what extent,
                                 economic, legal or social factors will affect
                                 future rental or payment patterns.

                                 The location and construction quality of a
                                 particular building may affect the occupancy
                                 level as well as the rents that may be charged
                                 for individual units. The characteristics of a
                                 neighborhood may change over time or in
                                 relation to newer developments. The effects of
                                 poor construction quality will increase over
                                 time in the form of increased maintenance and
                                 capital improvements. Even good construction
                                 will deteriorate over time if adequate
                                 maintenance is not performed in a timely
                                 fashion.

IMPACT OF WORLD EVENTS           The economic impact of the United States'
                                 military operations in Iraq and other parts of
                                 the world, as well as the possibility of any
                                 terrorist attacks domestically or abroad, is
                                 uncertain, but could have a material effect on
                                 general economic conditions, consumer
                                 confidence, and market liquidity. We can give
                                 no assurance as to the effect of these events
                                 on consumer confidence and the performance of
                                 the loans held by trust fund. Any adverse
                                 impact resulting from these events would be
                                 borne by the holders of one or more classes of
                                 the securities.

                                 United States military operations also increase
                                 the likelihood of shortfalls under the
                                 Servicemembers Civil Relief Act or similar
                                 state laws (referred to as the "Relief Act" ).
                                 The Relief Act provides relief to borrowers who
                                 enter active military service and to borrowers
                                 in reserve status who are called to active duty
                                 after the origination of their loan. The Relief
                                 Act provides generally that these borrowers may
                                 not be charged interest on a loan in excess of
                                 6% per annum during the period of the
                                 borrower's active duty. These shortfalls are
                                 not required to be paid by the borrower at any
                                 future time and will not be advanced by the
                                 servicer, unless otherwise specified in the
                                 related prospectus supplement. To the extent
                                 these shortfalls reduce the amount of interest
                                 paid to the holders of securities with the
                                 benefit of an insurance policy, unless
                                 otherwise specified in the related prospectus
                                 supplement, they will not be covered by the
                                 related insurance policy. In addition, the
                                 Relief Act imposes limitations that would
                                 impair the ability of the servicer to foreclose
                                 on an affected loan during the borrower's
                                 period of active duty status, and, under some
                                 circumstances, during an additional period
                                 thereafter.

                                 In addition, pursuant to the laws of various
                                 states, under certain circumstances, payments
                                 on mortgage loans by residents in such states
                                 who are called into active duty with the
                                 National Guard or the reserves will be
                                 deferred. These state laws may also limit the
                                 ability of the servicer to foreclose on the
                                 related mortgaged property. This could result
                                 in delays or reductions in payment and
                                 increased losses on the mortgage loans which
                                 would be borne by the securityholders.

                                        9

YOUR RISK OF LOSS MAY BE         The trust fund may also include home equity
HIGHER THAN YOU EXPECT IF YOUR   loans that were originated with loan-to-value
SECURITIES ARE BACKED BY         ratios or combined loan-to-value ratios in
PARTIALLY UNSECURED HOME         excess of the value of the related mortgaged
EQUITY LOANS                     property. Under these circumstances, the trust
                                 fund could be treated as a general unsecured
                                 creditor as to any unsecured portion of any
                                 related loan. In the event of a default under a
                                 loan that is unsecured in part, the trust fund
                                 will have recourse only against the borrower's
                                 assets generally for the unsecured portion of
                                 the loan, along with all other general
                                 unsecured creditors of the borrower.

YOU COULD BE ADVERSELY           Federal, state, and local laws and regulations
AFFECTED BY VIOLATIONS OF        impose a wide range of requirements on
ENVIRONMENTAL LAWS               activities that may affect the environment,
                                 health, and safety. In certain circumstances,
                                 these laws and regulations impose obligations
                                 on "owners" or "operators" of residential
                                 properties such as those that secure the loans
                                 held in the trust fund. Failure to comply with
                                 these laws and regulations can result in fines
                                 and penalties that could be assessed against
                                 the trust if it were to be considered an
                                 "owner" or "operator" of the related property.
                                 A property "owner" or "operator" can also be
                                 held liable for the cost of investigating and
                                 remediating contamination, regardless of fault,
                                 and for personal injury or property damage
                                 arising from exposure to contaminants.

                                 In some states, a lien on the property due to
                                 contamination has priority over the lien of an
                                 existing mortgage. Also, a mortgage lender may
                                 be held liable as an "owner" or "operator" for
                                 costs associated with the release of hazardous
                                 substances from a site, or petroleum from an
                                 underground storage tank under certain
                                 circumstances. If the trust were to be
                                 considered the "owner" or "operator" of a
                                 property, it will suffer losses as a result of
                                 any liability imposed for environmental hazards
                                 on the property.

RATINGS OF THE SECURITIES DO     Any class of securities issued under this
NOT ASSURE THEIR PAYMENT         prospectus and the accompanying prospectus
                                 supplement will be rated in one of the rating
                                 categories which signifies investment grade by
                                 at least one nationally recognized rating
                                 agency. A rating is based on the adequacy of
                                 the value of the trust assets and any credit
                                 enhancement for that class, and reflects the
                                 rating agency's assessment of how likely it is
                                 that holders of the class of securities will
                                 receive the payments to which they are
                                 entitled. A rating does not constitute an
                                 assessment of how likely it is that principal
                                 prepayments on the underlying loans will be
                                 made, the degree to which the rate of
                                 prepayments might differ from that originally
                                 anticipated, or the likelihood that the
                                 securities will be redeemed early. A rating is
                                 not a recommendation to purchase, hold, or sell
                                 securities because it does not address the
                                 market price of the securities or the
                                 suitability of the securities for any
                                 particular investor.

                                 A rating may not remain in effect for any given
                                 period of time and the rating agency could
                                 lower or withdraw the rating entirely in the
                                 future. For example, the rating agency could
                                 lower or withdraw its rating due to:

                                 o    a decrease in the adequacy of the value of
                                      the trust assets or any related credit
                                      enhancement,

                                 o    an adverse change in the financial or
                                      other condition of a credit enhancement
                                      provider, or

                                       10

                                 o    a change in the rating of the credit
                                      enhancement provider's long-term debt.

                                 The amount, type, and nature of credit
                                 enhancement established for a class of
                                 securities will be determined on the basis of
                                 criteria established by each rating agency
                                 rating classes of the securities. These
                                 criteria are sometimes based upon an actuarial
                                 analysis of the behavior of similar loans in a
                                 larger group. That analysis is often the basis
                                 upon which each rating agency determines the
                                 amount of credit enhancement required for a
                                 class. The historical data supporting any
                                 actuarial analysis may not accurately reflect
                                 future experience, and the data derived from a
                                 large pool of similar loans may not accurately
                                 predict the delinquency, foreclosure, or loss
                                 experience of any particular pool of mortgage
                                 loans. Mortgaged properties may not retain
                                 their values. If residential real estate
                                 markets experience an overall decline in
                                 property values such that the outstanding
                                 principal balances of the loans held in a
                                 particular trust fund and any secondary
                                 financing on the related mortgaged properties
                                 become equal to or greater than the value of
                                 the mortgaged properties, the rates of
                                 delinquencies, foreclosures, and losses could
                                 be higher than those now generally experienced
                                 in the mortgage lending industry. In addition,
                                 adverse economic conditions may affect timely
                                 payment by mortgagors on their loans whether or
                                 not the conditions affect real property values
                                 and, accordingly, the rates of delinquencies,
                                 foreclosures, and losses in any trust fund.
                                 Losses from this that are not covered by a
                                 credit enhancement will be borne, at least in
                                 part, by the holders of one or more classes of
                                 securities.

BOOK-ENTRY REGISTRATION          Securities issued in book-entry form may have
   Limit on Liquidity            only limited liquidity in the resale market,
                                 since investors may be unwilling to purchase
                                 securities for which they cannot obtain
                                 physical instruments.

   Limit on Ability to           Transactions in book-entry securities can be
   Transfer or Pledge            effected only through The Depository Trust
                                 Company, its participating organizations, its
                                 indirect participants, and certain banks.
                                 Therefore, your ability to transfer or pledge
                                 securities issued in book-entry form may be
                                 limited.

   Delays in Distributions       You may experience some delay in the receipt of
                                 distributions on book-entry securities since
                                 the distributions will be forwarded by the
                                 trustee to The Depository Trust Company for it
                                 to credit the accounts of its participants. In
                                 turn, these participants will then credit the
                                 distributions to your account either directly
                                 or indirectly through indirect participants.

SECONDARY MARKET FOR THE         The related prospectus supplement for each
SECURITIES MAY NOT EXIST         series will specify the classes in which the
                                 underwriter intends to make a secondary market,
                                 but no underwriter will have any obligation to
                                 do so. We can give no assurance that a
                                 secondary market for the securities will
                                 develop or, if it develops, that it will
                                 continue. Consequently, you may not be able to
                                 sell your securities readily or at prices that
                                 will enable you to realize your desired yield.
                                 The market values of the securities are likely
                                 to fluctuate. Fluctuations may be significant
                                 and could result in significant losses to you.

                                 The secondary markets for asset backed
                                 securities have experienced periods of
                                 illiquidity and can be expected to do so in the
                                 future. Illiquidity can have a severely adverse
                                 effect on the prices of securities that are

                                       11

                                 especially sensitive to prepayment, credit or
                                 interest rate risk, or that have been
                                 structured to meet the investment requirements
                                 of limited categories of investors.

BANKRUPTCY OR INSOLVENCY         Each seller and the depositor will take steps
MAY AFFECT THE TIMING AND        to structure the transfer of the loans held in
AMOUNT OF DISTRIBUTIONS ON       the trust fund by the seller to the depositor
THE SECURITIES                   as a sale. The depositor and the trust fund
                                 will take steps to structure the transfer of
                                 the loans from the depositor to the trust fund
                                 as a sale. If these characterizations are
                                 correct, then if the seller were to become
                                 bankrupt, the loans would not be part of the
                                 seller's bankruptcy estate and would not be
                                 available to the seller's creditors. On the
                                 other hand, if the seller becomes bankrupt, its
                                 bankruptcy trustee or one of its creditors may
                                 attempt to recharacterize the sale of the loans
                                 as a borrowing by the seller, secured by a
                                 pledge of the loans. Presenting this position
                                 to a bankruptcy court could prevent timely
                                 payments on the securities and even reduce the
                                 payments on the securities. Additionally, if
                                 that argument is successful, the bankruptcy
                                 trustee could elect to sell the loans and pay
                                 down the securities early. Thus, you could lose
                                 the right to future payments of interest, and
                                 might suffer reinvestment losses in a lower
                                 interest rate environment.

                                 Similarly, if the characterizations of the
                                 transfers as sales are correct, then if the
                                 depositor were to become bankrupt, the loans
                                 would not be part of the depositor's bankruptcy
                                 estate and would not be available to the
                                 depositor's creditors. On the other hand, if
                                 the depositor becomes bankrupt, its bankruptcy
                                 trustee or one of its creditors may attempt to
                                 recharacterize the sale of the loans as a
                                 borrowing by the depositor, secured by a pledge
                                 of the loans. Presenting this position to a
                                 bankruptcy court could prevent timely payments
                                 on the securities and even reduce the payments
                                 on the securities.

                                 If the master servicer becomes bankrupt, the
                                 bankruptcy trustee may have the power to
                                 prevent the appointment of a successor master
                                 servicer. Any related delays in servicing could
                                 result in increased delinquencies or losses on
                                 the loans. The period during which cash
                                 collections may be commingled with the master
                                 servicer's own funds before each distribution
                                 date for securities will be specified in the
                                 applicable prospectus supplement. If the master
                                 servicer becomes bankrupt and cash collections
                                 have been commingled with the master servicer's
                                 own funds, the trust fund will likely not have
                                 a perfected interest in those collections. In
                                 this case the trust might be an unsecured
                                 creditor of the master servicer as to the
                                 commingled funds and could recover only its
                                 share as a general creditor, which might be
                                 nothing. Collections that are not commingled
                                 but still in an account of the master servicer
                                 might also be included in the bankruptcy estate
                                 of the master servicer even though the trust
                                 may have a perfected security interest in them.
                                 Their inclusion in the bankruptcy estate of the
                                 master servicer may result in delays in payment
                                 and failure to pay amounts due on the
                                 securities.

                                 Federal and state statutory provisions
                                 affording protection or relief to distressed
                                 borrowers may affect the ability of the secured
                                 mortgage lender to realize upon its security in
                                 other situations as well. For example, in a
                                 proceeding under the federal Bankruptcy Code, a
                                 lender may not foreclose on a mortgaged
                                 property without the permission of the
                                 bankruptcy court. And in certain instances a
                                 bankruptcy court may allow a borrower to reduce
                                 the monthly payments, change the rate of
                                 interest,

                                       12

                                 and alter the mortgage loan repayment schedule
                                 for under-collateralized mortgage loans. The
                                 effect of these types of proceedings can be to
                                 cause delays in receiving payments on the loans
                                 underlying securities and even to reduce the
                                 aggregate amount of payments on the loans
                                 underlying securities.

THE PRINCIPAL AMOUNT OF          The market value of the assets relating to a
SECURITIES MAY EXCEED THE        series of securities at any time may be less
MARKET VALUE OF THE TRUST        than the principal amount of the securities of
FUND ASSETS                      that series then outstanding, plus accrued
                                 interest. In the case of a series of notes,
                                 after an event of default and a sale of the
                                 assets relating to a series of securities, the
                                 trustee, the master servicer, the credit
                                 enhancer, if any, and any other service
                                 provider specified in the related prospectus
                                 supplement generally will be entitled to
                                 receive the proceeds of that sale to the extent
                                 of unpaid fees and other amounts owing to them
                                 under the related transaction document prior to
                                 distributions to securityholders. Upon any sale
                                 of the assets in connection with an event of
                                 default, the proceeds may be insufficient to
                                 pay in full the principal of and interest on
                                 the securities of the related series.

                                 Certain capitalized terms are used in this
                                 prospectus to assist you in understanding the
                                 terms of the securities. The capitalized terms
                                 used in this prospectus are defined on the
                                 pages indicated under the caption "Index to
                                 Defined Terms" beginning on page 115.

                                       13

                                 THE TRUST FUND

GENERAL

     The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of:

o    a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement;

o    a pool comprised of collections arising from one or more types of loans that would otherwise be eligible to be loans included in a trust fund;

o    mortgage pass-through securities (the "Agency Securities") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac; or

o    other mortgage pass-through certificates or collateralized mortgage obligations (the "Non-Agency Mortgage-Backed Securities") evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund.

     The pool will be created on the first day of the month of the issuance of the related series of securities or on another date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.*

     The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program --
Underwriting Standards" or as otherwise described in the related prospectus supplement. See "Loan Program -- Underwriting Standards."

     The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement")
among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a
"Sale and Servicing Agreement") between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for these services. The Pooling and Servicing Agreements and Sale and Servicing
Agreements are also referred to as "Master Servicing Agreements") in this prospectus. See "Loan Program" and "The Agreements." With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing those loans.

----------
*    Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass- Through
     Rate" will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

                                       14

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust, statutory trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of the trust fund.

     As used herein, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the
Sale and Servicing Agreement, as the context requires.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities.
No trust fund is expected to engage in any activities other than acquiring, managing and holding the related Trust Fund Assets and other assets contemplated herein and specified in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

     The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor's rights with respect to the representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets." The
obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement
(including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under "Loan Program --
Representations by Sellers; Repurchases" and "The Agreements -- Sub-Servicing By
Sellers" and "-- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under "Description of the Securities -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

     The following is a brief description of the assets expected to be included in the trust funds. If specific information regarding the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the
"SEC") after the initial issuance of the related securities (the "Detailed
Description"). A copy of the Agreement with respect to each series of securities will be filed on Form 8-K after the initial issuance of the related securities and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE LOANS

     General. Loans will consist of single family loans, multifamily loans, home equity loans or home improvement loan contracts. For purposes hereof, "home equity loans" includes "closed-end loans" and "revolving credit line loans." If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal
Housing Administration (the "FHA") or the Department of Veterans' Affairs (the
"VA").

     The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

                                       15

o    Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the "Loan Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

o    Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, which is referred to as a "balloon payment". Principal may include interest that has been deferred and added to the principal balance of the loan.

o    Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

o    The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property which secures repayment of the loans is referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, those liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate the home improvement loan contracts may also be secured by purchase money security interests in the home improvements financed thereby.
If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation

                                       16

purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to herein as the "Properties." The
Properties may be located in any one of the fifty states, the District of
Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any coverage will be described in the applicable prospectus supplement.

     The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family
Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units
("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

     Multifamily Loans. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In those cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate
Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

     Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down
(up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated
maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment

                                       17

option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     Home Improvement Loan Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement loan contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement loan contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement loan contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement loan contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement loan contract is computed in the manner described in the related prospectus supplement.

     Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

o    the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

o    the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties, other real property or home improvements),

o    the original terms to maturity of the loans,

o    the ranges of the principal balances of the loans,

o    the earliest origination date and latest maturity date of any of the loans,

o    the ranges of the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as
     applicable, of the loans at origination,

o    the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or
     APR's borne by the loans, and

o    the geographical distribution of the loans.

     If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

     The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to
(ii) the Collateral Value of the related Property. The

                                       18

"Collateral Value" of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a
"Refinance Loan"), will be calculated as described in the prospectus supplement, but if there is no description in the prospectus supplement, it is the lesser of
(a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of
Refinance Loans, the "Collateral Value" of the related Property will be calculated as described in the prospectus supplement, but if there is no description in the prospectus supplement, it is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

     We can give no assurance that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

AGENCY SECURITIES

     Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National
Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National
Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

     Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section
306(d) of the National Housing Act of 1934, borrow from the United States
Treasury in an unlimited amount which is at any time sufficient to enable Ginnie
Mae to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each
Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie
Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each
Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

     The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through

                                       19

payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

     If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request
Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the
Ginnie Mae certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie
Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

     Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the
Ginnie Mae certificate.

     Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers'
monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie
Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

     The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the
Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to

                                       20

finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie
Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac
certificate may be issued under either Freddie Mac's Cash Program or Guarantor
Program.

     Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and
40 years. Each mortgage loan must meet the applicable standards set forth in the
Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group.
Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal.
Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any
Federal Home Loan Bank and do not constitute debts or obligations of the United
States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of
Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by
Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their

                                       21

seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac.
The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after
January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

     Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal
National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie
Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to
15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years.
Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee.
Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and
250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other

                                       22

servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a
Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of
Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States.
Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie
Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of
Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

     Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie
Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie
Mae certificates will be made by check.

     The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions
(but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain
Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac,
Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency
Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

     Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency
Securities may be held in a trust fund.

NON-AGENCY MORTGAGE-BACKED SECURITIES

     Non-Agency Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Non-Agency Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of

                                       23

the principal and interest distributions (but not all the distributions) on certain mortgage loans. Non-Agency Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the
Non-Agency Mortgage-Backed Security. Mortgage loans underlying a Non-Agency
Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

     The issuer of the Non-Agency Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Non-Agency Mortgage-Backed
Securities may be an affiliate of the depositor. The obligations of the issuer of Non-Agency Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Non-Agency Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Non-Agency Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Non-Agency
Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Non-Agency Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Non-Agency
Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Non-Agency Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.
Principal and interest distributions will be made on the Non-Agency
Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Non-Agency Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Non-Agency Mortgage-Backed
Securities after a certain date or under other circumstances specified in the related prospectus supplement.

     The mortgage loans underlying the Non-Agency Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first and/or subordinate liens on single family residential properties (or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative) or small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or by closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties.

     The prospectus supplement for a series for which the trust fund includes
Non-Agency Mortgage-Backed Securities will specify

o    the aggregate approximate principal amount and type of the Non-Agency
     Mortgage-Backed Securities to be included in the trust fund;

o    certain characteristics of the mortgage loans that comprise the underlying assets for the Non-Agency Mortgage-Backed Securities including

     o    the payment features of the mortgage loans,

     o    the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

     o    the servicing fee or range of servicing fees with respect to the mortgage loans and

                                       24

     o    the minimum and maximum stated maturities of the underlying mortgage loans at origination;

o    the maximum original term-to-stated maturity of the Non-Agency
     Mortgage-Backed Securities;

o    the weighted average term-to stated maturity of the Non-Agency
     Mortgage-Backed Securities;

o    the pass-through or certificate rate of the Non-Agency Mortgage-Backed
     Securities;

o    the weighted average pass-through or certificate rate of the Non-Agency
     Mortgage-Backed Securities;

o    the issuer of Non-Agency Mortgage-Backed Securities, the private servicer
     (if other than the issuer of Non-Agency Mortgage-Backed Securities) and the private trustee for the Non-Agency Mortgage-Backed Securities;

o    certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Non-Agency Mortgage-Backed Securities or to the Non-Agency Mortgage-Backed Securities themselves;

o    the terms on which the underlying mortgage loans for the Non-Agency
     Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Non-Agency
     Mortgage-Backed Securities;

o    the terms on which mortgage loans may be substituted for those originally underlying the Non-Agency Mortgage-Backed Securities; and

o    as appropriate, shall indicate whether the information required to be presented with respect to the Non-Agency Mortgage-Backed Securities as a
     "significant obligor" is either incorporated by reference, provided directly by the issuer or provided by reference to the Exchange Act filings of another entity.

     Non-Agency Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Non-Agency
Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k)
under the Securities Act of 1933.

SUBSTITUTION OF TRUST FUND ASSETS

     Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust
Fund Asset or in the event the documentation with respect to any Trust Fund
Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Trust Fund Assets may be substituted for Trust Fund Assets initially included in the Trust Fund.

AVAILABLE INFORMATION

     The depositor has filed with the SEC a Registration Statement under the
Securities Act of 1933, as amended (the "Securities Act"), covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its
Public

                                       25

Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at
1-800-SEC-0330. The SEC maintains an Internet website that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that
Internet website is http://www.sec.gov. The depositor's SEC Securities Act file number is 333-135846.

     This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d)
of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section
13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

o    Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust fund, including as Exhibits to the Form
     8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Trust Fund Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

o    Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

o    Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

o    Report on Form 10-K (Annual Report), containing the items specified in Form
     10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

     Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of
1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which is generally not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the SEC Securities Act file number of the depositor.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written request, a copy of any or all of the documents referred to above that have been

                                       26

or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

REPORTS TO SECURITYHOLDERS

     The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. See "Description of the Securities -- Reports to Securityholders."
All other reports filed with the SEC concerning the trust fund will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through an Internet website of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the
Internet website of the SEC shown above under "-- Available Information."

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust
Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

     CWABS, Inc., a Delaware corporation (the "depositor"), was incorporated in
August 1996 for the limited purpose of acquiring, owning and transferring Trust
Fund Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of Countrywide Financial
Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

     The depositor's obligations after issuance of the securities include delivery of the Trust Fund Assets and certain related documents and instruments, repurchasing Trust Fund Assets in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the Trustee and maintaining the trustee's first priority perfected security interest in the Trust Fund Assets.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

     The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting
Standards."

UNDERWRITING STANDARDS

     The applicable prospectus supplement may provide for the seller's representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

                                       27

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing.
Except as described in the prospectus supplement, an appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

     Each seller's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of
Title I loans.

     After obtaining all applicable employment, credit and property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income.
The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

     In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

     Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of those loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as the payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

                                       28

QUALIFICATIONS OF SELLERS

     Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy those qualifications.

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each seller will have made representations and warranties in respect of the loans sold by the seller and evidenced by all, or a part, of a series of securities. The representations and warranties may include, among other things:

o    that a lender's policy of title insurance (or in the case of Properties located in areas where those policies are generally not available, an attorney's certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the applicable cut-off date;

o    that the seller had good title to each loan and each loan was subject to no valid offsets, defenses or counterclaims except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

o    that each loan is secured by a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that, to the seller's knowledge, the Property was free of material damage;

o    that there were no delinquent tax or assessment liens against the Property;

o    that no payment of a principal and interest on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

o    that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to the repurchase obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, those representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

     The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller cannot cure the breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then the seller will be obligated either

                                       29

o    to repurchase the loan from the trust fund at a price (the "Purchase
     Price") equal to 100% of the unpaid principal balance of the loan as of the date of the repurchase plus accrued interest on the loan to the first day of the month following the month of repurchase at the Loan Rate (less any
     Advances or amount payable as related servicing compensation if the seller is the master servicer) or

o    substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities -- General."
Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

     Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under "The Agreements -- Assignment of Trust Fund
Assets."

                                STATIC POOL DATA

     If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide
Home Loans, Inc. ("Countrywide Home Loans") or any other person specified in the related prospectus supplement will be made available through an Internet website. The prospectus supplement related to each series for which the static pool data is provided through an Internet website will contain the Internet website address to obtain this information. Except as stated below, the static pool data provided through any Internet website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

     Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

o    with respect to information regarding prior securitized pools of
     Countrywide Home Loans (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before
     January 1, 2006; and

o    with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before
     January 1, 2006.

     Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

                                       30

                          DESCRIPTION OF THE SECURITIES

     Each series of certificates will be issued pursuant to separate Pooling and
Servicing Agreements. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the "Indenture")
between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the related series, and the related loans will be serviced by the master servicer pursuant to a Sale and Servicing
Agreement. Each Indenture will be dated as of the cut-off date and the Trust
Fund Assets will be pledged to the related trustee for the benefit of the holders of the securities of the related series.

     A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the
Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to CWABS,
Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

GENERAL

     The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to the related Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

o    the Trust Fund Assets, as from time to time are subject to the related
     Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the "Cut-off Date Principal Balance"));

o    the assets required to be deposited in the related Security Account from time to time;

o    property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

o    any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of

                                       31

a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of that series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit
Enhancement" herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at the other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

     The securities will be freely transferable and exchangeable at the
Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Certain Issues Related to the Suitability of Investments in the Securities
for Holders. Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement
arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

     As to each series, an election may be made to treat the related trust fund or designated portions thereof as one or more "real estate mortgage investment conduits" ("REMICs") as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. The terms and provisions applicable to the making of a REMIC election for each related series, if applicable, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute "regular interests" in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise provided in the related prospectus supplement, the master servicer will be entitled to reimbursement if it makes any prohibited transaction tax payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to related residual

                                       32

certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the master servicer may be deducted from the amounts otherwise payable to the other classes of certificates of the series.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the related series. See "Credit
Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the related series.

     Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related
Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of
Principal Prepayments, as defined below, and scheduled payments of principal)
and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class, but if the prospectus supplement does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

     Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. The applicable prospectus supplement may define
Available Funds with references to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original
Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

     With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of that class of securities on that distribution date. The applicable prospectus supplement may specify some

                                       33

other basis for these distributions, but if it does not, distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the related prospectus supplement. Prior to that time, in the aggregate Class Security Balance of the class of accrual securities will increase on each distribution date by the amount of interest that accrued during the preceding interest accrual period but that was not required to be distributed to the class on that distribution date. Thereafter the class of accrual securities accrue interest on its outstanding Class
Security Balance as so adjusted.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original
Class Security Balance of the class of securities specified in the prospectus supplement,

o    reduced by all distributions reported to the holders of the class of securities as allocable to principal;

o    in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities;

o    in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable; and

o    if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

     If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month in which the payment is made ("Principal
Prepayments") in the percentages and under the circumstances or for the periods specified in the prospectus supplement. The effect of this allocation of
Principal Prepayments to the class or classes of securities will be to accelerate the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund.
Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the securities for which the interests have been increased. See
"Credit Enhancement -- Subordination."

     Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the
trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any)
or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

     To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security
Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as the term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the

                                       34

master servicer's determination that the advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made
(e.g., late payments made by the related borrower, any related Insurance
Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement).
Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advance or advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds,
Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related
Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under "Credit Enhancement," in each case as described in the related prospectus supplement.

     In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities --
Distributions on Securities."

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

o    the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment charges included therein;

o    the amount of the distribution allocable to interest;

o    the amount of any advance;

o    the aggregate amount (a) otherwise allocable to the holders of Subordinate
     Securities on the distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

o    the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

o    the percentage of principal payments on the loans (excluding prepayments), if any, which each class of the related securities will be entitled to receive on the following distribution date;

                                       35

o    the percentage of Principal Prepayments on the loans, if any, which each class of the related securities will be entitled to receive on the following distribution date;

o    the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

o    the number and aggregate principal balances of loans (A) delinquent
     (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

o    the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

o    the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of each class of the related series expected to be applicable to the next distribution to the class;

o    if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

o    the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

o    any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during the related calendar year a report
(a) as to the aggregate of amounts reported pursuant to the first two items above for the related calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of the year and (b) other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

     The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the related series by reference to the following categories.

                                       36

     CATEGORIES OF CLASSES                         DEFINITIONS
------------------------------   -----------------------------------------------
                                                 PRINCIPAL TYPES

Accretion Directed............   A class that receives principal payments from
                                 the accreted interest from specified Accrual
                                 classes. An accretion directed class also may
                                 receive principal payments from principal paid
                                 on the underlying Trust Fund Assets for the
                                 related series.

Companion Class...............   A class that receives principal payments on any
                                 distribution date only if scheduled payments
                                 have been made on specified planned principal
                                 classes, targeted principal classes or
                                 scheduled principal classes.

Component Securities..........   A class consisting of "components." The
                                 components of a class of component securities
                                 may have different principal and/or interest
                                 payment characteristics but together constitute
                                 a single class. Each component of a class of
                                 component securities may be identified as
                                 falling into one or more of the categories in
                                 this chart.

Non-Accelerated Senior or
   NAS........................   A class that, for the period of time specified
                                 in the related prospectus supplement, generally
                                 will not receive (in other words, is locked out
                                 of) (1) principal prepayments on the underlying
                                 Trust Fund Assets that are allocated
                                 disproportionately to the senior securities
                                 because of the shifting interest structure of
                                 the securities in the trust and/or (2)
                                 scheduled principal payments on the underlying
                                 Trust Fund Assets, as specified in the related
                                 prospectus supplement. During the lock-out
                                 period, the portion of the principal
                                 distributions on the underlying Trust Fund
                                 Assets that the NAS class is locked out of will
                                 be distributed to the other classes of senior
                                 securities.

Notional Amount Securities....   A class having no principal balance and bearing
                                 interest on the related notional amount. The
                                 notional amount is used for purposes of the
                                 determination of interest distributions.

Planned Principal Class or
   PACs.......................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming two
                                 constant prepayment rates for the underlying
                                 Trust Fund Assets. These two rates are the
                                 endpoints for the "structuring range" for the
                                 planned principal class. The planned principal
                                 classes in any series of certificates may be
                                 subdivided into different categories (e.g.,
                                 primary planned principal classes, secondary
                                 planned principal classes and so forth) having
                                 different effective structuring ranges and
                                 different principal payment priorities. The
                                 structuring range for the secondary planned
                                 principal class of a series of certificates
                                 will be narrower than that for the primary
                                 planned principal class of the series.

Scheduled Principal Class.....   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule but is not designated as a
                                 Planned Principal Class or Targeted Principal
                                 Class. In many cases, the schedule is derived
                                 by assuming two constant prepayment rates for
                                 the underlying Trust Fund Assets. These two
                                 rates are the endpoints for the "structuring
                                 range" for the scheduled principal class.

                                       37

     CATEGORIES OF CLASSES                         DEFINITIONS
------------------------------   -----------------------------------------------
Sequential Pay................   Classes that receive principal payments in a
                                 prescribed sequence, that do not have
                                 predetermined principal balance schedules and
                                 that under all circumstances receive payments
                                 of principal continuously from the first
                                 distribution date on which they receive
                                 principal until they are retired. A single
                                 class that receives principal payments before
                                 or after all other classes in the same series
                                 of securities may be identified as a sequential
                                 pay class.

Strip.........................   A class that receives a constant proportion, or
                                 "strip," of the principal payments on the
                                 underlying Trust Fund Assets.

Super Senior..................   A class that will not bear its proportionate
                                 share of realized losses (other than excess
                                 losses) as its share is directed to another
                                 class, referred to as the "support class" until
                                 the class principal balance of the support
                                 class is reduced to zero.

Support Class.................   A class that absorbs the realized losses other
                                 than excess losses that would otherwise be
                                 allocated to a Super Senior Class (or would not
                                 otherwise be allocated to the Senior Class)
                                 after the related Classes of subordinate
                                 securities are no longer outstanding.

Targeted Principal Class or
   TACs.......................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming a single
                                 constant prepayment rate for the underlying
                                 Trust Fund Assets.

                                                  INTEREST TYPES

Fixed Rate....................   A class with an interest rate that is fixed
                                 throughout the life of the class.

Floating Rate or Adjustable
   Rate ......................   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies directly with changes in the index.

Inverse Floating Rate.........   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies inversely with changes in the
                                 index.

Variable Rate.................   A class with an interest rate that resets
                                 periodically and is calculated by reference to
                                 the rate or rates of interest applicable to
                                 specified assets or instruments (e.g., the Loan
                                 Rates borne by the underlying loans).

Interest Only.................   A class that receives some or all of the
                                 interest payments made on the underlying Trust
                                 Fund Assets and little or no principal.
                                 Interest Only classes have either a nominal
                                 principal balance or a notional amount. A
                                 nominal principal balance represents actual
                                 principal that will be paid on the class. It is
                                 referred to as nominal since it is extremely
                                 small compared to other classes. A notional
                                 amount is the amount used as a reference to
                                 calculate the amount of interest due on an
                                 Interest Only class that is not entitled to any
                                 distributions in respect of principal.

Principal Only................   A class that does not bear interest and is
                                 entitled to receive only distributions in
                                 respect of principal.

                                       38

     CATEGORIES OF CLASSES                         DEFINITIONS
------------------------------   -----------------------------------------------
Partial Accrual...............   A class that accretes a portion of the amount
                                 of accrued interest thereon, which amount will
                                 be added to the principal balance of the class
                                 on each applicable distribution date, with the
                                 remainder of the accrued interest to be
                                 distributed currently as interest on the
                                 Partial Accrual class. This accretion may
                                 continue until a specified event has occurred
                                 or until the Partial Accrual class is retired.

Accrual.......................   A class that accretes the amount of accrued
                                 interest otherwise distributable on the Accrual
                                 class, which amount will be added as principal
                                 to the principal balance of the Accrual class
                                 on each applicable distribution date. This
                                 accretion may continue until some specified
                                 event has occurred or until the Accrual class
                                 is retired.

Callable......................   A class that is redeemable or terminable when
                                 25% or more of the original principal balance
                                 of the mortgage loans held in the trust fund is
                                 outstanding.

     Other types of securities that may be issued include classes that are entitled to receive only designated portions of the collections on the Trust
Fund Assets (i.e. prepayment charges) or excess cashflow from all or designated portions of the Trust Fund Assets (sometimes referred to as "residual classes").

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

     The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related Pooling and
Servicing Agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

     Unless otherwise specified in the related prospectus supplement, if using this method to calculate LIBOR, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement that appears on Telerate Screen Page 3750 as of 11:00 a.m.
(London time) on the interest determination date (as defined in the related prospectus supplement). If the rate does not appear on the Telerate Screen Page
3750 (or any page that may replace the page on that service, or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

     "Reference Bank Rate" with respect to any accrual period, means

     (a) the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the reference banks as of 11:00 a.m.,
New York City time, on the related interest determination date to prime banks in the London interbank market, provided that at least two reference banks provide the rate; and

     (b) If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York
City, selected by the calculation agent, as of 11:00 a.m., New York City time, on the related interest determination date for loans in U.S. dollars to leading
European banks.

                                       39

     Each reference bank will be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the depositor, Countrywide
Home Loans or the master servicer; and will have an established place of business in London. If a reference bank should be unwilling or unable to act as a reference bank or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

     If these quotations cannot be obtained by the calculation agent and no
Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest accrual period.

BBA Method

     If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest
Settlement Rate" for one-month deposits in United States dollars as found on
Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight
British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the
London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona,
California and Nevada that are member institutions of the Eleventh Federal Home
Loan Bank District (the "Eleventh District"). The Eleventh District Cost of
Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to
neutralize the effect of events such as member institutions leaving the Eleventh
District or acquiring institutions outside the Eleventh District. The Eleventh
District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings.
Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of
Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of
Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR.
Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not
necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of
Funds Index is designed to represent the average cost of funds for Eleventh
District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may
not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of
Funds Index, as

                                       40

compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh
District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco,
P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by
calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the
Eleventh District Cost of Funds Index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities")
for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly
Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of
Funds Index") published by the Office of Thrift Supervision (the "OTS") for the
third preceding month (or the fourth preceding month if the National Cost of
Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds
Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington,
D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds
Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published
National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

     The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a
Treasury index, the calculation agent will ascertain the Treasury index for
Treasury securities of the maturity and for the period (or, if applicable, date)
specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity"
specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical
Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of
Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C.
20551 (202) 452-3244. If the calculation agent has not yet received Statistical
Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

                                       41

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading
U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related
Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

     The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination
Date (as the term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates"
section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of that range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the
Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Book-Entry Securities ("Security Owners")
may elect to hold their Book-Entry Securities through the Depository Trust
Company ("DTC") in the United States, or Clearstream, Luxembourg or the
Euroclear System ("Euroclear"), in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of
Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers'
securities accounts in the depositaries' names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in those capacities, individually the "Relevant
Depositary" and collectively the "European Depositaries"). Unless otherwise described in the related prospectus supplement, beneficial interests in the
Book-Entry Securities may be held in minimum denominations representing
Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of
$1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Security (a "Definitive Security"). Unless and until
Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of
DTC. Security Owners will not be Certificateholders as that term is used in the applicable Agreement. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of the

                                       42

Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of
Clearstream, Luxembourg or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC
Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities.
Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive
Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect
Participants by instructing the Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at
DTC will be debited and credited. Similarly, the Participants and Indirect
Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. These credits or any transactions in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant, settled during the processing will be reported to the relevant Euroclear or Clearstream, Luxembourg
Participants on that following business day. Cash received in Clearstream,
Luxembourg or Euroclear, as a result of sales of securities by or through a
Clearstream, Luxembourg Participant or Euroclear Participant to a DTC
Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules.
Transfers between Clearstream, Luxembourg Participants and Euroclear
Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through
Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant
European international clearing system by the Relevant Depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear
Participants may not deliver instructions directly to the European Depositaries.

                                       43

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,
L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as
"Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream,
Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities
(including its shares in CB) to a new Luxembourg company, New Clearstream,
Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.
Clearstream, Luxembourg International currently has 92 shareholders, including
U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" effective as of January 14, 2000.
New CI has been renamed "Clearstream International, societe anonyme." On January
18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and
Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000, DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream
International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream,
Luxembourg customers through electronic book-entry changes in accounts of
Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream,
Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg and is subject to regulation by the Commission de
Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks.
Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to
Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream,
Luxembourg. Clearstream, Luxembourg has established an electronic bridge with
Euroclear Bank S.A./ N.V. as the Operator of the Euroclear System (the
"Euroclear Operator") in Brussels to facilitate settlement of trades between
Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of
Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United
States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the
Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a
Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance

                                       44

accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear
Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and
Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Securities will be made on each
Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of payments on Book-Entry Securities to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial
Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry
Securities that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Distributions with respect to
Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or
Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant
United States tax laws and regulations. See "Material Federal Income Tax
Consequences -- Tax Treatment of Foreign Investors" and "-- Tax Consequences to
Holders of the Notes -- Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge
Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry
Securities, may be limited due to the lack of physical certificates for the
Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the
Depositary, and to the Financial Intermediaries to whose DTC accounts the
Book-Entry Securities of the beneficial owners are credited.

     DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the
Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry
Securities are credited, to the extent that those actions are taken on behalf of
Financial Intermediaries whose holdings include those Book-Entry Securities.
Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the applicable Agreement on behalf of a Clearstream, Luxembourg
Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

                                       45

     Definitive Securities will be issued to beneficial owners of the Book-Entry
Securities, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of that class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of
Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of the Definitive Securities as securityholders under the applicable Agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by
Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of:

          o    the subordination of one or more classes of the securities of the series,

          o    letter of credit,

          o    a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

          o    surety bond,

          o    bankruptcy bond,

          o    special hazard insurance policy,

          o    guaranteed investment contract,

          o    overcollateralization,

          o    one or more reserve funds,

          o    a mortgage pool insurance policy,

          o    FHA Insurance,

                                       46

          o    a VA Guarantee,

          o    cross-collateralization feature, or

          o    any combination of the foregoing.

     The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities (the "Subordinate Securities") under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i)
reducing the principal or notional balance (if applicable) of the related subordinate securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinate securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement.
The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinate Securities by virtue of subordination and the amount of the distributions otherwise distributable to the holders of Subordinate Securities that will be distributable to Senior
Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinate Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. The deposits to a reserve fund may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

     If specified in the related prospectus supplement, various classes of
Senior Securities and Subordinate Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and
Subordinate Securities, respectively, through preferential rights of those classes of securities to distributions in respect to the other classes of Senior
Securities and Subordinate Securities, a cross-collateralization mechanism or otherwise.

     As between classes of Senior Securities and as between classes of
Subordinate Securities, distributions may be allocated among those classes (i)
in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement.
As between classes of Subordinate Securities, payments to holders of Senior

                                       47

Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan.
The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the
L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements -- Termination: Optional
Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contact pursuant to which the trust fund is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

OVERCOLLATERALIZATION AND EXCESS CASH FLOW

     If so provided in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying Trust Fund Assets as of the cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if so provided in the prospectus supplement, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund
Assets will result in overcollateralization or increase the level of overcollateralization. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

RESERVE ACCOUNTS

     If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more

                                       48

reserve funds for the series. The related prospectus supplement will specify whether or not any reserve fund will be included in the trust fund for the related series.

     The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the holders of Subordinate Securities, if any, would otherwise be entitled or (iii) or as otherwise may be specified in the related prospectus supplement.

     Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted
Investments. Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in the related prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by
Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool
Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a
Primary Mortgage Insurance Policy.

     The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the
Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii)
hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any
Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged
Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related
Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     The applicable prospectus supplement may provide for a Pool Insurance
Policy covering losses resulting from defaults, but if it does not, the Pool
Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

                                       49

o    fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

o    failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above, and, might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool
Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The applicable prospectus supplement may provide for a Pool Insurance
Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool
Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

     Additionally, if specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which coverage is required and loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. See "The Agreements -
Realization Upon Defaulted Loans" for a discussion of these types of insurance.

     In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. See "The Agreements - Hazard Insurance" for a description of the coverage with respect to these policies.

FINANCIAL INSTRUMENTS

     If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the securities issued by the trust fund. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

o    convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

o    provide payments in the event that any interest rate index related to the mortgage loans or the securities issued by the trust rises above or falls below specified levels; or

o    provide protection against interest rate changes.

     If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be

                                       50

filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

CROSS SUPPORT

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. Similarly, if specified in the related prospectus supplement, certain classes of notes may be supported by cash flow and related assets of separate group of assets from other classes of notes. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in, or notes supported by, other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related groups of assets included in a trust fund. If applicable, the related prospectus supplement will identify the groups of assets in the trust fund to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified groups of assets included in the trust fund.

                  YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment charges. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

PREPAYMENTS ON LOANS

     The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement loan contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of the loans.
Generally, home equity loans and home improvement loan contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans.

     The prepayment experience of the related trust fund consisting of a pool of a pool of home equity mortgage loans or home improvement loan contracts may be affected by a wide variety of factors, including:

o    general economic conditions,

o    prevailing interest rate levels,

o    the availability of alternative financing,

o    homeowner mobility,

o    the amounts of, and interest rates on, the underlying senior mortgage loans, and

                                       51

o    the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.

     Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan. See "Certain Legal
Aspects of the Loans -- Due-on-Sale Clauses."

     Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed- end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for that month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the
FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements -- Collection Procedures" and
"Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, with respect to fixed rate loans, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the fixed rate loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, we can give no assurance that either will occur. As is the case with fixed rate loans, adjustable rate loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate loans at lower interest rates may encourage mortgagors to refinance their adjustable rate loans to a lower fixed interest rate. Prepayments on the hybrid loans (loans which are fixed for a period and then convert to adjustable rate loans) may differ as they approach their respective initial adjustment dates, particularly those that require payments of interest only prior to their initial adjustment date. However, we can give no assurance that will occur. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor's equity in the properties, and changes in the mortgagors' housing needs, job transfers and employment status.

PREPAYMENT EFFECT ON INTEREST

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or

                                       52

paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on the securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through
Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

DELAYS IN REALIZATION ON PROPERTY; EXPENSES OF REALIZATION

     Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

OPTIONAL PURCHASE

     Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or another person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See
"The Agreements -- Termination; Optional Termination".

     The relative contribution of the various factors affecting prepayment may vary from time to time. We can give no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

                                       53

PREPAYMENT STANDARDS OR MODELS

     Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

     We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement.
The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

YIELD

     The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments
(including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of each
Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, those provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

     Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee (or trust, in the case of a series with both notes and certificates), without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. In the case of a series with both notes and certificates, the trust will pledge these assets to the trustee for the benefit of the holders of the notes. The trustee (or trust, in the case of a series with both notes and certificates) will, concurrently with the assignment, deliver the related securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Pooling and
Servicing Agreement or Sale and Servicing Agreement, as applicable. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the
Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

     In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan, multifamily loan or home equity loan,

o    the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit together with a copy of the original note in lieu of any original mortgage note that has been lost,

                                       54

o    the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

o    an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

o    any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Pooling and Servicing Agreement or Sale and
     Servicing Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the seller, the depositor or the trustee, as specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's or the certificateholder's interest.

     With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative shares endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, the relevant financing statements and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     The applicable prospectus supplement may provide for the depositor's delivery obligations in connection with home improvement loan contracts, but if it does not, the depositor will as to each home improvement loan contract, deliver or cause to be delivered to the trustee the original home improvement loan contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing the home improvement loan contract. In general, it is expected that the home improvement loan contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement loan contracts without notice of the assignment by the depositor, the interest of securityholders in the home improvement loan contracts could be defeated. See "Certain Legal Aspects of the Loans -- The Home
Improvement Loan Contracts."

     The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer, the depositor, and the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. We can give no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to purchase the related loan to the extent described above under "Loan Program -- Representations by Sellers;
Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee may be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

                                       55

     Notwithstanding the foregoing provisions, with respect to a trust fund for which one or more REMIC elections are to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

     Although the depositor has expressed in the Agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor's transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under "Risk Factors - Bankruptcy Or
Insolvency May Affect The Timing And Amount Of Distributions On The Securities".
In the event that a bankruptcy court did characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee (or trust, in the case of a series with both notes and certificates). The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

     Assignment of Agency Securities. The depositor will cause the Agency
Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates.
Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency
Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

     Assignment of Non-Agency Mortgage-Backed Securities. The depositor will cause the Non-Agency Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Non-Agency Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a
Non-Agency Mortgage-Backed Security. See "The Trust Fund - Non-Agency
Mortgage-Backed Securities." Each Non-Agency Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Non-Agency Mortgage-Backed Security conveyed to the trustee.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

     The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the
Security Account must be either:

o    an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of
     Moody's or Fitch and one of the two highest short-term ratings of S&P, if
     S&P is a Rating Agency, at the time any amounts are held on deposit therein;

o    an account or accounts in a depository institution or trust company the deposits in which are insured by the FDIC (to the limits established by the
     FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained;

o    a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity; or

                                       56

o    an account or accounts otherwise acceptable to each Rating Agency.

     The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to direct the investment of the funds held in the Security Account and to receive any interest or other income earned on funds in the Security Account as additional compensation, and will be obligated to deposit in the Security
Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

     The master servicer will deposit or cause to be deposited in the Security
Account for each trust fund, to the extent applicable and unless otherwise specified in the related Pooling and Servicing Agreement or Sale and Servicing
Agreement, and the related prospectus supplement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any Retained Interest):

o    all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment charges, on the loans;

o    all payments on account of interest on the loans, net of applicable servicing compensation;

o    all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts
     (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure ("Liquidation Proceeds") and any Subsequent Recoveries;

o    all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Loan
     Program -- Representations by Sellers; Repurchases" or "-- Assignment of
     Trust Fund Assets" above and all proceeds of any loan purchased as described under "-- Termination; Optional Termination" below;

o    all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under
     "-- Hazard Insurance" below;

o    any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any advances required to be made by the master servicer and any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

o    all other amounts required to be deposited in the Security Account pursuant to the Agreement.

     Unless otherwise specified in the related prospectus supplement the master servicer will make these deposits within two business days of receipt of the amounts.

                                       57

     Unless otherwise specified in the related prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the
Security Account for the following purposes:

o    to pay to the master servicer the master servicing fees (subject to reduction) described in the related prospectus supplement, and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto, as well as any other additional servicing compensation specified in the related prospectus supplement;

o    to reimburse the master servicer and the trustee for advances, which right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

o    to reimburse the master servicer and the trustee for any advances previously made which the master servicer has determined to be nonrecoverable;

o    to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

o    to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, which right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

o    to pay to the master servicer, the depositor or the applicable seller, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer or seller pursuant to the related
     Agreement, all amounts received after the purchase and not taken into account in determining the purchase price of the repurchased loan;

o    to reimburse the master servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the Agreement;

o    to pay any lender-paid primary mortgage insurance premium;

o    to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

o    to clear and terminate the Security Account upon termination of the
     Agreement.

     In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

     Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants' attestation, there is no independent verification of the transaction accounts or the transaction activity. The master servicer is required to provide an annual certification to the effect that the master servicer has fulfilled its obligations under the related Pooling and Servicing
Agreement or Sale and Servicing Agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants' attestation as to its compliance with applicable servicing criteria. See " - Evidence as to
Compliance."

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PRE-FUNDING ACCOUNT

     If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the seller or the depositor will deposit cash in an amount specified in the prospectus supplement (the "Pre-Funded Amount") on the related closing date. The
Pre-Funding Account will be maintained with the trustee for the related series of securities or with another eligible institution, and is designed solely to hold funds to be applied during the period from the closing date to a date not more than a year after the closing date (the "Funding Period") to pay to the depositor the purchase price for loans purchased during the Funding Period (the
"Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded
Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date. Monies on deposit in the
Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related prospectus supplement.
Unless otherwise specified in the related prospectus supplement, earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or the other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding
Account at the end of the Funding Period will be distributed in the manner and priority specified in the related prospectus supplement.

     In addition, if so provided in the related prospectus supplement, on the related closing date the depositor or the seller will deposit in an account (the
"Capitalized Interest Account") cash in the amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above, or with respect to the related distributions dates, Countrywide Home Loans may deposit the amount of these shortfalls specified in the related prospectus supplement in to the related Security Account. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Neither the monies on deposit in the Capitalized Interest Account nor any amounts paid by Countrywide Home Loans will be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the
Capitalized Interest Account will be paid to the depositor.

INVESTMENTS IN AMOUNTS HELD IN ACCOUNTS

     Unless otherwise specified in the related prospectus supplement, funds held in a Security Account, any Pre-Funding Account, any Capitalized Interest
Account, any reserve fund or any other accounts that are part of the Trust Fund
Assets, may be invested in "Permitted Investments" which may include one or more of the following:

          (i) obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United
     States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or a lower rating that each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the securities by each Rating Agency;

          (iii) commercial paper issued by Countrywide Home Loans or any of its affiliates; provided that the commercial paper is rated no lower than the rating specified in the related prospectus supplement;

          (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by each Rating Agency;

                                       59

          (v) certificates of deposit, demand or time deposits, or bankers'
     acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a
     Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by any Rating Agency;

          (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

          (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, the terms and conditions as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by any Rating Agency;

          (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

          (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any of those securities), or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

          (x) interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund has the highest applicable rating by each
     Rating Agency or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by each Rating Agency;

          (xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United
     States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or a lower rating that each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to those securities by each Rating Agency; and

          (xii) other investments that have a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that none of those investments shall be a Permitted Investment if the investments evidences the right to receive interest only payments with respect to the obligations underlying the investment; and provided, further, that no investment specified in clause (x) or clause (xi) above shall be a Permitted
     Investment for any pre-funding account or any related Capitalized Interest
     Account.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the accounts will be set forth in the related prospectus supplement.

                                       60

Unless otherwise specified in the related prospectus supplement, the Permitted
Investments will be held in the name of the trustee for the benefit of the securityholders and may not mature later than:

o    in the case of a Security Account, the second business day next preceding the date on which funds must be transferred to the trustee in each month
     (except that if the Permitted Investment is an obligation of the institution that maintains the Security Account, then the Permitted
     Investment may not mature later than the business day next preceding that date) and may not be sold or disposed of prior to its maturity; and

o    in the case of the any other account, the business day immediately preceding the first distribution date that follows the date of the investment (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may mature not later than the related distribution date) and may not be sold or disposed of prior to its maturity.

SUB-SERVICING BY SELLERS

     Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the related Agreement as if the master servicer alone were servicing the loans.

COLLECTION PROCEDURES

     The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any mortgage insurance policy required to be maintained under the related Agreement, follow collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by any mortgage insurance policy required to be maintained under the related Agreement, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 270 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, the obligation will remain during any period of that arrangement.

     The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clause, but if it does not, in any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any mortgage insurance policy required to be maintained under the related Agreement. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if coverage under any required mortgage insurance policy would be adversely affected, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses". In connection with any assumption, the terms of the related loan may not be changed.

     With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the
Loans". This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of

                                       61

potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     In general a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code
Sections 163 and 164. In order for a corporation to qualify under Code Section
216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80%
of the gross income of the corporation be derived from its tenant-stockholders
(as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for coverage in an amount that is at least equal to the lesser of:

o    the maximum insurable value of the improvements securing the loan; or

o    the greater of:

          (1) the outstanding principal balance of the loan; and

          (2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

                                       62

     The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

o    the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and

o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit
Enhancement".

     The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

     If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged
Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it from related Insurance Proceeds, Liquidation Proceeds or
Subsequent Recoveries.

     If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the Agreement. In the unlikely event that those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan.
In the event that the master servicer has expended its own funds to restore the damaged Property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since

                                       63

Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, that payment or recovery will not result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement".

APPLICATION OF LIQUIDATION PROCEEDS

     The proceeds from any liquidation of a loan will be applied in the following order of priority:

     o    to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

     o    to reimburse the master servicer and trustee for any unreimbursed advances with respect to the loan;

     o    to accrued and unpaid interest (to the extent no advance has been made for that amount or the advance has been reimbursed) on the loan; and

     o    as a recovery of principal of the loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a loan will be retained by the master servicer as additional servicing compensation.

     If specified in the related prospectus supplement, if, after final liquidation of a mortgage loan, the master servicer receives a recovery specifically related to that mortgage loan, the recovery (net of any reimbursable expenses) will be distributed to the securityholders in the manner specified in the related prospectus supplement. In addition, the principal balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the principal balance of the class of securities will not be increased by more than the amount of realized losses previously applied to reduce the principal balance of each the class of securities. Holders of securities whose class principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs.

REALIZATION UPON DEFAULTED LOANS

     Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage
Insurance Policy with regard to each loan for which the coverage is required.
Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage
Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

     Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured
(other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy, claim payments previously made by the primary insurer and unpaid premiums.

                                       64

     Primary Mortgage Insurance Policies reimburse certain losses sustained from defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor, obligor or other persons involved in the origination of the loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; physical damage to the Property; and the related sub-servicer not being approved as a servicer by the primary insurer.

     As conditions precedent to the filing of or payment of a claim under a
Primary Mortgage Insurance Policy covering a loan, the insured will generally be required to

o    advance or discharge all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the Primary Mortgage
     Insurance Policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the Property and foreclosure costs, including court costs and reasonable attorneys' fees;

o    upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

o    tender to the primary insurer good and merchantable title to and possession of the Property.

     The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans.

     FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I
Program of the FHA, see "Certain Legal Aspects of the Loans -- Title I Program",
certain loans will be insured under various FHA programs including the standard
FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

     The insurance premiums for loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular loan payments for a specified period, with the payments to be made up on or before the maturity date of the loan, or the recasting of payments due under the loan up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the loan
(which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

                                       65

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each
FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the loan upon default for an amount equal to the principal amount of the debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure
(or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an
FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Loans designated in the related prospectus supplement as guaranteed by the
VA will be partially guaranteed by the VA under the Serviceman's Readjustment
Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of
1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

     The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The
VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a loan upon its assignment to the
VA.

     With respect to a defaulted VA guaranteed loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months.
Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

     The amount payable under the guaranty will be the percentage of the
VA-insured loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement
(which may vary under certain circumstances) of the outstanding principal balance of each loan, and that compensation will be retained by it from collections of interest on the loan in the related trust fund (the "Master
Servicing Fee"). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment

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charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

     The master servicer will, to the extent permitted in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, unless otherwise specified in the related prospectus supplement, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received and in connection with the restoration of Properties, the right of reimbursement being before the rights of holders of the securities to receive any related Liquidation Proceeds (including Insurance Proceeds).

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Each Agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Trust Fund Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

          o    general servicing considerations;

          o    cash collection and administration;

          o    investor remittances and reporting; and

          o    pool asset administration.

     Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated
in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company
Accounting Oversight Board.

     Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants' statement (if any) may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under each Pooling and Servicing Agreement or Sale and
Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

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     Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or upon appointment of a successor servicer acceptable to the trustee and with written confirmation from each Ratings Agency that such resignation and appointment would not result in a downgrade or withdrawal of the ratings of any of the securities. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any person will be protected against any breach of a representation and warranty, any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the trustee and the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

     In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each
Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Sale and Servicing Agreement. The
applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it
does not, the Events of Default will consist of

o    any failure by the master servicer to deposit in a Security Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the total distributions allocated to the class ("percentage interests");

o    any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

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o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" herein in the event that payments on them are insufficient to make payments required in the Agreement.
The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities of any class evidencing not less than
25% of the aggregate percentage interests constituting that class and, under those circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the
Agreement relating to the trust fund and in and to the related Trust Fund
Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the master servicer has received notice of termination, the trustee may execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, including the transfer and endorsement or assignment of the loans and related documents. The master servicer has agreed to cooperate with the trustee in effecting the termination of the master servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the
Security Account, or thereafter be received with respect to the loans. Upon request of the trustee, the master servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the master servicer in connection with a servicing transfer.

     In the event that the trustee is unwilling or unable to act as the successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

     Indenture. The applicable prospectus supplement may provide for other
Events of Default, but if it does not, the Events of Default under each
Indenture will consist of:

o    a default by the issuer in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

o    failure to perform in any material respect any other obligation or observe any representation or warranty of the issuer in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

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o    certain events of insolvency with respect to the issuer; or

o    any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

     Unless otherwise provided in the related prospectus supplement, if an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of not less than 51%
of the then aggregate outstanding amount of the notes of that series may declare the principal amount (or, if the notes of that series have an interest rate of
0%, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of that series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of not less than
51% of the percentage interests of the notes of the series.

     Unless otherwise provided in the related prospectus supplement, if, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

o    the holders of 100% of the percentage interests of the notes of the series consent to the sale,

o    the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

o    the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a majority of the percentage interests of the notes of the series.

     If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related noteholders.

     In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture may provide that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of
Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of that Event of Default.

     In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for

                                       70

indemnification and certain limitations contained in the Indenture, the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following an Event of Default.

AMENDMENT

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the parties to the Agreement, without the consent of any of the securityholders,

          (a) to cure any ambiguity;

          (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

          (c) to conform the Agreement to the related prospectus supplement or the prospectus;

          (d) to modify, alter, amend, add or to rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the SEC from time to time; or

          (e) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,

provided that the action will not adversely affect in any material respect the interests of any securityholder. Any amendment made solely to conform the
Agreement to the final prospectus supplement provided to investors in connection with the initial offering of the securities by the depositor will be deemed not to materially and adversely affect the interests of securityholders. In addition, an amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the related series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.

     In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that the change does not adversely affect the then current rating on the class or classes of securities of the related series that have been rated at the request of the depositor. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to modify the terms or provisions related to any lower-tier REMIC, to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to ensure the proper operation of the master REMIC, maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the parties to the related Agreement with consent of holders of securities of the related series evidencing not less than 51% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that the amendment may not

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o    reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any security without the consent of the holder of the related security,

o    adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding bullet point, without the consent of the holders of securities of the class evidencing, as to the class, percentage interests aggregating
     66%, or

o    reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of that class covered by the Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an Agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

TERMINATION; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Sale and Servicing Agreement. The
applicable prospectus supplement may provide for the timing by which the
Agreement terminates, but if it does not, the obligations created by each
Pooling and Servicing Agreement and Sale and Servicing Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the related Agreement following the earlier of:

          (i) the final payment of or other liquidation of the last of the Trust
     Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund; and

         (ii) the purchase by the master servicer, the party specified in the related prospectus supplement or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Material Federal Income Tax
     Consequences" below), from the related trust fund of all of the remaining
     Trust Fund Assets and all property acquired in respect of the Trust Fund
     Assets.

     Any purchase of Trust Fund Assets and property acquired in respect of Trust
Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust
Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will not be made if the repurchase would result in a "prohibited transaction tax" within the meaning of Section
860F(a)(1) of the Code being imposed on any REMIC.

     Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the
Indenture) upon the delivery to the trustee for cancellation of all the notes of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the related series.

     In addition, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for

                                       72

payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of a defeasance and discharge of notes of a series as described above, holders of notes of the related series would be able to look only to that money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

     The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because those legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

GENERAL

     The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender
(similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

     Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.

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If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.
The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale.
In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated
within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

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     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code (the "UCC") and the security agreement relating to those

                                       75

shares. Article 9 of the UCC requires that a sale be conducted in a
"commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.
Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other
Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act
of 1980 ("CERCLA"), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a
Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all "potentially responsible parties," including "owners" or "operators".
However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exemption") but without "participating in the management" of the property. Thus, if a lender's activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation,
Lender Liability and Deposit Insurance Protection Act ("Asset Conservation
Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations.
Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) "the overall management of the facility encompassing day-to-day decision

                                       76

making with respect to environmental compliance" or (ii) "over all or substantially all of the operational functions" of the property other than environmental compliance.

     If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other
"potentially responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource
Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by
"participating in the management" of the tank or tank system if the lender either: (a) "exercises decision making control over the operational" aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners"
or "operators" of that property for personal injury or property damage.
Environmental regulatory requirements for property "owners" or "operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

     In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

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ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including
California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security;
however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

     Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce the clauses in many states. For instance, the California Supreme Court in August 1978 held

                                       78

that due-on-sale clauses were generally unenforceable. However, the Garn-St
Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan,
Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the
Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or charges if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.
Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift
Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by
Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

HOME IMPROVEMENT FINANCE

     General. The trust fund may own home improvement loans ("HI Loans") or home improvement sales contracts ("HI Contracts"). HI Loans are loans that are made by lenders to finance the purchase of home

                                       79

improvements from third party sellers, and may be secured by real estate or personal property. HI Contracts involve sales agreements under which sellers of home improvements extend credit to the purchasers and retain personal property security interests in the home improvements as collateral for repayment of the credits.

     Real Estate Collateral. HI Loans secured by real estate generally are subject to many of the same laws that apply to other types of mortgage loans, especially laws applicable to home equity or junior lien mortgages. In addition, some laws may provide particular consumer protections in connection with mortgage loans that are used to finance home improvements, such as special disclosures or limits on creditor remedies.

     Sale of Chattel Paper. The credit agreements evidencing HI Loans secured by personal property and HI Contracts generally are "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the chattel paper to the trustee or a designated custodian or may retain possession of the chattel paper as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust's ownership of the chattel paper.
In general, the chattel paper will not be stamped or otherwise marked to reflect assignment of the chattel paper from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the chattel paper without notice of the assignment, the trust's interest in the chattel paper could be defeated.

     Perfection of Personal Property Security Interests. The HI Loans secured by personal property and the HI Contracts generally include a "purchase money security interest," as defined in the UCC, in the home improvements being financed. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing.
In general, a security interest does not exist under the UCC in ordinary building materials incorporated into an improvement on land. A security interest in lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the home improvement remains personal property and has not become subject to the real estate law, a creditor with a security interest in the property can repossess the home improvement by voluntary surrender, by "self-help" repossession that is
"peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a security interest must give the debtor a number of days' notice, which generally varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale.

     Under the laws applicable in many states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the personal property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Also, certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a creditor to repossess and resell personal property collateral or enforce a deficiency judgment.

     Consumer Claims and Defenses. The Federal Trade Commission's Consumer
Claims and Defenses Rule ("FTC Rule") provides that a seller financing the sale of consumer goods or services must include in the consumer credit contract a notice that the purchaser of the contract will take the contract subject to the claims and defenses that the consumer could assert against the seller. The FTC
Rule also provides that, if a seller of consumer goods or services refers a purchaser to a lender, or is affiliated with the lender by common control, contract or business arrangement, the seller may not accept the proceeds of a purchase money loan made by the lender unless the consumer credit contract contains a notice that the holder of the contract is subject to the claims and defenses that

                                       80

the consumer could assert against the seller. Thus, holders of HI Contracts and certain HI Loans may be subject to claims and defenses that could be asserted against the seller of home improvements. Liability under the FTC Rule generally is limited to amounts received by the holder of the consumer credit obligation;
however, the consumer may be able to assert the FTC Rule as a defense to a claim brought by the trustee against the consumer.

SERVICEMEMBERS CIVIL RELIEF ACT

     Generally, under the terms of the Servicemembers Civil Relief Act (the
"Relief Act"), a borrower who enters military service after the origination of the borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6%
during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief
Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status.
Moreover, the Relief Act permits the extension of a loan's maturity and the re-
adjustment of its payment schedule beyond the completion of military service.
Thus, in the event that the loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES AND RIGHTS OF SENIOR MORTGAGEES

     To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under a junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In many states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

OTHER LOAN PROVISIONS AND LENDER REQUIREMENTS

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the

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mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

     Generally lenders begin charging interest from the date the loan is disbursed. In California, regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

PRIORITY OF ADDITIONAL ADVANCES

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor. In California priority will be lost with respect to advances made under subsequently recorded deeds of trust or mortgages, if the prior credit line lender has knowledge of the advances unless the advances under the secured credit line are determined to be
"obligatory" rather than "discretionary."

THE TITLE I PROGRAM

     General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to
Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program").
Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I
Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for insurance by the FHA under the
Title I Program include property improvement loans ("Property Improvement Loans"
or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

     There are two basic methods of lending or originating those loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction.
With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

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     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA.
In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I
Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of
HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I
Loan where the principal obligation is $7,500 or more, and on any direct Title I
Loan where the borrower fails to submit a completion certificate.

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     FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a
Title I insurance contract. The amount of insurance coverage in this account is
10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to the loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of
0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after the prepayment.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the
FHA insurance claims approved for payment relating to the insured loans and (ii)
the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I
Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the
Secretary's interest to do so.

     The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of the loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of the loan (whichever is less).
However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the
Secretary of HUD.

     Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on the loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I
Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or

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deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United
States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a)
the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed
9 months from the date of default), calculated at the rate of 7% per annum; (c)
the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e)
the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

     Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers'
dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices.
In addition, licensing requirements may be imposed on persons that broker, originate, service or collect the loans.

     Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

     The federal laws that may apply to loans held in the trust fund include the following:

o    the Truth in Lending Act and its regulations, which (among other things)
     require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

o    the Home Ownership and Equity Protection Act and its regulations, which
     (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non- purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

o    the Home Equity Loan Consumer Protection Act and its regulations, which
     (among other things) limits changes that may be made to open-end loans secured by the consumer's dwelling, and restricts the ability to accelerate balances or suspend credit privileges on the loans;

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o    the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

o    the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

o    the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

o    the Federal Trade Commission's Rule on Preservation of Consumer Claims and
     Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

     The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation.
However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

     Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of special counsel to the depositor ("Tax Counsel"), named in the prospectus supplement. The discussion is based upon the provisions and interpretations of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change could apply retroactively.

     The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This discussion focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are encouraged to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The federal income tax consequences to Holders will vary depending on whether

o    the securities of a series are classified as indebtedness;

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o    an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code");

o    the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

o    an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

     The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Tax Counsel with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" herein and in the related prospectus supplement.

     TAXATION OF DEBT SECURITIES

     Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC ("Regular Interest Securities") is generally taxable to holders in the same manner as the income on evidences of indebtedness. Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest Securities)
that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as
"Debt securities."

     Debt securities that are Compound Interest securities will, and certain other Debt securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

     In general, OID, if any, will equal the difference between the stated
redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero, however if it is less than a de minimis amount as determined under the Code.

     The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class are sold to the public
(excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The
OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. Absent clarification of the OID Regulations, however, if Debt securities do not provide for default remedies, the interest payments will be included in the Debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately

                                       87

takes into account the length of the interval between payments. If the interval between the issue date and the first distribution date on a Debt security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt security has de minimis OID, the stated
redemption price of the Debt security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt security's stated principal over its issue price. If the interval between the issue date and the first distribution date on a Debt security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt security, the excess amount of the distribution would be added to the Debt security's stated redemption price.

     Under the de minimis rule, OID on a Debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. The weighted average maturity of a Debt security is the sum of the weighted maturity of each payment of the Debt security's stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt security's total stated
redemption price.

     Although unclear, it appears that the projected payments of stated
redemption price should be based on a schedule that is determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt security is held as a capital asset. Holders may, however, elect to accrue all de minimis
OID as well as market discount under a constant interest method.

     Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

o    the interest is unconditionally payable at least annually,

o    the issue price of the Debt security does not exceed the total noncontingent principal payments and

o    interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the Debt security.

     In the case of Compound Interest securities, certain Interest Weighted
Securities (as defined herein), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated
interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     Regulations governing the calculation of OID on instruments having contingent interest payments do not apply to debt instruments subject to Code
Section 1272(a)(6), such as the Debt securities, and the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the
Treasury issues guidance to the contrary, the trustee intends to base its OID computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. Because no regulatory guidance currently exists under Code
Section 1272(a)(6), however, we can give no assurance that the methodology represents the correct manner of calculating OID.

     The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt security, the sum of the "daily portions" of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day in an accrual period in a taxable year a pro rata portion of the original issue discount that accrued during that day. In the case of a Debt security that is not a Regular Interest Security or that is subject to acceleration due to prepayments on the underlying loans, the amount of OID includible in income of a
Holder for an accrual period will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the Debt security, reduced by any payments of qualified stated

                                       88

interest. The adjusted issue price of a Debt security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to the Debt security in all prior accrual periods.

     The amount of OID included in income by a holder of a debt instrument that is subject to acceleration due to prepayments on other debt obligations securing the instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the
"Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a)
the present value of all payments remaining to be made on the Pay-Through
Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the
Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through
Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a
Holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment
Assumption. Although original issue discount will be reported to Holders of
Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

     The depositor may adjust the accrual of OID on a Class of Regular Interest
Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the
OID Regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without the adjustments, the rate of accrual of OID for a
Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing
OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt security will also be required to include OID in gross income, but if the holder purchases the Debt security for an amount that exceeds its adjusted issue price, then the holder will be entitled (as will an initial holder who pays more than a Debt security's issue price) to offset the OID by comparable economic accruals of the excess.

     Effects of Defaults and Delinquencies. Holders of a Pay-Through Security
will be required to report income with respect to the security under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the underlying loans, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "-- Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through
Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound
Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an

                                       89

Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of Interest Weighted Securities that are Stripped
Securities as described below. See "-- Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of the Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on the Debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate Debt securities are encouraged to consult their tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.

     Market Discount. A security may be subject to the market discount rules of
Sections 1276 through 1278 of the Code. A Holder that acquires a Debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. That market discount would accrue in a manner to be provided in Treasury regulations but, until the regulations are issued, the market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) (a) in the case of securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the loans underlying the security) issued without original issue discount, on the basis of the rates of the stated interest payable in the relevant period to total stated
interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the loans underlying the security) issued with original issue discount, on the basis of the rates of the OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through
Security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt security (other than an Interest
Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing the Class. If a holder makes an election to amortize premium on a Debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the
IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

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     The Treasury regulations (the "Bond Premium Regulations") dealing with amortizable bond premium do not apply to prepayable debt instruments subject to
Code Section 1272(a)(6) such as the securities. Absent further guidance from the
IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Bond
Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt security acquires during the year of the election and thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns during the year of the election and/or acquires thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as
specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i)
securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section
7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property,"
and other types of assets described in Code Section 7701(a)(19)(C)); and (ii)
securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that those REMIC assets (and income in the case of (ii)) are qualifying assets
(and income).

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a "single class
REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the
Residual Interests (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of the Holder's adjusted gross income and are not deductible for purposes of computing the alternative minimum tax. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

o    3% of the excess of adjusted gross income over the applicable amount, or

o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

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     These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either

o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

o    is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related Residual Interests.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of
Residual Interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

o    the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and

o    deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed two percent of the holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the Residual Interests on the Startup
Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the
Prepayment Assumption). The REMIC will deduct OID on the Regular Interest
Securities in the same manner that the holders of the Regular Interest
Securities include the discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. A REMIC that acquires loans at a market discount, however, must include that market discount in income currently, as it accrues, on a constant yield basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into

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account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

o    subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

o    subject to a limited exception, the sale or other disposition of a cash flow investment;

o    the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

o    the receipt of any fees or other compensation for services rendered by the
     REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interests will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTERESTS

     The holder of a security representing a residual interest (a "Residual
Interest") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interests in proportion to their respective holdings on that day.

     The holder of a Residual Interest must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain
REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on
REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual
Interest may be less than that of such a bond or instrument.

         Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis in the
Residual Interest at the end of the calendar quarter in which the loss arises. A holder's basis in a Residual Interest will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interests to deduct net losses may be subject to additional limitations under the Code, as to which the holders are encouraged to consult their tax advisers.

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     Distributions. Distributions on a Residual Interest (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest. If the amount of the payment exceeds a holder's adjusted basis in the Residual
Interest, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest) to the extent of the excess.

     Sale or Exchange. A holder of a Residual Interest will recognize gain or loss on the sale or exchange of a Residual Interest equal to the difference, if any, between the amount realized and the holder's adjusted basis in the Residual
Interest at the time of the sale or exchange. Any loss from the sale of a
Residual Interest will be subject to the "wash sale" rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Interest, the seller reacquires the Residual Interest, or acquires (i) a Residual Interest in any other REMIC, (ii) a similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Interest will be disallowed and the Residual Interest Holder's basis in the replacement interest will be the basis in the Residual Interest that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual
Interest and the purchase price of the replacement interest.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a
Residual Interest consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a Residual Interest is an organization subject to the tax on unrelated business income imposed by Code
Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual
Interest, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

     Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions.
Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     In the case of a Residual Interest that has no significant value, the excess inclusion portion of a REMIC's income is generally equal to all of the
REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual
Interest, over the daily accruals for the quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of the Residual Interest at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest before the beginning of the quarter.
The long-term federal rate, which is announced monthly by the Treasury
Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of
Residual Interests may be disregarded. See "-- Restrictions on Ownership and
Transfer of Residual Interests" and "-- Tax Treatment of Foreign Investors"
below.

     Restrictions on Ownership and Transfer of Residual Interests. As a
condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any "Disqualified Organization."
Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax

                                       94

imposed by Sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and
Servicing Agreement will prohibit Disqualified Organizations from owning a
Residual Interest. In addition, no transfer of a Residual Interest will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified
Organization nor an agent or nominee acting on behalf of a Disqualified
Organization.

     If a Residual Interest is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the Residual Interest at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest, the pass-through entity will be required to pay an annual tax on the Disqualified Organization's pass-through share of the excess inclusion income of the REMIC. If an "electing large partnership" holds a
Residual Interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

     Noneconomic Residual Interests. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest to a "U.S. Transferee" unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under "Certain Federal Income
Tax Consequences -- Non-REMIC Certificates -- Non-U.S. Persons." A U.S.
Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the Residual Interest is subject to tax under Code
Section 871(b) or Code Section 882 (income effectively connected with a U.S.
trade or business). If the transfer of a Noneconomic Residual Interest is disregarded, the transferor continues to be treated as the owner of the Residual
Interest and continues to be subject to tax on its allocable portion of the net income of the REMIC.

         A Residual Interest (including a Residual Interest with a positive value at issuance) is a "Noneconomic Residual Interest" at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Interest at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a
Noneconomic Residual Interest has a "significant purpose to impede the assessment or collection of tax" if, at the time of transfer, the transferor either knew or should have known (had "Improper Knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

         The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest is presumed not to have Improper
Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual
Interest, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest and intends to pay taxes associated with holding the Noneconomic Residual Interest as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic
Residual Interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) ("Offshore
Location") of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the
Formula Test or the Asset Test.

         A transfer of a Noneconomic Residual Interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the
Residual Interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the

                                       95

interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax ("AMT") under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the
AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code
Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

     The Asset Test only applies in cases where the transferee is an Eligible
Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a Residual Interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore
Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the Residual Interest will not be paid. The consideration given to the transferee to acquire the non-economic Residual Interest in the REMIC is only one factor to be considered.
However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the Residual Interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula
Test need not be used.

     Treatment of Inducement Fees. Regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Interest is expected to generate taxable income or net loss allocable to the holder. The regulations provide two safe harbor methods, which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and Residual Interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on the interests under the prepayment assumption. If the holder of a Residual Interest sells or otherwise disposes of the Residual
Interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of Noneconomic Residual Interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Interests are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Mark to Market Rules. A Residual Interest cannot be marked-to-market.

ADMINISTRATIVE MATTERS

     A REMIC's books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

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TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related prospectus supplement if REMIC or partnership elections are not made, in the opinion of Tax Counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the
Code and not as a corporation (the securities of that series, "Pass-Through
Securities"). In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the loans.
In other cases ("Stripped Securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the "Servicing
Fee")), at the same time and in the same manner as those items would have been reported under the Holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, that income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a security will generally be entitled to deduct the Servicing Fees under Section 162 or Section 212 of the Code to the extent that the Servicing Fees represent "reasonable" compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, for example, because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and are not deductible in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of
Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A Holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "-- Taxation of Debt
Securities; Market Discount" and "-- Premium" above.

     The holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in

                                       97

ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a different rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities")
may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

     Servicing fees in excess of reasonable servicing fees ("excess servicing")
will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance)
or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The
IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than
100 basis points of interest stripped off.

     The OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped Securities and other Pass-Through Securities. Under the method described above for
Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the
Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which represent ownership interests in the underlying loans rather than debt instruments "secured by" those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other
Pass-Through Securities because it provides that the method applies to any pool of debt instruments the yield on which may be affected by prepayments.
Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

     Under certain circumstances, if the underlying loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may
accelerate a Holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the
Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

o    in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

                                       98

o    the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

o    each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The
IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section
856(c)(5)(B) of the Code and "loans secured by an interest in real property"
within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder's tax basis in its security is the price the holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular
Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on the Regular
Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest
Security.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder, other than a holder of a Residual Interest, may, under certain circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

     o    fails to furnish the trustee with its taxpayer identification number
          ("TIN");

     o    furnishes the trustee an incorrect TIN;

     o    fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

     o    under certain circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

                                       99

     Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The trustee will report to the Holders and to the servicer for each calendar year the amount of any "reportable payments" during the year and the amount of tax withheld, if any, with respect to payments on the securities.

NEW REPORTING REGULATIONS

     In January 2006 the IRS and Treasury Department finalized new rules concerning the reporting of tax information with respect to "Widely Held
Mortgage Trusts." Under these new rules, the trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the Holders of
Pass-Through Securities, which changes may affect the timing of when a Holder reports those items.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID)
paid on a security (other than a Residual Interest) is considered to be
"effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation
("Nonresidents"), the interest will normally qualify as portfolio interest
(except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder provided the appropriate ownership statements are received. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interests who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate)
United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a
Residual Interest will not be entitled to an exemption from or reduction of the
30% (or lower treaty rate) withholding tax rule. Until recently, excess inclusions allocated to a Nonresident were subject to United States withholding tax only when paid or distributed (or when the Residual Interest was disposed
of). The Treasury, however, has exercised its statutory authority to promulgate regulations that require excess inclusions allocated to a Nonresident to be taken into account at an earlier time in order to prevent the avoidance of tax.
These new regulations are discussed below. Under other REMIC Regulations, if a
Residual Interest has tax avoidance potential, a transfer of a Residual Interest to a Nonresident will be disregarded for all federal tax purposes. A Residual
Interest has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the Residual Interest amounts that will equal at least 30% of each excess inclusion, and that the amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual
Interest to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest for purposes of the withholding tax provisions of the
Code. See "-- Excess Inclusions."

     New Regulations Applicable to REMIC Residuals. Effective August 1, 2006,
Temporary regulations have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a

                                       100

foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for the reporting of and the tax withholding on excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after
August 1, 2006.

     Treatment of Partners. Under the Temporary regulations, in the case of
REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership's taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) as a result of a distribution by the partnership to the foreign partner or a disposition of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

     Treatment of Other Pass-Through Holders. Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T
(cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, the company, the fund, or the organization would be taken into account.

     Withholding Obligations. Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements. In general, under the eliminated exception, a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for that tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

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     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated
interest" under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) is less than a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a
Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the
Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the
Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a
"foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

o    is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the
     Code and

o    provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the "Withholding Agent") with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is an individual or corporation for federal income tax purposes and a foreign person and providing the foreign person's name and address.

                                       102

Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form
1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable income tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United
States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United
States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," and income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

                                       103

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the
Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii)
prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity
(including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

     An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

                                       104

     Discount and Premium. If the loans are not issued with OID, then the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

     If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code
Section 708, the holder's basis in its certificates would remain the same.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold.
A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Among Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis)
attributable to periods before the actual transaction.

     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had.
The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting

                                       105

requirements, the trust fund will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person,
(y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish that information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the related
Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the
United States for purposes of federal withholding taxes with respect to non-U.S.
Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code, as if the income were effectively connected to a U.S.
trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must

                                       106

obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA or to
Section 4975 of the Code and on persons who bear specified relationships to
Plans ("Parties in Interest") or are fiduciaries with respect to those Plans.
Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a
Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans
(as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code.
Accordingly, assets of those plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any plan which is qualified and exempt from taxation under
Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor (the "DOL")
issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the "Plan Assets
Regulation")). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an
"equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no
"substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus

                                       107

subject to the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Trust certificates are "equity interests" for purposes of the Plan Asset Regulation.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in
Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to that Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

     Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section
4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". We can give no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions generally do not expressly address transactions incidental to the operation of the trust. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of the investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The
Underwriter Exemptions also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Underwriter
Exemptions.

     The entity may hold an interest-rate swap (a "swap" or "swap agreement") if the swap: (a) is an "eligible swap"; (b) is with a bank or other financial institution that meets certain rating requirements (an "eligible counterparty");
(c) meets certain additional specific conditions concerning the consequences if the rating of the counterparty is reduced or withdrawn, which conditions depend on whether the ratings of the securities to which the swap applies are dependent on the swap and (d) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Any class of securities to which one or more swap agreements applies may be acquired and held in reliance upon the Underwriter Exemptions only by a "qualified plan investor."

     An "eligible swap" is one which: (a) is denominated in U.S. dollars; (b)
pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of
Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the
Class Security Balance of the class of securities to which the swap relates, or
(ii) the portion of the Class Security Balance of such class represented by obligations ("allowable notional amount"); (d) is not

                                       108

"leveraged" (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through
(d) above.

     A "qualified plan investor" is a plan for which the decision to buy such class of securities is made by an independent fiduciary that is qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that (a) is a "qualified professional asset manager"
("QPAM") under PTCE 84-14, (b) is an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least
$100 million at the time the securities are acquired by the plan.

     The entity may hold a yield supplement agreement if it satisfies the conditions of an "eligible yield supplement agreement." Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional principal amount and is purchased by or on behalf of the trust to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

          (1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the securities acquired by the Plan have received a rating at the time of the acquisition that is one of the four highest generic rating categories from Standard & Poor's Ratings Services, a division of The
     McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc.
     ("Moody's"), or Fitch Ratings, Inc. ("Fitch") (each, a "Rating Agency");

          (3) the trustee is not an affiliate of any other member of the
     Restricted Group, as defined below (other than an underwriter);

          (4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for the person's services under the agreement pursuant to which the loans are pooled and reimbursements of the person's reasonable expenses in connection therewith; and

          (5) the Plan investing in the certificates is an "accredited investor"
     as defined in Rule 501(a)(1) of Regulation D of the SEC under the
     Securities Act.

     The issuer must also meet the following requirements:

          (i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

                                       109

          (ii)securities in those other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's, or Fitch for at least one year prior to the Plan's acquisition of securities; and

          (iii) securities evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a
Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the
     Restricted Group;

o    the fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

o    the Plan's investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

o    immediately after the acquisition, no more than twenty-five percent (25%)
     of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

o    the Plan is not sponsored by a member of the Restricted Group, as defined below.

     The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of those parties (the "Restricted
Group").

     The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the "obligations")
supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

     The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.) A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of
Prohibited Transaction Class Exemption 95-60 are met.

     The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     Any Plan fiduciary which proposes to cause a Plan to purchase securities are encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the
Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making that

                                       110

investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state
(including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
24 (Seventh), subject in each case to that regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit
Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit
Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

     All depository institutions considering an investment in the securities
(whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial
Institutions Examination Council's Supervisory Policy Statement on the
Securities Activities (to the extent adopted by their respective regulators)
(the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are
"high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, those "high-risk mortgage securities" include securities not entitled to distributions allocated to principal or interest, or Subordinate
Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of that product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit

                                       111

investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors.

                             METHOD OF DISTRIBUTION

     Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

o    by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of any series by the depositor or any of its affiliates;

o    by agency placements through one or more placement agents primarily with institutional investors and dealers; and

o    by placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to those underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any of those securities are purchased.
Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date")
and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant
Member State and notified to the competent authority in that Relevant Member
State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

     (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b) to any legal entity which has two or more of (1) an average of at least
250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

                                       112

     (c) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of securities to the public" in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive
2003/71/EC and includes any relevant implementing measure in each Relevant
Member State.

     If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  LEGAL MATTERS

     The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or
by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York
10281, as specified in the prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

     The rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to the class and will reflect the Rating Agency's assessment solely of the likelihood that holders of a class of securities of the class will receive payments to which the securityholders are entitled under the related Agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of the prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating.
The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     We can give no assurance that any the rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the
Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

                                       113

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of the series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each the class. We can give no assurance that the historical data supporting the actuarial analysis will accurately reflect future experience nor assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. We can give no assurance that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                                       114

                             INDEX TO DEFINED TERMS

Accretion Directed...................................................         37
Accrual..............................................................         39
Adjustable Rate......................................................         38
Agency Securities....................................................         14
Agreement............................................................         15
AMT..................................................................         96
APR..................................................................         18
Asset Conservation Act...............................................         76
Available Funds......................................................         33
beneficial owner.....................................................         42
Book-Entry Securities................................................         42
Callable.............................................................         39
Capitalized Interest Account.........................................         59
Cash Flow Bond Method................................................         98
CERCLA...............................................................         76
CI...................................................................         44
Claimable Amount.....................................................         85
Class Security Balance...............................................         33
Clearstream, Luxembourg..............................................         44
Code.................................................................         87
COFI securities......................................................         41
Collateral Value.....................................................         19
Combined Loan-to-Value Ratio.........................................         18
Companion Class......................................................         37
Component Securities.................................................         37
Cooperative..........................................................         44
cooperative loans....................................................         15
cooperatives.........................................................         15
Cut-off Date Principal Balance.......................................         31
DBC..................................................................         44
Debt securities......................................................         87
debt-to-income ratio.................................................         28
Definitive Security..................................................         42
depositor............................................................         27
Detailed Description.................................................         15
Disqualified Organization............................................         94
DOL..................................................................        107
DTC..................................................................         42
Eleventh District....................................................         40
ERISA................................................................        107
Euroclear............................................................         42
Euroclear Operator...................................................         44
Euroclear Participants...............................................         44
European Depositaries................................................         42
excess servicing.....................................................         98
Exchange Act.........................................................         26
FHA..................................................................         15
FHLBSF...............................................................         40
Final Bond Premium Regulations.......................................         91
Financial Intermediary...............................................         42
Fitch................................................................        109
Fixed Rate...........................................................         38
Floating Rate........................................................         38
foreign person.......................................................        102
FTC Rule.............................................................         80
Funding Period.......................................................         59
Garn-St Germain Act..................................................         79
HI Contracts.........................................................         79
HI Loans.............................................................         79
Improper Knowledge...................................................         95
Indenture............................................................         31
Indirect Participants................................................         43
Insurance Proceeds...................................................         57
Insured Expenses.....................................................         57
Interest Only........................................................         38
Interest Weighted Securities.........................................         89
Inverse Floating Rate................................................         38
L/C Bank.............................................................         48
L/C Percentage.......................................................         48
Liquidation Expenses.................................................         57
Liquidation Proceeds.................................................         57
Loan Rate............................................................         16
Loan-to-Value Ratio..................................................         18
Master Servicing Agreements..........................................         14
Master Servicing Fee.................................................         66
Moody's..............................................................    60, 109
Mortgage.............................................................         55
mortgage related security............................................        111
NAS..................................................................         37
National Cost of Funds Index.........................................         41
NCUA.................................................................        111
New CI...............................................................         44
new partnership......................................................        105
Non-Accelerated Senior...............................................         37
Non-Agency Mortgage-Backed Securities................................         14
Noneconomic Residual Interest........................................         95
Nonresidents.........................................................        100
Notional Amount Securities...........................................         37
obligations..........................................................        110
Offshore Location....................................................         95
OID..................................................................         87
OID Regulations......................................................         87
old partnership......................................................        105
OTS..................................................................         41
PACs.................................................................         37
Partial Accrual......................................................         39
Participants.........................................................         42
Parties in Interest..................................................   107, 108
Pass-Through Securities..............................................         97
Pay-Through Security.................................................         89
percentage interests.................................................         68
Permitted Investments................................................         59
Plan Assets Regulation...............................................        107
Planned Principal Class..............................................         37
Plans................................................................        107
Policy Statement.....................................................        111

                                       115

Pool Insurance Policy................................................         49
Pool Insurer.........................................................         49
Pooling and Servicing Agreement......................................         14
Pre-Funded Amount....................................................         59
Pre-Funding Account..................................................         59
Prepayment Assumption................................................         89
Primary Mortgage Insurance Policy....................................         17
Prime Rate...........................................................         42
Principal Only.......................................................         38
Principal Prepayments................................................         34
Properties...........................................................         17
Property Improvement Loans...........................................         82
PTCE.................................................................        108
Purchase Price.......................................................         30
Rating Agency........................................................   109, 113
Ratio Strip Securities...............................................         98
RCRA.................................................................         77
Record Date..........................................................         32
Reference Bank Rate..................................................         39
Refinance Loan.......................................................         19
Regular Interest Securities..........................................         87
Relevant Depositary..................................................         42
Relevant Implementation Date.........................................        112
Relevant Member State................................................        112
Relief Act...........................................................      9, 81
REMIC................................................................     32, 87
Residual Interest....................................................         93
Restricted Group.....................................................        110
Retained Interest....................................................         31
Rules................................................................         43
S&P..................................................................        109
Sale and Servicing Agreement.........................................         14
Scheduled Principal Class............................................         37
SEC..................................................................         15
secured creditor exemption...........................................         76
Securities Act.......................................................         25
Security Account.....................................................         56
Security Owners......................................................         42
Security Register....................................................         32
Sellers..............................................................         14
Senior Securities....................................................         47
Sequential Pay.......................................................         38
Servicing Fee........................................................         97
Short-Term Note......................................................        102
Single Family Properties.............................................         17
SMMEA................................................................        111
Strip................................................................         38
Stripped Securities..................................................         97
Subordinate Securities...............................................         47
Subsequent Loans.....................................................         59
Super Senior.........................................................         38
Support Class........................................................         38
TACs.................................................................         38
Targeted Principal Class.............................................         38
Tax Counsel..........................................................         86
Terms and Conditions.................................................         45
Title I Loans........................................................         82
Title I Program......................................................         82
Title V..............................................................         79
Trust Agreement......................................................         15
Trust Fund Assets....................................................         14
UCC..................................................................         75
Underwriter Exemptions...............................................        108
VA ..................................................................         15
VA Guaranty..........................................................         66
Variable Rate........................................................         38
W-8BEN...............................................................        103
Withholding Agent....................................................        102

                                       116

                                  $869,850,100
                                  (APPROXIMATE)

                    ASSET-BACKED CERTIFICATES, SERIES 2006-19

                  CWABS ASSET-BACKED CERTIFICATES TRUST 2006-19
                                 ISSUING ENTITY

                                   CWABS, INC.
                                    DEPOSITOR

                      [COUNTRYWIDE HOME LOANS LOGO OMITTED]
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------

COUNTRYWIDE SECURITIES CORPORATION

                                                        BEAR, STEARNS & CO. INC.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Series 2006-19 Asset-Backed Certificates in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2006-19 Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2006-19 Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus for 90 days after the date of the prospectus supplement.

                               September 28, 2006